                                                                    EXHIBIT 99.4


                          CONVERSION VALUATION REPORT




                         Valued as of October 30, 1998


                                1ST STATE BANK

                          Burlington, North Carolina

                                 Prepared By:

                              Ferguson & Company
                                   Suite 305
                           860 West Airport Freeway
                              Hurst, Texas  76054
                                 817/577-9558

                [LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]


                     STATEMENT OF APPRAISER'S INDEPENDENCE

                                1st State Bank
                                --------------
                          Burlington, North Carolina
                          --------------------------

     We are the appraiser for 1st State Bank ("1st State" or "Bank") in connection with its mutual to stock conversion. We are submitting our independent estimate of the pro forma market value of the Bank's stock to be issued in the conversion. In connection with our appraisal of the Bank's to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by the Bank, its conversion counsel, its selling agent, or any other party connected with the conversion. We also received a fixed fee for assisting the Bank in connection with the preparation of its business plan to be submitted with the conversion application.

     1st State has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal, if the Bank misrepresented or omitted material facts, except to the extent such liabilities are determined to have arisen because of our negligence, failure to exercise due diligence, or willful conduct.

                                               Ferguson & Company

                                               /s/ Robin L. Fussell

                                               Robin L. Fussell
                                               Principal

November 17, 1998

[LETTER HEAD OF FERGUSON & COMPANY APPEARS HERE]

                               NOVEMBER 17, 1998


BOARD OF DIRECTORS
1ST STATE BANK
445 S. MAIN STREET
BURLINGTON, NORTH CAROLINA  27215

DEAR DIRECTORS:

     We have completed and hereby provide, as of October 30, 1998, an independent appraisal of the estimated pro forma market value of 1st State Bank, Burlington, North Carolina ("1st State " or "Bank"), in connection with the conversion of 1st State from the mutual to stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Bank's applications for conversion with the Federal Deposit Insurance Corporation ("FDIC") and the Savings Institutions Division of the North Carolina Department of Commerce ("Division").

     Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with 1st State's business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

     In preparing our appraisal, we have reviewed 1st State's Notice of Intent to Convert to Stock Form and Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank, including the Proxy Statement, as filed with the FDIC and the Division, respectively. We conducted an analysis of 1st State that included discussions with KPMG Peat Marwick LLP, the Bank's independent auditors, and with Housley Kantarian & Bronstein, P.C., the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

     We also reviewed the economy in 1st State's primary market area and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

     Our appraisal is based on 1st State's representation that the information contained in the applications for conversion and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by 1st State and its auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers 1st State only as a going concern and should not be considered an indication of its liquidation value.

     It is our opinion that, as of October 30, 1998, the estimated pro forma market value of 1st State was $30,000,000, or 1,500,000 shares at $20.00 per share. The resultant valuation range was $25,500,000 at the minimum (1,275,000 shares at $20.00 per share) to $34,500,000 at the maximum (1,725,000 shares at

BOARD OF DIRECTORS
NOVEMBER 17, 1998
PAGE 2

$20.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $39,675,000 (1,983,750 shares at $20.00 per share).

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of 1st State, could materially affect the assumptions used in preparing this appraisal.

     The valuation reported herein will be updated as provided in the conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in 1st State's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                               Respectfully,
                                               FERGUSON & COMPANY

                                               /s/ Robin L. Fussell

                                               Robin L. Fussell
                                               Principal

                               TABLE OF CONTENTS

                                1ST STATE BANK

                          BURLINGTON, NORTH CAROLINA

                                                                 PAGE
                                                                 ----
INTRODUCTION                                                      1

SECTION I. - FINANCIAL CHARACTERISTICS                            2

PAST & PROJECTED ECONOMIC CONDITIONS                              2

FINANCIAL CONDITION OF INSTITUTION                                2

     BALANCE SHEET TRENDS                                         2

     ASSET/LIABILITY MANAGEMENT                                   2

     INCOME AND EXPENSE TRENDS                                    3

     REGULATORY CAPITAL REQUIREMENTS                              3

     LENDING                                                      3

     NON-PERFORMING ASSETS                                        3

     CLASSIFIED ASSETS                                            3

     LOAN LOSS ALLOWANCE                                          3

     INVESTMENTS                                                  3

     SAVINGS DEPOSITS                                             4

     BORROWINGS                                                   4

     SUBSIDIARIES                                                 4

     LEGAL PROCEEDINGS                                            4

EARNINGS CAPACITY OF THE INSTITUTION                              4

     ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION                   4

     INTANGIBLE VALUES                                            5

     EFFECT OF GOVERNMENT REGULATIONS                             5

     OFFICE FACILITIES                                            5

     FOUNDATION CONTRIBUTION                                      5

SECTION II - MARKET AREA                                          1

DEMOGRAPHICS                                                      1

                                 1ST STATE BANK

                           BURLINGTON, NORTH CAROLINA

                                                                      PAGE
                                                                      ----
SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS                   1

COMPARATIVE DISCUSSION                                                  1

     SELECTION CRITERIA                                                 1

     PROFITABILITY                                                      2

     BALANCE SHEET CHARACTERISTICS                                      2

     RISK FACTORS                                                       2

     SUMMARY OF FINANCIAL COMPARISON                                    2

FUTURE PLANS                                                            2

SECTION IV - CORRELATION OF MARKET VALUE                                1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                         1

     FINANCIAL ASPECTS                                                  1

     MARKET AREA                                                        2

     MANAGEMENT                                                         2

     DIVIDENDS                                                          2

     LIQUIDITY                                                          3

     THRIFT EQUITY MARKET CONDITIONS                                    3

NORTH CAROLINA ACQUISITIONS                                             3

EFFECT OF INTEREST RATES ON THRIFT STOCK                                4

     ADJUSTMENTS CONCLUSION                                             5

     VALUATION APPROACH                                                 5

     VALUATION CONCLUSION                                               6

                                 1ST STATE BANK

                           BURLINGTON, NORTH CAROLINA

    TABLE
   NUMBER                                TABLE TITLE                                   PAGE
   ------                                -----------                                   ----
               SECTION I  -  FINANCIAL CHARACTERISTICS
     1         Selected Financial and Other Data                                          6
     2         Selected Financial Ratios and Other Data                                   7
     3         Loan Maturities                                                            8
     4         Interest Rate Sensitivity Analysis                                         9
     5         Interest Rate Shock                                                       10
     6         Regulatory Capital Compliance                                             11
     7         Loan Portfolio Composition                                                12
     8         Loan Origination, Purchase, and Sales Activity                            13
     9         Average Balances, Rates, and Yields                                       14
    10         Rate/Volume Analysis                                                      15
    11         Loan Delinquencies at September 30, 1998                                  16
    12         Non-Performing Assets                                                     17
    13         Analysis of Allowance for Loan Losses                                     18
    14         Allocation of Allowance for Loan Losses                                   19
    15         Investments at September 30, 1998                                         20
    16         Investment Securities                                                     21
    17         Deposit Portfolio                                                         22
    18         Savings Deposits Detail                                                   23
    19         Certificates of Deposit Maturities                                        24
    20         Large CD Maturities                                                       25
    21         Savings Flows                                                             26
    22         Banking Offices                                                           27

               SECTION II  -  MARKET AREA
     1         Key Economic Indicators                                                    3
     2         Percent Employment by Industry                                             4
     3         Market Area Deposits                                                       5
     4         Summary of Building Permits                                                6

               SECTION III - COMPARISON WITH PUBLICLY
               TRADED THRIFTS
     1         Comparatives General Characteristics                                       4
     2         Key Financial Indicators                                                   5
     3         Pro Forma Comparisons                                                      6

                                1ST STATE BANK

                          BURLINGTON, NORTH CAROLINA

    TABLE
   NUMBER                              TABLE TITLE                                 PAGE
   ------                              -----------                                 ----
               SECTION IV  - CORRELATION OF MARKET VALUE
      1        Appraisal Earnings Adjustments                                         2
      2        North Carolina Acquisitions                                            7
      3        Recent Conversions                                                     9
      4        Comparison of Pricing Ratios                                          12

   FIGURE
   NUMBER                            LIST OF FIGURES
   ------                            ---------------
                                                                                   PAGE
                              SECTION IV  -  CORRELATION OF MARKET VALUE           ----

      1        SNL Index                                                             13
      2        Interest Rates                                                        14

                                  EXHIBIT TITLE
                                  -------------

Exhibit I   - Ferguson & Company Qualifications
Exhibit II  - Selected Region, State, and Comparatives Information
Exhibit III - 1st State Bank BankSearch Report
Exhibit IV  - Comparative Group BankSearch Reports
Exhibit V   - Selected Publicly Traded Thrifts
Exhibit VI  - Comparative Group Selection
Exhibit VII - Pro Forma Calculations
     Pro Forma Assumptions
     Pro Forma Effect of Conversion Proceeds At the Minimum of the Range Pro Forma Effect of Conversion Proceeds At the Midpoint of the Range Pro Forma Effect of Conversion Proceeds At the Maximum of the Range Pro Forma Effect of Conversion Proceeds At the SuperMax of the Range Pro Forma Analysis Sheet

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

                                  INTRODUCTION

          1st State Bank ("1st State" or "Bank") is a state chartered, federally insured mutual savings bank located in Burlington, North Carolina. It was chartered in 1914 as a mutual building and loan association. Its name was changed to 1st Savings Bank in 1997. In August 1998, its Board of Directors adopted a plan to convert to stock form via a standard mutual to stock conversion. It will form a holding company and the savings bank will convert to a North Carolina state chartered commercial bank.

          At September 30, 1998, 1st State had total assets of $288.2 million, loans held for investment of $196.8 million, loans held for sale of $7.5 million, investment securities held to maturity of $30.2 million, investment securities available for sale of $9.9 million, cash and cash equivalents of $31.1 million, deposits of $235.7 million, borrowings of $20.0 million, and equity of $26.0 million, or 9.0% of assets.

          The Bank has six banking offices, which are located in Alamance County in north central North Carolina. North Carolina is in the southeastern portion of the United States. 1st State's main office is located in Burlington, which is approximately 20 miles east of Greensboro on interstate highway 85.

          1st State is a thrift in transition to a commercial bank, as evidenced by its asset and deposit composition. Unlike today's typical thrift, 1st State has a high loan to deposit ratio, a moderate ratio of passive investments, and a higher than normal percentage of its deposits in transaction accounts. In addition, it has experienced healthy growth in recent years, including de novo branching. It has developed a loan servicing portfolio in recent years, with approximately $37 million in servicing at September 30, 1998. This has enabled the Bank to service the public through the origination of home loans, avoid the attendant interest rate risk associated with such loans, and build a stream of noninterest income.

          1st State invests primarily in (1) 1-4 family, multifamily, commercial, and construction real estate loans, commercial non-real estate loans, and consumer loans, (2) United States government and agency securities, and (3) temporary cash investments. It is funded principally by savings deposits and existing net worth. It has utilized borrowings recently, albeit not extensively.

          The Bank offers a variety of loan products to accommodate its customer base and single family loans dominate the Bank's loan portfolio. In recent years, however, the importance of commercial non-real estate and consumer lending has grown. At September 30, 1998, loans on 1-4 family dwellings made up 48.8% of the gross loan portfolio (down from 55.7% at September 30, 1996), commercial real estate loans made up 18.8% of the gross loan portfolio, commercial non-real estate loans made up 12.2% of the gross loan portfolio, and consumer loans made up 3.1% of the gross loan portfolio. Net loans held for investment made up 68.3% of total assets. Cash and investment securities made up 24.7% of 1st State's assets at September 30, 1998.

          1st State had $263 thousand in non-performing assets at September 30, 1998 (0.09% of total assets), as compared to $259 thousand at September 30, 1997 (0.10% of total assets), and $289 thousand at September 30, 1996 (0.12% of total assets).

          Savings deposits increased $47.4 million during the period from September 30, 1994, to September 30, 1998, a compound annual growth rate of 5.8%. Savings increased $8.9 million (4.5%) in 1996, increased $19.6 million (9.4%) in 1997, and increased $6.4 million (2.8%) for the year ended September 30, 1998. 1st State's reliance on borrowings increased in 1998 to a high of $20 million for the four year period.

          The Bank's capital to assets ratio has shown only minor change, as the growth in asset size has kept pace with the growth in capital. Equity capital, as a percentage of assets, has gone from 7.9% at September 30, 1994, to 9.0% at September 30, 1998. 1st State's assets increased $79.9 million during the four years ended September 30, 1998, an annual compound growth rate of 8.5%.

          1st State's profitability, as measured by return on average assets ("ROAA"), was as follows: Year ending September 30 1994--0.60%, 1995--1.07%, 1996--0.70%, 1997--1.03%, and 1998--0.92%. In return on equity for the same periods, 1st State earned 7.75%, 12.94%, 7.92%, 11.34%, and 10.20%, respectively. Income for 1996 was reduced by the SAIF assessment, which was $1,283,000 before taxes.

                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

          Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995 and then leveled off on the short end and increased on the long end. Earlier in 1998, the short end of the rate spectrum remained constant, while the long end declined. More recently, short term rates have declined while long term rates have stood still. The Federal Reserve lowered short term rates by 25 basis points on September 29, 1998, and again on October 15, 1998. Consequently, the yield curve is almost flat. The spread between the one year treasury bill and the thirty year treasury bond was only 103 basis points at October 30, 1998. 1st State's spread was 3.52% for the year ended September 30, 1996. It increased to 3.85% for the year ended September 30, 1997, and then decreased to 3.54% for the year ending September 30, 1998.

          The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. 1st State has a much lower exposure to interest rate risk than the thrift industry in general.

FINANCIAL CONDITION OF INSTITUTION

BALANCE SHEET TRENDS

          As Table I.1 shows, 1st State experienced a healthy increase in assets during the period of four years ending September 30, 1998. Assets increased $79.9 million, or 8.45% compounded annually, during the period. Loans held for investment increased $42.62 million (6.29% annual compound growth rate); cash and cash equivalents increased $26.2 million (59.04% annual compound growth rate); and investment securities increased $2.9 million. Savings deposits increased by $47.4 million, or 5.77% compound annual growth. Equity increased $9.4 million, or 11.92% annual compound growth.

ASSET/LIABILITY MANAGEMENT

          Managing interest rate risk is a major component of the strategy used in operating a thrift. Most of a thrift's interest earning assets are long-term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.3 contains information on contractual loan maturities at September 30, 1998. Table I.4 shows the gap analysis of 1st State's interest earning assets and interest bearing liabilities at September 30, 1998. It shows that, within one year of September 30, 1998, 1st State has a negative gap to interest bearing liabilities of 26.5% and a negative gap to total assets of 16.9%. 1st State has a negative cumulative gap to assets of 14.7% of assets at the end of three years and a negative cumulative gap to assets of 2.2% of assets at the end of five years. Table I.5 provides rate shock information at varying levels of interest rate change. The Bank has manageable interest rate risk, and should be able to maintain, within practical limits, its net interest margin and the market value of its portfolio equity.

          1st State's basic approach to interest rate risk management has been to emphasize adjustable mortgage loans, shorten fixed rate mortgage terms, increase consumer and commercial non-real estate loans, and increase noninterest-bearing deposits. 1st State currently is not utilizing synthetic hedge instruments but has used borrowings in recent years. 1st State's business plan calls for emphasizing short to intermediate term loans.

INCOME AND EXPENSE TRENDS

          1st State was profitable for each of the years in the five year period ended September 30, 1998. Fluctuations in income over the period have resulted from increasing net interest income resulting from growth, and changes in the operation have affected noninterest income and expense. In 1996, the SAIF resolution assessment increased noninterest expense by $1,283,000.

REGULATORY CAPITAL REQUIREMENTS

          As Table I.6 demonstrates, 1st State meets all regulatory capital requirements, and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

LENDING

          Table I.7 provides an analysis of the Bank's loan portfolio by type of loan and security. This analysis shows that, from September 30, 1996, through September 30, 1998, 1st State's loan composition has been dominated by 1-4 family dwelling loans, but the loan mix is currently emphasizing other loans.

          Table I.8 provides information with respect to loan originations, purchases, and sales. It indicates healthy growth trends in most areas of activity.

          Table I.9 provides rates, yields, and average balances for the three years ended September 30, 1998. Interest rates earned on interest-earning assets increased from 8.07% in 1996 to 8.23% in 1997. Interest rates earned on interest-bearing assets decreased from 8.23% in 1997 to 8.10% in 1998. Interest rates paid on interest-bearing liabilities decreased from 4.66% in 1996 to 4.53% in 1997 and then increased to 4.65% in 1998. 1st State's spread increased from 3.41% in 1996 to 3.70% in 1997 and then decreased to 3.45% in 1998. The spread was 3.11% at September 30, 1998.

          Table I.10 provides a rate volume analysis, measuring differences in interest earning assets and interest costing liabilities and the interest rates thereon during the years ended September 30, 1996, 1997, and 1998. It demonstrates that increases in volume were more significant (than increases in rates) to the change in net interest income during 1997 and 1998. However, rate changes siginficantly affected the change in net interest income in 1997.

NON-PERFORMING ASSETS

          As shown in Table I.11, 1st State had $1.1 million in delinquent loans between 30 and 90 days delinquent and it had $263,000 in nonaccrual loans at September 30, 1998. As shown in Table I.12, 1st State's total nonperforming assets as of September 30, 1998, were $263,000, or 0.09% of total assets. Most of the nonperforming assets as of that date were delinquent loans secured by 1-4 family residences. The Bank had no repossessed assets.

CLASSIFIED ASSETS

          1st State had $1.0 million in classified assets at September 30, 1998. The classified assets consisted of $990 thousand classified as substandard, $20 thousand classified doubtful, and none classified loss. The Bank had a loan loss allowance of $3.228 million, or 320% of classified assets at September 30, 1998. The Bank also had $11.5 million in loans classified as special mention or watch.

LOAN LOSS ALLOWANCE

          Table I.13 provides an analysis of 1st State's loan loss allowance. Table I.14 shows the allocation of the loan loss allowance among the loan categories as of September 30, 1996, 1997, and 1998.

INVESTMENTS

          Table I.15 provides information on the Bank's investments at September 30, 1998, including a breakdown, yields earned, and scheduled maturities. Table
I.16 provides an analysis of investments as of September 30, 1996, 1997, and 1998.

SAVINGS DEPOSITS

          At September 30, 1998, 1st State's deposit portfolio was composed as follows: Passbook accounts--$28.09 million or 11.9%; Transaction accounts-- $46.94 million or 19.9%; and certificate accounts--$160.66 million or 68.2% (see Table I.17). Table I.18 shows the deposit composition at September 30, 1996, 1997, and 1998, with time deposits broken down into rate categories. Table I.19 shows the totals of time deposits and the maturities by year at September 30, 1998. At September 30, 1998, 72.53% of 1st State's certificates matured within one year and 88.22% matured within two years.

          1st State is not overly dependent on large certificates of deposit. At September 30, 1998, the Bank had $29.70 million in certificates that were issued for $100 thousand or more, or 12.60% of its total deposits (see Table I.20).

          Table I.21 presents information on deposit flows for the years ending September 30, 1996, 1997, and 1998.

BORROWINGS

          1st State had $20 million in Federal Home Loan Bank borrowings at September 30, 1998, with a fixed interest rate of 5.39% and a maturity date of 2008.

SUBSIDIARIES

          1st State owns a limited liability company which is principally engaged in the sale of insurance products.

LEGAL PROCEEDINGS

          From time to time, 1st State becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on 1st State's financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

          As in any interest sensitive industry, the future earnings capacity of 1st State will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate fixed rate loans and adjustable loans as rates decline.

          1st State is no exception to the aforementioned phenomenon. With its current asset and liability structure, however, the effect of rising interest rates will generally be temporary. As 1st State progresses in its conversion from thrift to commercial bank, the effect on income of changing interest rates will continue to decrease.

          The addition of capital through the conversion will allow 1st State to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio. Though the Bank's projected growth rate is healthy, Management expects to control the risk levels inherent in the Bank's asset base.

ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION

          At its current size and in its current asset configuration, 1st State is a moderately efficient operation. With total assets of approximately $288.2 million, 1st State has 74 full time equivalent employees. Recognizing that the Bank is servicing approximately $37 million in loans for others, and it essentially has in place the infrastructure of a commercial bank, its employees to assets ratio is not like the typical thrift.

INTANGIBLE VALUES

          1st State's greatest intangible value lies in its loyal deposit base. 1st State has an 84 year history of sound operations, controlled growth, and consistent earnings. The Bank currently has 15.14% of the deposit market in its area, and it has the ability to increase market share.

          1st State has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

EFFECT OF GOVERNMENT REGULATIONS

          Although still considered a thrift, 1st State has emphasized commercial bank operations during recent years. With its continued transition to commercial bank, the Bank's loan mix and deposit mix are both expected to continue to change. Government regulations will have the greatest impact in the area of cost of compliance and reporting. The conversion will create an additional layer of regulations and reporting and thereby increase the cost to the Bank. No specific future plans currently exist to make acquisitions or purchase branches or complicate operations with matters that would add to reporting and regulatory compliance. However, the Bank is interested in growth and will pursue de novo branching, branch purchases, or whole bank acquisitions if appropriate opportunities arise.

OFFICE FACILITIES

          1st State's offices are well maintained and are considered adequate for the convenience and needs of the Bank's customer base. Table I.22 provides information on all of 1st State's banking offices.

FOUNDATION CONTRIBUTION

          1st State's conversion includes a contribution of $3 million in its stock to a charitable foundation that will provide funding for worthwhile charities. This gesture should provide tremendous future benefits to the Bank in its development within the community. The contribution will be charged to expense at the time it is made, which will be upon the termination of the stock conversion. This will reduce earnings in the quarter in which the conversion is completed (assumed to be the March 1999 quarter) by the $3 million, less the related tax benefit. The projected expense net of tax is $1.98 million.

                 Table I.1 - Selected Financial and Other Data

                                                                                                                    Compound
                                                                At September 30                                     Growth
                                          --------------------------------------------------------------------
                                                1998        1997        1996         1995         1994                Rate
                                                ----        ----        ----         ----         ----                ----
                                                                      ($000's)
SELECTED FINANCIAL CONDITION DATA:
---------------------------------
Total assets                                 288,223      258,509     235,073      222,802      208,350               8.45%
Loans receivable:
  Available for sale                           7,540          684       2,377         -            -                   NA
  Held for investment                        196,782      197,122     173,849      171,093      154,195               6.29%
Cash and cash equivalents                     31,077       14,990       9,754        7,550        4,858              59.04%
Investment securities:
  Available for sale                           9,858       11,320      16,023       16,307       19,004             -15.13%
  Held to maturity                            30,195       23,482      21,685       17,649       18,197              13.50%
Deposits                                     235,694      229,341     209,707      200,769      188,309               5.77%
Borrowings                                    20,000        1,000       1,000         -           1,000             111.47%
Equity
                                              25,965       23,277      20,564       19,037       16,549              11.92%

                                                                        YEAR ENDED SEPTEMBER 30,
                                             -----------------------------------------------------------------
                                                   1998       1997         1996         1995         1994
                                                   ----       ----         ----         ----         ----
                                                                         ($000's)
SELECTED OPERATIONS DATA:
------------------------
Interest income                                    20,708     19,061      17,395        16,146       13,374
Interest expense                                   11,071      9,799       9,453         8,584        7,175
                                             -----------------------------------------------------------------
                 Net interest income                9,637      9,262       7,942         7,562        6,199
Provision for loan losses                             477        261         281           454          240
                                             -----------------------------------------------------------------
              Net interest income after
              provision for loan losses             9,160      9,001       7,661         7,108        5,959
                                             -----------------------------------------------------------------
Noninterest income                                  1,497      1,468       1,179         1,600          295
                                             -----------------------------------------------------------------
                             Sub-total             10,657     10,469       8,840         8,708        6,254
                                             -----------------------------------------------------------------
Noninterest expense:
  Compensation and benefits                         4,612      4,345       2,949         2,897        2,267
  Other (1)                                         2,162      2,128       3,454         2,109        2,049
                                             -----------------------------------------------------------------
  Total noninterest expense                         6,774      6,473       6,403         5,006        4,316
                                             -----------------------------------------------------------------
                Income before taxes                 3,883      3,996       2,437         3,702        1,938
Income tax expense                                  1,362      1,447         841         1,378          686
                                             -----------------------------------------------------------------
                           Net income               2,521      2,549       1,596         2,324        1,252
                                             =================================================================

(1) Other expense in 1996 includes the
SAIF assessment of $1,283,000.

             Table I.2 - Selected Financial Ratios and Other Data

                                                                            AT OF FOR THE YEAR ENDED SEPTEMBER 30,
                                                        --------------------------------------------------------------------------
                                                                1998        1997         1996         1995         1994
                                                               -----        -----        -----        -----        ----
PERFORMANCE RATIOS:
------------------
Return on assets (ratio of net earnings
  to average total assets)                                       0.92%        1.03%       0.70%        1.07%         0.60%
Return on equity (ratio of net earnings
  to average equity)                                            10.20%       11.34%       7.92%       12.94%         7.75%
Ratio of average interest-earning assets to
  average interest-bearing liabilities                         105.02%      104.02%     104.07%      103.44%       101.21%
Net interest rate spread                                         3.54%        3.85%       3.52%        3.56%         3.18%
Net yield on average interest-earning assets                     3.76%        4.02%       3.70%        3.70%         3.23%
Ratio of other expense to average assets                         2.48%        2.62%       2.80%        2.30%         2.07%

QUALITY RATIOS:
--------------
Non-performing loans to total loans
  at end of period                                               0.13%        0.13%       0.16%        2.11%         0.06%
Non-performing assets to total assets
  at end of period                                               0.09%        0.10%       0.12%        1.64%         1.58%
Allowance for loan losses to non-performing
  loans at end of period                                      1227.29%     1063.24%     866.55%       60.71%      1785.32%
Allowance for loan losses to total loans, net                    1.61%        1.38%       1.42%        1.28%         1.13%
Provision for loan losses to total loans                         0.24%        0.13%       0.16%        0.26%         0.15%

CAPITAL RATIOS:
--------------
Equity to total assets at end of period                          9.01%        8.97%       8.75%        8.54%         7.94%
Average equity to average assets                                 9.05%        9.10%       8.80%        8.25%         7.75%

OTHER DATA:
----------
Number of full service offices                                      6            6           6            5             5

                          Table I.3 - Loan Maturities

The following table sets forth certain information at September 30, 1998, regarding the amount of loans maturing in the loan portfolio, based on contractual terms to maturity, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year.

                      Under           One to         Three to       Five to         Ten to             Over
                     One Year       Three Years     Five Years     Ten years     Fifteen Years     Fifteen Years        Total
                     ------------   ------------    -----------   ------------   -------------  ----------------   ------------
                                                                    ($000,s)
Real estate loans
  1-4 family          3,140          4,851           5,887        12,368         15,753             58,892           100,891
  Commercial          3,020          3,432          15,314         7,028          7,431              2,538            38,763
  Home equity           309             34             396         5,083         11,055                -              16,877
  Construction        8,605          3,148             373           -              -                  -              12,126
Commercial           12,181          6,731           4,727           790            761                -              25,190
Consumer              2,024          2,037           2,056           193            -                  -               6,310
                    ============    =========   ==============   ===========    =============     ==============   ============
             Total   29,279         20,233          28,753        25,462         35,000             61,430           200,157
                    ============    =========   ==============   ===========    =============     ===============   ===========

Set forth below is a schedule of loans, before net items, due after September 30, 1999, classified by fixed or adjustable rates.

                                                                 Adjustable
                                                Fixed Rates        Rates             Total
                                             ---------------   ---------------   ---------------
                                                                  ($000's)
Real estate loans
  1-4 family                                   66,846            30,905             97,751
  Commercial                                   22,485            13,258             35,743
  Home equity                                   2,811            13,757             16,568
  Construction                                    569             2,952              3,521
Commercial                                      4,199             8,810             13,009
Consumer                                        4,205                81              4,286
                                           ---------------   --------------      --------------
                 Total                        101,115            69,763            170,878
                                           ===============   ===============     ===============

                Table I.4 - Interest Rate Sensitivity Analysis
                              September 30, 1998

                                                                           Over One         Over Three
                                                       One Year            to Three          to Five       Over Five
                                                        or Less             Years             Years          Years        Total
                                                ------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS:
------------------------
Loans                                                  105,214               32,288         37,193         29,627        204,322
Investments                                              3,992                9,484          7,000         20,923         41,399
Other interest-earning assets                           25,559                    -              -              -         25,559
                                               -------------------------------------------------------------------------------------
Total interest-earning assets                          134,765               41,772         44,193         50,550        271,280
                                                ====================================================================================


INTEREST-BEARING LIABILITIES:
-----------------------------
Transaction accounts                                    38,318                    -              -              -         38,318
Passbook savings accounts                               28,091                    -              -              -         28,091
Certificates of deposit                                117,037               35,408          8,218              -        160,663
Borrowings                                                   -                    -              -         20,000         20,000
                                               -------------------------------------------------------------------------------------
                                                     $ 183,446            $  35,408       $  8,218       $ 20,000      $ 247,072
                                                ====================================================================================


Interest-earning assets less
   interest-bearing liabilities                      $ (48,681)           $   6,364       $ 35,975       $ 30,550      $  24,208
                                                ====================================================================================


Cumulative interest-rate sensitivity gap             $ (48,681)           $ (42,317)      $ (6,342)      $ 24,208
                                                ======================================================================

Cumulative interest-rate sensitivity gap
  as a percentage of interest-earning  assets            -17.9%               -15.6%          -2.3%           8.9%
                                                ======================================================================

Cumulative ratio of interest earning
  assets to interest-bearing liabilities                  73.5%                80.7%          97.2%         109.8%
                                                ======================================================================

Cumulative interest rate sensitivity gap
  as a percent of total assets                           -16.9%               -14.7%          -2.2%           8.4%
                                                ======================================================================

                                     Table I.5 - Interest Rate Shock

                                                                Net Portfolio Value
                                                                September 30, 1998                        Maximum
                                                   ----------------------------------------------        Allowable
                                                                                                           Under
                                                                                                            Bank
                Change                       Estimated                                                     Policy
               in Rates                         NPV              $ Change            % Change             % Change
---------------------------------------   -----------------      --------        -----------------   --------------------
                                                                 ($000's)

+400 bp                                       $ 28,281              (5,254)              -16%                    -50%
+300 bp                                         29,839              (3,696)              -11%                    -25%
+200 bp                                         31,397              (2,138)               -6%                    -15%
+100 bp                                         32,466              (1,069)               -3%                    -10%
   0 bp                                         33,535                   -                 -                       -
--100 bp                                        33,638                 103                 0%                     -5%
--200 bp                                        33,742                 207                 1%                    -10%
--300 bp                                        33,156                (379)               -1%                    -15%
--400 bp                                        32,571                (964)               -3%                    -20%

                   Table I.6 - Regulatory Capital Compliance
                              September 30, 1998

                                                                           Amount                       %
                                                                         -------------        -----------
                                                                         ($000's)

GAAP capital                                                                 $ 25,966               9.0%
                                                                        ==============        ===========

Tier 1 leverage capital                                                      $ 25,873               9.1%
Required                                                                       11,334               4.0%
                                                                         -------------        -----------
                      Excess                                                 $ 14,539               5.1%
                                                                         =============        ===========

Tier 1 risk adjusted capital                                                 $ 25,873              14.5%
Required                                                                        7,124               4.0%
                                                                         -------------        -----------
                      Excess                                                 $ 18,749              10.5%
                                                                         =============        ===========

Risk-based Capital                                                           $ 28,112              15.8%
Required                                                                       14,249               8.0%
                                                                         -------------        -----------
                      Excess                                                 $ 13,863               7.8%
                                                                         =============        ===========

North Carolina Savings Bank Capital                                          $ 28,112               9.8%
Required                                                                       14,411               5.0%
                                                                         =============        ===========
                      Excess                                                 $ 13,701               4.8%
                                                                         =============        ===========

Note: All of the above calculations were based on assets as of 9-30-98, except for Tier 1 leverage capital, which was based on average assets for the 9-30-98 quarter.

                    Table I.7 - Loan Portfolio Composition

                                                                      AT SEPTEMBER 30,
                              ---------------------------------------------------------------------------------------------
                                      1998                              1997                                1996
                              ------------------------     -----------------------------      -----------------------------
                                  Amount     Percent           Amount          Percent             Amount        Percent
                                  ------     -------           ------          -------             ------        -------
                                                                     ($000's)
REAL ESTATE LOANS:
  1-4 family                      100,891         48.8%            108,400         53.7%              100,247         55.7%
  Commercial                       38,763         18.8%             34,333         17.0%               35,302         19.6%
  Home equity                      16,877          8.2%             18,141          9.0%               15,872          8.8%
  Construction                     18,572          9.0%             12,582          6.2%                7,838          4.4%
                              -------------------------    -----------------------------      -----------------------------
    Total real estate loans       175,103         84.8%            173,456         86.0%              159,259         88.5%
Commercial                         25,190         12.2%             22,870         11.3%               16,989          9.4%
Consumer                            6,310          3.1%              5,354          2.7%                3,706          2.1%
                              -------------------------    -----------------------------      -----------------------------
Total loans                       206,603        100.0%            201,680        100.0%              179,954        100.0%
                              ==========================   =============================      =============================


Less:
  Loans in process                  6,446                            1,660                              3,515         2.02%
  Deferred fees and discounts         147                              144                                 94         0.05%
  Allowance for losses              3,228                            2,754                              2,496         1.44%
                              ---------------              -----------------                    ---------------------------
Loan portfolio, net               196,782                          197,122                            173,849       100.00%
                              ===============              =================                    ===========================

          Table I.8 - Loan Origination, Purchase, and Sales Activity


                                                    For the Year Ended September 30,
                                               -----------------------------------------
                                               1998               1997              1996
                                               ----               ----              ----
                                                            ($000's)
ORIGINATIONS BY TYPE:
--------------------
REAL ESTATE LOANS:
-----------------
  One- to four-family                            44,118           27,731           20,517
  Commercial                                      9,437            5,446            9,536
  Home equity                                     7,351            6,340            5,083
  Construction                                   19,158           17,082           12,912
                                               --------         --------          -------
     Total real estate                           80,064           56,599           48,048
                                               --------         --------          -------
Commercial                                       18,982           15,835           11,210
Consumer                                          6,361            6,801            3,670
                                               --------         --------          -------
     Total loans originated                     105,407           79,235           62,928
                                               ========         ========          =======

PURCHASES:
---------
Real estate loans                                   135               97               15
Other loans                                          18                -                -
                                               --------         --------          -------
     Total loans purchased                          153               97               15
                                               ========         ========          =======

LOANS SOLD:                                      27,635            9,166            9,181
-----------                                    ========         ========          =======

                Table I.9 - Average Balances, Rates, and Yields

                                                                          Year Ended September 30,
                                        ----------------------------------------------------------------------------------------
                                                          1998                                           1997
                                        ---------------------------------------        -----------------------------------------
                                          Average       Interest                         Average         Interest
                                        Outstanding      Earned/      Average          Outstanding        Earned/     Average
                                          Balance         Paid      Yield/Rate           Balance           Paid      Yield/Rate
                                        ---------------------------------------       ------------------------------------------
                                                                                                         ($000's)
INTEREST-EARNING ASSETS:
-----------------------
Loans receivable                          199,203        17,185            8.63%           186,413        16,167            8.67%
Investment securities                      35,938         2,320            6.46%            39,101         2,557            6.54%
Other interest-earning assets              20,409         1,203            5.89%             6,116           337            5.51%
                                        ---------------------------------------       ------------------------------------------
Total interest-earning assets             255,550        20,708            8.10%           231,630        19,061            8.23%
                                                     ==========================                       ==========================
Non-interest earning assets                17,499                                           15,362
                                        ---------                                     ------------
Total assets                              273,049                                          246,992
                                        =========                                     ============
INTEREST-BEARING LIABILITIES:
----------------------------
Deposits                                  224,334        10,331            4.61%           215,494         9,743            4.52%
Borrowings                                 13,559           740            5.46%             1,000            56            5.60%
                                        ---------------------------------------       ------------------------------------------
Total interest-bearing liabilities        237,893        11,071            4.65%           216,494         9,799            4.53%
                                                     ==========================                       ==========================
Non-interest bearing liabilities           10,436                                            8,026
                                        ---------                                     ------------
Total liabilities                         248,329                                          224,520
                                        ---------                                     ------------
Equity                                     24,720                                           22,472
                                        ---------                                     ------------
Total liabilities and equity              273,049                                          246,992
                                        =========                                     ============

Net interest income                                       9,637                                            9,262
                                                     ==========                                       ==========
Net interest rate spread  (1)                                              3.45%                                            3.70%
                                                                    ===========                                       ==========
Net interest earnings assets               17,657                                           15,136
                                        =========                                     ============
Net interest margin  (2)                                                   3.77%                                            4.00%
                                                                    ===========                                       ==========
Average interest-earning assets to
 average interest-bearing liabilities                    107.42%                                           106.99%
                                                     ==========                                       ===========


                                        ----------------------------------------
                                                           1996
                                        ----------------------------------------
                                           Average        Interest
                                         Outstanding      Earned/      Average
                                           Balance          Paid     Yield/Rate
                                        ----------------------------------------
INTEREST-EARNING ASSETS:
-----------------------
Loans receivable                           171,148       14,620             8.54%
Investment securities                       37,854        2,402             6.35%
Other interest-earning assets                6,605          373             5.65%
                                        ----------------------------------------
Total interest-earning assets              215,607       17,395             8.07%
                                                      ==========================
Non-interest earning assets                 13,313
                                        ----------
Total assets                               228,920
                                        ==========
INTEREST-BEARING LIABILITIES:
----------------------------
Deposits                                   202,776        9,450             4.66%
Borrowings                                     156            3             1.92%
                                        ----------------------------------------
Total interest-bearing liabilities         202,932        9,453             4.66%
                                                      ==========================
Non-interest bearing liabilities             5,842
                                        ----------
Total liabilities                          208,774
                                        ----------
Equity                                      20,146
                                        ----------
Total liabilities and equity               228,920
                                        ==========

Net interest income                                       7,942
                                                      =========
Net interest rate spread  (1)                                               3.41%
                                                                      ==========
Net interest earnings assets                12,675
                                        ==========
Net interest margin  (2)                                                    3.68%
                                                                      ==========
Average interest-earning assets to
 average interest-bearing liabilities                     106.25%
                                                      ==========


(1) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.

                       Table I.10 - Rate/Volume Analysis

The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes due to changes in outstanding balances and those due to changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by prior interest rate), (ii) changes in rate (changes in rate multiplied by prior volume), and (iii) changes in rate/volume (changes in volume multiplied by changes in rates).


                                                                        Year Ended September 30,
                                        -------------------------------------------------------------------------------------
                                                     1998 vs. 1997                                  1997 vs. 1996
                                        ------------------------------------------   ----------------------------------------
                                                        Increase                                     Increase
                                                       (Decrease)                                   (Decrease)
                                                         Due to                                       Due to
                                        ----------------------------      Total      ----------------------------     Total
                                                               Rate/     Increase                           Rate/    Increase
                                          Volume     Rate    Volume     (Decrease)      Volume     Rate    Volume   (Decrease)
                                          -------    ----    -------    ----------      ------     ----    ------   ---------
                                                                                  ($000's)
INTEREST-EARNING ASSETS:
Loans receivable                            1,109     (85)       (6)       1,018         1,304     223        20        1,547
Investment securities                        (207)    (33)        3         (237)           97      56         2          155
Other                                         788      23        55          866           (28)     (9)        1          (36)
                                        ----------------------------------------     ----------------------------------------

Total interest-earning assets               1,690     (95)       52        1,647         1,373     270        23        1,666
                                        ----------------------------------------     ----------------------------------------

INTEREST-BEARING LIABILITIES:

Deposits                                      400     181         7          588           593    (282)      (18)         293
Borrowings                                    703      (1)      (18)         684            16       6        31           53
                                        ----------------------------------------     ----------------------------------------

Total interest-bearing liabilities          1,103     180       (11)       1,272           609    (276)       13          346
                                        ----------------------------------------     ----------------------------------------

    Increase (decrease) in
       net interest income                    587    (275)       63          375           764     546        10        1,320
                                        ========================================     ========================================

             Table I.11 - Loan Delinquencies at September 30, 1998


                                                DELINQUENT LOANS STILL ACCRUING
                                  -----------------------------------------------------------
                                           30-89 Days                  90 Days and Over               TOTAL NONACCRUAL
                                  -----------------------------   ---------------------------   -----------------------------
                                                       Percent                       Percent
                                                       of Gross                      of Gross
                                       Amount           Loans         Amount          Loans           Amount         Percent
                                       ------           -----         ------          -----           ------         -------
                                                                              ($000's)
Real estate                                802            0.39%         -               0.00%          225               0.11%
Installment                                123            0.06%         -               0.00%           20               0.01%
Credit cards & related                       4            0.00%         -               0.00%            -               0.00%
Commercial                                 134            0.06%         -               0.00%           18               0.01%
Other                                        -            0.00%         -               0.00%            -               0.00%
                                  ----------------------------    --------------------------    -----------------------------

          Total                          1,063            0.51%         -               0.00%          263               0.13%
                                  ============================    ==========================    =============================

                      Table I.12 - Non-Performing Assets

The table below sets forth the amounts and categories of non-performing assets. Loans are placed on non-accrual status when the collection of principal or interest becomes doubtful.

                                                                                        SEPTEMBER 30,
                                                             -------------------------------------------------------------------
                                                                     1998                   1997                  1996
                                                                     ----                   ----                  ----
                                                                                          ($000's)
Loans accounted for an a nonaccrual basis                                      263                    259                   288
                                                             ===================================================================

Accruing loans which are contractually past
  due 90 days or more                                                            -                      -                     -
                                                             ===================================================================

Total nonperforming loans                                                      263                    259                   288
                                                             ===================================================================

Gross loans                                                                206,603                201,680               179,954
                                                             ===================================================================

Nonperforming loans as a percentage
  of gross loans                                                              0.13%                  0.13%                 0.16%
                                                             ===================================================================

Other nonperforming assets                                                       -                      -                     1
                                                             ===================================================================

Total nonperforming assets                                                     263                    259                   289
                                                             ===================================================================

Total assets                                                               288,223                258,509               235,073
                                                             ===================================================================

Nonperforming assets as a percentage                                          0.09%                  0.10%                 0.12%
                                                             ===================================================================
  of total assets

            Table I.13 - Analysis of the Allowance for Loan Losses

                                                                                       Year ended September 30,
                                                                          ---------------------------------------------------
                                                                                    1998              1997              1996
                                                                                    ----              ----              ----
                                                                                               ($000's)
Balance at beginning of period                                                     2,754             2,496             2,223
                                                                          ---------------   ---------------   ---------------

Charge-offs                                                                            4                 7                13

Recoveries                                                                             1                 4                 5
                                                                          ---------------   ---------------   ---------------

Net charge-offs                                                                        3                 3                 8
                                                                          ---------------   ---------------   ---------------

Additions charged to operations                                                      477               261               281

                                                                          ===============   ===============   ===============
Balance at end of period                                                           3,228             2,754             2,496
                                                                          ===============   ===============   ===============

Allowance for loan losses to total
  non-performing loans at end of period                                          1227.38%          1063.32%           866.67%
                                                                          ===============   ===============   ===============

Allowance for loan losses to net
  loans at end of period                                                            1.64%             1.40%             1.44%
                                                                          ===============   ===============   ===============

             Table I.14 - Allocation of Allowance for Loan Losses

                                                                           At September 30,
                                  --------------------------------------------------------------------------------------------------

                                                 1998                             1997                            1996
                                  --------------------------------  --------------------------------   -----------------------------
                                                      Percent                           Percent                           Percent
                                                     of Loans                          of Loans                          of Loans
                                                      in Each                           in Each                           in Each
                                     Amount of       Category          Amount of       Category          Amount of       Category
                                     Loan Loss       to Gross          Loan Loss       to Gross          Loan Loss       to Gross
                                     Allowance         Loans           Allowance         Loans           Allowance         Loans
                                  ------------       --------          ---------       --------          ---------       --------
                                                                               ($000's)
Real estate loans:
  1-4 family                               400          48.84%               376           53.76%              387            55.70%
  Multi-family                             898          18.76%               854           17.02%              882            19.62%
  Non-residential                          319           8.17%               318            8.99%              303             8.82%
  Construction                             458           8.99%               380            6.24%              232             4.36%
Commercial                                 815          12.19%               540           11.34%              450             9.44%
Consumer                                   338           3.05%               286            2.65%              242             2.06%
                                  --------------------------------     -----------------------------     ---------------------------

                                         3,228         100.00%             2,754          100.00%            2,496           100.00%
                                  ================================     =============================     ===========================

                Table I.15 - Investments at September 30, 1998

                                                 Maturity Period at September 30, 1998
                                     --------------------------------------------------------------
                                       One Year or Less       One to Five Years    Over Five Years              Total
                                     ---------------------    -----------------    ----------------    ----------------------------

                                     Carrying                  Carrying            Carrying             Carrying   Market
                                      Value          Yield      Value     Yield     Value     Yield      Value      Value     Yield
                                      -----          -----      -----     -----     -----     -----      -----      -----     -----
                                                                                   ($000's)
Available for sale:
U.S. government & agency                    -         0.00%      3,043     6.26%     1,000     6.23%      4,043      4,043    6.25%
Mortgatge-backed securities                 -         0.00%          -     0.00%     1,809     8.20%      1,809      1,809    8.20%
Mutual funds                                -         0.00%      2,013     4.79%     1,993     6.49%      4,006      4,006    5.64%
                                     --------       -------    -------   -------   -------   -------    -------    -------  -------

                      Total                 -         0.00%      5,056     5.67%     4,802     7.08%      9,858      9,858    6.35%
                                     ========       =======    =======   =======   =======   =======    =======    =======  =======

Held to maturity:
U.S. government & agency                3,992         6.13%     15,471     6.19%    10,624     6.29%     30,087     30,307    6.22%
CMO's                                       -         0.00%          -     0.00%       108     6.57%        108        108    6.57%
                                     --------       -------    -------   -------   -------   -------    -------    -------  -------

                      Total             3,992         0.00%     15,471     6.19%    10,732     6.30%     30,195     30,415    6.22%
                                     ========       =======    =======   =======   =======   =======    =======    =======  =======

                      Table I.16 - Investment Securities

                                                                                     At September 30,
                                                                    ---------------------------------------------------
                                                                         1998              1997              1996
                                                                    ---------------   ---------------   ---------------
                                                                                         ($000's))
Securities available for sale:
-----------------------------
  U.S. government and agency                                               4,043             4,012             7,938
  FHLMC                                                                      662             1,564             2,131
  GNMA                                                                     1,147             1,754             1,981
  FNMA                                                                         -                29                58
  Mutual funds                                                             4,006             3,961             3,916
                                                                    ---------------   ---------------   ---------------

                                                          Total            9,858            11,320            16,024
                                                                    ===============   ===============   ===============

Securities held to maturity:
---------------------------
  U.S. government and agency                                              30,087            23,338            21,317
  CMO's                                                                      108               144               368
                                                                    ---------------   ---------------   ---------------

                                                          Total           30,195            23,482            21,685
                                                                    ===============   ===============   ===============

                        Table I.17 - Deposit Portfolio

                                                                                                Balance            Percent
                                                                         Interest            September 30,            of
Category                                             Term                  Rate                  1998              Deposits
--------                                             ----                  ----                  ----              --------
                                                                                               ($000's)
                                                                                               --------
Savings and Transactions Accounts
---------------------------------
Non-interest checking                                   None               0.00%                      8,624            3.66%
NOW accounts                                            None               2.29%                     25,080           10.64%
Savings accounts                                        None               2.84%                     28,091           11.92%
Money market accounts                                   None               3.93%                     13,238            5.62%
                                                                                             --------------   -------------
                                                                                                     75,033           31.83%
                                                                                             --------------   -------------
Certificates of Deposit
-----------------------
Fixed term, fixed rate                               3 months              4.26%                        231            0.10%
Fixed term, fixed rate                               6 months              4.95%                      7,098            3.01%
Fixed term, fixed rate                               7 months              4.94%                     44,862           19.03%
Fixed term, fixed rate                               9 months              5.23%                      2,123            0.90%
Fixed term, fixed rate                               10 months             5.00%                      4,910            2.08%
Fixed term, fixed rate                               12 months             5.35%                     41,125           17.45%
Floating rate IRA                                    18 months             5.27%                      1,089            0.46%
Fixed term, fixed rate                               18 months             5.49%                      2,355            1.00%
Fixed term, fixed rate                               20 months             4.74%                         33            0.01%
Fixed term, fixed rate                               24 months             5.41%                      9,884            4.19%
Fixed term, fixed rate                               30 months             5.75%                     17,610            7.47%
Fixed term, fixed rate                               36 months             5.45%                      4,028            1.71%
Fixed term, fixed rate                               48 months             5.52%                      4,553            1.93%
Fixed term, fixed rate                               60 months             5.58%                     17,856            7.58%
Fixed term, fixed rate jumbos                    7 to 365 days             5.14%                      2,904            1.23%
                                                                                             --------------   -------------
                 Total certificates of deposits                                                     160,661           68.17%
                                                                                             --------------   -------------

                         Total savings deposits                                                     235,694          100.00%
                                                                                             ==============   =============

                     Table I.18 - Savings Deposits Detail

                                                                  At September 30,
                                      -----------------------------------------------------------------------------------------
                                                    1998                           1997                         1996
                                      ------------------------------  ------------------------------   -------------------------
                                                       Percent of                     Percent of                    Percent of
                                           Amount       Total             Amount        Total            Amount        Total
                                           ------       -----             ------        -----            ------        -----
                                                                              ($000's)
Transactions and Savings Deposits:
----------------------------------
Noninterest checking                          8,624         3.66%            6,546         2.85%           3,108         1.48%
NOW accounts                                 25,080        10.64%           24,150        10.53%          21,863        10.43%
Savings accounts                             13,238         5.62%           11,118         4.85%           9,112         4.35%
Money market accounts                        28,091        11.92%           27,700        12.08%          28,464        13.57%
                                      ------------------------------  ------------------------------   -------------------------

Total transaction accounts                   75,033        31.83%           69,514        30.31%          62,547        29.83%
                                      ------------------------------  ------------------------------   -------------------------

Certificates:
------------
  2.00  to 3.99%                                  -         0.00%               220           -              294         0.14%
  4.00 - 5.99%                              149,064        63.24%           147,667       64.39%         129,549        61.78%
  6.00 - 7.99%                               11,496         4.88%            11,843        5.16%          17,228         8.22%
  Over 8.00%                                    101         0.04%                97        0.04%              89         0.04%
                                      ------------------------------  ------------------------------   -------------------------

Total certificates                          160,661        68.17%           159,827       69.59%           147,160      70.17%
                                      ------------------------------  ------------------------------   -------------------------

Total deposits                              235,694       100.00%           229,341       99.90%           209,707     100.00%
                                      ==============================  ==============================   =========================

                Table I.19 - Certificates of Deposit Maturities

The table below provides CD maturities at September 30, 1998, by year in rate ranges.

                                 Under      1 to 2     2 to 3     Over 3                     Percent
                                 1 Year     Years      Years      Years         Total        of Total
                                 ------     ------     ------     ------        -----        --------
                                                            ($000's)
Rate:

4.00 - 5.99%                     108,512     22,193    10,390      7,969        149,064        92.78%
6.00 - 7.99%                       8,016      3,020       253        207         11,496         7.16%
Over 8.00%                             -          -         -        101            101         0.06%
                                ----------------------------------------------------------------------

               Total             116,528     25,213    10,643      8,277        160,661       100.00%
                                ======================================================================

          Percent of total         72.53%     15.69%     6.62%      5.15%        100.00%
                                ======================================================================

                       Table I.20 - Large CD Maturities

LARGE CERTIFICATES OF DEPOSIT
  MATURING IN PERIOD ENDING:                         Amount
--------------------------------------          -------------------
                                                    ($000's)
Within three months                                   9,937
Three through six months                              6,050
Six through twelve months                             9,276
After September 30, 1998                              4,437
                                                -------------------

Total                                                29,700
                                                ===================

                          Table I.21 - Savings Flows

The following table sets forth the savings flows for the periods indicated.

                                                    Year Ended September 30,
                                  --------------------------------------------------------------
                                          1998                 1997                  1996
                                          ----                 ----                  ----
                                                         ($000's)
Opening balance                          229,341              209,707               200,769
Net increase (decrease)
  before interest credited                (3,026)              10,693                   163
Interest credited                          9,379                8,941                 8,775
                                  -------------------  -------------------   -------------------

Ending Balance                           235,694              229,341               209,707
                                  ===================  ===================   ===================

Net increase (decrease)                    6,353               19,634                 8,938
                                  ===================  ===================   ===================

Percent increase (decrease)                 2.77%                9.36%                 4.45%
                                  ===================  ===================   ===================

                         Table I.22 - Banking Offices

                              September 30, 1998

                           Net Book        Year      Owned or       Lease Exp.          Square
Physical address          Value (1)       Opened      Leased           Date            Footage
----------------          ---------       ------     -------           ----            -------
                           ($000's)
MAIN OFFICE:
-----------
445 S. Main Street         $ 3,839         1988         Owned               NA         33,700
Burlington, NC  27215

BRANCH OFFICES:
--------------
2294 N. Church Street          277         1984        Leased     (2) 7-5-2009          2,600
Burlington, NC  27215

503 Huffman Mill Road          348         1982         Owned               NA          2,600
Burlington, NC  27215

102 S. 5th Street               55         1973         Owned               NA          2,000
Mebane, NC  27302

221 N. Main Street             110         1974         Owned               NA          2,700
Graham, NC  27253

3466 S. Church Street        1,451         1996         Owned               NA          4,000
Burlington, NC  27215


(1) Cost less accumulated depreciation and amortization.
(2) Land lease. There are three five-year renewal options.

                                  SECTION II
                                  MARKET AREA

                                II.  MARKET AREA

DEMOGRAPHICS

          1st State Bank ("1st State" or "Bank") conducts its operations through six offices located in Alamance County, North Carolina. North Carolina is in the southeastern region of the United States. Alamance County is in the north central section of North Carolina.

          1st State has determined that its principal trade area is Alamance County and parts of the contiguous counties. Table II.1 presents historical and projected trends for the United States, North Carolina, and Alamance County.
The information addresses population, income, employment, and housing trends.

          As indicated in Table II.1, population growth rates for North Carolina are above the United States growth rate. Growth rates for Alamance County are below those for North Carolina but above those of the United States. Household income growth for North Carolina and Alamance County is projected to be below that of the United States for the period 1996 to 2001. Household income growth for Alamance County is projected to be below that of North Carolina for the period 1996 to 2001.

          In the period from 1990 until 1996, the population of the State of North Carolina grew 10.37%. During the same period, the Alamance County population increased 7.56%, and the United States population increased 6.67%. Projections of population growth from 1996 through 2001 indicate that the State of North Carolina will increase 7.52%, while Alamance County is projected to increase by 5.62%, and the United States population is projected to increase by 5.09%.

          Household income is projected to decrease by 5.80% for Alamance County from 1996 to 2001. For the same period, household income is projected to decrease by 5.37% for the State of North Carolina, and decline by 3.88% for the United States. Per capita and household income levels for the State of North Carolina are below those of the United States, and per capita and household income levels for Alamance County are close but slightly below the State of North Carolina.

          The 2001 estimate shows that, for Alamance County, households with incomes less than $15,000 are expected to be 21%; those with incomes between $15,000 and $25,000 are estimated at 18%; those with incomes between $25,000 and $50,000 are estimated at 38%; those with incomes between $50,000 and $100,000 are estimated at 20%; and households with incomes in excess of $100,000 are projected to be 3%. The 2001 estimates for North Carolina are 22%, 18%, 36%, 21%, and 4%, respectively.

          The number of households in Alamance County is projected to increase by 5.74% from 1996 to 2001, well below the projection for the State of North Carolina, which calls for an increase of 7.79%. While the household growth rate for North Carolina is higher than that of the United States (7.79% versus 5.14%), the household growth rate for Alamance County at 5.74% is above but close to the 5.14% projected growth rate for the United States.

          With projections of a moderate increase in population and number of households, combined with projections of a declining household income, the market for housing units will be flat. Alamance County has approximately 45,300 housing units, of which 67.63% are owner occupied, and a vacancy rate of 5.87%.

          The principal sources of employment in Alamance County are manufacturing--33.8%; trade--23.9%; and services--22.0%.

          Analysis of the data presented above presents a picture of limited economic opportunity, suggesting that 1st State' growth opportunities within its current market area will be limited.

          Based on information publicly available on deposits as of June 30, 1997 (see Table II.3), Alamance County had $1,500.1 million in deposits and 1st State had 15.14% of the deposit market, up slightly from 14.71% of the market at June 30, 1995. The Bank's recent deposit growth rate has been positive, slightly above the overall market. 1st State's competition consists of 27 commercial bank offices, 1 credit union office, and 5 other thrift offices. Table

II.3 shows that from June 30, 1995 to 1997, 1st State's deposits increased by $25.496 million (12.65%), while the overall market increased $129.585 million in deposits (9.46%). The Bank's business plan projects that its deposits will grow at a moderate pace in the future. The Bank intends to market its services and products aggressively.

          Building permit information is shown in Table II.4. Permit information indicates that construction for 1998 is on track to surpass 1997. Projected population and household income growth rates in 1st State's market area, considered in tandem with building permit information, indicates adequate lending opportunities within the market.

          Growth opportunities for 1st State can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of the Bank, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in the market area. Our analysis of the economic potential and the potential of Management affects the valuation of the Bank.

          Burlington is approximately 20 miles east of Greensboro and approximately 35 miles west of Durham. While Alamance County may at some point present limited economic opportunity, Guilford County, which includes Greensboro, Durham County, which includes Durham, and Orange County, which includes Chapel Hill and Hillsborough, all have good economic bases and are reasonably close to Burlington. Therefore, if the Bank reaches a position of limited opportunities within the immediate trade area, it is fairly simple to expand its trade area by branching or opening loan production offices. Management is well aware of this, and is prepared to expand if the economics justify it.

                      Table II.1 - Key Economic Indicators

              United States, North Carolina, and Alamance County
==============================================================================
                                      UNITED             NORTH       ALAMANCE
      KEY ECONOMIC INDICATOR          STATES            CAROLINA      COUNTY
------------------------------------------------------------------------------
Total Population, 2001 Est.         278,802,003       7,865,805       122,936
 1996 - 2001 Percent Change, Est.          5.09            7.52          5.62
Total Population, 1996 Est.         265,294,885       7,315,856       116,392
 1990 - 96 Percent Change, Est.            6.67           10.37          7.56
Total Population, 1990              248,709,873       6,628,637       108,213
------------------------------------------------------------------------------
Household Income, 2001 Est.              33,189          28,922        28,372
 1996 - 2001 Percent Change, Est.         (3.88)          (5.37)        (5.80)
Household Income, 1996 Est.              34,530          30,562        30,118
------------------------------------------------------------------------------
Per Capita Income, 1990                  16,738          15,147        14,956
------------------------------------------------------------------------------
Household Income Distribution-2001
 Est. (%)
 $15,000 and less                            20              22            21
 $15,000 - $25,000                           16              18            18
 $25,000 - $50,000                           34              36            38
 $50,000 - $100,000                          24              21            20
 $100,000 - $150,000                          4               3             2
 $150,000 and over                            2               1             1
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Unemployment rate, 1990                    6.24            4.63          3.23
------------------------------------------------------------------------------
Median Age of Population, 1996 Est.        34.3            34.8          37.1
Median Age of Population, 1990             32.9            33.1          35.6
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Average Housing Value, 1990              79,098          79,714        77,078
------------------------------------------------------------------------------
Total Households, 2001 Est.         103,293,062       3,005,720        48,564
 1996 - 2001 Percent Change, Est.          5.14            7.79          5.74
Total Households, 1996               98,239,161       2,788,382        45,926
 1990 - 96 Percent Change, Est.            6.84           10.78          7.68
Total Households, 1990               91,947,410       2,517,026        42,652
------------------------------------------------------------------------------
Total Housing Units, 1990           101,641,260       2,818,193        45,312
 % Vacant                                 10.07           10.69          5.87
 % Occupied                               89.93           89.31         94.13
 % By Owner                               57.78           60.74         67.63
 % By Renter                              32.15           28.57         26.50
==============================================================================

                  TABLE II.2 - Percent Employment by Industry
              United States, North Carolina, and Alamance County

                                       UNITED        NORTH           ALAMANCE
INDUSTRY                               STATES        CAROLINA         COUNTY
------------------------              --------       ---------      ----------
 Construction/Agriculture/Mining          9.5             7.3            4.8

 Manufacturing                           17.7            23.4           33.8

 Transportation/Utilities                 7.1             4.6            2.5

 Trade                                   21.2            22.5           23.9

 Finance/Insurance                        6.9             4.2            3.3

 Services                                32.7            21.8           22.0

 Public Administration                    4.9            16.2            9.6

                       Table II.3 - Market Area Deposits

======================================================================================================

                                                       1997            1996             1995
                                                  -----------------------------------------------
               Alamance County                                    (in Thousands)
         --------------------------
1st State Bank -Total                              $  227,057      $   209,773       $   201,561
                                                  -----------------------------------------------
         Number of offices                                  6                5                 5

Other Savings Associations                         $  165,313      $   155,188       $   150,607
                                                  -----------------------------------------------
         Number of offices                                  5                5                 5

Total Savings Association Deposits                 $  392,370      $   364,961       $   352,168
                                                  -----------------------------------------------
         Number of Branches                                11               10                10

Total Credit Union Deposits                        $    1,957      $     1,841       $     1,758
                                                  -----------------------------------------------
         Number of Branches                                 1                1                 1

Total Bank Deposits                                $1,105,728      $ 1,067,003       $ 1,016,544
                                                  -----------------------------------------------
         Number of Branches                                27               29                30

                    Total Market Area Deposits     $1,500,055      $ 1,433,805       $ 1,370,470
                                                  ===============================================

1st State Bank - Market Share
         To Total Market Area Deposits                  15.14%           14.63%            14.71%
                                                  ===============================================

======================================================================================================

                   Table II.4 - Summary of Building Permits

================================================================================
Alamance County
---------------

                                    Six Months Ended         Year Ended
                                          June 30,          December 31,
                                           1998                1997
                                    ----------------      ---------------
                                           Value              Value
                                          ($000)             ($000)
                                    ----------------      ---------------
 Residential-new                      $   81,169          $  126,508

 Commercial-new                           22,769              34,038

 Repairs and improvements                 39,557              50,923
                                      ----------          ----------
 Total                                $  143,495          $  211,469
                                      ==========          ==========

================================================================================

                                  SECTION III

                            COMPARISON WITH PUBLICLY

                                 TRADED THRIFTS

                III.  COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

          This section presents an analysis of 1st State relative to a group of twelve publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of 1st State's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of 1st State to the comparative group. Exhibits III and IV contain selected financial information on 1st State and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the Comparative Group are discussed below.

SELECTION CRITERIA

          Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are either listed on the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or Nasdaq. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing twelve months. We have also excluded mutual holding companies (see Exhibit VI).

          Because of the limited number of similar size thrifts with sufficient trading volume, we looked for members of the comparative group among thrifts with assets between $200 million and $400 million. The Southeast Region, which includes North Carolina, had 14 thrifts that met the aforementioned requirements. We found 92 thrifts that met the asset size requirements in the entire country (we consider 10 to be the minimum number), and we retained 12 and eliminated 80 for the following reasons: (a) Eight were mutual holding companies; (b) Twenty-one had less than one full year reporting as a stock; (c) Two had no meaningful earnings data and six had price-earnings ratios in excess of 35; (d) Forty-four had equity either under 10% of assets or over 25% of assets; (e) eight had agreed to be acquired: (f) Fifteen had non-performing assets in excess of 1.0% of total assets; (g) Twenty-seven had less than 60% of their assets in loans; and (h) Seven had loans serviced in excess of 40% of assets. After eliminating the thrifts described above, there were 19 left. We eliminated those with assets under $225 million, leaving us with 14. We then eliminated the remaining thrift with the most assets and the one with the least assets, reducing the group to 12.

          The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 366 publicly traded thrifts listed on NYSE, AMEX, or Nasdaq. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

          .  eliminated companies with losses,

          .  We eliminated indicated acquisition targets,

          . We eliminated companies with price/earnings ratios in excess of 35, and

          . We eliminated companies that had not reported as a stock institution for one complete year.

The resulting group of 259 publicly traded thrifts is included in Exhibit V.

     The selected group of comparatives has sufficient trading volume to provide meaningful price data. One of the comparative group members is located in the Southeast and the others are located in the Midwest (8), Mid-Atlantic (1), and Southwest (2) Regions. With total assets of approximately $288.2 million, 1st State is slightly below the group selected, which has average assets of $293.4 million and median assets of $296.7 million. However, 1st State's assets after conversion should exceed the comparative group. Pro forma assets at the midpoint are $313.2 million.

PROFITABILITY

     Using the comparison of profitability components as a percentage of average assets, 1st State was below the comparative group in return on assets, 1.02% to 1.05%; loss provisions, 0.17% to 0.05%; and operating expense, 2.48% to 1.96%. 1st State was above the comparative group in net interest income, 3.53% to 3.21%; other operating income, 0.55% to 0.36%; and core income, 1.02% to 0.98%. 1st State's operating expense minus other income was 1.93% versus 1.60% for the comparative group. After conversion, deployment of the proceeds will provide additional income, and 1st State will compare more favorably with the comparative group in terms of return on average assets, with a return of 1.06% at the midpoint of the appraisal range. Pro forma return on average equity is 6.25% at the midpoint, versus a mean of 6.82% and median of 6.93% for the comparative group.

BALANCE SHEET CHARACTERISTICS

     The general asset composition of 1st State is similar to that of the comparative group. 1st State has a higher level of passive investments with 25.14% of its assets invested in cash, investments, and mortgage-backed securities, versus 22.68% for the comparative group. 1st State has a lower percentage of its assets in loans, at 70.89% versus 76.80% for the comparative group. 1st State's percentage of earning assets to interest costing liabilities is lower than that of the group. 1st State has 109.8% and the comparative group averages 115.35%. After conversion, 1st State's ratio will be above that of the group of comparatives (approximately 120% at the midpoint).

     The liability side differs mainly in that 1st State has a lower percentage of borrowings and equity and a higher percentage of deposits. 1st State has borrowings equal to 6.94% of assets versus 11.00% for the comparative group and 1st State has deposits equal to 81.77% of assets versus 74.33% for the comparative group. 1st State's equity to assets ratio is 9.01% versus 13.63% for the group. 1st State's pro forma equity to assets ratio at the midpoint is 16.6%.

RISK FACTORS

     Both 1st State and the comparative group have low levels of nonperforming assets, with 1st State's being slightly lower than the comparative group. 1st State's loan loss allowance is 1.64% of net loans, which compares favorably with the comparative group. 1st State's one year gap to assets is negative 16.90% versus negative 19.20% for the comparative group.

SUMMARY OF FINANCIAL COMPARISON

     Based on the above discussion of operational, balance sheet, and risk characteristics of 1st State compared with the group, we believe that 1st State's performance is level with that of the comparative group. While 1st State's capital level is below the comparative group, the conversion proceeds will increase its capital above the comparatives.

FUTURE PLANS

     1st State's future plans are to remain a well capitalized, profitable institution with good asset quality and a commitment to serving the needs of its trade area, emphasizing lending and the continuing transition from thrift to commercial bank. The business plan emphasizes growth in consumer lending and commercial lending. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current policy. During that period of time, management is willing to accept a lower return on equity.

     1st State has always adhered to a controlled growth policy, and in recent years, it has continued to experience healthy growth. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. Adjustable rate and short term loans will be emphasized. The Bank will continue to minimize long term, fixed rate loans. The Bank's business plan projects that it will experience growth in loans, savings deposits, and liquidity. And Management intends to continue to build the Bank's mortgage banking operation.

     1st State has no current plans to open or acquire branches. However, the additional capital and the formation of a holding company would make acquisition of branches or another financial institution a viable option. Management intends to expand and may open additional full service branches and loan production offices if necessary to meet the Bank's growth plans.

     Increasing market penetration by increasing the number of services and products available, coupled with opening additional offices, are the most likely methods to be employed to achieve growth on a long-term basis.

              Table III.1 - Comparatives General Characteristics

                                                                                               Total                Current  Current

                                                                                    Number     Assets                Stock    Market

                                                                       Type           of       $000)                 Price    Value
Ticker     Short Name                         City            State   Thrift (1)    Offices     MRQ      IPO Date      ($)     ($M)
ANA        Acadiana Bancshares Inc.           Lafayette       LA      Trad.           5       289,187    07/16/96   17.188    39.17
ASBI       Ameriana Bancorp                   New Castle      IN      Trad.           9       375,297    03/02/87   18.000    58.55
CBK        Citizens First Financial Corp.     Bloomington     IL      Trad.           6       281,068    05/01/96   15.000    34.33
FFFD       North Central Bancshares Inc.      Fort Dodge      IA      Trad.           7       334,718    03/21/96   16.750    51.99
HBFW       Home Bancorp                       Fort Wayne      IN      Trad.           9       360,286    03/30/95   26.625    62.60
HRBF       Harbor Federal Bancorp Inc.        Baltimore       MD      Trad.           9       231,693    08/12/94   20.500    38.19
JXVL       Jacksonville Bancorp Inc.          Jacksonville    TX      Trad.           7       242,673    04/01/96   14.750    35.72
MFBC       MFB Corp.                          Mishawaka       IN      Trad.           5       310,030    03/25/94   20.750    30.59
MFFC       Milton Federal Financial Corp.     West Milton     OH      Trad.           4       235,275    10/07/94   14.375    32.15
OHSL       OHSL Financial Corp.               Cincinnati      OH      Trad.           5       252,396    02/10/93   14.625    36.50
PFDC       Peoples Bancorp                    Auburn          IN      Trad.           7       304,320    07/07/87   20.000    67.50
SOPN       First Savings Bancorp Inc.         Southern Pines  NC      Trad.           5       304,168    01/06/94   22.750    84.73

Maximum                                                                               9       375,297               26.625    84.73
Minimum                                                                               4       231,693               14.375    30.59
Average                                                                               7       293,426               18.443    47.67
Median                                                                                7       296,678               17.594    38.68

           (1) Type thrift determined by reference to BankSearch, published by Sheshunoff Information Services, Inc. Information included in BankSearch is derived from call reports filed with the FDIC and TFR's filed with the OTS. The institutions included in the comparative group above are all considered traditional, though several of them exhibit tendencies of a thrift in transition to a commercial bank.

                    Table III.2 - Key Financial Indicators


                                                            1ST STATE              COMPARATIVE
                                                              BANK                    GROUP
                                                      ---------------------    -------------------
Profitability
  (% of average assets)
Net income (1)                                                1.02                   1.05
Net interest income                                           3.53                   3.21
Loss (recovery)  provisions                                   0.17                   0.05
Other operating income                                        0.55                   0.36
Operating expense                                             2.48                   1.96
Efficiency ratio                                             60.84                  55.69
Core income ( excluding gains
   and losses on asset sales) (1)                             1.02                   0.98

Balance Sheet Factors
   (% of assets)
Cash and investments                                         24.48                  18.89
Mortgage-backed securities (including CMO's)                  0.66                   3.79
Loans                                                        70.89                  76.80
Savings deposits                                             81.77                  74.33
Borrowings                                                    6.94                  11.00
Equity                                                        9.01                  13.63
Tangible equity                                               9.01                  13.47

Risk Factors
   (%)
Earning assets/costing liabilities                          109.80                 115.35
Non-performing assets/assets                                  0.09                   0.35
Loss allowance/non performing assets                      1,227.38                 102.47
Loss allowance/loans                                          1.64                   0.45
One year gap/assets (2)                                     (16.90)                (19.20)

(1) Used appraisal earnings.
(2) Only 8 of the 12 in the group reported one year gap.

                      Table III.3 - Pro Forma Comparisons

As of October 30, 1998

Ticker     Name                                   Price      Mk Value      PE       P/Book      P/TBook    P/Assets   Div Yld
                                                   ($)        ($Mil)       (X)       (%)          (%)         (%)       (%)
           1st State Bank
           --------------
           Before Conversion                         N/A         N/A        N/A       N/A         N/A        N/A        N/A
           Pro Forma Supermaximum                 20.000       39.68       12.9      70.7        70.7       13.3       2.00
           Pro Forma Maximum                      20.000       34.50       11.6      67.1        67.1       11.8       2.00
           Pro Forma Midpoint                     20.000       30.00       10.4      63.5        63.5       10.5       2.00
           Pro Forma Minimum                      20.000       25.50        9.2      59.3        59.3        9.2       2.00

           Comparative Group
           -----------------
           Averages                               18.443       47.67       19.0     118.2       119.7       16.2       2.60
           Medians                                17.594       38.68       17.8     117.6       120.9       15.1       2.55

           North Carolina Thrifts
           ----------------------
           Averages                               13.906       35.27       15.6     103.5       103.9       19.6       3.51
           Medians                                13.063       25.79       16.8      99.1       100.7       18.2       3.60

           Southeast Region Thrifts
           ------------------------
           Averages                               16.177       68.96       18.9     137.7       142.2       16.9       2.68
           Medians                                15.000       40.78       18.5     120.9       120.3       15.6       2.63

           All Public Thrifts
           ------------------
           Averages                               17.165      267.87       17.6     131.7       138.7       14.7       2.23
           Medians                                15.250       43.46       16.5     120.3       122.3       13.8       2.26

           Comparative Group
           -----------------
ANA        AcadianaBcshs-LA                       17.188       39.17       14.8      99.2        99.2       13.5       2.56
ASBI       AmerianaBancorp-IN                     18.000       58.55       18.0     128.3       130.6       15.6       3.56
CBK        CitizensFirst-IL                       15.000       34.33       34.9      96.6        96.6       13.5          -
FFFD       NorthCentral-IA                        16.750       51.99       12.7     104.6       120.3       15.5       1.91
HBFW       HomeBancorp-IN                         26.625       62.60       21.3     145.7       145.7       17.4       1.20
HRBF       HarborFedBncp-MD                       20.500       38.19       20.7     129.0       129.0       16.5       2.54
JXVL       Jacksonville-TX                        14.750       35.72       11.7     101.9       101.9       14.7       3.39
MFBC       MFBCorp-IN                             20.750       30.59       16.6      99.1        99.1        9.9       1.64
MFFC       MiltonFedFinl-OH                       14.375       32.15       25.2     113.8       113.8       13.7       4.17
OHSL       OHSLFinancial-OH                       14.625       36.50       19.0     131.5       131.5       14.5       3.42
PFDC       PeoplesBancorp-IN                      20.000       67.50       15.9     147.4       147.4       22.1       2.40
SOPN       FirstSvngsBncp-NC                      22.750       84.73       17.5     121.5       121.5       27.8       4.40

                      Table III.3 - Pro Forma Camparisons

As of October 30, 1998

Ticker     Name                                      Assets          Eq/A      TEq/A       EPS       ROAA       ROAE
                                                     ($000)           (%)       (%)        ($)       (%)         (%)
           1st State Bank
           --------------
           Before Conversion                          288,223          9.0       9.0         N/A      1.02      1.30
           Pro Forma Supermaximum                     321,604         18.8      18.8        1.55      1.08      5.60
           Pro Forma Maximum                          317,121         17.6      17.6        1.72      1.07      5.92
           Pro Forma Midpoint                         313,223         16.6      16.6        1.92      1.06      6.25
           Pro Forma Minimum                          309,325         15.5      15.5        2.17      1.05      6.63

           Comparative Group
           -----------------
           Averages                                   293,426         13.6      13.5        1.05      0.98      6.82
           Medians                                    296,678         13.2      13.0        1.21      0.84      6.93

           North Carolina Thrifts
           ----------------------
           Averages                                   183,650         19.6      19.6        0.94      1.27      6.37
           Medians                                    139,663         18.0      18.0        0.74      1.31      6.12

           Southeast Region Thrifts
           ------------------------
           Averages                                   509,581         13.6      13.6        0.91      0.98      7.73
           Medians                                    186,341         12.9      13.1        0.81      0.98      7.31

           All Public Thrifts
           ------------------
           Averages                                 1,787,673         11.9      11.7        1.08      0.92      8.60
           Medians                                    360,286         10.2       9.9        0.96      0.85      7.64

           Comparative Group
           -----------------
ANA        AcadianaBcshs-LA                           289,187         13.7      13.7        1.16      0.94      6.13
ASBI       AmerianaBancorp-IN                         375,297         12.2      12.0        1.00      0.84      7.33
CBK        CitizensFirst-IL                           281,068         14.0      14.0        0.43      0.41      2.93
FFFD       NorthCentral-IA                            334,718         14.9      13.2        1.32      1.38      8.34
HBFW       HomeBancorp-IN                             360,286         11.9      11.9        1.25      0.83      6.68
HRBF       HarborFedBncp-MD                           231,693         12.8      12.8        0.99      0.77      6.03
JXVL       Jacksonville-TX                            242,673         14.5      14.5        1.26      1.33      9.13
MFBC       MFBCorp-IN                                 310,030         10.0      10.0        1.25      0.71      6.24
MFFC       MiltonFedFinl-OH                           235,275         11.2      11.2        0.57      0.54      4.67
OHSL       OHSLFinancial-OH                           252,396         10.8      10.8        0.77      0.78      7.17
PFDC       PeoplesBancorp-IN                          304,320         15.0      15.0        1.26      1.45      9.56
SOPN       FirstSvngsBncp-NC                          304,168         22.9      22.9        1.30      1.76      7.64

                                                    Note: Stock prices are closing prices or last trade. Pro forma calculations for 1st State are based on sales at $20 a share with a minimum of $25,500,000, midpoint of $30,000,000,
                                                    maximum of $34,500,000, and supermaximum of $39,675,000.
                                                    Sources: 1st State's audited and unaudited financial Statements,
                                                    SNL Securities, and F&C calculations.

                                  SECTION IV

                             CORRELATION OF MARKET

                                     VALUE

                       IV.  CORRELATION OF MARKET VALUE

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

          Certain factors must be considered to determine whether adjustments are required in correlating 1st State's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest.

          This section addresses the aforementioned factors and the estimated pro forma market value of the to-be-issued common shares and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

FINANCIAL ASPECTS

          Section III includes a discussion regarding a comparison of 1st State's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table III.3 presents certain key indicators on a pro forma basis after conversion.

          As shown in Table III.2, from an earnings viewpoint, 1st State is below its comparative group in return on assets but above its comparative group in core income as a percentage of average assets. 1st State's net interest income as a percent of assets is 3.53% versus 3.21% for the comparatives. The difference is attributable to the loan mix (i.e., 1st State has more in consumer and commercial loans, which have higher yields), and 1st State's deposit mix, which includes more transaction accounts. 1st State's higher ratio of assets in passive investments, at 25.14% versus 22.68% for the comparatives, reduces net interest income as a percentage of assets as contrasted with the comparatives.

          1st State's loan loss provisions are well above its comparative group, with loss provisions of 0.17% of assets versus 0.05% of assets for the comparative group. This results from 1st State having higher levels of consumer and commercial loans, which generally entail more risk. 1st State's other operating income is 0.55% of average assets, versus 0.36% for the comparative group. 1st State's higher ratio results from its higher level of off-balance sheet assets (i.e., loan servicing) and from its loan and deposit mix, which are more commercial bank oriented, and give rise to more fee income.

          1st State's operating expense ratio, at 2.48% of average assets, is well above that of the comparative group, which is 1.96%. 1st State's higher ratio results from its generally higher level of loan servicing and from its generally higher levels of commercial bank type loans and deposits.

          After 1st State completes its stock conversion, its core income as a percentage of average assets will increase. Table III.3 projects that 1st State's return on assets will be 1.06% at the midpoint, versus a mean of 0.98% and median of 0.84% for the comparative group.

          1st State's pro forma equity to assets ratio at the midpoint is 16.6%, versus a mean of 13.6% and median of 13.2% for the comparative group, making it difficult for 1st State to achieve a reasonable return on equity. 1st State's pro forma return on equity is below the comparative group--6.25% at the midpoint versus a mean of 6.82% and median of 6.93% for the comparative group.

          1st State's recorded earnings have been adjusted for appraisal purposes. The Bank recorded higher than normal loan loss provisions and securities losses.

                  TABLE IV.1 - APPRAISAL EARNINGS ADJUSTMENTS

Net income, year ended September 30, 1998                                                    $2,521,000
Plus securities losses                                                                          246,000
Plus loan loss provisions in excess of normal amount--477,000 - 315,000                         162,000
Less applicable taxes on above adjustments at 36.0%                                            -147,000
                                                                                    -------------------
Appraisal earnings, year ended September 30, 1998                                            $2,782,000
                                                                                    ===================

          1st State's asset composition is similar but more passive, than the comparative group. 1st State has a lower ratio of loans to assets, higher ratio of investments and mortgage-backed securities to assets, higher ratio of deposits to assets, and lower ratio of borrowings to assets. From the risk factor viewpoint, 1st State is similar to the comparative group. 1st State has a slightly lower level of non performing assets. 1st State's loan loss allowance is 1.64% of net loans, comparing favorably with the comparative group, which is 0.45%. 1st State has a higher level of consumer and commercial loans, which entail a higher level of risk. Its ratio of interest earning assets to interest bearing liabilities (109.80%) is slightly below the comparative group (115.35%). 1st State's ratio will be above the comparative group after conversion. From an interest rate risk factor, 1st State has no more interest rate risk than the comparative group.

          We believe that NO ADJUSTMENT is necessary relative to financial
                          -------------
aspects of 1st State.

MARKET AREA

          Section II describes 1st State's market area.

          We believe that NO ADJUSTMENT is required for 1st State's market area.
                          -------------

MANAGEMENT

          The President, who functions as CEO, has been with 1st State 10 years, serving as CEO since 1988. Prior to joining 1st State, the CEO spent 23 years with a major North Carolina commercial bank. The Executive Vice President and Chief of Commercial and Retail Banking ("CCR") has been with the Bank for 9 years, after serving for 13 years with a major North Carolina commercial bank. The Executive Vice President and CFO, a certified public accountant, has been with the Bank 13 years. Prior to joining 1st State, she spent 4 years in public accounting and 5 years in the insurance and banking business. The rest of the officers have either served 1st State for many years or other financial institutions performing the duties they perform for 1st State. To facilitate the Bank's conversion from thrift to commercial bank, the Bank's management staff includes a wealth of commercial bank experience with quality, major banks. 1st State's results compare well with the comparative group. 1st State's management has done a better job of planning and preparing for the Bank's future. 1st State has a management succession plan.

          We believe that an UPWARD ADJUSTMENT is required for 1st State's
                             -----------------
management.

DIVIDENDS

          Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on price of 2.60% and a median of 2.55%, while all public thrifts are paying a mean of 2.23% and median of 2.26%. 1st State intends to pay a dividend at an initial annual rate of 2.00%.

          We believe that NO ADJUSTMENT is required relative to 1st State's
                          -------------
intention to pay dividends.

LIQUIDITY

          The Holding Company has never issued capital stock to the public, and as a result, no existing market for the Common Stock exists. Although the Holding Company has applied to list its Common Stock on Nasdaq, there can be no assurance that a liquid trading market will develop.

          A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence, in the market place, of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

          The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $30.59 million to $84.73 million, with a mean value of $47.67 million and a median value of $38.68 million. The midpoint of 1st State's valuation range is $33.0 million at $20 a share, or 1,650,000 shares (including the 150,000 shares that will be contributed to the charitable foundation).

          We believe NO ADJUSTMENT is required relative to the liquidity of 1st
                     -------------
State's stock.

THRIFT EQUITY MARKET CONDITIONS

          The SNL Thrift Index is summarized in Figure IV.1. As the table demonstrates, the Thrift Index has performed well since the end of 1990. The Index has grown as follows: Year ended December 31, 1991--increased 49.0% from
96.6 to 143.9; Year ended December 31, 1992--increased 39.7% to 201.1; Year ended December 31, 1993--increased 25.6% to 252.5; Year ended December 31, 1994- -decreased 3.1% to 244.7; Year ended December 31, 1995--increased 53.9% to 376.5; Year ended December 31, 1996--increased 28.4% to 483.6; Year ended December 31, 1997--increased 68.3% to 814.1; and Period ended October 30, 1998-- decreased 16.9% to 676.3. It is market value weighted with a base value of 100 as of March 31, 1984.

          As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering from December 31, 1990 through October 30, 1998, the market, as depicted by the index, has experienced fluctuations recently. It dipped in the latter part of 1994, but recovered during the first quarter of 1995. It subsequently enjoyed a robust climb through March 1998. However, the Index dropped 22.2% from March 31, 1998 to October 30, 1998. As has been the case with the equities market in general, there have been significant fluctuations during the recent months. For example, the index declined by 18.7% during the eight day period from September 30, 1998 to October 8, 1998 (651.3 to 529.7), then increased 24.1% during the eight day period from October 8, 1998, to October 16, 1998 (529.7 to 657.1).

          The increase in the SNL Index, in general, has been parallel with the increases in other equity markets with some interim fluctuations caused by changes or anticipated changes in interest rates. Another factor, however, is also notable. In other markets, increased prices are responding to improved profits, with price to earnings ratios increasing as earnings potentials are anticipated. However, the thrift IPO market has been affected by speculation that the majority of the institutions will become viable consolidation candidates and sell at some expanded multiple of book value.

NORTH CAROLINA ACQUISITIONS

          Table IV.2 provides information relative to acquisitions of financial institutions in North Carolina announced between January 1, 1997 and October 30, 1998. There were seven thrift acquisitions and five bank acquisitions announced during that time frame. Seven of the acquisitions were announced in 1997 and five have been announced in 1998. Currently, there are 12 publicly held thrifts in the State of North Carolina. There are 53 publicly held thrifts in the southeast region of the country. Bank acquisitions in North Carolina since January 1, 1997, have averaged 338.0% of tangible book value and 34.6 times earnings. The median price has been 322.3% of tangible book value and 30.7 times earnings. Thrifts generally sell at lower price/book multiples than do banks. Thrifts in North Carolina during that period have averaged 146.7% of tangible book value and 32.5 times earnings. 1st State, unlike many other thrifts in North Carolina, has never seriously considered an offer to be acquired.

EFFECT OF INTEREST RATES ON THRIFT STOCK

          The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve reduced short term interest rates 25 basis points ("BP") on September 29, 1998, and again on October 15, 1998. Unemployment has now reached new low levels and inflation is still in check. One of the major reasons the inflationary trends are acceptable is the impact on the U. S. economy by the economic problems in the Asian rim. Several of the economies in that region are experiencing significant problems, and could in fact be considered in a depression. Notable impact from these faltering economies is the recent decline in oil prices and the lack of stability in Asian rim currencies. Recently, the Fed working in conjunction with the Japanese central bank did support and stabilize the Yen. However, this is only one skirmish in a major war. The Yen will devaluate before year-end. The economic problems of the East will have a negative impact on our economy as these countries try to export themselves out of their cash problems. The prices of their products will fall and their purchase of our export goods will diminish and U.S. trade deficits will increase. Problems in that region have and will continue to cause problems in the U. S. equities markets and could cause our economy to slow.

          The thrift equities market is following the market in general. However, the thrift equities market will continue to be influenced by the speculation that there will eventually be a buyout, and by the fact that thrift conversion IPO stock can be purchased at significant discounts from book value. These two facts could keep the thrift equities market from falling as much as the other general markets. Large mergers are likely to slow. But at the regional level, merger activity is likely to continue.

          What is likely to happen in the short to intermediate term is that rates will float around current levels for the next few months. The yield curve will continue to be of normal configuration, but exceedingly flat. Some economists feel that a flattening yield curve could be signaling a business slowdown. The current spread (see Figure IV.2) is 1.03% between the one year T-Bill and the 30 year long bond. Historically, when the yield curve becomes flat, the "GDP" growth also slows.

          With the Federal Reserve always ready to raise (or lower) rates as economic conditions warrant, it is likely that during the next few months, interest rates will be stable. The supply and demand portion of the equation is nicely balanced, and a continuation of such equilibrium will probably restrain rising rates in the near term. It is even possible that in the short-term, interest rates might ease a bit.

          With consumer confidence at a high level, jobs plentiful, inflation seemingly in check, and the economy healthy and continuing to expand, why shouldn't the economy continue to roll onward and upward? From an analytical view, there is little on the economic horizon at this time other than the Asian situation that would interfere with continuing economic expansion for at least another six months to nine months.

          Thrift net interest margins have remained stable. The equilibrium in the supply and demand portion of the interest rate market has helped continue the profitability mode of the industry that started in 1993. Access to mortgage-backed securities and derivatives has made it possible for many to be profitable without making loans in significant volumes.

          Figure IV.2 graphically displays the rate environment since May 15, 1998. At that time, the yield curve was relatively flat, with only a 52 BP difference between the one year treasury bill rate and the 30 year treasury. Since that time, the yield curve has become more sloped, with a 103 BP spread between the one year treasury bill rate and the 30 year treasury rate at October 30, 1998.

          At May 15, 1998, the spread between the 1 year T-Bill and the 5 year T-Note was negative 23 BP, and the spread between the 5 year T-Note and the 30 year bond was 31 BP. On October 30, 1998, the spreads were 13 BP and 90 BP, respectively.

          From May 15, 1998, to October 30, 1998, the Fed Funds rate decreased 54 BP and the Prime Rate decreased 50 BP.

          Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult and the latter is unlikely.

          1st State, with its interest rate risk management combined with its equity position (especially on a pro forma basis), is less vulnerable to rising rates than most.

          During 1993, conversion stocks often experienced first day 30% or more increases in value. However, as Table IV.3 shows, recent price appreciation has not been as robust. While price appreciation for conversions closing between July 1, 1997, and March 31, 1998, were shattering previous records for immediate increases, the pops have subsided significantly since that time. Table IV.3 provides information on 13 conversions completed since April 30, 1998. The average change in price since conversion is a loss of 0.7% and the median change is 0.0%. Within that group, 6 have decreased in value, 5 have increased in value, and 2 experienced no change. The worst performer decreased 23.8% in value and the best performer increased 40.0% in value. The average increase in value at one day, one week, and one month after conversion has been 10.2%, 11.0%, and 9.5%, respectively. The median increase in value at one day, one week, and one month after conversion has been 14.4%, 8.1%, and 12.5%, respectively.

          Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is some information available for reviewing the price to book ratio. The average price-to-book ratio, as of October 30, 1998, is 74.9% and the median is 74.9%. That compares to the offering price to pro forma book, where the average was 73.5% and the median was 74.8%.

          We believe a DOWNWARD ADJUSTMENT is required for the new issue
                       -------------------
discount.

ADJUSTMENTS CONCLUSION

                              ADJUSTMENTS SUMMARY
--------------------------------------------------------------------------------
                                    NO CHANGE           UPWARD        DOWN

Financial Aspects                      X
Market Area                            X
Management                                                 X
Dividends                              X
Liquidity                              X
Thrift Equity Market Conditions                                         X
--------------------------------------------------------------------------------

VALUATION APPROACH


          Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

          Table III.3 presents 1st State's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. 1st State's earnings for the twelve months ended September 30, 1998, were approximately $2,521,000, with adjustments of $261,000 required to determine appraisal earnings of $2,782,000. Management has indicated an intention, through its diversification of deposit and loan products, to exhibit the flexibility in operations needed to serve both the public and the institution. The Bank is positioned to manage reasonable interest rate variations. The Bank projects moderate growth.

          The comparative group traded at an average of 19.0 times earnings at October 30, 1998, and at 118.2% of book value. The comparative group traded at a median of 17.8 times earnings and a median of 117.6% of book value. At the midpoint of the valuation range, 1st State is priced at 10.4 times earnings and 63.5% of book value. At the maximum end of the range, 1st State is priced at
11.6 times earnings and 67.1% of book value. At the supermaximum, 1st State is priced at 12.9 times earnings and 70.7% of book value.

          The midpoint valuation of $30,000,000 represents a discount of 46.3% from the average and a discount of 46.0% from the median of the comparative group on a price/book basis. The price/earnings ratio for 1st State at the midpoint represents a discount of 45.3% from the comparative group's mean and a discount of 41.6% from the median price/earnings ratio.

          The maximum valuation of $34,500,000 represents a discount of 43.2% from the average and 42.9% from the median of the comparative group on a price/book basis. The price/earnings ratio for 1st State at the maximum represents a discount of 38.9% from the average and a discount of 34.8% from the median of the comparative group.

          As shown in Table IV.3, conversions closing since April 30, 1998 (excluding mutual holding companies), have closed at an average price to book ratio of 73.5% and median of 74.8%. 1st State's pro forma price to book ratio is 63.5% at the midpoint, 67.1% at the maximum, and 70.7% at the supermaximum of the range. At the midpoint, 1st State is 13.6% below the average and 15.1% below the median. At the maximum of the range, 1st State is 8.7% below the average and 10.3% below the median. At the supermaximum of the range, 1st State's pro forma price to book ratio is 3.8% below the average and 5.5% below the median. However, it should be noted that the last three standard conversions that closed prior to October 30, 1998, closed at price to book ratios of 71.7%, 69.9%, and 62.7%, respectively.

VALUATION CONCLUSION

          We believe that as of October 30, 1998, the estimated pro forma market value of 1st State was $30,000,000. The resulting valuation range was $25,500,000 at the minimum to $34,500,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $39,675,000, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in
Exhibit VII.

                    Table IV.2 - North Carolina Acquisitions
                       (Announced Since January 1, 1997)


                                                                                         Seller:         Seller:       Ann'd
                                                                                         1:Total         1:Eqty/      Deal Pr/
                             Bank/                              Bank/     Announce        Assets         Assets        Assets
Buyer                  ST    Thrift Seller                 ST   Thrift    Date            ($000)           (%)          (%)
Carolina First BcShs   NC    Bank   Community B&T          NC    Bank         4/15/98       94,982           10.4          35.3
Triangle Bancorp       NC    Bank   Guaranty State Bncp    NC    Bank        10/16/97      103,830           10.8          34.2
First Charter Corp.    NC    Bank   Carolina State Bank    NC    Bank         6/30/97      139,014            9.0          30.4
Triangle Bancorp       NC    Bank   Bank of Mecklenburg    NC    Bank         3/27/97      259,280            7.0          16.2
LSB Bancshares         NC    Bank   Old North State Bank   NC    Bank         1/21/97      128,497            8.4          25.3
Capital Bank           NC    Bank   Home SB of Siler Cty   NC    Thrift       9/29/98       58,813           16.7          25.0
Centura Banks Inc.     NC    Bank   Scotland Bncp Inc.     NC    Thrift       8/26/98       61,082           24.9          37.2
First Western Bank     NC    Bank   Mitchell Bancorp       NC    Thrift       8/13/98       37,306           39.2          50.9
First Charter Corp.    NC    Bank   HFNC Financial Corp.   NC    Thrift       5/18/98      979,554           17.2          24.5
Triangle Bancorp       NC    Bank   United Federal Svgs    NC    Thrift      12/26/97      301,924            7.8          18.1
Southern Bancshares    NC    Bank   ESB Bncp               NC    Thrift      11/21/97       26,502           19.0          24.2
First Citizens BcShs   NC    Bank   First Savings Fin'l    NC    Thrift        4/3/97       55,850           16.4          19.0

                                    Maximum                                                979,554           39.2          50.9
                                    Minimum                                                 26,502            7.0          16.2
                                    Average                                                187,220           15.6          28.3
                                    Median                                                  99,406           13.6          25.1
                                    Bank Average                                           145,121            9.1          28.3
                                    Bank Median                                            128,497            9.0          30.4
                                    Thrift Average                                         217,290           20.2          28.4
                                    Thrift Median                                           58,813           17.2          24.5

                   Table IV.2 - North Carolina Acquisitions
                       (Announced Since January 1, 1997)


                           Ann'd        Ann'd        Ann'd         Ann'd          Ann'd         Seller:      Seller:
                           Deal       Deal Pr/      Deal Pr/       Deal        TgBk Prem/        1:YTD        1:YTD
                           Pr/Bk        4-Qtr        Tg Bk        Pr/Deps       CoreDeps         ROAA          ROAE        Consider
Seller                      (%)        EPS (x)        (%)           (%)            (%)            (%)           (%)        Type
Community B&T               338.9         59.7         479.0         40.57        35.36            0.61         5.86       Com Stock
Guaranty State Bncp         301.5         30.7         301.5         39.44        31.77            1.15        10.71       Com Stock
Carolina State Bank         336.3         35.1         356.8         35.25        30.24            0.78         8.46       Com Stock
Bank of Mecklenburg         217.8         20.6         230.3         23.83        19.18            0.82        11.27       Com Stock
Old North State Bank        284.1         27.0         322.3         29.59        24.83            0.98        11.64       Com Stock
Home SB of Siler Cty        147.4         58.1         147.4         30.56        10.89            0.49         2.91       Com Stock
Scotland Bncp Inc.          147.6         23.5         147.6         50.69        18.18            0.96         3.95       Cash
Mitchell Bancorp            127.2         40.0         127.2         88.11        28.50            1.23         2.99       Mixture
HFNC Financial Corp.        142.1         18.6         142.1         55.59        21.98            1.48         8.12       Com Stock
United Federal Svgs         233.9         29.3         233.9         20.69        13.30            0.66         8.84       Com Stock
ESB Bncp                    126.9         25.3         126.9         30.48         8.30            1.98        10.55       Cash
First Savings Fin'l         102.1           NA         102.1         23.40         3.88           (0.99)       (5.64)      Cash

Maximum                     338.9         59.7         479.0         88.11        35.36            1.98        11.64
Minimum                     102.1         18.6         102.1         20.69         3.88           (0.99)       (5.64)
Average                     208.8         33.4         226.4         39.02        20.53            0.85         6.64
Median                      182.7         29.3         189.0         32.91        20.58            0.89         8.29
Bank Average                295.7         34.6         338.0         33.74        28.28            0.87         9.59
Bank Median                 301.5         30.7         322.3         35.25        30.24            0.82        10.71
Thrift Average              146.7         32.5         146.7         42.79        15.00            0.83         4.53
Thrift Median               142.1         27.3         142.1         30.56        13.30            0.96         3.95

                                                                                  Conversion          Gross      Offering
                                                                                      Assets       Proceeds         Price
Ticker          Short Name                               State      IPO Date           ($000)         ($000)          ($)
FNFI            First Niles Financial Inc.               OH         10/27/98          72,497         17,544      10.000
SFFS            Sound Federal Bancorp (MHC)              NY         10/08/98         254,749         22,995      10.000
CNYF            CNY Financial Corp.                      NY         10/06/98         233,729         52,516      10.000
WEBK            West Essex Bancorp (MHC)                 NJ         10/05/98         299,025         17,729      10.000
CITZ            CFS Bancorp Inc.                         IN         07/24/98         746,050        178,538      10.000
HSTD            Homestead Bancorp Inc.                   LA         07/20/98              NA             NA      10.000
PSBI            PSB Bancorp Inc.                         PA         07/17/98              NA             NA      10.000
THTL            Thistle Group Holdings Co.               PA         07/14/98              NA             NA      10.000
UCFC            United Community Finl Corp.              OH         07/09/98       1,044,993        334,656      10.000
BCSB            BCSB Bankcorp Inc. (MHC)                 MD         07/08/98         251,738         22,866      10.000
HRBT            Hudson River Bancorp                     NY         07/01/98         664,996        173,337      10.000
LIBB            Liberty Bancorp Inc. (MHC)               NJ         07/01/98         217,437         18,336      10.000
FKAN            First Kansas Financial Corp.             KS         06/29/98          95,655         15,539      10.000

Maximum                                                                            1,044,993        334,656      10.000
Minimum                                                                               72,497         15,539      10.000
Average                                                                              388,087         85,406      10.000
Median                                                                               253,244         22,931      10.000

Excluding
MHC's:
----------------
Maximum                                                                            1,044,993        334,656      10.000
Minimum                                                                               72,497         15,539      10.000
Average                                                                              476,320        128,688      10.000
Median                                                                               449,363        112,927      10.000

                        Table IV.3 - Recent Conversions
                       (Completed since April 30, 1998)

                            Conversion Pricing Ratios
                --------------------------------------------------------
                  Price/            Price/       Price/          Price/        Current       Current          Current
                Pro-Forma         Pro-Forma     Pro-Forma       Adjusted        Stock         Price/        Price/ Tang
               Book Value        Tang. Book     Earnings         Assets         Price        Book Value      Book Value
Ticker            (%)               (%)            (x)            (%)             ($)           (%)             (%)
FNFI               62.7              62.7         23.9           19.5          10.813             NA            NA
SFFS              100.0             100.0         15.6            8.3          10.000             NA            NA
CNYF               69.9              69.9         47.2           18.3          10.000             NA            NA
WEBK               95.4              95.4         40.2            5.6           9.750             NA            NA
CITZ               71.7                NA         18.2           19.3           9.875             NA            NA
HSTD              100.0                NA           NA             NA           8.000             NA            NA
PSBI              100.0                NA           NA             NA           7.625             NA            NA
THTL              100.0                NA           NA             NA           9.000             NA            NA
UCFC               77.8              77.8         14.1           24.3          14.000             NA            NA
BCSB              142.3             142.3         26.1            8.3          10.063             NA            NA
HRBT               80.1                NA         22.3           20.7          10.313           75.0          75.1
LIBB              121.6             121.6         20.4            7.8           9.625             NA            NA
FKAN               78.5              78.5         14.0           14.0          10.063           74.8          75.7

Maximum           142.3             142.3         47.2           24.3          14.000           75.0          75.7
Minimum            62.7              62.7         14.0            5.6           7.625           74.8          75.1
Average            92.3              93.5         24.2           14.6           9.933           74.9          75.4
Median             95.4              87.0         21.4           16.2          10.000           74.9          75.4

Excluding
MHC's:
-----------
Maximum            80.1              78.5         47.2           24.3          14.000           75.0          75.7
Minimum            62.7              62.7         14.0           14.0           9.875           74.8          75.1
Average            73.5              72.2         23.3           19.4          10.844           74.9          75.4
Median             74.8              73.9         20.3           19.4              10           74.9          75.4

                        Table IV.3 - Recent Conversions
                       (Completed Since April 30, 1998)

             Price One     Price One     Price One                  Post Conversion Price Increases (Decreases)
                                                       --------------------------------------------------------------------
             Day After    Week After   Month After             One         One           One            To     Since End
            Conversion    Conversion    Conversion             Day        Week         Month          Date      of Day 1
Ticker             ($)           ($)           ($)             (%)         (%)           (%)           (%)           (%)
FNFI            11.500        10.813            NA           15.0         8.1            NA           8.1          (6.0)
SFFS             8.500         8.938            NA          (15.0)      (10.6)           NA           -            17.6
CNYF             9.500         9.500            NA           (5.0)       (5.0)           NA           -             5.3
WEBK            10.000         9.938            NA            -          (0.6)           NA          (2.5)         (2.5)
CITZ            11.438        10.938         9.750           14.4         9.4          (2.5)         (1.3)        (13.7)
HSTD             9.313         9.250         8.500           (6.9)       (7.5)        (15.0)        (20.0)        (14.1)
PSBI             9.188         9.125         7.813           (8.1)       (8.8)        (21.9)        (23.8)        (17.0)
THTL             9.938         9.813         9.000           (0.6)       (1.9)        (10.0)        (10.0)         (9.4)
UCFC            15.000        16.000        15.750           50.0        60.0          57.5          40.0          (6.7)
BCSB            12.563        12.625        11.625           25.6        26.3          16.3           0.6         (19.9)
HRBT            12.563        13.500        13.375           25.6        35.0          33.8           3.1         (17.9)
LIBB            11.438        11.625        11.250           14.4        16.3          12.5          (3.8)        (15.9)
FKAN            12.313        12.250        11.500           23.1        22.5          15.0           0.6         (18.3)

Maximum         15.000        16.000        15.750           50.0        60.0          57.5          40.0          17.6
Minimum          8.500         8.938         7.813          (15.0)      (10.6)        (21.9)        (23.8)        (19.9)
Average         11.020        11.101        10.951           10.2        11.0           9.5          (0.7)         (9.1)
Median          11.438        10.813        11.250           14.4         8.1          12.5           -           (13.7)

Excluding
MHC's:
----------
Maximum         15.000        16.000        15.750           50.0        60.0          57.5          40.0           5.3
Minimum          9.500         9.500         9.750           (5.0)       (5.0)         (2.5)         (1.3)        (18.3)
Average         12.052        12.167        12.594           20.5        21.7          25.9           8.4          (9.5)
Median          11.907        11.594        12.438           19.1        15.9          24.4           1.9         (10.2)

                                  Table IV.4
                         Comparison Of Pricing Ratios

                                                                         Group                          Percent Premium
                                            1st State                 Compared to                      (Discount) Versus
                                                            --------------------------------   ---------------------------------
                                              Bank                 Average           Median            Average           Median
                                         ---------------    ---------------  ---------------   ---------------- ----------------
COMPARISON OF PE RATIO AT
  MIDPOINT TO:
------------------------------
Comparative group                                  10.4               19.0             17.8              (45.3)           (41.6)
North Carolina thrifts                             10.4               15.6             16.8              (33.3)           (38.1)
Southeast Region thrifts                           10.4               18.9             18.5              (45.0)           (43.8)
All public thrifts                                 10.4               17.6             16.5              (40.9)           (37.0)
Recent conversions                                 10.4               23.3             20.3              (55.4)           (48.8)

COMPARISON OF PE RATIO AT
  MAXIMUM TO:
------------------------------
Comparative group                                  11.6               19.0             17.8              (38.9)           (34.8)
North Carolina thrifts                             11.6               15.6             16.8              (25.6)           (31.0)
Southeast Region thrifts                           11.6               18.9             18.5              (38.6)           (37.3)
All public thrifts                                 11.6               17.6             16.5              (34.1)           (29.7)
Recent conversions                                 11.6               23.3             20.3              (50.2)           (42.9)

COMPARISON OF PE RATIO AT
  FINAL VALUE TO:
------------------------------
Comparative group                                  12.9               19.0             17.8              (32.1)           (27.5)
North Carolina thrifts                             12.9               15.6             16.8              (17.3)           (23.2)
Southeast Region thrifts                           12.9               18.9             18.5              (31.7)           (30.3)
All public thrifts                                 12.9               17.6             16.5              (26.7)           (21.8)
Recent conversions                                 12.9               23.3             20.3              (44.6)           (36.5)

COMPARISON OF PB RATIO AT
  MIDPOINT TO:
------------------------------
Comparative group                                  63.5              118.2            117.6              (46.3)           (46.0)
North Carolina thrifts                             63.5              103.5             99.1              (38.6)           (35.9)
Southeast Region thrifts                           63.5              137.7            120.9              (53.9)           (47.5)
All public thrifts                                 63.5              131.7            120.3              (51.8)           (47.2)
Recent conversions                                 63.5               73.5             74.8              (13.6)           (15.1)

COMPARISON OF PB RATIO AT
  MAXIMUM TO:
------------------------------
Comparative group                                  67.1              118.2            117.6              (43.2)           (42.9)
North Carolina thrifts                             67.1              103.5             99.1              (35.2)           (32.3)
Southeast Region thrifts                           67.1              137.7            120.9              (51.3)           (44.5)
All public thrifts                                 67.1              131.7            120.3              (49.1)           (44.2)
Recent conversions                                 67.1               73.5             74.8               (8.7)           (10.3)

COMPARISON OF PB RATIO AT
  FINAL VALUE TO:
------------------------------
Comparative group                                  70.7              118.2            117.6              (40.2)           (39.9)
North Carolina thrifts                             70.7              103.5             99.1              (31.7)           (28.7)
Southeast Region thrifts                           70.7              137.7            120.9              (48.7)           (41.5)
All public thrifts                                 70.7              131.7            120.3              (46.3)           (41.2)
Recent conversions                                 70.7               73.5             74.8               (3.8)            (5.5)

                            Figure IV.1 - SNL Index


                                          % CHANGE SINCE
                                      ----------------------
                            SNL       PREVIOUS
                  DATE     INDEX          DATE      12/31/97
                  ----     -----          ----      --------
                12/31/90    96.6
                12/31/91   143.9          49.0%
                12/31/92   201.1          39.7%
                12/31/93   252.5          25.6%
                12/31/94   244.7          -3.1%
                12/31/95   376.5          53.9%
                12/31/96   483.6          28.4%
                12/31/97   814.1          68.3%
                 3/31/98   869.3           6.8%       6.8%
                 6/30/98   833.5          -4.1%       2.4%
                 7/31/98   783.7          -3.7%      -3.7%
                 8/31/98   598.6         -23.6%     -26.5%
                 9/30/98   651.3           8.8%     -20.0%
                10/30/98   676.3           3.8%     -16.9%



                                   SNL INDEX

                             [GRAPH APPEARS HERE]

---------------------------------------------------------------------------------------------                 ---------------
                                     1 Year          5 Year         10 Year         30 Year                       1 to 30
                   Fed Fds (*)       T-bill          Treas.          Treas.         Treas.                       Yr. Spread
-----------------------------------------------------------------------------------------------               ---------------
  15-May-98                5.49           5.46            5.67            5.70           5.98                          0.52
  ---------------------------------------------------------------------------------------------               ---------------
  29-May-98                5.45           5.42            5.57            5.57           5.83
  12-Jun-98                5.43           5.42            5.53            5.51           5.72                          0.30
  ---------------------------------------------------------------------------------------------               ---------------
  26-Jun-98                5.42           5.41            5.50            5.46           5.65
  10-Jul-98                5.47           5.34            5.41            5.41           5.61                          0.27
  ---------------------------------------------------------------------------------------------               ---------------
  24-Jul-98                5.50           5.35            5.47            5.46           5.68
  7-Aug-98                 5.61           5.31            5.43            5.43           5.66                          0.35
  ---------------------------------------------------------------------------------------------               ---------------
  21-Aug-98                5.59           5.23            5.32            5.39           5.53
  4-Sep-98                 5.61           4.91            4.92            5.05           5.32                          0.41
  ---------------------------------------------------------------------------------------------               ---------------
  18-Sep-98                5.54           4.71            4.62            4.83           5.21
  2-Oct-98                 5.58           4.41            4.24            4.46           5.00                          0.59
  ---------------------------------------------------------------------------------------------               ---------------
  16-Oct-98                5.14           4.12            4.22            4.58           5.02
  30-Oct-98                4.95           4.09            4.22            4.63           5.12                          1.03
  ---------------------------------------------------------------------------------------------               ---------------

                 Rates May 15th, 1998 through October 30, 1998


                             [CHART APPEARS HERE]

-----------------------------------------------------------------------------------------------               ---------------
                                     1 Year          5 Year         10 Year         30 Year                       1 to 30
                   Fed Fds (*)       T-bill          Treas.          Treas.         Treas.                      Yr. Spread
-----------------------------------------------------------------------------------------------               ---------------
  30-Oct-98                4.95           4.09            4.22            4.63           5.12                         1.03
  ---------------------------------------------------------------------------------------------               ---------------

                              Current Yield Curve


                             [CHART APPEARS HERE]

                                   EXHIBITS

                                   EXHIBIT I

                        Exhibit I - Firm Qualifications

     Ferguson & Company (F&C), is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Hurst, Texas. Its services to financial institutions include:

 .    Mergers and acquisition services

 .    Business plans

 .    Fairness opinions and conversion appraisals

 .    Litigation support

 .    Operational and efficiency consulting

 .    Human resources evaluation and management

     F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. In 1994, F&C sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

     Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON, MANAGING PARTNER
-------------------------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

CHARLES M. HEBERT, PRINCIPAL
----------------------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 10 years on the F&C consulting staff, Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL
---------------------------

Mr. Fussell has approximately 30 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Five" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 15 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

        Exhibit II.1 - Selected Southeast Region Publicly Held Thrifts

                                                                          Deposit                         Current  Current   Price/
                                                                          Insurance                         Stock   Market      LTM
                                                                          Agency                            Price   Value   Core EPS
Ticker   Short Name                      City              State Region  (BIF/SAIF)   Exchange   IPO Date   ($)      ($M)      (x)
AFBC     Advance Financial Bancorp       Wellsburg         WV     SE       SAIF       NASDAQ     01/02/97  12.500    12.88   16.9
BFSB     Bedford Bancshares Inc.         Bedford           VA     SE       SAIF       NASDAQ     08/22/94  15.000    34.47   19.5
BKUNA    BankUnited Financial Corp.      Coral Gables      FL     SE       SAIF       NASDAQ     12/11/85   9.063   161.19   32.4
CENB     Century Bancorp Inc.            Thomasville       NC     SE       SAIF       NASDAQ     12/23/96  13.125    16.68   12.5
CFCP     Coastal Financial Corp.         Myrtle Beach      SC     SE       SAIF       NASDAQ     09/26/90  19.000   118.86   22.9
CFFC     Community Financial Corp.       Staunton          VA     SE       SAIF       NASDAQ     03/30/88  11.813    30.36   17.9
CFNC     Carolina Fincorp Inc.           Rockingham        NC     SE       SAIF       NASDAQ     11/25/96   8.125    15.48   12.0
CFTP     Community Federal Bancorp       Tupelo            MS     SE       SAIF       NASDAQ     03/26/96  14.750    64.87   25.4
CMSV     Community Savings Bnkshrs(MHC)  North Palm Beach  FL     SE       SAIF       NASDAQ     10/24/94  22.375   114.20   24.1
CNIT     CENIT Bancorp Inc.              Norfolk           VA     SE       SAIF       NASDAQ     08/06/92  19.500    97.85   16.3
COOP     Cooperative Bankshares Inc.     Wilmington        NC     SE       SAIF       NASDAQ     08/21/91  13.000    39.56   19.1
EBSI     Eagle Bancshares                Tucker            GA     SE       SAIF       NASDAQ     04/01/86  18.250   106.03   12.8
FFBH     First Federal Bancshares of AR  Harrison          AR     SE       SAIF       NASDAQ     05/03/96  19.250    89.54   16.3
FFCH     First Financial Holdings Inc.   Charleston        SC     SE       SAIF       NASDAQ     11/10/83  19.250   262.94   16.7
FFDB     FirstFed Bancorp Inc.           Bessemer          AL     SE       SAIF       NASDAQ     11/19/91   9.750    23.74   15.0
FFFL     Fidelity Bankshares Inc. (MHC)  West Palm Beach   FL     SE       SAIF       NASDAQ     01/07/94  23.563   160.29   25.3
FFLC     FFLC Bancorp Inc.               Leesburg          FL     SE       SAIF       NASDAQ     01/04/94  15.875    58.64   14.4
FGHC     First Georgia Holding Inc.      Brunswick         GA     SE       SAIF       NASDAQ     02/11/87   8.750    41.99   23.0
FLAG     FLAG Financial Corp.            LaGrange          GA     SE       SAIF       NASDAQ     12/11/86  12.875    66.64   25.8
FLFC     First Liberty Financial Corp.   Macon             GA     SE       SAIF       NASDAQ     12/06/83  19.875   269.35   24.5
FSPT     FirstSpartan Financial Corp.    Spartanburg       SC     SE       SAIF       NASDAQ     07/09/97  34.375   144.68   20.6
FSTC     First Citizens Corp.            Newnan            GA     SE       SAIF       NASDAQ     03/01/86  28.000    78.33   18.5
FTF      Texarkana First Financial Corp  Texarkana         AR     SE       SAIF       AMSE       07/07/95  21.750    36.45   11.7
GSFC     Green Street Financial Corp.    Fayetteville      NC     SE       SAIF       NASDAQ     04/04/96  12.875    52.57   18.9
HBS      Haywood Bancshares Inc.         Waynesville       NC     SE       SAIF       AMSE       12/18/87  17.250    21.57    9.8
PDB      Piedmont Bancorp Inc.           Hillsborough      NC     SE       SAIF       AMSE       12/08/95   9.125    24.53   16.0
SCBS     Southern Community Bancshares   Cullman           AL     SE       SAIF       NASDAQ     12/23/96  13.000    14.79   14.3
SCCB     S. Carolina Community Bancshrs  Winnsboro         SC     SE       SAIF       NASDAQ     07/07/94  13.500     7.83   19.9
SOPN     First Savings Bancorp Inc.      Southern Pines    NC     SE       SAIF       NASDAQ     01/06/94  22.750    84.73   17.5
SRN      Southern Banc Co.               Gadsden           AL     SE       SAIF       AMSE       10/05/95  12.750    15.69   26.0
SSM      Stone Street Bancorp Inc.       Mocksville        NC     SE       SAIF       AMSE       04/01/96  15.000    27.05   18.8
SZB      SouthFirst Bancshares Inc.      Sylacauga         AL     SE       SAIF       AMSE       02/14/95  15.688    15.18   23.8
TWIN     Twin City Bancorp               Bristol           TN     SE       SAIF       NASDAQ     01/04/95  13.250    16.45   18.4
UFBS     Union Financial Bcshs Inc.      Union             SC     SE       SAIF       NASDAQ           NA  15.000    19.13   16.1

Maximum                                                                                                    34.375   269.35   32.4
Minimum                                                                                                     8.125     7.83    9.8
Average                                                                                                    16.177    68.96   18.9
Median                                                                                                     15.000    40.78   18.5

        Exhibit II.1 - Selected Southeast Region Publicly Held Thrifts


                                                                     Tangible
         Current    Current            Current    Total     Equity/    Equity/   Core   Core   Core                         NPAs/
          Price/   Price/ T   Price/   Dividend   Assets     Assets   T Assets   EPS    OAA    ROAE    Merger   Current    Assets
          Book V     Book V   Assets     Yield    ($000)       (%)      (%)      ($)    (%)    (%)    Target?  Pricing       (%)
Ticker       (%)        (%)      (%)       (%)      MRQ        MRQ      MRQ      LTM    LTM    LTM     (Y/N)      Date       MRQ
AFBC      86.3       86.3     11.3       2.56      114,185    13.1     13.1      0.74   0.68    4.62    N      10/30/98     0.33
BFSB     166.3      166.3     22.1       2.13      156,308    13.3     13.3      0.77   1.23    8.79    N      10/30/98     0.21
BKUNA     88.1      105.4      4.5          -    3,584,123     5.4      4.6      0.28   0.19    3.70    N      10/30/98     0.46
CENB      89.0       89.0     17.2       5.18       96,866    19.3     19.3      1.05   1.18    4.48    N      10/30/98     0.35
CFCP     326.5      326.5     19.3       1.47      616,887     5.9      5.9      0.83   0.99   16.06    N      10/30/98     0.48
CFFC     117.5      118.0     16.6       2.71      183,230    14.1     14.0      0.66   0.96    7.01    N      10/30/98     1.30
CFNC     100.6      100.6     13.6       2.95      113,911    13.5     13.5      0.68   1.03    4.74    N      10/30/98     0.13
CFTP      99.3       99.3     24.6       2.17      263,246    22.3     22.3      0.58   1.07    4.27    N      10/30/98     0.28
CMSV     134.3      134.3     14.9       4.02      765,488    10.9     10.9      0.93   0.65    5.82    N      10/30/98     0.27
CNIT     179.9      194.2     15.0       2.26      651,857     7.9      7.4      1.20   0.84   11.65    N      10/30/98     0.17
COOP     127.1      127.1     10.2          -      389,409     8.0      8.0      0.68   0.58    7.40    N      10/30/98        -
EBSI     136.6      136.6      9.5       3.51    1,120,232     6.9      6.9      1.43   0.89   11.51    N      10/30/98     1.20
FFBH     110.3      110.3     16.2       1.46      578,142    14.7     14.7      1.18   0.99    6.63    N      10/30/98     0.85
FFCH     210.2      210.2     14.3       2.49    1,839,708     6.8      6.8      1.15   0.90   13.71    N      10/30/98     0.71
FFDB     133.4      144.4     13.2       2.87      179,893     9.9      9.2      0.65   0.89    9.22    N      10/30/98     0.89
FFFL     177.4      182.7     10.9       4.24    1,468,351     6.2      6.0      0.93   0.52    7.22    N      10/30/98     0.27
FFLC     111.0      111.0     13.9       2.27      422,228    12.5     12.5      1.10   1.03    7.99    N      10/30/98     0.19
FGHC     285.0      304.9     23.2          -      180,806     8.2      7.7      0.38   1.16   14.15    N      10/30/98     1.65
FLAG     172.6      172.6     15.0       1.86      442,879     8.7      8.7      0.50   0.68    7.69    N      10/30/98     1.26
FLFC     226.4      247.2     17.6       1.51    1,511,776     7.8      7.2      0.81   0.76   10.18    N      10/30/98     0.77
FSPT     120.3      120.3     27.3       2.33      530,412    22.7     22.7      1.67   1.34    5.26    N      10/30/98     0.31
FSTC     206.5      251.6     20.6       1.29      379,694    10.0      8.3      1.51   1.28   12.77    N      10/30/98     1.08
FTF      133.0      133.0     19.2       2.94      189,451    14.5     14.5      1.86   1.69   11.24    N      10/30/98       NA
GSFC      86.9       86.9     30.3       3.73      173,265    34.9     34.9      0.68   1.58    4.46    N      10/30/98     0.07
HBS       97.6      100.8     14.2       3.48      151,718    14.6     14.2      1.77   1.44    9.97    N      10/30/98     0.60
PDB      115.5      115.5     19.2       5.26      127,607    16.7     16.7      0.57   1.22    7.42    N      10/30/98       NA
SCBS     125.5      125.5     21.8       2.31       67,920    17.3     17.3      0.91   1.22    6.49    N      10/30/98     0.18
SCCB      83.1       83.1     16.3       4.74       47,992    19.6     19.6      0.68   0.88    4.00    N      10/30/98     1.87
SOPN     121.5      121.5     27.8       4.40      304,168    22.9     22.9      1.30   1.76    7.64    N      10/30/98     0.18
SRN       84.5       85.1     14.9       2.75      105,087    17.7     17.6      0.49   0.52    2.96    N      10/30/98     0.01
SSM       90.1       90.1     24.6       3.07      112,253    27.3     27.3      0.80   1.40    4.84    N      10/30/98        -
SZB       93.7       96.1      9.3       3.83      162,975     9.9      9.7      0.66   0.41    3.71    N      10/30/98     0.05
TWIN     117.4      117.4     14.9       3.02      110,610    12.7     12.7      0.72   0.82    6.41    N      10/30/98     0.37
UFBS     129.8         NA     10.5       2.48      183,066     8.1       NA      0.93   0.70    8.86    N      10/30/98       NA

Maximum  326.5      326.5     30.3       5.26    3,584,123    34.9     34.9      1.86   1.76   16.06                        1.87
Minimum   83.1       83.1      4.5          -       47,992     5.4      4.6      0.28   0.19    2.96                           -
Average  137.7      142.2     16.9       2.68      509,581    13.6     13.6      0.91   0.98    7.73                        0.53
Median   120.9      120.3     15.6       2.63      186,341    12.9     13.1      0.81   0.98    7.31                        0.33

          Price/     Core
           Core      EPS
            EPS      ($)
Ticker      (x)      MRQ
AFBC        31.3     0.10
BFSB        17.1     0.22
BKUNA         NM       -
CENB        13.1     0.25
CFCP        21.6     0.22
CFFC        18.5     0.16
CFNC        10.7     0.19
CFTP        24.6     0.15
CMSV        22.4     0.25
CNIT        18.1     0.27
COOP        20.3     0.16
EBSI        10.1     0.45
FFBH        16.0     0.30
FFCH        15.0     0.32
FFDB        16.3     0.15
FFFL        26.8     0.22
FFLC        13.2     0.30
FGHC        21.9     0.10
FLAG        29.3     0.11
FLFC        23.7     0.21
FSPT        23.2     0.37
FSTC        20.6     0.34
FTF         10.5     0.52
GSFC        18.9     0.17
HBS         13.1     0.33
PDB         16.3     0.14
SCBS        11.2     0.29
SCCB        21.1     0.16
SOPN        17.2     0.33
SRN         22.8     0.14
SSM         23.4     0.16
SZB         56.0     0.07
TWIN        18.4     0.18
UFBS        16.3     0.23

Maximum     56.0     0.52
Minimum     10.1        -
Average     20.0     0.22
Median      18.5     0.22

        Exhibit II.1 - Selected Southeast Region Publicly Held Thrifts

                Core     Core
                ROAA     ROAE
                 (%)      (%)
Ticker           MRQ      MRQ
AFBC             0.34     2.49
BFSB             1.33     9.92
BKUNA            0.03     0.50
CENB             1.18     6.35
CFCP             0.95    15.91
CFFC             0.95     6.78
CFNC             1.15     6.38
CFTP             1.01     4.51
CMSV             0.67     6.18
CNIT             0.76    10.30
COOP             0.53     6.61
EBSI             0.95    14.68
FFBH             0.99     6.72
FFCH             0.99    14.88
FFDB             0.83     8.49
FFFL             0.43     6.73
FFLC             1.08     8.55
FGHC             1.15    14.40
FLAG             0.58     6.74
FLFC             0.83    10.98
FSPT             1.13     4.79
FSTC             1.11    11.10
FTF              1.83    12.48
GSFC             1.60     4.52
HBS              1.09     7.38
PDB              1.19     7.17
SCBS             1.57     9.46
SCCB             0.82     4.12
SOPN             1.76     7.68
SRN              0.56     3.18
SSM              1.07     4.02
SZB              0.15     1.49
TWIN             0.80     6.29
UFBS             0.68     8.70

Maximum          1.83    15.91
Minimum          0.03     0.50
Average          0.94     7.66
Median           0.97     6.76

         Exhibit II.2 - Selected North Carolina Publicly Held Thrifts

                                                                         Deposit                           Current    Current
                                                                         Insurance                           Stock     Market
                                                                         Agency                              Price      Value
Ticker   Short Name                      City             State  Region  (BIF/SAIF)  Exchange   IPO Date       ($)       ($M)
CENB     Century Bancorp Inc.            Thomasville      NC     SE      SAIF        NASDAQ     12/23/96    13.125     16.68
CFNC     Carolina Fincorp Inc.           Rockingham       NC     SE      SAIF        NASDAQ     11/25/96     8.125     15.48
COOP     Cooperative Bankshares Inc.     Wilmington       NC     SE      SAIF        NASDAQ     08/21/91    13.000     39.56
GSFC     Green Street Financial Corp.    Fayetteville     NC     SE      SAIF        NASDAQ     04/04/96    12.875     52.57
HBS      Haywood Bancshares Inc.         Waynesville      NC     SE      SAIF        AMSE       12/18/87    17.250     21.57
PDB      Piedmont Bancorp Inc.           Hillsborough     NC     SE      SAIF        AMSE       12/08/95     9.125     24.53
SOPN     First Savings Bancorp Inc.      Southern Pines   NC     SE      SAIF        NASDAQ     01/06/94    22.750     84.73
SSM      Stone Street Bancorp Inc.       Mocksville       NC     SE      SAIF        AMSE       04/01/96    15.000     27.05

Maximum                                                                                                    22.750      84.73
Minimum                                                                                                     8.125      15.48
Average                                                                                                    13.906      35.27
Median                                                                                                     13.063      25.79
                   Price/
                      LTM
Ticker           Core EPS
                      (x)
CENB                12.5
CFNC                12.0
COOP                19.1
GSFC                18.9
HBS                  9.8
PDB                 16.0
SOPN                17.5
SSM                 18.8

Maximum             19.1
Minimum              9.8
Average             15.6
Median              16.8

         Exhibit II.2 - Selected North Carolina Publicly Held Thrifts

                                                                      Tangible
             Current    Current                  Current       Total   Equity/     Equity/    Core    Core      Core
              Price/   Price/ T    Price/       Dividend      Assets    Assets    T Assets     EPS    ROAA      ROAE  Merger
              Book V     Book V    Assets          Yield       ($000)      (%)         (%)     ($)     (%)       (%)  Target?
Ticker           (%)        (%)       (%)            (%)         MRQ       MRQ         MRQ     LTM     LTM       LTM   (Y/N)
CENB            89.0       89.0      17.2           5.18      96,866      19.3        19.3    1.05    1.18      4.48     N
CFNC           100.6      100.6      13.6           2.95     113,911      13.5        13.5    0.68    1.03      4.74     N
COOP           127.1      127.1      10.2           -        389,409       8.0         8.0    0.68    0.58      7.40     N
GSFC            86.9       86.9      30.3           3.73     173,265      34.9        34.9    0.68    1.58      4.46     N
HBS             97.6      100.8      14.2           3.48     151,718      14.6        14.2    1.77    1.44      9.97     N
PDB            115.5      115.5      19.2           5.26     127,607      16.7        16.7    0.57    1.22      7.42     N
SOPN           121.5      121.5      27.8           4.40     304,168      22.9        22.9    1.30    1.76      7.64     N
SSM             90.1       90.1      24.6           3.07     112,253      27.3        27.3    0.80    1.40      4.84     N

Maximum        127.1      127.1      30.3           5.26     389,409      34.9        34.9    1.77    1.76      9.97
Minimum         86.9       86.9      10.2           -         96,866       8.0         8.0    0.57    0.58      4.46
Average        103.5      103.9      19.6           3.51     183,650      19.6        19.6    0.94    1.27      6.37
Median          99.1      100.7      18.2           3.60     139,663      18.0        18.0    0.74    1.31      6.12

                            NPAs/    Price/    Core
              Current      Assets      Core     EPS
              Pricing         (%)       EPS     ($)
Ticker           Date         MRQ       (x)     MRQ
CENB         10/30/98       0.35       13.1    0.25
CFNC         10/30/98       0.13       10.7    0.19
COOP         10/30/98       -          20.3    0.16
GSFC         10/30/98       0.07       18.9    0.17
HBS          10/30/98       0.60       13.1    0.33
PDB          10/30/98         NA       16.3    0.14
SOPN         10/30/98       0.18       17.2    0.33
SSM          10/30/98       -          23.4    0.16

Maximum                     0.60       23.4    0.33
Minimum                     -          10.7    0.14
Average                     0.19       16.6    0.22
Median                      0.13       16.8    0.18

         Exhibit II.2 - Selected North Carolina Publicly Held Thrifts

                Core       Core
                ROAA       ROAE
                 (%)        (%)
Ticker           MRQ        MRQ
CENB            1.18       6.35
CFNC            1.15       6.38
COOP            0.53       6.61
GSFC            1.60       4.52
HBS             1.09       7.38
PDB             1.19       7.17
SOPN            1.76       7.68
SSM             1.07       4.02

Maximum         1.76       7.68
Minimum         0.53       4.02
Average         1.20       6.26
Median          1.17       6.50

              Exhibit 11.3 - Comparatives General Characteristics

                                                                                        Total                  Current    Current
                                                                            Number     Assets                    Stock     Market
                                                                                of      ($000)                   Price      Value
Ticker     Short Name                     City                   State     Offices        MRQ       IPO Date      ($)       ($M)
ANA        Acadiana Bancshares Inc.       Lafayette              LA              5    289,187       07/16/96     17.188     39.17
ASBI       Ameriana Bancorp               New Castle             IN              9    375,297       03/02/87     18.000     58.55
CBK        Citizens First Financial Corp. Bloomington            IL              6    281,068       05/01/96     15.000     34.33
FFFD       North Central Bancshares Inc.  Fort Dodge             IA              7    334,718       03/21/96     16.750     51.99
HBFW       Home Bancorp                   Fort Wayne             IN              9    360,286       03/30/95     26.625     62.60
HRBF       Harbor Federal Bancorp Inc.    Baltimore              MD              9    231,693       08/12/94     20.500     38.19
JXVL       Jacksonville Bancorp Inc.      Jacksonville           TX              7    242,673       04/01/96     14.750     35.72
MFBC       MFB Corp.                      Mishawaka              IN              5    310,030       03/25/94     20.750     30.59
MFFC       Milton Federal Financial Corp. West Milton            OH              4    235,275       10/07/94     14.375     32.15
OHSL       OHSL Financial Corp.           Cincinnati             OH              5    252,396       02/10/93     14.625     36.50
PFDC       Peoples Bancorp                Auburn                 IN              7    304,320       07/07/87     20.000     67.50
SOPN       First Savings Bancorp Inc.     Southern Pines         NC              5    304,168       01/06/94     22.750     84.73

Maximum                                                                          9    375,297                    26.625     84.73
Minimum                                                                          4    231,693                    14.375     30.59
Average                                                                          7    293,426                    18.443     47.67
Median                                                                           7    296,678                    17.594     38.68

           Exhibit II.4 - Comparatives Balance Sheet Characteristics

                                                Total   Mortgage-           Investment &       Loan
                                   Total     Cash and      Backed       Net   Foreclosed  Servicing        Total    Other     Total
                                  Assets  Investments  Securities     Loans  Real Estate     Rights  Intangibles   Assets  Deposits
                                  ($000)       ($000)      ($000)    ($000)       ($000)     ($000)       ($000)   ($000)    ($000)
Short Name                           MRQ          MRQ         MRQ       MRQ          MRQ        MRQ          MRQ      MRQ       MRQ
Acadiana Bancshares Inc.         289,187       61,676          NA        NA           34          -            -    6,509   205,652
Ameriana Bancorp                 375,297       94,570      25,425   265,239          154        760          806   11,703   310,624
Citizens First Financial Corp.   281,068       41,922       9,547   223,223          577        596            -   12,385   202,757
North Central Bancshares Inc.    334,718       57,764           -   258,576          107          -        6,506   11,765   245,659
Home Bancorp                     360,286       37,753           -   318,108            -          -            -    4,338   306,424
Harbor Federal Bancorp Inc.      231,693       72,106      17,584   150,457           86          -            -    5,678   176,243
Jacksonville Bancorp Inc.        242,673       49,385      18,167   185,805          498        508            -    6,477   198,904
MFB Corp.                        310,030       59,429          NA   232,832            -          -            -    4,253   180,666
Milton Federal Financial Corp.   235,275       57,864      16,808   169,347            -        189            -    5,875   154,647
OHSL Financial Corp.             252,396       79,051          NA        NA            -         NA            -    4,529   186,532
Peoples Bancorp                  304,320       44,946         403   254,909            -          -            -    4,465   249,054
First Savings Bancorp Inc.       304,168       92,216       4,837   208,094            -          -            -    3,858   211,925

Maximum                          375,297       94,570      25,425   318,108          577        760        6,506   12,385   310,624
Minimum                          231,693       37,753           -   150,457            -          -            -    3,858   154,647
Average                          293,426       62,390      10,308   226,659          121        187          609    6,820   219,091
Median                           296,678       58,647       9,547   228,028           17          -            -    5,777   204,205

           Exhibit II.4 - Comparatives Balance Sheet Characteristics

                                                                                                             Regulatory  Regulatory
                                     Total Subordinated        Other        Total Preferred   Common   Total   Tangible        Core
                                Borrowings         Debt  Liabilities  Liabilities    Equity   Equity  Equity    Capital     Capital
                                    ($000)       ($000)       ($000)       ($000)    ($000)   ($000)  ($000)     ($000)      ($000)
Short Name                             MRQ          MRQ          MRQ          MRQ       MRQ      MRQ     MRQ        MRQ         MRQ
Acadiana Bancshares Inc.            41,728            -        2,333      249,713         -   39,474  39,474         NA          NA
Ameriana Bancorp                    12,778            -        6,254      329,656         -   45,641  45,641     39,663      39,663
Citizens First Financial Corp.      35,577            -        3,518      241,852         -   39,216  39,216     31,227      31,227
North Central Bancshares Inc.       37,088            -        2,236      284,983         -   49,735  49,735         NA          NA
Home Bancorp                         7,000            -        3,915      317,339         -   42,947  42,947     33,778      33,778
Harbor Federal Bancorp Inc.         23,310            -        2,537      202,090         -   29,603  29,603     23,182      23,182
Jacksonville Bancorp Inc.            4,051            -        4,639      207,594         -   35,079  35,079     33,425      33,425
MFB Corp.                           95,092            -        3,386      279,144         -   30,886  30,886         NA          NA
Milton Federal Financial Corp.      52,430            -        1,915      208,992         -   26,283  26,283     21,681      21,681
OHSL Financial Corp.                36,708            -        1,984      225,224         -   27,172  27,172         NA          NA
Peoples Bancorp                      8,315            -        1,406      258,775         -   45,545  45,545     37,049      37,049
First Savings Bancorp Inc.          20,000            -        2,722      234,647         -   69,521  69,521         NA      69,146

Maximum                             95,092            -        6,254      329,656         -   69,521  69,521     39,663      69,146
Minimum                              4,051            -        1,406      202,090         -   26,283  26,283     21,681      21,681
Average                             31,173            -        3,070      253,334         -   40,092  40,092     31,429      36,144
Median                              29,444            -        2,630      245,783         -   39,345  39,345     33,425      33,602

           Exhibit II.4 - Comparative Balance Sheet Characteristics

                              Regulatory                                                          Loan Loss   Publicly      Tangible
                                   Total    Tangible         Core    Risk-Based  NPAs/ Reserves/  Reserves/   Reported  Publicly Rep
                                 Capital    Capital/     Capital/      Capital/ Assets    Assets       NPLs     Book V        Book V
                                  ($000)    Tangible Adj Tangible  Risk-Weightd    (%)       (%)        (%)        ($)           ($)
Short Name                           MRQ  Assets (%)   Assets (%)    Assets (%)    MRQ       MRQ        MRQ        MRQ           MRQ
Acadiana Bancshares Inc.              NA          NA           NA            NA     NA        NA         NA      17.32         17.32
Ameriana Bancorp                  40,343        10.1         10.1          19.2   0.49      0.31      67.63      14.03         13.78
Citizens First Financial Corp.    32,250        10.2         10.2          19.0   0.48      0.37     133.46      15.53         15.53
North Central Bancshares Inc.         NA        21.8         21.8          41.1     NA      0.81         NA      16.02         13.92
Home Bancorp                      35,168        12.1         12.1          27.1      -      0.39         NM      18.27         18.27
Harbor Federal Bancorp Inc.       23,883        11.0         11.0          26.7   0.69      0.23      35.26      15.89         15.89
Jacksonville Bancorp Inc.         34,596        13.1         13.1          26.7   0.62      0.48     116.75      14.48         14.48
MFB Corp.                             NA        13.8         13.8          32.7     NA      0.15         NA      20.95         20.95
Milton Federal Financial Corp.    22,323        11.6         11.6          24.3   0.17      0.29     166.91      12.63         12.63
OHSL Financial Corp.                  NA         9.6          9.6          19.5     NA        NA         NA      11.12         11.12
Peoples Bancorp                   37,944        12.1         12.1          25.6   0.16      0.30     191.29      13.57         13.57
First Savings Bancorp Inc.        69,742          NA           NA            NA   0.18      0.20     109.36      18.73         18.73

Maximum                           69,742        21.8         21.8          41.1   0.69      0.81     191.29      20.95         20.95
Minimum                           22,323         9.6          9.6          19.0      -      0.15      35.26      11.12         11.12
Average                           37,031        12.5         12.5          26.2   0.35      0.35     117.24      15.71         15.52
Median                            34,882        11.8         11.8          26.1   0.33      0.31     116.75      15.71         15.01

           Exhibit II.4 - Comparatives Balance Sheet Characteristics

                                        Earn Assets/      Full-Time         Loans          Cash and
                                         Int Bearing     Equivalent      Serviced       Invetments/      MBS/
                                         Liabilities      Employees    For Others            Assets    Assets
                                                 (%)       (Actual)        ($000)               (%)       (%)
Short Name                                       MRQ            MRQ           MRQ               MRQ       MRQ
Acadiana Bancshares Inc.                      115.83             NA            NA             21.33        NA
Ameriana Bancorp                              114.36            160       145,005             18.42      6.77
Citizens First Financial Corp.                112.94             98       105,697             11.52      3.40
North Central Bancshares Inc.                 114.65             NA            NA             17.26         -
Home Bancorp                                  113.64             84         2,231             10.48         -
Harbor Federal Bancorp Inc.                   114.14             51        13,211             23.53      7.59
Jacksonville Bancorp Inc.                     116.36             86        74,532             12.86      7.49
MFB Corp.                                     111.68             NA            NA             19.17        NA
Milton Federal Financial Corp.                110.53             53        15,615             17.45      7.14
OHSL Financial Corp.                          110.85             NA            NA             31.32        NA
Peoples Bancorp                               117.55             82             -             14.64      0.13
First Savings Bancorp Inc.                    131.66             43             -             28.73      1.59

Maximum                                       131.66            160       145,005             31.32      7.59
Minimum                                       110.53             43             -             10.48         -
Average                                       115.35             82        44,536             18.89      3.79
Median                                        114.25             83        14,413             17.94      3.40

            Exhibit II.5 - Comparatives Operations Characteristics

                                                      Net Income                    ROAA                          ROAE
                                Average       Net         Before                  Before      Core              Before     Core
                                 Assets    Income    Extra Items       ROAA        Extra      ROAA      ROAE     Extra     ROAE
                                  ($000)    ($000)         ($000)       (%)          (%)       (%)       (%)       (%)      (%)
Short Name                          LTM       LTM            LTM        LTM          LTM       LTM       LTM       LTM      LTM
Acadiana Bancshares Inc.        287,300     2,770          2,770       0.96         0.96      0.94      6.28      6.28     6.13
Ameriana Bancorp                389,725     3,810          3,810       0.98         0.98      0.84      8.55      8.55     7.33
Citizens First Financial Corp.  276,933     1,969          1,969       0.71         0.71      0.41      5.13      5.13     2.93
North Central Bancshares Inc.   304,214     4,391          4,391       1.44         1.44      1.38      8.73      8.73     8.34
Home Bancorp                    348,591     2,957          2,957       0.85         0.85      0.83      6.84      6.84     6.68
Harbor Federal Bancorp Inc.     229,826     1,827          1,827       0.79         0.79      0.77      6.24      6.24     6.03
Jacksonville Bancorp Inc.       235,220     3,138          3,138       1.33         1.33      1.33      9.13      9.13     9.13
MFB Corp.                       282,976     2,236          2,236       0.79         0.79      0.71      6.94      6.94     6.24
Milton Federal Financial Corp.  225,056     1,502          1,502       0.67         0.67      0.54      5.82      5.82     4.67
OHSL Financial Corp.            244,934     2,102          2,102       0.86         0.86      0.78      7.93      7.93     7.17
Peoples Bancorp                 295,736     4,282          4,282       1.45         1.45      1.45      9.56      9.56     9.56
First Savings Bancorp Inc.      298,775     5,258          5,258       1.76         1.76      1.76      7.64      7.64     7.64

Maximum                         389,725     5,258          5,258       1.76         1.76      1.76      9.56      9.56     9.56
Minimum                         225,056     1,502          1,502       0.67         0.67      0.41      5.13      5.13     2.93
Average                         284,941     3,020          3,020       1.05         1.05      0.98      7.40      7.40     6.82
Median                          285,138     2,864          2,864       0.91         0.91      0.84      7.29      7.29     6.93


                                             Loan        Total         Total
                                             Loss  Noninterest   Noninterest
                                        Provision       Income       Expense
                                           ($000)       ($000)        ($000)
                                              LTM          LTM           LTM
Short Name                                    135        1,065         6,198
                                              227        2,375         9,160
Acadiana Bancshares Inc.                      591          925         7,392
Ameriana Bancorp                              240        3,343         6,750
Citizens First Financial Corp.                  4          291         4,856
North Central Bancshares Inc.                 110          557         4,138
Home Bancorp                                   20        1,352         5,426
Harbor Federal Bancorp Inc.                   120          591         5,646
Jacksonville Bancorp Inc.                     229          326         4,131
MFB Corp.                                      26          446         4,726
Milton Federal Financial Corp.                 58          711         4,526
OHSL Financial Corp.                            -          608         3,750
Peoples Bancorp
First Savings Bancorp Inc.                    591        3,343         9,160
                                                -          291         3,750
Maximum                                       147        1,049         5,558
Minimum                                       115          660         5,141
Average
Median

            Exhibit II.5 - Comparatives Operations Characteristics

                                   Net Loan                      Common    Dividend       Interest      Interest  Net Interest
                                Chargeoffs/       LTM EPS     Dividends      Payout        Income/      Expense/       Income/
                                  Avg Loans   After Extra     Per Share       Ratio     Avg Assets    Avg Assets    Avg Assets
                                        (%)           ($)           ($)         (%)            (%)           (%)           (%)
Short Name                              LTM           LTM           LTM         LTM            LTM           LTM           LTM
Acadiana Bancshares Inc.                 NA          1.18          0.44       37.29           7.46          4.13          3.33
Ameriana Bancorp                       0.07          1.16          0.64       55.17           7.35          4.25          3.09
Citizens First Financial Corp.         0.07          0.77          -           -              7.53          4.29          3.24
North Central Bancshares Inc.            NA          1.38          0.30       21.92           7.18          3.82          3.36
Home Bancorp                              -          1.28          0.28       21.88           7.37          4.61          2.76
Harbor Federal Bancorp Inc.               -          1.02          0.48       46.62           7.39          4.47          2.91
Jacksonville Bancorp Inc.              0.02          1.26          0.50       39.68           7.63          3.99          3.64
MFB Corp.                                NA          1.39          0.34       24.10           7.38          4.31          3.07
Milton Federal Financial Corp.         0.08          0.71          0.60       84.51           7.21          4.60          2.61
OHSL Financial Corp.                     NA          0.85          0.47       55.29           7.53          4.55          2.98
Peoples Bancorp                        0.01          1.26          0.44       34.66           7.70          4.05          3.65
First Savings Bancorp Inc.                -          1.30          0.94       72.31           7.55          3.71          3.84

Maximum                                0.08          1.39          0.94       84.51           7.70          4.61          3.84
Minimum                                   -          0.71          -           -              7.18          3.71          2.61
Average                                0.03          1.13          0.45       41.12           7.44          4.23          3.21
Median                                 0.02          1.22          0.46       38.49           7.43          4.27          3.17


                                        Gain on        Real      Net Interest
                                          Sale/      Estate         Income/
                                     Avg Assets     Expense      Avg Assets
                                            (%)      ($000)            (%)
Short Name                                  LTM        LTM             LTM
Acadiana Bancshares Inc.                   0.04       (407)           0.37
Ameriana Bancorp                           0.22        (34)           0.61
Citizens First Financial Corp.             0.47         71            0.33
North Central Bancshares Inc.              0.10         (3)           1.10
Home Bancorp                               0.03          -            0.08
Harbor Federal Bancorp Inc.                0.04          -            0.24
Jacksonville Bancorp Inc.                     -       (158)           0.57
MFB Corp.                                  0.05          -            0.21
Milton Federal Financial Corp.             0.20        (15)           0.14
OHSL Financial Corp.                       0.13        (16)           0.18
Peoples Bancorp                               -         57            0.24
First Savings Bancorp Inc.                    -         (8)           0.20

Maximum                                    0.47         71            1.10
Minimum                                       -       (407)           0.08
Average                                    0.11        (43)           0.36
Median                                     0.05         (6)           0.24

            Exhibit II.5 - Comparatives Operations Characteristics

                                   G&A    Noninterest      Net Oper        Total  Amortization                Extra and
                              Expense/       Expense/     Expenses/ Nonrecurring            of          Tax   After Tax  Efficiency
                            Avg Assets     Avg Assets    Avg Assets      Expense   Intangibles    Provision       Items       Ratio
                                   (%)            (%)           (%)        ($000)        ($000)       ($000)      ($000)        (%)
Short Name                         LTM            LTM           LTM          LTM           LTM          LTM         LTM        LTM
Acadiana Bancshares Inc.          2.30           2.16          1.93         -             -        1,636           -         62.09
Ameriana Bancorp                  2.34           2.35          1.73        32            62        2,060           -         63.32
Citizens First Financial Corp.    2.64           2.67          2.31         -             -        1,249           -         73.93
North Central Bancshares Inc.     2.12           2.22          1.02         -           314        2,489           -         47.47
Home Bancorp                      1.39           1.39          1.31         -             -        2,202           -         49.00
Harbor Federal Bancorp Inc.       1.80           1.80          1.56         -             -        1,275           -         57.04
Jacksonville Bancorp Inc.         2.37           2.31          1.80         -             -        1,325           -         56.35
MFB Corp.                         2.00           2.00          1.79         -             -        1,617           -         60.90
Milton Federal Financial Corp.    1.84           1.84          1.70         -             -          790           -         66.90
OHSL Financial Corp.              1.94           1.93          1.75         -             -        1,200           -         61.23
Peoples Bancorp                   1.51           1.53          1.27         -             -        2,628           -         38.88
First Savings Bancorp Inc.        1.26           1.26          1.05         -             -        3,060           -         31.14

Maximum                           2.64           2.67          2.31        32           314        3,060           -         73.93
Minimum                           1.26           1.26          1.02         -             -          790           -         31.14
Average                           1.96           1.96          1.60         3            31        1,794           -         55.69
Median                            1.97           1.97          1.72         -             -        1,627           -         58.97


                                                             Yield on
                                      Preferred           Int Earning
                                      Dividends                Assets
                                         ($000)                   (%)
Short Name                                 LTM                   LTM
Acadiana Bancshares Inc.                     -                  7.64
Ameriana Bancorp                             -                  7.71
Citizens First Financial Corp                -                  7.86
North Central Bancshares Inc.                -                  7.54
Home Bancorp                                 -                  7.51
Harbor Federal Bancorp Inc.                  -                  7.55
Jacksonville Bancorp Inc.                    -                  7.82
MFB Corp.                                    -                  7.47
Milton Federal Financial Corp                -                  7.38
OHSL Financial Corp.                         -                  7.69
Peoples Bancorp                              -                  7.81
First Savings Bancorp Inc.                   -                  7.70

Maximum                                      -                  7.86
Minimum                                      -                  7.38
Average                                      -                  7.64
Median                                       -                  7.67

            Exhibit II.5 - Comparatives Operations Characteristics

                                  Cost of               Interest   Loan Loss
                              Int Bearing    Effective     Yield  Provision/
                              Liabilities     Tax Rate    Spread  Avg Assets
                                      (%)          (%)       (%)         (%)
Short Name                            LTM          LTM       LTM         LTM
Acadiana Bancshares Inc.             5.08        37.13      2.56        0.05
Ameriana Bancorp                     5.01        35.09      2.70        0.06
Citizens First Financial Corp.       5.05        38.81      2.81        0.21
North Central Bancshares Inc.        4.72        36.18      2.82        0.08
Home Bancorp                         5.35        42.68      2.16        0.00
Harbor Federal Bancorp Inc.          5.21        41.10      2.34        0.05
Jacksonville Bancorp Inc.            4.78        29.69      3.04        0.01
MFB Corp.                            4.93        41.97      2.54        0.04
Milton Federal Financial Corp.       5.24        34.47      2.14        0.10
OHSL Financial Corp.                 5.22        36.34      2.47        0.01
Peoples Bancorp                      4.81        38.03      3.00        0.02
First Savings Bancorp Inc.           4.88        36.79      2.82           -

Maximum                              5.35        42.68      3.04        0.21
Minimum                              4.72        29.69      2.14           -
Average                              5.02        37.36      2.62        0.05
Median                               5.03        36.96      2.63        0.04

              Exhibit II.6 - Comparatives Pricing Characteristics

                                                                Current     Current     Price/   Current   Current
                                                                  Stock      Market        LTM    Price/  Price/ T
            Abbreviated                                           Price       Value   Core EPS    Book V    Book V
Ticker      Name                    City              State         ($)        ($M)        (x)       (%)       (%)
ANA         AcadianaBcshs-LA        Lafayette         LA         17.188       39.17       14.8      99.2      99.2
ASBI        AmerianaBancorp-IN      New Castle        IN         18.000       58.55       18.0     128.3     130.6
CBK         CitizensFirst-IL        Bloomington       IL         15.000       34.33       34.9      96.6      96.6
FFFD        NorthCentral-IA         Fort Dodge        IA         16.750       51.99       12.7     104.6     120.3
HBFW        HomeBancorp-IN          Fort Wayne        IN         26.625       62.60       21.3     145.7     145.7
HRBF        HarborFedBncp-MD        Baltimore         MD         20.500       38.19       20.7     129.0     129.0
JXVL        Jacksonville-TX         Jacksonville      TX         14.750       35.72       11.7     101.9     101.9
MFBC        MFBCorp-IN              Mishawaka         IN         20.750       30.59       16.6      99.1      99.1
MFFC        MiltonFedFinl-OH        West Milton       OH         14.375       32.15       25.2     113.8     113.8
OHSL        OHSLFinancial-OH        Cincinnati        OH         14.625       36.50       19.0     131.5     131.5
PFDC        PeoplesBancorp-IN       Auburn            IN         20.000       67.50       15.9     147.4     147.4
SOPN        FirstSvngsBncp-NC       Southern Pines    NC         22.750       84.73       17.5     121.5     121.5

Maximum                                                          26.625       84.73       34.9     147.4     147.4
Minimum                                                          14.375       30.59       11.7      96.6      96.6
Average                                                          18.443       47.67       19.0     118.2     119.7
Median                                                           17.594       38.68       17.8     117.6     120.9

              Exhibit II.6 - Comparatives Pricing Characteristics


                                                          Tangible                                 ROACE
                         Current      Total     Equity/    Equity/    Core       Core     Core    Before
              Price/    Dividend     Assets      Assets   T Assets     EPS       ROAA     ROAE     Extra    Merger  Current
              Assets       Yield      ($000)        (%)        (%)     ($)        (%)      (%)       (%)   Target?  Pricing
Ticker           (%)         (%)        MRQ         MRQ        MRQ     LTM        LTM      LTM       LTM    (Y/N)      Date
ANA             13.5        2.56    289,187        13.7       13.7    1.16       0.94     6.13      6.28      N     10/30/98
ASBI            15.6        3.56    375,297        12.2       12.0    1.00       0.84     7.33      8.55      N     10/30/98
CBK             13.5        -       281,068        14.0       14.0    0.43       0.41     2.93      5.13      N     10/30/98
FFFD            15.5        1.91    334,718        14.9       13.2    1.32       1.38     8.34      8.73      N     10/30/98
HBFW            17.4        1.20    360,286        11.9       11.9    1.25       0.83     6.68      6.84      N     10/30/98
HRBF            16.5        2.54    231,693        12.8       12.8    0.99       0.77     6.03      6.24      N     10/30/98
JXVL            14.7        3.39    242,673        14.5       14.5    1.26       1.33     9.13      9.13      N     10/30/98
MFBC             9.9        1.64    310,030        10.0       10.0    1.25       0.71     6.24      6.94      N     10/30/98
MFFC            13.7        4.17    235,275        11.2       11.2    0.57       0.54     4.67      5.82      N     10/30/98
OHSL            14.5        3.42    252,396        10.8       10.8    0.77       0.78     7.17      7.93      N     10/30/98
PFDC            22.1        2.40    304,320        15.0       15.0    1.26       1.45     9.56      9.56      N     10/30/98
SOPN            27.8        4.40    304,168        22.9       22.9    1.30       1.76     7.64      7.64      N     10/30/98

Maximum         27.8        4.40    375,297        22.9       22.9    1.32       1.76     9.56      9.56
Minimum          9.9        -       231,693        10.0       10.0    0.43       0.41     2.93      5.13
Average         16.2        2.60    293,426        13.6       13.5    1.05       0.98     6.82      7.40
Median          15.1        2.55    296,678        13.2       13.0    1.21       0.84     6.93      7.29

              Exhibit II.6 - Comparatives Pricing Characteristics


                NPAs/  Price/     Core      Core      Core
               Assets    Core      EPS      ROAA      ROAE
                  (%)     EPS      ($)       (%)       (%)
Ticker            MRQ     (x)      MRQ       MRQ       MRQ
ANA                NA    15.4     0.28      0.80      5.77
ASBI             0.49    18.8     0.24      0.83      7.02
CBK              0.48    34.1     0.11      0.41      2.94
FFFD               NA    12.0     0.35      1.29      8.69
HBFW               -     20.2     0.33      0.84      6.99
HRBF             0.69    19.0     0.27      0.82      6.47
JXVL             0.62    11.9     0.31      1.26      8.64
MFBC               NA    19.2     0.27      0.54      5.10
MFFC             0.17    24.0     0.15      0.53      4.80
OHSL               NA    19.2     0.19      0.77      7.09
PFDC             0.16    16.7     0.30      1.32      8.86
SOPN             0.18    17.2     0.33      1.76      7.68

Maximum          0.69    34.1     0.35      1.76      8.86
Minimum            -     11.9     0.11      0.41      2.94
Average          0.35    19.0     0.26      0.93      6.67
Median           0.33    18.9     0.28      0.83      7.01

               Exhibit II.7 - Comparatives Risk Characteristics


                                          NPAs + Loans                                              Net Loan
                                  NPAs/    90+ Pst Due      NPAs/     Reserves/     Reserves/    Chargeoffs/
                                 Assets         Assets     Equity         Loans          NPAs      Avg Loans
                                    (%)            (%)        (%)           (%)           (%)            (%)
Short Name                          MRQ            MRQ        MRQ           MRQ           MRQ            MRQ
Acadiana Bancshares Inc.             NA            NA          NA            NA            NA             NA
Ameriana Bancorp                   0.49          0.56        4.07          0.43         62.02           0.07
Citizens First Financial Corp.     0.48          0.67        3.44          0.45         76.34           0.05
North Central Bancshares Inc.        NA          0.19          NA          1.03            NA             NA
Home Bancorp                         -           0.10          -           0.43            NM             -
Harbor Federal Bancorp Inc.        0.69          0.69        5.37          0.34         33.35             -
Jacksonville Bancorp Inc.          0.62          0.62        4.28          0.63         78.01             -
MFB Corp.                            NA            NA          NA          0.18            NA             NA
Milton Federal Financial Corp.     0.17          0.41        1.54          0.39        166.91           0.02
OHSL Financial Corp.                 NA            NA          NA            NA            NA             NA
Peoples Bancorp                    0.16          0.18        1.06          0.36        191.29           0.01
First Savings Bancorp Inc.         0.18          0.18        0.78          0.29        109.36           0.02

Maximum                            0.69          0.69        5.37          1.03        191.29           0.07
Minimum                              -           0.10          -           0.18         33.35             -
Average                            0.35          0.40        2.57          0.45        102.47           0.02
Median                             0.33          0.41        2.49          0.41         78.01           0.02

               Exhibit II.7 - Comparatives Risk Characteristics


                                           Intangible    One Year                   Earn Assets/
                                 Loans/       Assets/    Cum Gap/            Net     Int Bearing
                                 Assets        Equity      Assets          Loans     Liabilities
                                    (%)           (%)         (%)          ($000)            (%)
Short Name                          MRQ           MRQ         MRY            MRQ             MRQ
Acadiana Bancshares Inc.             NA             -        2.39             NA          115.83
Ameriana Bancorp                  71.53          1.77      (17.48)    265,239.00          114.36
Citizens First Financial Corp.    80.63             -       (5.40)    223,223.00          112.94
North Central Bancshares Inc.     78.06         13.08        0.28     258,576.00          114.65
Home Bancorp                      88.70             -      (43.57)    318,108.00          113.64
Harbor Federal Bancorp Inc.       66.62             -          NA     150,457.00          114.14
Jacksonville Bancorp Inc.         77.05             -          NA     185,805.00          116.36
MFB Corp.                         79.61             -          NA     232,832.00          111.68
Milton Federal Financial Corp.    73.12             -          NA     169,347.00          110.53
OHSL Financial Corp.                 NA             -      (14.92)            NA          110.85
Peoples Bancorp                   84.07             -      (37.77)    254,909.00          117.55
First Savings Bancorp Inc.        68.61             -      (37.15)    208,094.00          131.66

Maximum                           88.70         13.08        2.39     318,108.00          131.66
Minimum                           66.62             -      (43.57)    150,457.00          110.53
Average                           76.80          1.24      (19.20)    226,659.00          115.35
Median                            77.56             -      (16.20)    228,027.50          114.25

                                  EXHIBIT III

                           BK Financial Highlights
First State Svgs Bk SSB, Burlington, NC                  445 S Main St
ID Number: 27789                                       Burlington, NC 27215-5838
Top HC Name:Not held by a HC.                            (336) 227-8861

                                              Jun 1998     Dec 1997        Dec 1996        Dec 1995       Dec 1994      Dec 1993
                                               (YTD)         (YE)            (YE)            (YE)          (YE)           (YE)
BALANCE SHEET:
Total Assets                                   284,691     260,047         242,167         226,428        217,954         208,426
Securities                                      39,346      32,785          39,650          36,281         37,995          35,298
Held-to-Maturity Secs(AmortCost)                31,001      23,506          28,458          24,977         24,162             N/A
Avail for Sale Secs (Fair Value)                 8,345       9,279          11,192          11,304         13,833             N/A
Total Loans & Leases(C)                        205,628     204,399         181,545         173,599        164,797         155,110
Total Deposits                                 234,845     232,858         219,120         206,322        198,495         191,916
Total Loans/Total Deposits                       87.56       87.78           82.85           84.14          83.02           80.82
Provision for Credit Loss                          120         240             240             454            240           1,114

CAPITAL:
Total Equity Capital                            25,515      23,950          21,346          19,670         17,019          15,880
Total Capital (Tier 1+2+3)                      27,553      25,922          23,062          21,606         19,097          17,462
Tangible Equity Ratio                             9.08        9.21            8.83            8.70           8.96            8.16
Risk-Adjusted Capital Ratio                      16.08       15.50           15.69           14.96          14.42           13.80
Core Capital/Risk Weighted Assets                14.82       14.24           14.43           13.71          13.16           12.55
Core Capital/Adjusted Total Assets                9.08        9.21            8.83            8.70           8.96            8.16
Dividend Payout                                   0.00        0.00            0.00            0.00           0.00            0.00

PROFITABILITY:
Net Income (Loss)                                1,582       2,578           1,736           2,356          1,436             852
Return on Average Assets                          1.15        1.02            0.74            1.06           0.67            0.22
Return on Average Equity                         12.79       11.35            8.46           12.84           8.73            2.85
Net Interest Spread/AEA                           3.61        4.03            3.70            3.61           3.37            2.94
Net Interest Margin/AA                            3.41        3.81            3.47            3.40           3.16            2.72

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv              2.31        2.05            1.47           17.58          18.33            0.58
Loan Loss Reserve/Nonperf Loans                 448.55      514.81          730.86           59.14          51.91        1,574.26
Adjusted Nonperf Assets/TA                        0.23        0.21            0.14            1.74           1.63            1.59
PastDue 90 Days:Loans & Leases/GL                 0.01        0.06            0.00            0.00           0.00            0.00
Loan Loss Reserve/TL                              1.43        1.38            1.41            1.32           1.11            1.03
Net Charge-Offs(YTD)/Average Loans                0.00       -0.01           -0.01           -0.01           0.00            0.78
Real Estate Loans/GDL                            87.59       87.09           90.47           88.34          89.73           90.41

LIQUIDITY:
Brokered Deposits/TD                              0.00        0.00            0.00            0.00           0.00            0.00
Avg Int-Bear Asset/Avg Int-Bear Liab            108.61      107.95          105.78          105.43         103.88          101.87
Pledged Securities/Total Securities               5.07        9.12           10.09            2.76          38.03            1.35
Tot Secs:Fair Val to Amrtzd Cost                 99.79       99.90           99.52          100.41          96.48          101.79

                             BK Financial Highlights
First State Svgs Bk SSB, Burlington, NC                445 S Main St
ID Number: 27789                                       Burlington, NC 27215-5838
Top HC Name:Not held by a HC.                          (336) 227-8861

                                                Jun 1998       Mar 1998        Dec 1997        Sep 1997        Jun 1997    Jun 1998
                                                  (QTR)           (QTR)           (QTR)           (QTR)           (QTR)     (LTM)
BALANCE SHEET:
Total Assets                                    284,691         282,781         260,047         258,730        252,263      284,691
Securities                                       39,346          28,806          32,785          35,939         39,223       39,346
Held-to-Maturity Secs(AmortCost)                 31,001          21,461          23,506          26,686         29,013       31,001
Avail for Sale Secs (Fair Value)                  8,345           7,345           9,279           9,253         10,210        8,345
Total Loans & Leases(C)                         205,628         198,757         204,399         200,540        198,334      205,628
Total Deposits                                  234,845         233,437         232,858         232,627        227,056      234,845
Total Loans/Total Deposits                        87.56           85.14           87.78           86.21          87.35        87.56
Provision for Credit Loss                            60              60              60              60             60          240

CAPITAL:
Total Equity Capital                             25,515          24,771          23,950          23,179         23,029       25,515
Total Capital (Tier 1+2+3)                       27,553          26,696          25,922          25,108         24,917       27,553
Tangible Equity Ratio                              9.08            9.19            9.21            9.02           9.18         9.08
Risk-Adjusted Capital Ratio                       16.08           16.30           15.50           15.30          15.52        16.08
Core Capital/Risk Weighted Assets                 14.82           15.05           14.24           14.05          14.27        14.82
Core Capital/Adjusted Total Assets                 9.08            9.19            9.21            9.02           9.18         9.08
Dividend Payout                                    0.00            0.00            0.00            0.00           0.00         0.00

PROFITABILITY:
Net Income (Loss)                                   760             822             757             126            914        2,465
Return on Average Assets                           1.07            1.21            1.17            0.20           1.46         0.92
Return on Average Equity                          12.09           13.50           12.85            2.18          16.21        10.23
Net Interest Spread/AEA                            3.52            3.66            3.87            4.50           3.94         3.87
Net Interest Margin/AA                             3.33            3.45            3.64            4.26           3.74         3.66

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv               2.31            1.24            2.05            1.10           1.32         2.31
Loan Loss Reserve/Nonperf Loans                  448.55          841.23          514.81          973.14         794.69       448.55
Adjusted Nonperf Assets/TA                         0.23            0.12            0.21            0.11           0.13         0.23
PastDue 90 Days:Loans & Leases/GL                  0.01            0.00            0.06            0.00           0.00         0.01
Loan Loss Reserve/TL                               1.43            1.45            1.38            1.37           1.36         1.43
Net Charge-Offs(YTD)/Average Loans                 0.00            0.00            0.00            0.00           0.00         0.00
Real Estate Loans/GDL                             87.59           87.08           87.09           87.02          88.37        87.59

LIQUIDITY:
Brokered Deposits/TD                               0.00            0.00            0.00            0.00           0.00         0.00
Avg Int-Bear Asset/Avg Int-Bear Liab             108.96          107.86          108.41          108.85         108.21       108.70
Pledged Securities/Total Securities                5.07           10.41            9.12           16.69           5.04         5.07
Tot Secs:Fair Val to Amrtzd Cost                  99.79           99.84           99.90           99.83          99.49        99.79

                                   EXHIBIT IV

LBA Svgs Bk, Lafayette, LA                             101 W Vermilion
ID Number: 28361                                       Lafayette, LA 70501-6944
Top HC Name:ACADIANA BANCSHARES, INC., LAFAYETTE LA    (318) 232-4631
TICKER ANA
----------

                                         Jun 1998 (YTD)  Dec 1997 (YE) Dec 1996 (YE)  Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                   276,710        265,936       250,909        225,674        223,236       233,445
Securities                                      33,653         41,565        54,956         45,317         54,454        48,759
Held-to-Maturity Secs(AmortCost)                12,610         12,806        13,087         13,492         47,659           N/A
Avail for Sale Secs (Fair Value)                21,043         28,759        41,869         31,825          6,795           N/A
Total Loans & Leases(C)                        223,243        215,600       185,317        160,107        152,851       155,008
Total Deposits                                 203,044        195,043       194,192        207,218        204,993       216,900
Total Loans/Total Deposits                      109.95         110.54         95.43          77.27          74.56         71.47
Provision for Credit Loss                           90            180           355          1,274             63           235

CAPITAL:
Total Equity Capital                            23,042          33,652       33,857         17,697         17,270        15,450
Total Capital (Tier 1+2+3)                      24,616          35,017       35,076         18,428         18,474        16,465
Tangible Equity Ratio                             8.05           12.46        13.37           7.57           7.77          6.59
Risk-Adjusted Capital Ratio                      16.33           24.43        27.19          16.21          16.55         14.13
Core Capital/Risk Weighted Assets                15.07           23.18        25.93          14.95          15.58         13.26
Core Capital/Adjusted Total Assets                8.05           12.46        13.37           7.57           7.77          6.59
Dividend Payout                                 896.86          121.26         8.36            N/A              -             -

PROFITABILITY:
Net Income (Loss)                                1,338           2,700          598           (966)         1,937         1,803
Return on Average Assets                          0.97            1.05         0.25          (0.43)          0.85          0.81
Return on Average Equity                          8.82            7.80         2.32          (5.53)         11.84         12.20
Net Interest Spread/AEA                           3.43            3.52         3.31           3.17           3.45          3.54
Net Interest Margin/AA                            3.38            3.47         3.25           3.10           3.35          3.44

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv              1.39            1.15         2.42           3.83           3.06         16.99
Loan Loss Reserve/Nonperf Loans                 796.05          666.67       296.91         314.73         192.05         36.29
Adjusted Nonperf Assets/TA                        0.12            0.22         0.34           0.66           1.34          2.30
PastDue 90 Days:Loans & Leases/GL                    -               -            -              -           0.31          1.29
Loan Loss Reserve/TL                              1.26            1.28         1.40           1.45           0.71          0.65
Net Charge-Offs(YTD)/Average Loans                0.01            0.01         0.05           0.02          (0.01)         0.13
Real Estate Loans/GDL                            86.61           85.48        86.79          90.36          90.51         87.24

LIQUIDITY:
Brokered Deposits/TD                                 -               -            -              -              -             -
Avg Int-Bear Asset/Avg Int-Bear Liab            116.71          119.26       113.05         108.01         106.63        105.90
Pledged Securities/Total Securities               1.52            1.24         0.94           1.18           0.88          1.03
Tot Secs:Fair Val to Amrtzd Cost                102.20          101.45       100.76         102.51          96.53        102.83

Ameriana Bank Indiana, FSB, New Castle, IN            PO Box H
Docket Number: 2798                                   New Castle, IN 47362-1048
Top HC Name:AMERIANA BANCORP, NEW CASTLE IN           (765) 529-2230
Ticker ASBI

                                     Jun 1998 (YTD) Dec 1997 (YE) Dec 1996 (YE) Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 303,104      315,435       324,557       291,459       276,268       269,587
%CH:Total Assets                               (4.76)       (2.81)        11.36          5.50          2.48          0.40
Total Loans $(000)                           214,481      236,906       229,669       212,619       205,177       176,269
Total Deposits                               261,587      274,522       270,185       241,674       227,104       227,790
Deps:Broker Originated                            --           --            --            --            --            --

CAPITAL:
Consol:Equity Capital                         35,329       33,692        36,561        37,285        38,318        36,818
Total Equity Capital                          35,329       33,692        36,561        37,285        38,318        36,818
Tier 1 (Core) Capital                         33,968       33,263        35,828        36,778        38,042        36,818
Total Risk-based Capital                      34,437       33,712        36,237        37,180        38,397        37,260
Total Equity Capital/TA                        11.66        10.68         11.26         12.79         13.87         13.66
Tier 1 Risk-Based Capital Ratio                19.72        18.58         19.79         23.69         27.23         29.44
Tier 1 Leverage Capital Ratio                  11.26        10.56         11.06         12.69         13.90         13.69
Tangible Capital/Tang Assets                   11.26        10.56         11.06         12.69         13.90         13.69
Total Risk-Based Capital Ratio                 20.00        18.84         20.02         23.95         27.48         29.79

PROFITABILITY
Net Income (Loss)                              1,637        3,131         2,276         2,967         4,500         3,277
Return on Average Assets                        1.05         0.98          0.72          1.03          1.12          1.15
Return on Average Equity                        9.49         8.92          6.20          7.77          8.12          8.58
Net Interest Margin/AA                          3.10         2.97          3.00          3.12          3.34          3.34
Total Noninterest Income/AA                     0.95         0.76          0.62          0.51          0.47          0.49
Total Overhead Expense/AA                       2.26         2.07          2.43          1.95          2.02          1.86
Yield on Average Earning Assets                 7.53         7.62          7.50          7.48          6.73          7.02

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          111.86       110.94        113.37        114.86        114.78        113.59
Brokered Deposits/TD                              --           --            --            --            --            --

ASSET QUALITY:
Nonaccruing Loans/GL                            0.02         0.10          0.10          0.14          0.12          0.21
Nonperf Lns/Loan Loss Reserve                  29.28        42.46         59.25         94.04         42.16         83.29
Repossessed Assets (incl OREO)/TA               0.01         0.01          0.03          0.01          0.01          0.32
Net Charge-Offs(YTD)/Average Loans              0.02         0.03          0.02          0.03          0.06          0.07

Citizens Savings Bank, FSB, Bloomington, IL          PO Box 1207
Docket Number: 1570                                  Bloomington, IL 61702-1207
Top HC Name:CITIZENS FIRST FNCL CORP, NORMAL IL      (309) 661-8700
Ticker CBK
----------

                                        Jun 1998 (YTD)  Dec 1997 (YE) Dec 1996 (YE) Dec 1995 (YE)  Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 274,693       271,193       258,271      228,674       228,251      230,317
%CH:Total Assets                                1.23          5.00         12.94         0.19         (0.90)        0.08
Total Loans $(000)                           228,256       234,082       215,821      189,897       178,100      157,855
Total Deposits                               203,222       198,722       202,336      209,909       209,301      213,919
Deps:Broker Originated                          -             -             -            -             -            -

CAPITAL:
Consol:Equity Capital                         31,266        29,940        27,021       15,518        13,652       13,600
Total Equity Capital                          31,266        29,940        27,021       15,518        13,652       13,600
Tier 1 (Core) Capital                         31,227        29,947        27,296       15,685        14,653       13,600
Total Risk-based Capital                      32,250        30,770        27,791       16,085        14,942       13,890
Total Equity Capital/TA                        11.38         11.04         10.46         6.79          5.98         5.90
Tier 1 Risk-Based Capital Ratio                17.71         17.99         19.32        12.66         12.55        13.26
Tier 1 Leverage Capital Ratio                  11.37         11.04         10.56         6.86          6.39         5.91
Tangible Capital/Tang Assets                   11.37         11.04         10.56         6.86          6.39         5.91
Total Risk-Based Capital Ratio                 18.29         18.49         19.67        12.98         12.80        13.54

PROFITABILITY
Net Income (Loss)                                968         1,849           380        1,012         1,210        1,765
Return on Average Assets                        0.71          0.69          0.16         0.44          0.53         0.77
Return on Average Equity                        6.33          6.49          1.70         6.88          8.88        13.89
Net Interest Margin/AA                          3.16          2.89          2.94         2.85          2.77         2.70
Total Noninterest Income/AA                     0.85          0.87          0.66         0.63          0.47         1.03
Total Overhead Expense/AA                       2.69          2.46          3.29         2.70          2.36         2.42
Yield on Average Earning Assets                 8.02          7.91          7.76         7.60          6.88         7.09

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          111.85        110.17        109.57       106.50        105.60       105.00
Brokered Deposits/TD                            -             -             -            -             -            -

ASSET QUALITY:
Nonaccruing Loans/GL                            0.19          0.32          0.09         0.16          0.21         0.32
Nonperf Lns/Loan Loss Reserve                  94.82        115.19         87.70       184.75        159.94       192.27
Repossessed Assets (incl OREO)/TA               0.21          0.22          0.27         -             0.02         0.09
Net Charge-Offs(YTD)/Average Loans              -             0.01          0.01         0.01          0.07         0.16

First Federal Savings Bank O, Fort Dodge, IA           PO Box 1237
Docket Number: 5843                                    Fort Dodge, IA 50501-1237
Top HC Name:NORTH CENTRAL BANCSHARES, FORT DODGE IA    (515) 576-7531
Ticker FFFD
-----------

                                            Jun 1998 (YTD) Dec 1997(YE) Dec 1996 (YE) Dec 1995(YE) Dec 1994(YE) Dec 1993(YE)
BALANCE SHEET:
Total Assets                                 329,857       221,163       202,601      180,672       157,275      147,192
%CH:Total Assets                               56.18          9.16         12.14        14.88          6.85         0.64
Total Loans $(000)                           255,710       194,561       168,878      150,108       126,535      118,557
Total Deposits                               246,477       141,766       129,856      127,943       124,458      131,256
Deps:Broker Originated                          -             -             -            -             -            -

CAPITAL:
Consol:Equity Capital                         46,658        39,251        44,952       29,586        27,713       14,760
Total Equity Capital                          46,658        39,251        44,952       29,586        27,713       14,760
Tier 1 (Core) Capital                         38,979        37,935        43,861       28,570        27,713       14,760
Total Risk-based Capital                      41,383        39,478        45,255       29,752        28,736       15,702
Total Equity Capital/TA                        14.14         17.75         22.19        16.38         17.62        10.03
Tier 1 Risk-Based Capital Ratio                22.83         30.87         39.52        30.37         34.07        19.65
Tier 1 Leverage Capital Ratio                  12.10         17.26         21.77        15.90         17.63        10.02
Tangible Capital/Tang Assets                   12.10         17.26         21.77        15.90         17.63        10.02
Total Risk-Based Capital Ratio                 24.23         32.13         40.77        31.63         35.33        20.91

PROFITABILITY
Net Income (Loss)                              2,202         3,804         3,059        2,503         2,180        2,201
Return on Average Assets                        1.50          1.81          1.58         1.47          1.43         1.42
Return on Average Equity                       10.06          9.25          7.50         8.77         10.27        15.25
Net Interest Margin/AA                          3.57          3.84          4.02         3.47          3.56         3.48
Total Noninterest Income/AA                     1.23          1.19          1.04         0.90          0.77         0.73
Total Overhead Expense/AA                       2.37          2.14          2.50         1.95          1.97         1.86
Yield on Average Earning Assets                 8.28          8.03          8.06         7.81          7.67         8.14

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          114.50        122.46        126.20       120.37        116.61       110.49
Brokered Deposits/TD                            -             -             -            -             -            -

ASSET QUALITY:
Nonaccruing Loans/GL                            0.04          0.08          0.11         0.11          0.13         0.08
Nonperf Lns/Loan Loss Reserve                   7.47          7.13          9.47        10.01         11.02         7.34
Repossessed Assets (incl OREO)/TA               0.05          0.03          0.06         0.07          0.10         0.01
Net Charge-Offs(YTD)/Average Loans               -            0.03          0.01         0.04           -           0.01

Home Loan Bank, FSB, Fort Wayne, IN              PO Box 989
Docket Number: 12632                             Fort Wayne, IN 46801-0989
Top HC Name:HOME BANCORP, FORT WAYNE IN          (219) 422-3502
Ticker HBFW
-----------

                                         Jun 1998 (YTD)  Dec 1997 (YE) Dec 1996 (YE) Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 353,363       343,425       320,436      301,144       281,129        N/A
%CH:Total Assets                                8.49          7.17          6.41         7.12         N/A          N/A
Total Loans $(000)                           320,997       297,237       259,255      224,186       206,454        N/A
Total Deposits                               306,793       303,160       277,294      258,245       256,797        N/A
Deps:Broker Originated                          -             -             -            -             -           N/A

CAPITAL:
Consol:Equity Capital                         33,778        33,360        38,575       38,196        21,869         N/A
Total Equity Capital                          33,778        33,360        38,575       38,196        21,869         N/A
Tier 1 (Core) Capital                         33,778        33,333        38,549       38,196        21,869         N/A
Total Risk-based Capital                      35,168        34,721        39,935       39,574        23,179         N/A
Total Equity Capital/TA                         9.56          9.71         12.04        12.68          7.78         N/A
Tier 1 Risk-Based Capital Ratio                18.69         19.84         25.58        29.02         19.70         N/A
Tier 1 Leverage Capital Ratio                   9.56          9.71         12.03        12.68          7.78         N/A
Tangible Capital/Tang Assets                    9.56          9.71         12.03        12.68          7.78         N/A
Total Risk-Based Capital Ratio                 19.46         20.66         26.50        30.07         20.87         N/A

PROFITABILITY
Net Income (Loss)                              1,489         2,681         1,495        2,218           499        N/A
Return on Average Assets                        0.86          0.81          0.48         0.76          0.18        N/A
Return on Average Equity                        8.86          7.57          3.86         6.49          2.28        N/A
Net Interest Margin/AA                          2.62          2.66          2.74         2.64          0.69        N/A
Total Noninterest Income/AA                     0.20          0.16          0.13         0.13          0.03        N/A
Total Overhead Expense/AA                       1.36          1.40          2.01         1.50          0.42        N/A
Yield on Average Earning Assets                 7.36          7.50          7.38         7.32          1.75        N/A

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          111.40        112.53        115.20       114.01        109.03        N/A
Brokered Deposits/TD                             -             -             -            -             -          N/A

ASSET QUALITY:
Nonaccruing Loans/GL                             -             -             -            -             -          N/A
Nonperf Lns/Loan Loss Reserve                  26.62         21.53         14.79        18.00          7.94        N/A
Repossessed Assets (incl OREO)/TA               0.06           -             -            -            0.01        N/A
Net Charge-Offs(YTD)/Average Loans               -             -             -            -             -          N/A

Harbor FSB, Towson, MD                               705 York Rd
Docket Number: 4829                                  Baltimore, MD 21204-2562
Top HC Name:HARBOR FEDERAL BANCORP, BALTIMORE MD     (410) 321-7041
Ticker HRBF
-----------

                                     Jun 1998 (YTD)  Dec 1997 (YE)  Dec 1996 (YE)  Dec 1995 (YE)  Dec 1994 (YE)  Dec 1993 (YE)
BALANCE SHEET:
Total Assets                               236,635        234,486         219,911        155,641         147,155       127,510
%CH:Total Assets                              8.79           6.63           41.29           5.77           15.41          0.34
Total Loans $(000)                         154,084        151,365         145,148        103,648         101,291        87,452
Total Deposits                             187,882        187,191         175,966        126,139         118,945       112,608
Deps:Broker Originated                        -              -               -              -               -             -

CAPITAL:
Consol:Equity Capital                       23,062         22,110          23,985         23,230          25,537        13,566
Total Equity Capital                        23,062         22,110          23,985         23,230          25,537        13,566
Tier 1 (Core) Capital                       22,701         21,775          24,029         23,166          25,480        13,566
Total Risk-based Capital                    23,201         22,235          24,409         23,631          25,945        14,066
Total Equity Capital/TA                       9.75           9.43           10.91          14.93           17.35         10.64
Tier 1 Risk-Based Capital Ratio              21.48          21.34           26.16          34.15           39.70         24.24
Tier 1 Leverage Capital Ratio                 9.72           9.41           10.92          14.89           17.33         10.64
Tangible Capital/Tang Assets                  9.72           9.41           10.92          14.89           17.33         10.64
Total Risk-Based Capital Ratio               21.95          21.79           26.58          34.84           40.42         25.13

PROFITABILITY
Net Income (Loss)                              890          1,647             678          1,278           1,539         1,190
Return on Average Assets                      0.76           0.74            0.34           0.83            1.12          0.93
Return on Average Equity                      7.90           7.05            2.89           5.32            7.87          9.17
Net Interest Margin/AA                        2.76           2.76            2.66           3.60            3.68          3.70
Total Noninterest Income/AA                   0.35           0.30            0.37           0.18            0.28          0.24
Total Overhead Expense/AA                     1.75           1.82            2.46           2.44            2.14          1.99
Yield on Average Earning Assets               7.55           7.43            7.41           7.73            7.42          7.90

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab        109.39         110.19          111.95         115.89          113.85        108.72
Brokered Deposits/TD                          -              -               -              -               -             -

ASSET QUALITY:
Nonaccruing Loans/GL                          0.36           0.27            -              -               -             -
Nonperf Lns/Loan Loss Reserve               174.05         266.59          218.11         117.38           64.16         89.62
Repossessed Assets (incl OREO)/TA             -              -               -              0.03            -             0.07
Net Charge-Offs(YTD)/Average Loans            -              -               0.09           -               0.04          0.18

Jacksonville Svg Bk SSB, Jacksonville, TX               Commerce & Neches Sts
ID Number: 28066                                        Jacksonville, TX 75766
Top HC Name:Not held by a HC.                           (903) 586-9861
TICKER JXVL
-----------

                                             Jun 1998 (YTD)  Dec 1997 (YE) Dec 1996 (YE)  Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                       242,445        235,523         N/A         N/A         N/A           N/A
Securities                                          42,752         49,525         N/A         N/A         N/A           N/A
Held-to-Maturity Secs(AmortCost)                    27,946         31,090         N/A         N/A         N/A           N/A
Avail for Sale Secs (Fair Value)                    14,806         18,435         N/A         N/A         N/A           N/A
Total Loans & Leases(C)                            186,795        175,972         N/A         N/A         N/A           N/A
Total Deposits                                     202,359        198,315         N/A         N/A         N/A           N/A
Total Loans/Total Deposits                           92.31          88.73         N/A         N/A         N/A           N/A
Provision for Credit Loss                               20            105         N/A         N/A         N/A           N/A

CAPITAL:
Total Equity Capital                                33,473         32,451         N/A         N/A         N/A           N/A
Total Capital (Tier 1+2+3)                          34,596         33,548         N/A         N/A         N/A           N/A
Tangible Equity Ratio                                13.89          13.76         N/A         N/A         N/A           N/A
Risk-Adjusted Capital Ratio                          26.26          26.58         N/A         N/A         N/A           N/A
Core Capital/Risk Weighted Assets                    25.37          25.66         N/A         N/A         N/A           N/A
Core Capital/Adjusted Total Assets                   13.89          13.76         N/A         N/A         N/A           N/A
Dividend Payout                                      46.06          18.01         N/A         N/A         N/A           N/A

PROFITABILITY:
Net Income (Loss)                                    1,433          3,303         N/A         N/A         N/A           N/A
Return on Average Assets                              1.20           1.41         N/A         N/A         N/A           N/A
Return on Average Equity                              8.70          10.30         N/A         N/A         N/A           N/A
Net Interest Spread/AEA                               3.84           3.82         N/A         N/A         N/A           N/A
Net Interest Margin/AA                                3.71           3.70         N/A         N/A         N/A           N/A

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv                  1.80           2.14         N/A         N/A         N/A           N/A
Loan Loss Reserve/Nonperf Loans                     187.96         162.03         N/A         N/A         N/A           N/A
Adjusted Nonperf Assets/TA                            0.48           0.55         N/A         N/A         N/A           N/A
PastDue 90 Days:Loans & Leases/GL                     -              -            N/A         N/A         N/A           N/A
Loan Loss Reserve/TL                                  0.63           0.66         N/A         N/A         N/A           N/A
Net Charge-Offs(YTD)/Average Loans                    0.01           0.02         N/A         N/A         N/A           N/A
Real Estate Loans/GDL                                92.20          93.06         N/A         N/A         N/A           N/A

LIQUIDITY:
Brokered Deposits/TD                                  -              -            N/A         N/A         N/A           N/A
Avg Int-Bear Asset/Avg Int-Bear Liab                116.00         115.84         N/A         N/A         N/A           N/A
Pledged Securities/Total Securities                   -              -            N/A         N/A         N/A           N/A
Tot Secs:Fair Val to Amrtzd Cost                    100.25         100.31         N/A         N/A         N/A           N/A

Jacksonville S&LA, Jacksonville, TX                       PO Box 401
Docket Number: 832                                        Jacksonville, TX 75766
Top HC Name:JACKSONVILLE BANCORP, INC., JACKSONVILLE TX   (903) 586-9861
Ticker JXVL
-----------

                                     Jun 1998 (YTD) Dec 1997 (YE) Dec 1996 (YE) Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                               N/A           N/A           215,849       196,690        185,928       185,825
%CH:Total Assets                           N/A           N/A              9.74          5.79           0.06         (2.85)
Total Loans $(000)                         N/A           N/A           159,882       141,242        126,175       123,752
Total Deposits                             N/A           N/A           178,339       173,743        157,478       172,864
Deps:Broker Originated                     N/A           N/A               -             -              -             -

CAPITAL:
Consol:Equity Capital                      N/A           N/A            29,240        20,741         19,374        11,621
Total Equity Capital                       N/A           N/A            29,240        20,741         19,374        11,621
Tier 1 (Core) Capital                      N/A           N/A            29,281        20,747         19,595        11,621
Total Risk-based Capital                   N/A           N/A            30,381        21,747         20,595        12,608
Total Equity Capital/TA                    N/A           N/A             13.55         10.55          10.42          6.25
Tier 1 Risk-Based Capital Ratio            N/A           N/A             26.42         21.12          22.25         13.43
Tier 1 Leverage Capital Ratio              N/A           N/A             13.56         10.57          10.54          6.26
Tangible Capital/Tang Assets               N/A           N/A             13.56         10.57          10.54          6.26
Total Risk-Based Capital Ratio             N/A           N/A             27.41         22.14          23.38         14.57

PROFITABILITY
Net Income (Loss)                          N/A           N/A             1,761         1,478          2,061         2,142
Return on Average Assets                   N/A           N/A              0.83          0.77           1.11          1.14
Return on Average Equity                   N/A           N/A              6.55          7.39          13.30         20.30
Net Interest Margin/AA                     N/A           N/A              3.51          3.07           3.62          3.81
Total Noninterest Income/AA                N/A           N/A              0.57          0.48           0.49          0.68
Total Overhead Expense/AA                  N/A           N/A              2.80          2.48           2.41          2.40
Yield on Average Earning Assets            N/A           N/A              7.83          7.45           7.05          7.78

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab       N/A           N/A            111.33        106.61         103.11         99.14
Brokered Deposits/TD                       N/A           N/A              -             -              -             -

ASSET QUALITY:
Nonaccruing Loans/GL                       N/A           N/A              0.45          0.23           0.30          0.67
Nonperf Lns/Loan Loss Reserve              N/A           N/A             66.85         33.10          35.43         81.52
Repossessed Assets (incl OREO)/TA          N/A           N/A              0.55          1.08           1.56          2.45
Net Charge-Offs(YTD)/Average Loans         N/A           N/A              -             0.07          (0.11)         0.16

MMFB Financial, Mishawaka, IN                         PO Box 528
Docket Number: 1004                                   Mishawaka, IN 46546-0528
Top HC Name:MFB CORPORATION, MISHAWAKA IN             (219) 255-3146
Ticker MBFC
-----------

                                       Jun 1998 (YTD) Dec 1997 (YE)  Dec 1996 (YE)  Dec 1995 (YE) Dec 1994 (YE) Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 290,463       263,828       224,238      186,325       181,955      168,095
%CH:Total Assets                               16.94         17.66         20.35         2.40          8.25         1.12
Total Loans $(000)                           239,755       208,884       166,290      127,119       117,949      108,689
Total Deposits                               176,666       173,522       162,055      145,331       143,670      149,052
Deps:Broker Originated                             -             -             -            -             -            -

CAPITAL:
Consol:Equity Capital                         30,448        32,511        31,803       30,538        28,513       17,302
Total Equity Capital                          30,448        32,511        31,803       30,538        28,513       17,302
Tier 1 (Core) Capital                         30,473        32,492        31,880       30,322        28,513       17,302
Total Risk-based Capital                      30,893        32,877        32,228       30,623        28,784       17,555
Total Equity Capital/TA                        10.48         12.32         14.18        16.39         15.67        10.29
Tier 1 Risk-Based Capital Ratio                18.40         24.39         31.01        39.21         40.01        25.89
Tier 1 Leverage Capital Ratio                  10.49         12.32         14.21        16.30         15.68        10.32
Tangible Capital/Tang Assets                   10.49         12.32         14.21        16.30         15.68        10.32
Total Risk-Based Capital Ratio                 18.65         24.68         31.35        39.60         40.39        26.27

PROFITABILITY
Net Income (Loss)                              1,172         2,054         1,158        1,241         1,577        1,353
Return on Average Assets                        0.83          0.84          0.55         0.67          0.90         0.81
Return on Average Equity                        7.50          6.40          3.73         4.21          6.88         8.15
Net Interest Margin/AA                          3.03          3.08          3.03         2.90          3.22         3.04
Total Noninterest Income/AA                     0.35          0.27          0.26         0.24          0.20         0.21
Total Overhead Expense/AA                       2.00          1.93          2.36         2.00          1.97         1.71
Yield on Average Earning Assets                 7.63          7.65          7.33         6.94          6.90         7.04

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          112.25        114.21        117.47       118.60        113.87       109.73
Brokered Deposits/TD                               -             -             -            -             -            -

ASSET QUALITY:
Nonaccruing Loans/GL                            0.08             -             -         0.01          0.02         0.05
Nonperf Lns/Loan Loss Reserve                  76.19         61.56         13.22       108.28         34.15       185.43
Repossessed Assets (incl OREO)/TA                  -             -             -         0.01          0.01         0.02
Net Charge-Offs(YTD)/Average Loans                 -             -             -            -             -            -

Milton Federal Savings Bank, W Milton, OH         25 Lowry Dr
Docket Number: 3569                               West Milton, OH 45383-1320
Top HC Name:MILTON FED FINANCIAL
CORP W., W MILTON OH                              (937) 698-4168
Ticker MFFC
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

                                      Jun 1998 (YTD)  Dec 1997 (YE)  Dec 1996 (YE)  Dec 1995 (YE)  Dec 1994 (YE)  Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 233,724       217,386       172,068      155,596       138,281           125,288
%CH:Total Assets                               18.21         26.34         10.59        12.52         10.37              6.79
Total Loans $(000)                           161,600       139,361       111,244      103,350        92,148            84,775
Total Deposits                               152,771       145,864       132,762      123,270       110,138           110,991
Deps:Broker Originated                             -             -            57        1,394         1,592             1,592

CAPITAL:
Consol:Equity Capital                         22,956        21,737        20,991       24,593        24,993            13,527
Total Equity Capital                          22,956        21,737        20,991       24,593        24,993            13,527
Tier 1 (Core) Capital                         22,908        21,802        21,083       24,404        25,156            13,615
Total Risk-based Capital                      23,516        22,287        21,442       24,603        25,435            13,842
Total Equity Capital/TA                         9.82         10.00         12.20        15.81         18.07             10.80
Tier 1 Risk-Based Capital Ratio                19.80         21.29         25.31        34.22         40.09             23.09
Tier 1 Leverage Capital Ratio                   9.80         10.02         12.24        15.71         18.17             10.86
Tangible Capital/Tang Assets                    9.80         10.02         12.24        15.71         18.17             10.86
Total Risk-Based Capital Ratio                 20.32         21.77         25.74        34.50         40.53             23.47

PROFITABILITY
Net Income (Loss)                                813         1,127           697        1,222         1,213             1,528
Return on Average Assets                        0.72          0.58          0.42         0.84          0.92              1.26
Return on Average Equity                        7.28          5.26          3.01         4.88          6.30             11.97
Net Interest Margin/AA                          2.44          2.69          3.04         3.39          3.57              3.75
Total Noninterest Income/AA                     0.59          0.25          0.32         0.21          0.24              0.21
Total Overhead Expense/AA                       1.77          2.02          2.63         2.29          2.19              2.12
Yield on Average Earning Assets                 7.33          7.51          7.60         7.63          7.35              7.86

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          108.93        110.18        113.81       118.11        114.14            108.90
Brokered Deposits/TD                               -             -          0.04         1.13          1.44              1.43

ASSET QUALITY:
Nonaccruing Loans/GL                            0.23          0.14          0.26         0.14          0.07              0.12
Nonperf Lns/Loan Loss Reserve                 158.06        119.14        114.57       132.76        194.27            118.06
Repossessed Assets (incl OREO)/TA                  -             -             -         0.02          0.08              0.03
Net Charge-Offs(YTD)/Average Loans              0.03         (0.04)            -            -             -              0.01

Oak Hills S&LC, FA, Cincinnati, OH                    5889 Bridgetown Rd
Docket Number: 2062                                   Cincinnati, OH 45248-3199
Top HC Name:OHSL FINANCIAL CORPORATION,
CINCINNATI OH                                         (513) 574-3322
Ticker OHSL
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

                                       Jun 1998 (YTD)  Dec 1997 (YE)  Dec 1996 (YE) Dec 1995 (YE)  Dec 1994 (YE)  Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                 242,851       234,060       210,828      198,380       171,315          164,255
%CH:Total Assets                                7.67         11.02          6.27        15.80          4.30             4.10
Total Loans $(000)                           170,642       174,066       159,377      144,517       139,011          128,515
Total Deposits                               186,615       184,766       169,549      159,370       135,668          135,972
Deps:Broker Originated                             -             -             -            -             -                -

CAPITAL:
Consol:Equity Capital                         21,742        20,545        19,426       19,334        18,438           19,419
Total Equity Capital                          21,742        20,545        19,426       19,334        18,438           19,419
Tier 1 (Core) Capital                         21,696        20,515        19,481       19,303        18,551           19,419
Total Risk-based Capital                      22,222        21,035        19,968       19,813        19,059           19,919
Total Equity Capital/TA                         8.95          8.78          9.21         9.75         10.76            11.82
Tier 1 Risk-Based Capital Ratio                17.60         16.80         17.95        19.61         20.96            23.08
Tier 1 Leverage Capital Ratio                   8.94          8.77          9.24         9.73         10.82            11.83
Tangible Capital/Tang Assets                    8.94          8.77          9.24         9.73         10.82            11.83
Total Risk-Based Capital Ratio                 18.03         17.22         18.40        20.13         21.53            23.67

PROFITABILITY
Net Income (Loss)                              1,076         1,857         1,135        1,733         1,560            1,416
Return on Average Assets                        0.89          0.83          0.55         0.94          0.93             0.83
Return on Average Equity                       10.18          9.14          5.75         9.24          8.24             8.68
Net Interest Margin/AA                          2.95          2.99          3.18         3.13          3.48             3.45
Total Noninterest Income/AA                     0.40          0.31          0.28         0.73          0.47             0.40
Total Overhead Expense/AA                       1.91          2.02          2.62         2.44          2.56             2.57
Yield on Average Earning Assets                 7.76          7.84          7.90         7.78          7.25             7.80

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          109.34        109.38        110.86       112.17        113.38           110.45
Brokered Deposits/TD                               -             -             -            -             -                -

ASSET QUALITY:
Nonaccruing Loans/GL                            0.10          0.04          0.01         0.03          0.01             0.02
Nonperf Lns/Loan Loss Reserve                  62.17        139.42        195.20       127.77         58.27            61.28
Repossessed Assets (incl OREO)/TA               0.04          -             -            -             -                -
Net Charge-Offs(YTD)/Average Loans              0.01         (0.01)         0.01        (0.05)        (0.01)            0.01

Peoples FSB of Dekalb Cty, Auburn, IN                      PO Box 231
Docket Number: 4091                                        Auburn, IN 46706-0231
Top HC Name:PEOPLES BANCORP, AUBURN IN                     (219) 925-2500
Ticker PFDC
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
                                      Jun 1998 (YTD)  Dec 1997 (YE)  Dec 1996 (YE)   Dec 1995 (YE)   Dec 1994 (YE)    Dec 1993 (YE)
BALANCE SHEET:
Total Assets                              297,516       287,504           274,077        275,034          266,242        254,652
%CH:Total Assets                             6.01          4.90             (0.35)          3.30             4.55           5.33
Total Loans $(000)                        257,043       243,721           224,586        220,586          214,363        200,565
Total Deposits                            248,789       243,401           233,936        234,516          229,654        216,286
Deps:Broker Originated                          -             -                 -              -                -              -

CAPITAL:
Consol:Equity Capital                      37,105        35,123            34,056         34,692           33,241         35,193
Total Equity Capital                       37,105        35,123            34,056         34,692           33,241         35,193
Tier 1 (Core) Capital                      37,049        35,073            34,061         34,680           33,241         35,193
Total Risk-based Capital                   37,944        35,948            34,929         35,520           34,074         36,029
Total Equity Capital/TA                     12.47         12.22             12.43          12.61            12.49          13.82
Tier 1 Risk-Based Capital Ratio             24.12         24.18             25.63          26.32            25.71          29.02
Tier 1 Leverage Capital Ratio               12.46         12.20             12.43          12.62            12.49          13.82
Tangible Capital/Tang Assets                12.46         12.20             12.43          12.62            12.49          13.82
Total Risk-Based Capital Ratio              24.70         24.78             26.28          26.96            26.35          29.71

PROFITABILITY
Net Income (Loss)                           1,976         3,978             2,881          3,743            3,744          3,820
Return on Average Assets                     1.35          1.42              1.05           1.39             1.44           1.56
Return on Average Equity                    10.94         11.41              8.28          10.93            10.94          11.62
Net Interest Margin/AA                       3.63          3.59              3.70           3.60             3.74           4.06
Total Noninterest Income/AA                  0.32          0.28              0.30           0.31             0.28           0.27
Total Overhead Expense/AA                    1.69          1.51              2.22           1.58             1.66           1.69
Yield on Average Earning Assets              7.96          7.96              8.02           7.93             7.44           7.80

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab       112.87        113.11            113.11         112.78           113.65         114.69
Brokered Deposits/TD                            -             -                 -              -                -              -

ASSET QUALITY:
Nonaccruing Loans/GL                         0.19          0.23              0.27           0.30             0.31           0.41
Nonperf Lns/Loan Loss Reserve               59.55         80.00             92.80          90.38            78.19          88.89
Repossessed Assets (incl OREO)/TA               -          0.03              0.03           0.01             0.02           0.06
Net Charge-Offs(YTD)/Average Loans              -          0.01              0.01           0.02             0.01           0.01

First Svg Bk Moore Cty, Southern Pines, NC                            205 SE Broad St
ID Number: 28074                                                      Southern Pines, NC 28388-6106
Top HC Name:FIRST SAVINGS BANCORP, INC., SOUTHERN PINES NC            (910) 692-6222
TICKER SOPN
-----------
                                          Jun 1998 (YTD)  Dec 1997 (YE)  Dec 1996 (YE)  Dec 1995 (YE)  Dec 1994 (YE)   Dec 1993 (YE)
BALANCE SHEET:
Total Assets                                   293,621         290,260        248,209       246,967        245,677        270,284
Securities                                      74,235          80,495         52,746        71,073         87,685         75,382
Held-to-Maturity Secs(AmortCost)                 9,737          10,944          1,548         4,870          6,989            N/A
Avail for Sale Secs (Fair Value)                64,498          69,551         51,198        66,203         80,696            N/A
Total Loans & Leases(C)                        208,702         201,035        185,218       170,321        151,204        140,214
Total Deposits                                 215,904         214,789        199,522       186,033        178,939        241,368
Total Loans/Total Deposits                       96.66           93.60          92.83         91.55          84.50          58.09
Provision for Credit Loss                            -               -              -             -              -            500

CAPITAL:
Total Equity Capital                            54,675          51,981         46,966        56,340         62,213         27,829
Total Capital (Tier 1+2+3)                      54,933          52,262         47,318        56,122         65,200         28,442
Tangible Equity Ratio                            18.67           17.99          18.64         21.81          26.58          11.65
Risk-Adjusted Capital Ratio                      38.34           38.06          40.60         52.39          70.16          29.91
Core Capital/Risk Weighted Assets                37.93           37.62          40.08         51.82          69.50          29.27
Core Capital/Adjusted Total Assets               18.67           17.99          18.64         21.81          26.58          11.65
Dividend Payout                                      -               -         393.66         65.90          54.11              -

PROFITABILITY:
Net Income (Loss)                                2,521           4,677          3,074         3,660          2,399          2,666
Return on Average Assets                          1.73            1.71           1.24          1.49           0.93           1.16
Return on Average Equity                          9.45            9.47           5.95          6.17           5.33          11.27
Net Interest Spread/AEA                           3.85            3.85           3.81          3.81           3.72           3.02
Net Interest Margin/AA                            3.76            3.76           3.70          3.72           3.64           2.96

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv              0.99            1.14           0.51          0.47           0.60           4.42
Loan Loss Reserve/Nonperf Loans                 109.36          101.34         250.62        229.81         155.36          48.73
Adjusted Nonperf Assets/TA                        0.21            0.23           0.12          0.13           0.18           0.49
PastDue 90 Days:Loans & Leases/GL                    -               -           0.01             -              -           0.57
Loan Loss Reserve/TL                              0.29            0.30           0.33          0.36           0.40           0.44
Net Charge-Offs(YTD)/Average Loans                0.01               -              -             -              -           0.01
Real Estate Loans/GDL                            98.63           98.75          98.76         99.41          99.56          99.47

LIQUIDITY:
Brokered Deposits/TD                                 -               -              -             -              -              -
Avg Int-Bear Asset/Avg Int-Bear Liab            124.98          124.74         125.41        130.38         119.41         110.13
Pledged Securities/Total Securities               8.05            8.79          15.17         22.30          14.20          12.34
Tot Secs:Fair Val to Amrtzd Cost                101.06          100.83         100.89        101.92          95.92         103.70

                                   EXHIBIT V

                  Exhibit V - Selected Publicly Held Thrifts

                                                                               Deposit                         Current    Current
                                                                               Insurance                         Stock     Market
                                                                               Agency                            Price      Value
Ticker  Short Name                        City                  State Region   (BIF/SAIF)  Exchange  IPO Date      ($)       ($M)
ABBK    Abington Bancorp Inc.             Abington              MA    NE       BIF         NASDAQ    06/10/86   14.750      51.66
ABCL    Alliance Bancorp                  Hinsdale              IL    MW       SAIF        NASDAQ    07/07/92   19.125     219.12
ABCW    Anchor BanCorp Wisconsin          Madison               WI    MW       SAIF        NASDAQ    07/16/92   21.500     366.77
AFBC    Advance Financial Bancorp         Wellsburg             WV    SE       SAIF        NASDAQ    01/02/97   12.500      12.88
AHCI    Ambanc Holding Co.                Amsterdam             NY    MA       BIF         NASDAQ    12/27/95   15.500      63.63
ALBC    Albion Banc Corp.                 Albion                NY    MA       SAIF        NASDAQ    07/26/93    8.000       6.02
ALLB    Alliance Bank (MHC)               Broomall              PA    MA       SAIF        NASDAQ    03/03/95   12.750      41.75
AMFC    AMB Financial Corp.               Munster               IN    MW       SAIF        NASDAQ    04/01/96   12.625      10.98
ANA     Acadiana Bancshares Inc.          Lafayette             LA    SW       SAIF        AMSE      07/16/96   17.188      39.17
ANDB    Andover Bancorp Inc.              Andover               MA    NE       BIF         NASDAQ    05/08/86   31.250     202.59
ANE     Alliance Bncp of New England      Vernon                CT    NE       BIF         AMSE      12/19/86   10.000      22.92
ASBI    Ameriana Bancorp                  New Castle            IN    MW       SAIF        NASDAQ    03/02/87   18.000      58.55
ASBP    ASB Financial Corp.               Portsmouth            OH    MW       SAIF        NASDAQ    05/11/95   11.813      19.55
ASFC    Astoria Financial Corp.           Lake Success          NY    MA       SAIF        NASDAQ    11/18/93   43.000   1,143.52
BDJI    First Federal Bancorp.            Bemidji               MN    MW       SAIF        NASDAQ    04/04/95   13.500      13.48
BFD     BostonFed Bancorp Inc.            Burlington            MA    NE       SAIF        AMSE      10/24/95   18.063      96.97
BFSB    Bedford Bancshares Inc.           Bedford               VA    SE       SAIF        NASDAQ    08/22/94   15.000      34.47
BKC     American Bank of Connecticut      Waterbury             CT    NE       BIF         AMSE      12/01/81   21.625     101.70
BKCT    Bancorp Connecticut Inc.          Southington           CT    NE       BIF         NASDAQ    07/03/86   14.750      75.44
BKUNA   BankUnited Financial Corp.        Coral Gables          FL    SE       SAIF        NASDAQ    12/11/85    9.063     161.19
BNKU    Bank United Corp.                 Houston               TX    SW       SAIF        NASDAQ    08/09/96   39.844   1,258.39
BPLS    Bank Plus Corp.                   Los Angeles           CA    WE       SAIF        NASDAQ          NA    4.063      78.78
BVCC    Bay View Capital Corp.            San Mateo             CA    WE       SAIF        NASDAQ    05/09/86   17.250     337.87
BWFC    Bank West Financial Corp.         Grand Rapids          MI    MW       SAIF        NASDAQ    03/30/95    9.375      24.60
CAFI    Camco Financial Corp.             Cambridge             OH    MW       SAIF        NASDAQ          NA   15.750      86.21
CASB    Cascade Financial Corp.           Everett               WA    WE       SAIF        NASDAQ    09/16/92   13.500      58.16
CASH    First Midwest Financial Inc.      Storm Lake            IA    MW       SAIF        NASDAQ    09/20/93   15.500      40.39
CATB    Catskill Financial Corp.          Catskill              NY    MA       BIF         NASDAQ    04/18/96   13.938      60.75
CBES    CBES Bancorp Inc.                 Excelsior Springs     MO    MW       SAIF        NASDAQ    09/30/96   15.875      14.92
CBK     Citizens First Financial Corp.    Bloomington           IL    MW       SAIF        AMSE      05/01/96   15.000      34.33
CBSA    Coastal Bancorp Inc.              Houston               TX    SW       SAIF        NASDAQ          NA   19.000     139.87
CEBK    Central Co-operative Bank         Somerville            MA    NE       BIF         NASDAQ    10/24/86   18.625      36.60
CENB    Century Bancorp Inc.              Thomasville           NC    SE       SAIF        NASDAQ    12/23/96   13.125      16.68
CFB     Commercial Federal Corp.          Omaha                 NE    MW       SAIF        NYSE      12/31/84   22.688   1,370.15
CFCP    Coastal Financial Corp.           Myrtle Beach          SC    SE       SAIF        NASDAQ    09/26/90   19.000     118.86
CFFC    Community Financial Corp.         Staunton              VA    SE       SAIF        NASDAQ    03/30/88   11.813      30.36
CFNC    Carolina Fincorp Inc.             Rockingham            NC    SE       SAIF        NASDAQ    11/25/96    8.125      15.48
CFSB    CFSB Bancorp Inc.                 Lansing               MI    MW       SAIF        NASDAQ    06/22/90   25.000     204.14
CFTP    Community Federal Bancorp         Tupelo                MS    SE       SAIF        NASDAQ    03/26/96   14.750      64.87
CIBI    Community Investors Bancorp       Bucyrus               OH    MW       SAIF        NASDAQ    02/07/95   12.250      15.22
CKFB    CKF Bancorp Inc.                  Danville              KY    MW       SAIF        NASDAQ    01/04/95   15.250      12.86
CLAS    Classic Bancshares Inc.           Ashland               KY    MW       SAIF        NASDAQ    12/29/95   13.500      17.54
CMRN    Cameron Financial Corp            Cameron               MO    MW       SAIF        NASDAQ    04/03/95   15.375      37.42
CMSB    Commonwealth Bancorp Inc.         Norristown            PA    MA       SAIF        NASDAQ    06/17/96   14.250     210.38
CMSV    Community Savings Bnkshrs(MHC)    North Palm Beach      FL    SE       SAIF        NASDAQ    10/24/94   22.375     114.20
CNIT    CENIT Bancorp Inc.                Norfolk               VA    SE       SAIF        NASDAQ    08/06/92   19.500      97.85
CNSB    CNS Bancorp Inc.                  Jefferson City        MO    MW       SAIF        NASDAQ    06/12/96   13.000      19.40
CNY     Carver Bancorp Inc.               New York              NY    MA       SAIF        AMSE      10/25/94    9.000      20.83
COFI    Charter One Financial             Cleveland             OH    MW       SAIF        NASDAQ    01/22/88   27.438   3,695.15
COOP    Cooperative Bankshares Inc.       Wilmington            NC    SE       SAIF        NASDAQ    08/21/91   13.000      39.56
CRSB    Crusader Holding Corp.            Philadelphia          PA    MA       SAIF        NASDAQ          NA   12.125      46.47
CRZY    Crazy Woman Creek Bancorp         Buffalo               WY    WE       SAIF        NASDAQ    03/29/96   13.500      11.98
CSBF    CSB Financial Group Inc.          Centralia             IL    MW       SAIF        NASDAQ    10/09/95    9.875       8.11
CVAL    Chester Valley Bancorp Inc.       Downingtown           PA    MA       SAIF        NASDAQ    03/27/87   29.500      68.69
DCBI    Delphos Citizens Bancorp Inc.     Delphos               OH    MW       SAIF        NASDAQ    11/21/96   17.500      30.73
DCOM    Dime Community Bancshares Inc.    Brooklyn              NY    MA       BIF         NASDAQ    06/26/96   23.938     280.41
DME     Dime Bancorp Inc.                 New York              NY    MA       BIF         NYSE      08/19/86   23.813   2,667.70
DNFC    D & N Financial Corp.             Hancock               MI    MW       SAIF        NASDAQ    02/13/85   19.250     176.41
DSL     Downey Financial Corp.            Newport Beach         CA    WE       SAIF        NYSE      01/01/71   23.438     659.35
EBSI    Eagle Bancshares                  Tucker                GA    SE       SAIF        NASDAQ    04/01/86   18.250     106.03
EFBC    Empire Federal Bancorp Inc.       Livingston            MT    WE       SAIF        NASDAQ    01/27/97   12.750      31.63
EMLD    Emerald Financial Corp.           Strongsville          OH    MW       SAIF        NASDAQ    10/05/93   10.750     110.69
EQSB    Equitable Federal Savings Bank    Wheaton               MD    MA       SAIF        NASDAQ    09/10/93   22.000      27.02

                  Exhibit V - Selected Publicly Held Thrifts

                                                                               Deposit                         Current    Current
                                                                              Insurance                         Stock     Market
                                                                                Agency                          Price      Value
Ticker  Short Name                          City              State   Region  (BIF/SAIF)  Exchange   IPO Date    ($)       ($M)
ESBF    ESB Financial Corp.                 Ellwood City      PA      MA      SAIF        NASDAQ     06/13/90   16.000     86.22
ESBK    Elmira Savings Bank (The)           Elmira            NY      MA      BIF         NASDAQ     03/01/85   21.000     15.26
ETFS    East Texas Financial Services       Tyler             TX      SW      SAIF        NASDAQ     01/10/95   10.500     15.37
FAB     FIRSTFED AMERICA BANCORP INC.       Swansea           MA      NE      SAIF        AMSE       01/15/97   14.625     14.93
FBBC    First Bell Bancorp Inc.             Pittsburgh        PA      MA      SAIF        NASDAQ     06/29/95   14.500     90.32
FBSI    First Bancshares Inc.               Mountain Grove    MO      MW      SAIF        NASDAQ     12/22/93   13.250     28.67
FCB     Falmouth Bancorp Inc.               Falmouth          MA      NE      BIF         AMSE       03/28/96   15.375     21.55
FCBF    FCB Financial Corp.                 Oshkosh           WI      MW      SAIF        NASDAQ     09/24/93   24.500     93.94
FCME    First Coastal Corp.                 Westbrook         ME      NE      BIF         NASDAQ           NA    9.875     13.44
FDEF    First Defiance Financial            Defiance          OH      MW      SAIF        NASDAQ     10/02/95   14.250    116.41
FED     FirstFed Financial Corp.            Santa Monica      CA      WE      SAIF        NYSE       12/16/83   16.375    346.95
FESX    First Essex Bancorp Inc.            Andover           MA      NE      BIF         NASDAQ     08/04/87   16.875    127.64
FFBH    First Federal Bancshares of AR      Harrison          AR      SE      SAIF        NASDAQ     05/03/96   19.250     89.54
FFBZ    First Federal Bancorp Inc.          Zanesville        OH      MW      SAIF        NASDAQ     07/13/92   12.000     37.81
FFCH    First Financial Holdings Inc.       Charleston        SC      SE      SAIF        NASDAQ     11/10/83   19.250    262.94
FFDB    FirstFed Bancorp Inc.               Bessemer          AL      SE      SAIF        NASDAQ     11/19/91    9.750     23.74
FFDF    FFD Financial Corp.                 Dover             OH      MW      SAIF        NASDAQ     04/03/96   16.000     23.13
FFES    First Federal of East Hartford      East Hartford     CT      NE      SAIF        NASDAQ     06/23/87   25.500     70.06
FFFD    North Central Bancshares Inc.       Fort Dodge        IA      MW      SAIF        NASDAQ     03/21/96   16.750     51.99
FFFL    Fidelity Bankshares Inc. (MHC)      West Palm Beach   FL      SE      SAIF        NASDAQ     01/07/94   23.563    160.29
FFHH    FSF Financial Corp.                 Hutchinson        MN      MW      SAIF        NASDAQ     10/07/94   15.000     43.46
FFHS    First Franklin Corp.                Cincinnati        OH      MW      SAIF        NASDAQ     01/26/88   13.500     23.01
FFIC    Flushing Financial Corp.            Flushing          NY      MA      BIF         NASDAQ     11/21/95   15.313    173.61
FFKY    First Federal Financial Corp.       Elizabethtown     KY      MW      SAIF        NASDAQ     07/15/87   25.750    106.34
FFLC    FFLC Bancorp Inc.                   Leesburg          FL      SE      SAIF        NASDAQ     01/04/94   15.875     58.64
FFSL    First Independence Corp.            Independence      KS      MW      SAIF        NASDAQ     10/08/93   10.250      9.83
FFSX    First Fed SB of Siouxland(MHC)      Sioux City        IA      MW      SAIF        NASDAQ     07/13/92   20.000     56.90
FFWC    FFW Corp.                           Wabash            IN      MW      SAIF        NASDAQ     04/05/93   15.000     21.87
FFWD    Wood Bancorp Inc.                   Bowling Green     OH      MW      SAIF        NASDAQ     08/31/93   13.000     34.90
FFYF    FFY Financial Corp.                 Youngstown        OH      MW      SAIF        NASDAQ     06/28/93   31.000    122.57
FGHC    First Georgia Holding Inc.          Brunswick         GA      SE      SAIF        NASDAQ     02/11/87    8.750     41.99
FISB    First Indiana Corp.                 Indianapolis      IN      MW      SAIF        NASDAQ     08/02/83   18.750    238.28
FKFS    First Keystone Financial            Media             PA      MA      SAIF        NASDAQ     01/26/95   15.375     37.11
FKKY    Frankfort First Bancorp Inc.        Frankfort         KY      MW      SAIF        NASDAQ     07/10/95   15.375     24.35
FLAG    FLAG Financial Corp.                LaGrange          GA      SE      SAIF        NASDAQ     12/11/86   12.875     66.64
FLFC    First Liberty Financial Corp.       Macon             GA      SE      SAIF        NASDAQ     12/06/83   19.875    269.35
FLGS    Flagstar Bancorp Inc.               Bloomfield Hills  MI      MW      SAIF        NASDAQ           NA   24.000    328.08
FLKY    First Lancaster Bancshares          Lancaster         KY      MW      SAIF        NASDAQ     07/01/96   12.750     12.22
FMCO    FMS Financial Corp.                 Burlington        NJ      MA      SAIF        NASDAQ     12/14/88   10.000     72.20
FMSB    First Mutual Savings Bank           Bellevue          WA      WE      BIF         NASDAQ     12/17/85   12.500     53.07
FNGB    First Northern Capital Corp.        Green Bay         WI      MW      SAIF        NASDAQ     12/29/83   11.500    101.22
FSBI    Fidelity Bancorp Inc.               Pittsburgh        PA      MA      SAIF        NASDAQ     06/24/88   17.000     33.56
FSPT    FirstSpartan Financial Corp.        Spartanburg       SC      SE      SAIF        NASDAQ     07/09/97   34.375    144.68
FSTC    First Citizens Corp.                Newnan            GA      SE      SAIF        NASDAQ     03/01/86   28.000     78.33
FTF     Texarkana First Financial Corp      Texarkana         AR      SE      SAIF        AMSE       07/07/95   21.750     36.45
FTFC    First Federal Capital Corp.         La Crosse         WI      MW      SAIF        NASDAQ     11/02/89   15.250    281.70
FTNB    Fulton Bancorp Inc.                 Fulton            MO      MW      SAIF        NASDAQ     10/18/96   15.500     26.65
FTSB    Fort Thomas Financial Corp.         Fort Thomas       KY      MW      SAIF        NASDAQ     06/28/95   11.000     16.22
FWWB    First Washington Bancorp Inc.       Walla Walla       WA      WE      SAIF        NASDAQ     11/01/95   22.000    256.23
GAF     GA Financial Inc.                   Pittsburgh        PA      MA      SAIF        AMSE       03/26/96   14.000    100.00
GDW     Golden West Financial               Oakland           CA      WE      SAIF        NYSE       05/29/59   90.688    184.84
GOSB    GSB Financial Corp.                 Goshen            NY      MA      BIF         NASDAQ     07/09/97   13.000     28.76
GPT     GreenPoint Financial Corp.          New York          NY      MA      BIF         NYSE       01/28/94   32.813    121.27
GSFC    Green Street Financial Corp.        Fayetteville      NC      SE      SAIF        NASDAQ     04/04/96   12.875     52.57
GSLA    GS Financial Corp.                  Metairie          LA      SW      SAIF        NASDAQ     04/01/97   13.500     44.10
GTPS    Great American Bancorp              Champaign         IL      MW      SAIF        NASDAQ     06/30/95   17.000     23.30
GUPB    GFSB Bancorp Inc.                   Gallup            NM      SW      SAIF        NASDAQ     06/30/95   14.250     15.78
HALL    Hallmark Capital Corp.              West Allis        WI      MW      SAIF        NASDAQ     01/03/94   12.375     36.37
HARL    Harleysville Savings Bank           Harleysville      PA      MA      SAIF        NASDAQ     08/04/87   29.125     48.83
HAVN    Haven Bancorp Inc.                  Westbury          NY      MA      SAIF        NASDAQ     09/23/93   13.875    122.80
HBFW    Home Bancorp                        Fort Wayne        IN      MW      SAIF        NASDAQ     03/30/95   26.625     62.60
HBNK    Highland Bancorp Inc.               Burbank           CA      WE      SAIF        NASDAQ     NA         34.000     74.10
HBS     Haywood Bancshares Inc.             Waynesville       NC      SE      SAIF        AMSE       12/18/87   17.250     21.57

                  Exhibit V - Selected Publicly Held Thrifts

                                                                              Deposit                          Current    Current
                                                                              Insurance                          Stock     Market
                                                                              Agency                             Price      Value
Ticker    Short Name                          City            State Region    (BIF/SAIF)  Exchange  IPO Date       ($)       ($M)
HCFC      Home City Financial Corp.           Springfield      OH    MW       SAIF        NASDAQ    12/30/96    13.750      12.44
HFFB      Harrodsburg First Fin Bancorp       Harrodsburg      KY    MW       SAIF        NASDAQ    10/04/95    14.500      27.93
HFFC      HF Financial Corp.                  Sioux Falls      SD    MW       SAIF        NASDAQ    04/08/92    14.000      59.98
HFSA      Hardin Bancorp Inc.                 Hardin           MO    MW       SAIF        NASDAQ    09/29/95    18.125      14.80
HHFC      Harvest Home Financial Corp.        Cheviot          OH    MW       SAIF        NASDAQ    10/10/94    12.000      10.55
HIFS      Hingham Instit. for Savings         Hingham          MA    NE       BIF         NASDAQ    12/20/88    16.750      32.90
HMLK      Hemlock Federal Financial Corp      Oak Forest       IL    MW       SAIF        NASDAQ    04/02/97    14.500      27.22
HMNF      HMN Financial Inc.                  Spring Valley    MN    MW       SAIF        NASDAQ    06/30/94    13.375      72.40
HOMF      Home Federal Bancorp                Seymour          IN    MW       SAIF        NASDAQ    01/23/88    23.750     122.13
HPBC      Home Port Bancorp Inc.              Nantucket        MA    NE       BIF         NASDAQ    08/25/88    20.125      37.07
HRBF      Harbor Federal Bancorp Inc.         Baltimore        MD    MA       SAIF        NASDAQ    08/12/94    20.500      38.19
HRZB      Horizon Financial Corp.             Bellingham       WA    WE       BIF         NASDAQ    08/01/86    14.000     104.78
HTHR      Hawthorne Financial Corp.           El Segundo       CA    WE       SAIF        NASDAQ          NA    15.375      79.76
HWEN      Home Financial Bancorp              Spencer          IN    MW       SAIF        NASDAQ    07/02/96     6.500       5.87
HZFS      Horizon Financial Svcs Corp.        Oskaloosa        IA    MW       SAIF        NASDAQ    06/30/94    14.125      12.43
IFSB      Independence Federal Svgs Bank      Washington       DC    MA       SAIF        NASDAQ    06/06/85    12.500      16.01
INBI      Industrial Bancorp Inc.             Bellevue         OH    MW       SAIF        NASDAQ    08/01/95    19.000      94.99
IPSW      Ipswich Savings Bank                Ipswich          MA    NE       BIF         NASDAQ    05/26/93    13.000      31.10
ITLA      ITLA Capital Corp.                  La Jolla         CA    WE       BIF         NASDAQ    10/24/95    15.250     116.06
IWBK      InterWest Bancorp Inc.              Oak Harbor       WA    WE       SAIF        NASDAQ          NA    26.563     415.75
JSB       JSB Financial Inc.                  Lynbrook         NY    MA       BIF         NYSE      06/27/90    52.438     511.75
JSBA      Jefferson Savings Bancorp Inc.      Ballwin          MO    MW       SAIF        NASDAQ    04/08/93    16.125     161.87
JXVL      Jacksonville Bancorp Inc.           Jacksonville     TX    SW       SAIF        NASDAQ    04/01/96    14.750      35.72
KFBI      Klamath First Bancorp               Klamath Falls    OR    WE       SAIF        NASDAQ    10/05/95    18.250     180.98
KNK       Kankakee Bancorp Inc.               Kankakee         IL    MW       SAIF        AMSE      01/06/93    24.500      33.65
KSBK      KSB Bancorp Inc.                    Kingfield        ME    NE       BIF         NASDAQ    06/24/93    13.000      16.40
KYF       Kentucky First Bancorp Inc.         Cynthiana        KY    MW       SAIF        AMSE      08/29/95    12.500      14.96
LARK      Landmark Bancshares Inc.            Dodge City       KS    MW       SAIF        NASDAQ    03/28/94    21.375      31.91
LARL      Laurel Capital Group Inc.           Allison Park     PA    MA       SAIF        NASDAQ    02/20/87    19.000      41.92
LFCO      Life Financial Corp.                Riverside        CA    WE       SAIF        NASDAQ          NA     4.000      26.25
LFED      Leeds Federal Bankshares (MHC)      Baltimore        MD    MA       SAIF        NASDAQ    05/02/94    14.250      73.22
LOGN      Logansport Financial Corp.          Logansport       IN    MW       SAIF        NASDAQ    06/14/95    14.250      17.98
LSBI      LSB Financial Corp.                 Lafayette        IN    MW       BIF         NASDAQ    02/03/95    29.500      27.51
LSBX      Lawrence Savings Bank               North Andover    MA    NE       BIF         NASDAQ    05/02/86    12.750      55.22
LVSB      Lakeview Financial Corp.            Paterson         NJ    MA       SAIF        NASDAQ    12/22/93    18.500      90.28
LXMO      Lexington B&L Financial Corp.       Lexington        MO    MW       SAIF        NASDAQ    06/06/96    11.750      11.85
MAFB      MAF Bancorp Inc.                    Clarendon Hills  IL    MW       SAIF        NASDAQ    01/12/90    24.500     548.63
MARN      Marion Capital Holdings             Marion           IN    MW       SAIF        NASDAQ    03/18/93    22.125      35.83
MASB      MASSBANK Corp.                      Reading          MA    NE       BIF         NASDAQ    05/28/86    36.500     129.71
MBBC      Monterey Bay Bancorp Inc.           Watsonville      CA    WE       SAIF        NASDAQ    02/15/95    11.000      43.15
MBLF      MBLA Financial Corp.                Macon            MO    MW       SAIF        NASDAQ    06/24/93    20.250      25.25
MCBN      Mid-Coast Bancorp Inc.              Waldoboro        ME    NE       SAIF        NASDAQ    11/02/89     9.000       6.42
MDBK      Medford Bancorp Inc.                Medford          MA    NE       BIF         NASDAQ    03/18/86    15.500     135.12
MECH      MECH Financial Inc.                 Hartford         CT    NE       BIF         NASDAQ    06/26/96    24.250     128.41
METF      Metropolitan Financial Corp.        Mayfield Heights OH    MW       SAIF        NASDAQ          NA    10.250      72.28
MFBC      MFB Corp.                           Mishawaka        IN    MW       SAIF        NASDAQ    03/25/94    20.750      30.59
MFFC      Milton Federal Financial Corp.      West Milton      OH    MW       SAIF        NASDAQ    10/07/94    14.375      32.15
MFLR      Mayflower Co-operative Bank         Middleboro       MA    NE       BIF         NASDAQ    12/23/87    21.000      18.89
MRKF      Market Financial Corp.              Mount Healthy    OH    MW       SAIF        NASDAQ    03/27/97    11.000      14.69
MSBF      MSB Financial Inc.                  Marshall         MI    MW       SAIF        NASDAQ    02/06/95    15.250      20.34
MWBI      Midwest Bancshares Inc.             Burlington       IA    MW       SAIF        NASDAQ    11/12/92    12.000      12.86
MWBX      MetroWest Bank                      Framingham       MA    NE       BIF         NASDAQ    10/10/86     6.625      94.46
NBN       Northeast Bancorp                   Auburn           ME    NE       BIF         AMSE      08/19/87    11.125      29.08
NEIB      Northeast Indiana Bancorp           Huntington       IN    MW       SAIF        NASDAQ    06/28/95    18.000      29.22
NHTB      New Hampshire Thrift Bncshrs        Newport          NH    NE       SAIF        NASDAQ    05/22/86    17.000      35.66
NMSB      NewMil Bancorp Inc.                 New Milford      CT    NE       BIF         NASDAQ    02/01/86    12.000      46.04
NSLB      NS&L Bancorp Inc.                   Neosho           MO    MW       SAIF        NASDAQ    06/08/95    13.500       8.76
NWEQ      Northwest Equity Corp.              Amery            WI    MW       SAIF        NASDAQ    10/11/94    17.750      14.65
NWSB      Northwest Bancorp Inc. (MHC)        Warren           PA    MA       SAIF        NASDAQ    11/07/94    11.875     562.16
OCFC      Ocean Financial Corp.               Toms River       NJ    MA       SAIF        NASDAQ    07/03/96    14.500     213.98
OFCP      Ottawa Financial Corp.              Holland          MI    MW       SAIF        NASDAQ    08/19/94    21.000     116.30
OHSL      OHSL Financial Corp.                Cincinnati       OH    MW       SAIF        NASDAQ    02/10/93    14.625      36.50
PBCI      Pamrapo Bancorp Inc.                Bayonne          NJ    MA       SAIF        NASDAQ    11/14/89    23.750      67.52

                  Exhibit V - Selected Publicly Held Thrifts

                                                                              Deposit                           Current      Current
                                                                              Insurance                           Stock       Market
                                                                              Agency                              Price        Value
Ticker   Short Name                      City                State   Region   (BIF/SAIF)  Exchange   IPO Date       ($)         ($M)
PBCT     People's Bank (MHC)             Bridgeport          CT      NE       BIF         NASDAQ     07/06/88    25.563    1,639.78
PBKB     People's Bancshares Inc.        New Bedford         MA      NE       BIF         NASDAQ     10/30/86    20.750       68.83
PBOC     PBOC Holdings Inc.              Los Angeles         CA      WE       SAIF        NASDAQ           NA     9.625      210.56
PCBC     Perry County Financial Corp.    Perryville          MO      MW       SAIF        NASDAQ     02/13/95    19.750       16.35
PDB      Piedmont Bancorp Inc.           Hillsborough        NC      SE       SAIF        AMSE       12/08/95     9.125       24.53
PEEK     Peekskill Financial Corp.       Peekskill           NY      MA       SAIF        NASDAQ     12/29/95    13.625       38.97
PERM     Permanent Bancorp Inc.          Evansville          IN      MW       SAIF        NASDAQ     04/04/94    12.000       50.99
PFDC     Peoples Bancorp                 Auburn              IN      MW       SAIF        NASDAQ     07/07/87    20.000       67.50
PFED     Park Bancorp Inc.               Chicago             IL      MW       SAIF        NASDAQ     08/12/96    14.625       31.27
PFFB     PFF Bancorp Inc.                Pomona              CA      WE       SAIF        NASDAQ     03/29/96    14.688      226.79
PFFC     Peoples Financial Corp.         Massillon           OH      MW       SAIF        NASDAQ     09/13/96    11.000       14.87
PFNC     Progress Financial Corp.        Blue Bell           PA      MA       SAIF        NASDAQ     07/18/83    14.188       73.66
PFSB     PennFed Financial Services Inc  West Orange         NJ      MA       SAIF        NASDAQ     07/15/94    13.813      127.49
PHBK     Peoples Heritage Finl Group     Portland            ME      NE       BIF         NASDAQ     12/04/86    18.000    1,580.11
PHFC     Pittsburgh Home Financial Corp  Pittsburgh          PA      MA       SAIF        NASDAQ     04/01/96    12.625       24.00
PHSB     Peoples Home Savings Bk (MHC)   Beaver Falls        PA      MA       SAIF        NASDAQ     07/10/97    13.750       37.95
PLSK     Pulaski Savings Bank (MHC)      Springfield         NJ      MA       SAIF        NASDAQ     04/03/97    10.750       22.66
PRBC     Prestige Bancorp Inc.           Pleasant Hills      PA      MA       SAIF        NASDAQ     06/27/96    13.000       13.00
PSFC     Peoples-Sidney Financial Corp.  Sidney              OH      MW       SAIF        NASDAQ     04/28/97    16.375       29.07
PSFI     PS Financial Inc.               Chicago             IL      MW       SAIF        NASDAQ     11/27/96    10.375       19.20
PTRS     Potters Financial Corp.         East Liverpool      OH      MW       SAIF        NASDAQ     12/31/93    14.000       12.95
PULB     Pulaski Bank, FSB (MHC)         St. Louis           MO      MW       SAIF        NASDAQ     05/11/94    19.375       40.80
PVFC     PVF Capital Corp.               Bedford Heights     OH      MW       SAIF        NASDAQ     12/30/92    11.125       44.40
PVSA     Parkvale Financial Corp.        Monroeville         PA      MA       SAIF        NASDAQ     07/16/87    21.000      134.00
PWBK     Pennwood Bancorp Inc.           Pittsburgh          PA      MA       SAIF        NASDAQ     07/15/96    10.875        7.58
QCBC     Quaker City Bancorp Inc.        Whittier            CA      WE       SAIF        NASDAQ     12/30/93    15.000       86.99
QCFB     QCF Bancorp Inc.                Virginia            MN      MW       SAIF        NASDAQ     04/03/95    26.000       30.55
QCSB     Queens County Bancorp Inc.      Flushing            NY      MA       BIF         NASDAQ     11/23/93    29.813      638.56
RELY     Reliance Bancorp Inc.           Garden City         NY      MA       SAIF        NASDAQ     03/31/94    24.750      222.35
RIVR     River Valley Bancorp            Madison             IN      MW       SAIF        NASDAQ     12/20/96    13.875       16.51
RSLN     Roslyn Bancorp Inc.             Roslyn              NY      MA       BIF         NASDAQ     01/13/97    17.125      708.97
SCBS     Southern Community Bancshares   Cullman             AL      SE       SAIF        NASDAQ     12/23/96    13.000       14.79
SCCB     S. Carolina Community Bancshrs  Winnsboro           SC      SE       SAIF        NASDAQ     07/07/94    13.500        7.83
SFED     SFS Bancorp Inc.                Schenectady         NY      MA       SAIF        NASDAQ     06/30/95    22.000       26.59
SFFC     StateFed Financial Corp.        Des Moines          IA      MW       SAIF        NASDAQ     01/05/94    11.875       18.46
SFIN     Statewide Financial Corp.       Jersey City         NJ      MA       SAIF        NASDAQ     10/02/95    15.500       67.58
SGVB     SGV Bancorp Inc.                West Covina         CA      WE       SAIF        NASDAQ     06/29/95    13.000       28.84
SKAN     Skaneateles Bancorp Inc.        Skaneateles         NY      MA       BIF         NASDAQ     06/02/86    13.875       20.08
SMBC     Southern Missouri Bancorp Inc.  Poplar Bluff        MO      MW       SAIF        NASDAQ     04/13/94    16.625       23.47
SOBI     Sobieski Bancorp Inc.           South Bend          IN      MW       SAIF        NASDAQ     03/31/95    14.500       11.34
SOPN     First Savings Bancorp Inc.      Southern Pines      NC      SE       SAIF        NASDAQ     01/06/94    22.750       84.73
SPBC     St. Paul Bancorp Inc.           Chicago             IL      MW       SAIF        NASDAQ     05/18/87    20.563      834.81
SRN      Southern Banc Co.               Gadsden             AL      SE       SAIF        AMSE       10/05/95    12.750       15.69
SSM      Stone Street Bancorp Inc.       Mocksville          NC      SE       SAIF        AMSE       04/01/96    15.000       27.05
STFR     St. Francis Capital Corp.       Brookfield          WI      MW       SAIF        NASDAQ     06/21/93    40.875      195.70
STSA     Sterling Financial Corp.        Spokane             WA      WE       SAIF        NASDAQ           NA    16.375      124.54
SVRN     Sovereign Bancorp Inc.          Wyomissing          PA      MA       SAIF        NASDAQ     08/12/86    13.125    2,148.90
SZB      SouthFirst Bancshares Inc.      Sylacauga           AL      SE       SAIF        AMSE       02/14/95    15.688       15.18
THR      Three Rivers Financial Corp.    Three Rivers        MI      MW       SAIF        AMSE       08/24/95    15.125       11.85
THRD     TF Financial Corp.              Newtown             PA      MA       SAIF        NASDAQ     07/13/94    18.500       59.04
TRIC     Tri-County Bancorp Inc.         Torrington          WY      WE       SAIF        NASDAQ     09/30/93    12.750       14.89
TSH      Teche Holding Co.               Franklin            LA      SW       SAIF        AMSE       04/19/95    15.125       46.81
TWIN     Twin City Bancorp               Bristol             TN      SE       SAIF        NASDAQ     01/04/95    13.250       16.45
UFBS     Union Financial Bcshs Inc.      Union               SC      SE       SAIF        NASDAQ           NA    15.000       19.13
USAB     USABancshares Inc.              Philadelphia        PA      MA       BIF         NASDAQ           NA     7.250       14.52
WAMU     Washington Mutual Inc.          Seattle             WA      WE       BIF         NASDAQ     03/11/83    37.438   22,200.73
WAYN     Wayne Savings Bancshares (MHC)  Wooster             OH      MW       SAIF        NASDAQ     06/25/93    18.250       45.38
WBST     Webster Financial Corp.         Waterbury           CT      NE       SAIF        NASDAQ     12/12/86    24.688      936.75
WCFB     Webster City Federal SB (MHC)   Webster City        IA      MW       SAIF        NASDAQ     08/15/94    16.000       33.82
WEFC     Wells Financial Corp.           Wells               MN      MW       SAIF        NASDAQ     04/11/95    16.500       27.26
WFI      Winton Financial Corp.          Cincinnati          OH      MW       SAIF        AMSE       08/04/88    12.125       48.67
WFSL     Washington Federal Inc.         Seattle             WA      WE       SAIF        NASDAQ     11/17/82    26.688    1,372.99
WHGB     WHG Bancshares Corp.            Lutherville         MD      MA       SAIF        NASDAQ     04/01/96    10.750       14.93

                  Exhibit V - Selected Publicly Held Thrifts

                                                                             Deposit                         Current     Current
                                                                             Insurance                         Stock      Market
                                                                             Agency                            Price       Value
Ticker       Short Name                       City            State Region   (BIF/SAIF)  Exchange   IPO Date     ($)        ($M)
WRNB         Warren Bancorp Inc.              Peabody         MA    NE       BIF         NASDAQ     07/09/86   9.688      76.64
WSB          Washington Savings Bank, FSB     Bowie           MD    MA       SAIF        AMSE             NA   4.250      18.79
WSFS         WSFS Financial Corp.             Wilmington      DE    MA       BIF         NASDAQ     11/26/86  17.125     209.49
WSTR         WesterFed Financial Corp.        Missoula        MT    WE       SAIF        NASDAQ     01/10/94  18.250     102.00
WVFC         WVS Financial Corp.              Pittsburgh      PA    MA       SAIF        NASDAQ     11/29/93  15.375      55.58
YFCB         Yonkers Financial Corp.          Yonkers         NY    MA       SAIF        NASDAQ     04/18/96  14.188      38.68
YFED         York Financial Corp.             York            PA    MA       SAIF        NASDAQ     02/01/84  20.000     179.36

Maximum                                                                                                       90.688  22,200.73
Minimum                                                                                                        4.000       5.87
Average                                                                                                       17.165     267.87
Median                                                                                                        15.250      43.46

                  Exhibit V - Selected Publicly Held Thrifts

                                                                               Tangible
           Price/  Current  Current             Current        Total  Equity/    Equity/  Core  Core   Core
              LTM   Price/ Price/ T   Price/   Dividend       Assets   Assets  T Assets    EPS  ROAA   ROAE  Merger    Current
         Core EPS   Book V   Book V   Assets      Yield       ($000)      (%)       (%)    ($)   (%)    (%) Target?    Pricing
Ticker        (x)      (%)      (%)      (%)        (%)          MRQ      MRQ       MRQ    LTM   LTM    LTM  (Y/N)        Date
ABBK         16.8    149.8    164.3      9.5       1.36      546,208      6.4       5.8   0.88   0.65   9.70   N      10/30/98
ABCL         14.3    118.1    119.0     10.4       2.30    2,099,559      8.8       8.8   1.34   0.81   8.89   N      10/30/98
ABCW         20.7    282.2    286.3     17.4       0.93    2,113,909      6.2       6.1   1.04   0.98  15.01   N      10/30/98
AFBC         16.9     86.3     86.3     11.3       2.56      114,185     13.1      13.1   0.74   0.68   4.62   N      10/30/98
AHCI         27.2    109.0    109.0     11.3       1.55      565,387     10.3      10.3   0.57   0.41   3.52   N      10/30/98
ALBC         16.7     95.6     95.6      8.1       1.50       74,118      8.5       8.5   0.48   0.50   5.82   N      10/30/98
ALLB         20.9    138.0    138.0     14.9       2.82      279,849     10.8      10.8   0.61   0.73   6.72   N      10/30/98
AMFC         20.7     81.9     81.9     10.4       2.54      111,338     12.7      12.7   0.61   0.53   3.77   N      10/30/98
ANA          14.8     99.2     99.2     13.5       2.56      289,187     13.7      13.7   1.16   0.94   6.13   N      10/30/98
ANDB         12.5    171.4    171.4     14.8       -       1,366,375      8.7       8.7   2.50   1.24  15.45   N      10/30/98
ANE          17.9    131.8    134.8      9.1       2.00      252,004      6.9       6.8   0.56   0.57   7.87   N      10/30/98
ASBI         18.0    128.3    130.6     15.6       3.56      375,297     12.2      12.0   1.00   0.84   7.33   N      10/30/98
ASBP         17.9    134.9    134.9     16.8       3.39      116,437     12.4      12.4   0.66   0.94   6.29   N      10/30/98
ASFC         14.1    125.6    172.6      9.0       1.86   12,713,056      7.6       5.7   3.04   0.76   9.24   N      10/30/98
BDJI         13.8    106.3    106.3     11.1       -         121,315     10.5      10.5   0.98   0.71   6.72   N      10/30/98
BFD          17.2    109.3       NA      8.8       2.21    1,096,441      7.7        NA   1.05   0.56   6.80   N      10/30/98
BFSB         19.5    166.3    166.3     22.1       2.13      156,308     13.3      13.3   0.77   1.23   8.79   N      10/30/98
BKC          11.4    165.3    169.9     15.7       3.70      648,245      9.5       9.3   1.89   1.41  16.66   N      10/30/98
BKCT         14.8    154.0    154.0     15.2       3.66      495,178      9.9       9.9   1.00   1.22  11.90   N      10/30/98
BKUNA        32.4     88.1    105.4      4.5       -       3,584,123      5.4       4.6   0.28   0.19   3.70   N      10/30/98
BNKU         12.3    183.9    201.4      9.2       1.61   13,664,992      5.0       4.6   3.25   0.82  16.31   N      10/30/98
BPLS          7.4     42.5     46.4      1.8       -       4,286,237      4.3       4.0   0.55   0.27   6.35   N      10/30/98
BVCC         12.5     88.7    137.8      6.1       2.32    5,522,374      6.9       4.6   1.38   0.53   8.03   N      10/30/98
BWFC         27.6    105.7    105.7     13.6       2.56      181,469     12.8      12.8   0.34   0.51   3.72   N      10/30/98
CAFI         17.1    148.4    157.8     14.7       2.60      588,220      9.9       9.4   0.92   0.89   9.23   N      10/30/98
CASB         19.9    178.3    178.3     12.6       -         460,469      7.1       7.1   0.68   0.73  10.40   N      10/30/98
CASH         16.7     94.5    105.8      9.6       3.10      421,258     10.2       9.2   0.93   0.64   5.95   N      10/30/98
CATB         15.3     89.6     89.6     19.3       2.66      314,752     21.6      21.6   0.91   1.27   5.47   N      10/30/98
CBES         19.8     88.5     88.5     12.0       3.02      123,856     13.6      13.6   0.80   0.67   4.36   N      10/30/98
CBK          34.9     96.6     96.6     13.5       -         281,068     14.0      14.0   0.43   0.41   2.93   N      10/30/98
CBSA          8.8    122.8    168.9      4.5       1.68    3,126,286      3.7       2.7   2.17   0.57  15.48   N      10/30/98
CEBK         15.5     98.3    108.0      9.6       1.72      381,857      9.7       9.0   1.20   0.63   6.45   N      10/30/98
CENB         12.5     89.0     89.0     17.2       5.18       96,866     19.3      19.3   1.05   1.18   4.48   N      10/30/98
CFB          12.1    150.0    187.8     12.4       0.97   11,084,114      8.2       6.7   1.87   0.93  13.02   N      10/30/98
CFCP         22.9    326.5    326.5     19.3       1.47      616,887      5.9       5.9   0.83   0.99  16.06   N      10/30/98
CFFC         17.9    117.5    118.0     16.6       2.71      183,230     14.1      14.0   0.66   0.96   7.01   N      10/30/98
CFNC         12.0    100.6    100.6     13.6       2.95      113,911     13.5      13.5   0.68   1.03   4.74   N      10/30/98
CFSB         20.5    300.8    300.8     23.5       2.08      867,387      7.8       7.8   1.22   1.23  15.73   N      10/30/98
CFTP         25.4     99.3     99.3     24.6       2.17      263,246     22.3      22.3   0.58   1.07   4.27   N      10/30/98
CIBI         17.8    149.6    149.6     13.4       1.96      113,953      8.9       8.9   0.69   0.87   8.12   N      10/30/98
CKFB         15.3     88.2     88.2     20.5       3.54       62,759     21.6      21.6   1.00   1.34   5.97   N      10/30/98
CLAS         22.1     85.5     99.4     12.7       2.37      137,984     14.9      13.1   0.61   0.56   3.72   N      10/30/98
CMRN         15.4     85.3     85.3     17.0       1.82      220,784     19.9      19.9   1.00   1.12   5.36   N      10/30/98
CMSB         27.9    110.2    140.5      9.2       2.25    2,277,725      8.4       6.7   0.51   0.34   3.74   N      10/30/98
CMSV         24.1    134.3    134.3     14.9       4.02      765,488     10.9      10.9   0.93   0.65   5.82   N      10/30/98
CNIT         16.3    179.9    194.2     15.0       2.26      651,857      7.9       7.4   1.20   0.84  11.65   N      10/30/98
CNSB         30.2     88.3     88.3     20.2       2.31       95,949     22.9      22.9   0.43   0.71   2.91   N      10/30/98
CNY          21.4     58.0     60.0      4.9       -         427,371      8.4       8.1   0.42   0.22   2.65   N      10/30/98
COFI         15.2    242.0    256.4     18.3       2.04   19,841,639      7.6       7.2   1.81   1.21  16.56   N      10/30/98
COOP         19.1    127.1    127.1     10.2       -         389,409      8.0       8.0   0.68   0.58   7.40   N      10/30/98
CRSB         10.5    200.1    211.2     23.0       -         202,034     11.5      11.0   1.16   2.04  33.43   N      10/30/98
CRZY         18.2     85.4     85.4     19.3       2.96       62,132     22.6      22.6   0.74   1.14   4.94   N      10/30/98
CSBF         28.2     74.0     78.4     17.2       -          47,218     23.2      22.2   0.35   0.60   2.55   N      10/30/98
CVAL         21.1    226.4    226.4     19.1       1.49      377,012      8.5       8.5   1.40   1.01  11.66   N      10/30/98
DCBI         18.4    118.0    118.0     26.5       1.37      115,901     22.5      22.5   0.95   1.48   6.03   N      10/30/98
DCOM         20.8    155.7    179.0     16.1       2.01    1,743,657     10.3       9.1   1.15   0.88   7.38   N      10/30/98
DME          31.8    199.1    241.0     12.6       0.84   21,242,833      6.3       5.3   0.75   0.41   6.78   N      10/30/98
DNFC         15.2    157.5    169.3      8.8       1.04    1,998,299      5.6       5.2   1.27   0.65  11.74   N      10/30/98
DSL          13.2    140.0    141.5     11.2       1.37    5,910,579      8.0       7.9   1.78   0.86  11.35   N      10/30/98
EBSI         12.8    136.6    136.6      9.5       3.51    1,120,232      6.9       6.9   1.43   0.89  11.51   N      10/30/98
EFBC         19.0     81.6     81.6     29.6       2.67      106,940     36.2      36.2   0.67   1.45   3.94   N      10/30/98
EMLD         17.9    205.9    208.3     17.2       1.49      642,991      8.4       8.3   0.60   1.05  12.68   N      10/30/98
EQSB         13.3    150.0    150.0      7.7       -         350,555      5.1       5.1   1.66   0.66  12.91   N      10/30/98

                     NPAs/   Price/
                    Assets     Core
                       (%)      EPS
Ticker                 MRQ      (x)
ABBK                  0.14     23.1
ABCL                  0.17     14.9
ABCW                    NA     19.2
AFBC                  0.33     31.3
AHCI                  0.52     24.2
ALBC                  0.47     16.7
ALLB                  0.82     19.9
AMFC                  0.19     19.7
ANA                     NA     15.4
ANDB                  0.31     12.0
ANE                     NA     11.4
ASBI                  0.49     18.8
ASBP                  0.28     16.4
ASFC                  0.35     12.8
BDJI                  0.16     12.1
BFD                     NA     16.7
BFSB                  0.21     17.1
BKC                   1.43      7.2
BKCT                  0.61     13.7
BKUNA                 0.46       NM
BNKU                    NA     16.3
BPLS                  1.75       NM
BVCC                  0.34     13.5
BWFC                  0.57     29.3
CAFI                  0.47     17.9
CASB                  0.48     21.1
CASH                  1.24     12.5
CATB                  0.20     14.5
CBES                  0.59     22.1
CBK                   0.48     34.1
CBSA                  0.56      9.9
CEBK                  0.40     16.1
CENB                  0.35     13.1
CFB                   0.77     14.5
CFCP                  0.48     21.6
CFFC                  1.30     18.5
CFNC                  0.13     10.7
CFSB                  0.19     20.2
CFTP                  0.28     24.6
CIBI                    NA     16.1
CKFB                  0.08     17.3
CLAS                  0.28     21.1
CMRN                  0.40     13.7
CMSB                  0.46     39.6
CMSV                  0.27     22.4
CNIT                  0.17     18.1
CNSB                  0.23     36.1
CNY                   1.91     16.1
COFI                  0.29     14.3
COOP                  -        20.3
CRSB                  0.64     10.1
CRZY                    NA     17.8
CSBF                  1.13     20.6
CVAL                  0.33     24.6
DCBI                    NA     18.2
DCOM                  0.33     17.6
DME                   0.97     39.7
DNFC                  0.50     17.2
DSL                   0.75     14.3
EBSI                  1.20     10.1
EFBC                  -        18.8
EMLD                    NA     17.9
EQSB                  0.22     14.5

                  Exhibit V - Selected Publicly Held Thrifts

                                                                             Tangible
          Price/  Current   Current            Current       Total  Equity/   Equity/   Core    Core   Core
             LTM   Price/  Price/ T   Price/  Dividend      Assets   Assets  T Assets    EPS    ROAA   ROAE     Merger   Current
        Core EPS   Book V    Book V   Assets     Yield       ($000)     (%)       (%)    ($)     (%)    (%)    Target?   Pricing
Ticker       (x)      (%)       (%)      (%)       (%)         MRQ      MRQ       MRQ    LTM     LTM    LTM      (Y/N)      Date
ESBF      15.5    135.1     151.4      9.55      2.25      956,146      7.0       6.3   1.03    0.66    8.61      N      10/30/98
ESBK      14.7    100.2     100.2      6.66      3.05      232,499      6.4       6.4   1.43    0.44    7.05      N      10/30/98
ETFS      28.4     76.3      76.3     13.22      1.91      122,594     17.3      17.3   0.37    0.46    2.62      N      10/30/98
FAB       20.3     93.0      93.0      8.99      1.37    1,292,730      8.6       8.6   0.72    0.45    4.49      N      10/30/98
FBBC      11.2    121.9     121.9     12.00      2.76      750,365      9.9       9.9   1.30    1.08   10.25      N      10/30/98
FBSI      15.6    120.4     125.5     17.00      0.91      172,173     14.2      13.7   0.85    1.08    7.79      N      10/30/98
FCB       25.2     96.9      96.9     19.11      1.56      112,793     19.7      19.7   0.61    0.82    3.82      N      10/30/98
FCBF      15.4    125.4     125.4     18.33      3.59      515,516     14.6      14.6   1.59    1.16    8.14      N      10/30/98
FCME      12.3     87.4      87.4      7.88        -       171,719      9.0       9.0   0.80    0.73    7.42      N      10/30/98
FDEF      22.6    112.6     112.6     20.00      2.53      582,124     17.7      17.7   0.63    0.89    4.72      N      10/30/98
FED       11.8    138.9     139.7      9.11        -     3,826,779      6.5       6.5   1.39    0.74   12.92      N      10/30/98
FESX      14.3    133.1     180.3     10.33      3.32    1,241,432      7.7       5.8   1.18    0.74    9.94      N      10/30/98
FFBH      16.3    110.3     110.3     16.22      1.46      578,142     14.7      14.7   1.18    0.99    6.63      N      10/30/98
FFBZ      25.5    229.5     229.5     18.22      1.33      207,381      8.0       8.0   0.47    0.77   10.08      N      10/30/98
FFCH      16.7    210.2     210.2     14.33      2.49    1,839,708      6.8       6.8   1.15    0.90   13.71      N      10/30/98
FFDB      15.0    133.4     144.4     13.22      2.87      179,893      9.9       9.2   0.65    0.89    9.22      N      10/30/98
FFDF      32.0    146.1     146.1     25.44      1.88       90,966     17.4      17.4   0.50    0.75    3.29      N      10/30/98
FFES      11.3     99.1      99.1      7.11      2.67      980,415      7.2       7.2   2.26    0.64    9.39      N      10/30/98
FFFD      12.7    104.6     120.3     15.55      1.91      334,718     14.9      13.2   1.32    1.38    8.34      N      10/30/98
FFFL      25.3    177.4     182.7     10.99      4.24    1,468,351      6.2       6.0   0.93    0.52    7.22      N      10/30/98
FFHH      15.5     92.3      93.9     10.44      3.33      416,326     10.2      10.1   0.97    0.69    6.40      N      10/30/98
FFHS      15.2    110.3     110.8      9.99      2.22      231,879      9.0       9.0   0.89    0.68    7.39      N      10/30/98
FFIC      16.0    126.6     131.4     15.22      1.57    1,143,182     12.0      11.6   0.96    0.95    7.47      N      10/30/98
FFKY      17.6    194.5     204.9     26.00      2.33      409,651     13.4      12.8   1.46    1.55   11.40      N      10/30/98
FFLC      14.4    111.0     111.0     13.99      2.27      422,228     12.5      12.5   1.10    1.03    7.99      N      10/30/98
FFSL      11.1     81.3      81.3      7.99      2.93      124,337      9.7       9.7   0.92    0.76    7.63      N      10/30/98
FFSX      16.5    131.8     162.2     10.00      2.40      569,826      7.6       6.3   1.21    0.70    8.49      N      10/30/98
FFWC      13.0    114.3     124.3     10.88      2.80      203,311      9.4       8.7   1.15    0.87    9.17      N      10/30/98
FFWD      18.6    153.9     153.9     20.99      2.77      166,150     13.6      13.6   0.70    1.17    9.09      N      10/30/98
FFYF      16.0    147.6     147.6     19.11      2.90      651,746     12.9      12.9   1.94    1.22    9.08      N      10/30/98
FGHC      23.0    285.0     304.9     23.22        -       180,806      8.2       7.7   0.38    1.16   14.15      N      10/30/98
FISB      20.2    146.1     147.6     13.77      2.56    1,738,652      9.4       9.3   0.93    0.74    7.90      N      10/30/98
FKFS      14.4    146.0     146.0      9.55      1.30      390,970      6.5       6.5   1.07    0.67    9.87      N      10/30/98
FKKY      15.9    109.2     109.2     18.11      5.20      134,734     16.6      16.6   0.97    1.20    6.82      N      10/30/98
FLAG      25.8    172.6     172.6     15.00      1.86      442,879      8.7       8.7   0.50    0.68    7.69      N      10/30/98
FLFC      24.5    226.4     247.2     17.66      1.51    1,511,776      7.8       7.2   0.81    0.76   10.18      N      10/30/98
FLGS      11.2    229.9     236.2     12.88      1.33    2,573,280      5.6       5.4   2.15    1.37   23.46      N      10/30/98
FLKY      22.4     86.6      86.6     22.77      4.71       53,747     26.3      26.3   0.57    0.95    4.08      N      10/30/98
FMCO      14.1    170.1     170.9     10.88      1.20      667,423      6.4       6.3   0.71    0.81   13.16      N      10/30/98
FMSB      13.0    150.4     150.4     11.22      1.60      474,092      7.4       7.4   0.96    0.89   12.73      N      10/30/98
FNGB      16.4    134.2     134.2     14.33      3.13      710,428     10.6      10.6   0.70    0.91    8.32      N      10/30/98
FSBI      12.2    119.5     119.5      8.55      2.12      396,180      7.1       7.1   1.39    0.72   10.49      N      10/30/98
FSPT      20.6    120.3     120.3     27.33      2.33      530,412     22.7      22.7   1.67    1.34    5.26      N      10/30/98
FSTC      18.5    206.5     251.6     20.66      1.29      379,694     10.0       8.3   1.51    1.28   12.77      N      10/30/98
FTF       11.7    133.0     133.0     19.22      2.94      189,451     14.5      14.5   1.86    1.69   11.24      N      10/30/98
FTFC      29.3    230.0     240.9     16.22      1.84    1,736,593      7.1       6.8   0.52    0.64    8.96      N      10/30/98
FTNB      28.7    104.5     104.5     24.22      1.94      110,110     23.2      23.2   0.54    0.82    3.45      N      10/30/98
FTSB      13.6     99.6      99.6     16.00      2.27      101,352     16.1      16.1   0.81    1.18    7.39      N      10/30/98
FWWB      19.0    134.6     162.8     18.99      1.64    1,362,063     12.6      10.6   1.16    1.06    7.88      N      10/30/98
GAF       12.8     90.6      91.4     12.22      4.00      818,893     13.5      13.4   1.09    0.93    6.76      N      10/30/98
GDW       12.9    173.6     173.6     13.22      0.55   39,383,006      7.6       7.6   7.04    1.04   14.58      N      10/30/98
GOSB      32.5     91.3      91.3     21.88      0.92      131,935     23.9      23.9   0.40    0.67    2.59      N      10/30/98
GPT       15.9    153.3     357.8     22.99      1.95   13,612,611     13.2       6.1   2.07    1.20   11.83      N      10/30/98
GSFC      18.9     86.9      86.9     30.33      3.73      173,265     34.9      34.9   0.68    1.58    4.46      N      10/30/98
GSLA      31.4     84.3      84.3     30.44      2.07      145,151     36.0      36.0   0.43    1.01    2.41      N      10/30/98
GTPS      25.8    100.2     100.2     15.66      2.59      149,114     15.6      15.6   0.66    0.71    3.81      N      10/30/98
GUPB      18.8    116.9     116.9     13.55      2.11      123,209     11.5      11.5   0.76    0.84    5.97      N      10/30/98
HALL      14.2    100.2     100.2      7.99        -       461,715      7.5       7.5   0.87    0.60    7.86      N      10/30/98
HARL      14.4    192.4     192.4     12.33      1.65      395,383      6.4       6.4   2.02    0.97   14.71      N      10/30/98
HAVN      15.3    100.3     104.7      5.33      2.16    2,322,466      5.3       5.1   0.91    0.40    7.18      N      10/30/98
HBFW      21.3    145.7     145.7     17.44      1.20      360,286     11.9      11.9   1.25    0.83    6.68      N      10/30/98
HBNK      11.6    177.9     177.9     12.55      1.47      594,672      7.0       7.0   2.92    1.27   16.58      N      10/30/98
HBS        9.8     97.6     100.8     14.22      3.48      151,718     14.6      14.2   1.77    1.44    9.97      N      10/30/98

           NPAs/  Price/
          Assets    Core
             (%)     EPS
Ticker       MRQ     (x)
ESBF       0.60    15.4
ESBK       0.75    11.9
ETFS       0.41    43.8
FAB        0.27    18.3
FBBC       0.08    10.7
FBSI       0.03    17.4
FCB         NA     27.5
FCBF       0.22    16.6
FCME       0.21    13.0
FDEF       0.29    18.8
FED        0.73    10.8
FESX       0.53    13.2
FFBH       0.85    16.0
FFBZ       0.54    23.1
FFCH       0.71    15.0
FFDB       0.89    16.3
FFDF       0.09    40.0
FFES       0.30    11.4
FFFD        NA     12.0
FFFL       0.27    26.8
FFHH       0.19    16.3
FFHS       0.37    17.8
FFIC       0.22    14.7
FFKY       0.03    17.4
FFLC       0.19    13.2
FFSL        NA      9.9
FFSX        NA     15.2
FFWC       0.43    20.8
FFWD       0.02    20.3
FFYF       0.51    16.2
FGHC       1.65    21.9
FISB       1.11    22.3
FKFS       1.21    13.3
FKKY        NA     15.4
FLAG       1.26    29.3
FLFC       0.77    23.7
FLGS       2.26     8.2
FLKY       1.43    21.3
FMCO        NA     13.2
FMSB       0.05    12.5
FNGB       0.08    15.1
FSBI       0.17    12.5
FSPT       0.31    23.2
FSTC       1.08    20.6
FTF         NA     10.5
FTFC        NA     29.3
FTNB       0.44    38.8
FTSB       1.93    13.8
FWWB       0.42    19.0
GAF        0.23    11.3
GDW         NA     12.7
GOSB       0.07    40.6
GPT        2.27    15.2
GSFC       0.07    18.9
GSLA       0.12    56.3
GTPS        NA     23.6
GUPB       0.70    17.8
HALL        NA     15.5
HARL         -     14.0
HAVN       0.40    21.7
HBFW         -     20.2
HBNK       1.65    11.6
HBS        0.60    13.1

                  Exhibit V - Selected Publicly Held Thrifts

                                                                                    Tangible
             Price/  Current   Current             Current       Total    Equity/    Equity/    Core   Core   Core
               LTM    Price/   Price/T   Price/   Dividend      Assets    Assets    T Assets     EPS   ROAA   ROAE   Merger  Current
          Core EPS    Book V    Book V   Assets      Yield      ($000)       (%)         (%)     ($)    (%)    (%)  Target?  Pricing
Ticker         (x)       (%)       (%)      (%)        (%)         MRQ       MRQ         MRQ     LTM    LTM    LTM    (Y/N)     Date
HCFC          13.8    112.8      112.8     15.4       2.62      80,766      13.7         13.7   1.00    1.26   7.40   N    10/30/98
HFFB          17.9     89.6       89.6     25.7       2.76     109,033      26.5         26.5   0.81    1.35   5.06   N    10/30/98
HFFC          12.1    108.9      108.9     10.7       2.57     560,648       9.8          9.8   1.16    0.92   9.46   N    10/30/98
HFSA          19.9    108.1      108.1     11.1       3.31     132,997      10.3         10.3   0.91    0.58   5.40   N    10/30/98
HHFC          21.1    102.6      102.6     11.0       3.67      96,085      10.7         10.7   0.57    0.56   4.98   N    10/30/98
HIFS          12.0    140.6      140.6     13.3       1.59     246,844       9.5          9.5   1.40    1.23  12.72   N    10/30/98
HMLK          16.9     97.3       97.3     13.8       2.21     197,580      14.2         14.2   0.86    0.85   5.24   N    10/30/98
HMNF          21.2    102.6      111.7     10.0       1.79     725,180       9.8          9.0   0.63    0.57   4.50   N    10/30/98
HOMF          16.3    175.8      180.2     16.9       1.68     722,614       9.6          9.4   1.46    1.13  12.46   N    10/30/98
HPBC          10.1    158.3      158.3     14.1       3.98     263,830       8.9          8.9   2.00    1.56  16.61   N    10/30/98
HRBF          20.7    129.0      129.0     16.5       2.54     231,693      12.8         12.8   0.99    0.77   6.03   N    10/30/98
HRZB          12.5    120.4      120.4     18.4       3.14     568,984      15.3         15.3   1.12    1.57  10.03   N    10/30/98
HTHR           8.5    102.0      102.0      4.1          -   1,201,331       4.0          4.0   1.80    1.18  23.83   N    10/30/98
HWEN          18.1     80.5       80.5     14.2       1.54      42,560      17.6         17.6   0.36    0.71   4.09   N    10/30/98
HZFS          17.2    146.4      146.4     13.8       1.27      89,947       9.4          9.4   0.82    0.79   8.26   N    10/30/98
IFSB          18.9     75.7       82.8      6.0       2.00     265,940       8.0          7.3   0.66    0.32   4.39   N    10/30/98
INBI          16.4    152.7      152.7     24.4       3.16     388,649      16.0         16.0   1.16    1.50   9.16   N    10/30/98
IPSW          12.4    226.5      226.5     12.5       1.23     249,459       5.5          5.5   1.05    1.13  21.09   N    10/30/98
ITLA           8.5    106.9         NA     11.5          -   1,007,042      10.8           NA   1.79    1.45  13.93   N    10/30/98
IWBK          22.7    241.5      263.8     17.0       2.11   2,448,386       7.0          6.5   1.17    0.78  11.36   N    10/30/98
JSB           13.7    135.7      135.7     33.0       3.05   1,563,460      24.3         24.3   3.82    2.52  10.72   N    10/30/98
JSBA          20.7    123.8      152.8     13.0       1.74   1,248,923       9.7          8.0   0.78    0.62   6.66   N    10/30/98
JXVL          11.7    101.9      101.9     14.7       3.39     242,673      14.5         14.5   1.26    1.33   9.13   N    10/30/98
KFBI          18.8    112.0      121.5     17.6       1.97   1,031,302      14.1         13.1   0.97    0.92   6.40   N    10/30/98
KNK           14.1     84.4       98.4      8.3       1.96     405,163       9.8          8.6   1.74    0.67   6.63   N    10/30/98
KSBK           9.3    125.4      141.2     10.1       1.85     162,885       8.0          7.2   1.40    1.14  14.72   N    10/30/98
KYF           16.9    107.7      107.7     18.9       4.00      82,046      17.6         17.6   0.74    1.06   6.28   N    10/30/98
LARK          18.0    110.5      110.5     14.4       2.81     229,337      13.1         13.1   1.19    0.90   6.45   N    10/30/98
LARL          14.1    170.7      170.7     18.9       3.16     221,369      11.1         11.1   1.35    1.45  13.73   N    10/30/98
LFCO           2.2     42.6       42.6      6.9          -     380,343      16.2         16.2   1.79    2.79  21.42   N    10/30/98
LFED          22.3    150.2      150.2     24.5       3.93     302,737      16.3         16.3   0.64    1.13   6.86   N    10/30/98
LOGN          14.0    105.9      105.9     19.9       3.09      90,264      18.8         18.8   1.02    1.50   7.90   N    10/30/98
LSBI          18.1    142.2      142.2     12.1       1.36     227,044       8.0          8.0   1.63    0.70   8.38   N    10/30/98
LSBX           5.8    124.2      124.2     16.3          -     339,832      13.1         13.1   2.21    2.85  25.76   N    10/30/98
LVSB          18.7    159.5      237.8     15.2       1.35     593,856       9.5          6.6   0.99    0.75   6.96   N    10/30/98
LXMO          19.0     77.5       83.0     12.4       2.55      95,301      16.1         15.1   0.62    0.77   3.80   N    10/30/98
MAFB          15.8    195.1      218.0     15.2       1.14   3,605,904       7.8          7.0   1.55    1.04  13.38   N    10/30/98
MARN          17.8    100.5      102.8     18.2       3.98     196,714      18.1         17.8   1.24    1.14   5.64   N    10/30/98
MASB          14.4    117.5      119.1     13.9       2.74     934,458      11.8         11.7   2.54    1.01   8.82   N    10/30/98
MBBC          34.4     86.0       93.9      9.9       1.09     436,193      10.8          9.9   0.32    0.31   2.82   N    10/30/98
MBLF          14.3     90.7       90.7     12.4       2.96     203,228      13.7         13.7   1.42    0.85   6.57   N    10/30/98
MCBN          17.0    122.5      122.5      9.8       2.22      65,309       8.0          8.0   0.53    0.61   7.27   N    10/30/98
MDBK          12.9    131.0      137.8     11.9       2.58   1,134,102       9.1          8.7   1.20    1.02  11.22   N    10/30/98
MECH          13.9    136.0      136.0     13.4       2.47     960,017       9.8          9.8   1.75    1.01  10.25   N    10/30/98
METF          12.8    182.7      197.1      6.8          -   1,058,887       3.7          3.5   0.80    0.61  15.47   N    10/30/98
MFBC          16.6     99.1       99.1      9.9       1.64     310,030      10.0         10.0   1.25    0.71   6.24   N    10/30/98
MFFC          25.2    113.8      113.8     13.7       4.17     235,275      11.2         11.2   0.57    0.54   4.67   N    10/30/98
MFLR          15.8    143.2      145.2     13.2       3.81     142,965       9.2          9.1   1.33    0.93   9.67   N    10/30/98
MRKF          21.6     93.4       93.4     27.4       2.55      53,653      29.3         29.3   0.51    1.09   3.15   N    10/30/98
MSBF          18.8    153.3      153.3     25.5       1.97      79,967      16.7         16.7   0.81    1.35   8.10   N    10/30/98
MWBI          11.2    108.8      108.8      8.0       3.00     160,583       7.4          7.4   1.07    0.76  10.74   N    10/30/98
MWBX          12.1    189.8      189.8     14.1       3.02     669,111       7.4          7.4   0.55    1.23  16.51   N    10/30/98
NBN           14.1    120.5      131.0      9.0       1.91     322,533       7.8          7.2   0.79    0.76   9.53   N    10/30/98
NEIB          12.7    112.0      112.0     14.6       2.20     203,263      13.0         13.0   1.42    1.18   8.55   N    10/30/98
NHTB          13.4    134.9      154.4     11.0       3.53     324,320       8.1          7.2   1.27    0.86  11.02   N    10/30/98
NMSB          20.7    133.2      133.2     12.5       3.00     369,777       9.4          9.4   0.58    0.67   7.13   N    10/30/98
NSLB          20.8     80.0       80.6     14.8       3.70      62,648      18.5         18.4   0.65    0.67   3.48   N    10/30/98
NWEQ          13.1    122.1      122.1     14.8       3.83      99,113      12.1         12.1   1.36    1.15   9.80   N    10/30/98
NWSB          27.0    251.1      282.1     20.9       1.35   2,667,257       8.3          7.5   0.44    0.87   9.76   N    10/30/98
OCFC          15.0    108.9         NA     13.9       3.31   1,544,344      12.7           NA   0.97    0.89   6.39   N    10/30/98
OFCP          18.4    158.7      193.7     13.1       1.91     919,865       8.2          6.8   1.14    0.79   9.33   N    10/30/98
OHSL          19.0    131.5      131.5     14.5       3.42     252,396      10.8         10.8   0.77    0.78   7.17   N    10/30/98
PBCI          15.4    136.5      137.1     17.0       4.72     397,216      12.5         12.4   1.54    1.14   8.92   N    10/30/98

               NPAs/     Price/
              Assets      Core
                 (%)       EPS
Ticker           MRQ       (x)
HCFC              NA      12.7
HFFB               -      17.3
HFFC             069      13.5
HFSA             015      21.6
HHFC             009      21.4
HIFS             020      12.0
HMLK             NA       16.5
HMNF             005      22.3
HOMF             072      15.2
HPBC               -       9.2
HRBF             069      19.0
HRZB             003      12.5
HTHR             528       6.9
HWEN             110      20.3
HZFS             103      16.8
IFSB             131       7.3
INBI             014      15.3
IPSW             071      13.5
ITLA              NA       8.1
IWBK             064      22.1
JSB              014      10.3
JSBA             070      25.2
JXVL             062      11.9
KFBI              NA      16.3
KNK              056      17.5
KSBK              NA       8.6
KYF              004      19.5
LARK             006      20.6
LARL             027      14.4
LFCO             227       3.7
LFED             083      23.8
LOGN             026      14.3
LSBI              NA      18.4
LSBX             027       5.7
LVSB             056      35.6
LXMO             047      19.6
MAFB              NA      14.9
MARN             082      17.8
MASB             016      14.0
MBBC             055     137.5
MBLF             045      16.9
MCBN             038      32.1
MDBK             017      13.4
MECH             051      12.1
METF             130      17.1
MFBC              NA      19.2
MFFC             017      24.0
MFLR             059      19.4
MRKF               -      22.9
MSBF             041      17.3
MWBI             054      10.3
MWBX             037      11.0
NBN              081      10.7
NEIB             041      11.8
NHTB             100      13.3
NMSB              NA      16.7
NSLB             001      16.1
NWEQ             170      13.5
NWSB             052      27.0
OCFC             041      14.5
OFCP             049      17.5
OHSL              NA      19.2
PBCI             135      15.6

                  Exhibit V - Selected Publicly Held Thrifts

                                                                             Tangible
          Price/   Current   Current            Current       Total Equity/   Equity/    Core     Core    Core
             LTM    Price/  Price/ T   Price/  Dividend      Assets  Assets  T Assets     EPS     ROAA    ROAE  Merger   Current
        Core EPS    Book V    Book V   Assets     Yield      ($000)     (%)       (%)     ($)      (%)     (%)  Target?  Pricing
Ticker       (x)       (%)       (%)      (%)       (%)         MRQ     MRQ       MRQ     LTM      LTM     LTM  (Y/N)       Date
PBCT        24.6     191.3     228.2     17.1     3.60    9,619,500     8.9       7.6    1.04     0.76    8.26    N     10/30/98
PBKB        25.9     211.7      NA        7.7     3.66      891,442     3.7        NA    0.80     0.33    8.48    N     10/30/98
PBOC        12.7     120.2     120.2      6.6     -       3,210,974     5.5       5.5    0.76     0.37    8.65    N     10/30/98
PCBC        18.5      98.7      98.7     18.2     2.53       89,761    18.5      18.5    1.07     0.97    5.11    N     10/30/98
PDB         16.0     115.5     115.5     19.2     5.26      127,607    16.7      16.7    0.57     1.22    7.42    N     10/30/98
PEEK        19.8      90.7      90.7     19.5     2.64      199,898    21.5      21.5    0.69     0.96    4.13    N     10/30/98
PERM        20.7     114.1     139.9     10.1     2.00      506,725     8.6       7.1    0.58     0.58    5.97    N     10/30/98
PFDC        15.9     147.4     147.4     22.1     2.40      304,320    15.0      15.0    1.26     1.45    9.56    N     10/30/98
PFED        18.8      88.4      88.4     18.0     -         196,813    20.3      20.3    0.78     0.93    4.36    N     10/30/98
PFFB        14.3      98.2      99.2      7.5     -       3,044,586     7.6       7.5    1.03     0.58    6.53    N     10/30/98
PFFC        31.4      98.9      98.9     17.2     5.46       86,297    17.4      17.4    0.35     0.57    3.09    N     10/30/98
PFNC        19.2     175.2      NA       11.9     1.13      618,049     6.8        NA    0.74     0.74   12.03    N     10/30/98
PFSB        12.3     114.0     130.1      8.1     1.16    1,566,418     6.7       5.9    1.12     0.72   10.38    N     10/30/98
PHBK        13.4     210.3     250.0     16.0     2.44    9,882,729     7.6       6.5    1.34     1.22   16.36    N     10/30/98
PHFC        12.1      96.2      97.3      6.7     1.90      372,533     6.9       6.9    1.04     0.62    7.19    N     10/30/98
PHSB        25.0     129.5     129.5     16.0     2.04      236,916    12.4      12.4    0.55     0.66    5.14    N     10/30/98
PLSK        21.5     100.7     100.7     11.9     2.79      191,316    11.8      11.8    0.50     0.54    4.56    N     10/30/98
PRBC        18.6      85.2      85.2      7.7     1.54      169,983     9.0       9.0    0.70     0.44    4.31    N     10/30/98
PSFC        22.1     136.9     136.9     27.6     1.71      105,903    18.5      18.5    0.74     1.18    5.44    N     10/30/98
PSFI        15.3      92.0      92.0     24.6     5.01       85,000    26.8      26.8    0.68     1.72    5.52    N     10/30/98
PTRS        15.9     121.9     121.9     10.4     2.00      128,149     8.5       8.5    0.88     0.69    7.69    N     10/30/98
PULB        25.8     163.2     163.2     21.8     5.68      186,917    13.4      13.4    0.75     0.87    6.54    N     10/30/98
PVFC         9.9     142.3     142.3     10.3     -         433,279     7.2       7.2    1.12     1.15   16.01    N     10/30/98
PVSA        12.4     159.6     160.3     11.9     2.29    1,123,324     7.5       7.5    1.69     1.06   14.36    N     10/30/98
PWBK        29.4      88.1      88.1     16.5     2.58       46,080    17.3      17.3    0.37     0.53    2.91    N     10/30/98
QCBC        12.3     109.8     109.8      9.7     -         893,511     8.9       8.9    1.22     0.81    9.27    N     10/30/98
QCFB        11.6     130.5     130.5     22.8     -         150,486    17.5      17.5    2.24     1.67    9.55    N     10/30/98
QCSB        24.4     373.1     373.1     37.4     2.68    1,706,583     8.7       8.7    1.22     1.54   15.43    N     10/30/98
RELY        12.8     119.9     174.1      8.9     2.91    2,493,186     7.4       5.3    1.93     0.81    9.78    N     10/30/98
RIVR        13.6      89.3      90.5     12.2     1.59      135,683    13.6      13.5    1.02     0.82    6.27    N     10/30/98
RSLN        14.6     119.8     120.3     19.1     2.34    3,719,166    15.9      15.9    1.17     1.24    7.52    N     10/30/98
SCBS        14.3     125.5     125.5     21.8     2.31       67,920    17.3      17.3    0.91     1.22    6.49    N     10/30/98
SCCB        19.9      83.1      83.1     16.3     4.74       47,992    19.6      19.6    0.68     0.88    4.00    N     10/30/98
SFED        22.7     121.4     121.4     14.9     1.46      178,093    12.3      12.3    0.97     0.64    5.23    N     10/30/98
SFFC        18.0     115.6     115.6     20.7     1.68       89,802    17.9      17.9    0.66     1.16    6.50    N     10/30/98
SFIN        12.9     106.8     107.0     10.4     3.36      656,635     9.7       9.7    1.20     0.75    7.85    N     10/30/98
SGVB        22.0      94.7      95.8      7.5     -         408,346     7.9       7.8    0.59     0.36    4.70    N     10/30/98
SKAN        13.3     109.3     111.9      7.5     2.02      266,730     6.9       6.7    1.04     0.61    8.69    N     10/30/98
SMBC        23.8     102.4     102.4     15.8     3.01      155,924    15.5      15.5    0.70     0.69    4.23    N     10/30/98
SOBI        19.9      80.5      80.5     12.0     2.21       92,497    13.9      13.9    0.73     0.61    4.22    N     10/30/98
SOPN        17.5     121.5     121.5     27.8     4.40      304,168    22.9      22.9    1.30     1.76    7.64    N     10/30/98
SPBC        16.2     166.5        NA     14.0     2.92    5,948,226     8.4        NA    1.27     0.93   10.11    N     10/30/98
SRN         26.0      84.5      85.1     14.9     2.75      105,087    17.7      17.6    0.49     0.52    2.96    N     10/30/98
SSM         18.8      90.1      90.1     24.6     3.07      112,253    27.3      27.3    0.80     1.40    4.84    N     10/30/98
STFR        19.4     160.2     180.2     10.5     1.57    1,864,176     6.5       5.8    2.11     0.64    8.35    N     10/30/98
STSA        12.4     111.2     252.3      6.0     -       2,082,182     5.4       2.4    1.32     0.52    9.64    N     10/30/98
SVRN        14.9     182.0     297.0     10.0     0.61   21,496,822     5.3       3.3    0.88     0.74   13.04    N     10/30/98
SZB         23.8      93.7      96.1      9.3     3.83      162,975     9.9       9.7    0.66     0.41    3.71    N     10/30/98
THR         15.8      93.4      93.7     12.0     2.91       98,885    12.8      12.8    0.96     0.76    5.80    N     10/30/98
THRD        17.3     102.2     119.5      8.5     2.60      696,155     7.6       6.5    1.07     0.54    6.91    N     10/30/98
TRIC        18.0     102.6     102.6     17.2     3.45       86,714    16.7      16.7    0.71     1.01    6.32    N     10/30/98
TSH         13.3      89.1      89.1     11.5     3.31      408,823    12.9      12.9    1.14     0.92    6.97    N     10/30/98
TWIN        18.4     117.4     117.4     14.9     3.02      110,610    12.7      12.7    0.72     0.82    6.41    N     10/30/98
UFBS        16.1     129.8        NA     10.5     2.48      183,066     8.1        NA    0.93     0.70    8.86    N     10/30/98
USAB        33.0     116.8     117.5     10.8     -         134,688     9.7       9.7    0.22     0.73    7.79    N     10/30/98
WAMU        14.0     242.5     256.4     13.4     2.21  108,359,066     5.4       5.1    2.67     1.00   18.35    N     10/30/98
WAYN        28.1     183.6     183.6     17.5     3.40      259,402     9.5       9.5    0.65     0.65    6.81    N     10/30/98
WBST        13.3     165.6     193.3     10.2     1.78    9,163,686     6.2       5.3    1.85     0.75   13.35    N     10/30/98
WCFB        25.0     148.8     148.8     34.8     5.00       97,096    23.4      23.4    0.64     1.40    5.96    N     10/30/98
WEFC        14.1     108.2     108.2     14.7     3.64      185,891    13.6      13.6    1.17     1.11    7.65    N     10/30/98
WFI         16.8     181.0     183.7     13.7     2.06      354,193     7.6       7.5    0.72     0.90   12.12    N     10/30/98
WFSL        13.0     179.0     192.4     24.4     3.45    5,637,011    13.6      12.8    2.05     1.94   14.43    N     10/30/98
WHGB        21.9      74.0      74.0     11.3     2.98      131,967    15.3      15.3    0.49     0.59    3.21    N     10/30/98

            NPAs/  Price/
           Assets    Core
              (%)     EPS
Ticker        MRQ     (x)
PBCT         0.59    19.4
PBKB           NA    17.9
PBOC           NA    13.4
PCBC         -       19.0
PDB            NA    16.3
PEEK         0.60    18.9
PERM         0.18    23.1
PFDC         0.16    16.7
PFED         0.07    15.2
PFFB         1.02    12.7
PFFC           NA    27.5
PFNC           NA    16.9
PFSB           NA    12.3
PHBK         0.66    12.5
PHFC         1.24    11.7
PHSB           NA    28.7
PLSK           NA    19.2
PRBC         0.40    14.8
PSFC         0.67    29.2
PSFI         0.41    14.4
PTRS         0.32    15.9
PULB         0.39    28.5
PVFC         0.92    12.1
PVSA           NA    12.5
PWBK         0.72   135.9
QCBC         0.83    10.7
QCFB         0.08    11.6
QCSB         0.38    21.9
RELY           NA    12.4
RIVR         0.55    13.3
RSLN         0.16    13.8
SCBS         0.18    11.2
SCCB         1.87    21.1
SFED         0.74    21.2
SFFC         1.54    18.6
SFIN         0.42    16.2
SGVB         1.12    19.1
SKAN         1.74    12.9
SMBC         0.98    18.9
SOBI         0.08    15.8
SOPN         0.18    17.2
SPBC           NA    21.4
SRN          0.01    22.8
SSM          -       23.4
STFR         0.16    17.3
STSA         0.57    13.7
SVRN           NA    14.9
SZB          0.05    56.0
THR          0.83    15.8
THRD         0.30    17.1
TRIC           NA    17.7
TSH            NA    14.0
TWIN         0.37    18.4
UFBS           NA    16.3
USAB         0.13     8.2
WAMU         0.69    13.0
WAYN         0.48    26.8
WBST         0.39    12.3
WCFB         0.05    25.0
WEFC           NA    13.8
WFI            NA    19.0
WFSL         0.52    12.8
WHGB         0.59    17.9

                  Exhibit V - Selected Publicly Held Thrifts

                                                                                Tangible
           Price/  Current  Current            Current     Total      Equity/    Equity/    Core    Core    Core
             LTM   Price/  Price/ T  Price/   Dividend     Assets      Assets   T Assets     EPS    ROAA    ROAE   Merger   Current
        Core EPS   Book V   Book V   Assets     Yield      ($000)        (%)        (%)      ($)     (%)     (%)   Target?  Pricing
Ticker      (x)      (%)      (%)      (%)       (%)         MRQ         MRQ        MRQ      LTM     LTM     LTM    (Y/N)     Date
WRNB       13.8    188.5    188.5     20.0       3.72        383,814      10.6       10.6    0.70    1.51   14.05     N    10/30/98
WSB        14.2     81.6     81.6      6.9       2.35        273,549       8.4        8.4    0.30    0.50    5.92     N    10/30/98
WSFS       12.8    220.4    221.3     13.1       0.70      1,595,692       6.0        5.9    1.34    1.10   18.26     N    10/30/98
WSTR       14.6     91.5    111.4     10.2       2.96        999,595      11.2        9.3    1.25    0.69    6.46     N    10/30/98
WVFC       14.4    168.4    168.4     17.8       3.90        311,509      10.6       10.6    1.07    1.29   11.44     N    10/30/98
YFCB       14.8     92.6     92.6     10.1       2.26        383,024      10.9       10.9    0.96    0.74    6.03     N    10/30/98
YFED       23.8    164.2    164.2     14.6       2.60      1,229,268       8.9        8.9    0.84    0.67    7.58     N    10/30/98


Maximum    34.9    373.1    373.1     37.4       5.68    108,359,066      36.2       36.2    7.04    2.85   33.43
Minimum     2.2     42.5     42.6      1.8       -            42,560       3.7        2.4    0.22    0.19    2.41
Average    17.6    131.7    138.7     14.7       2.23      1,787,673      11.9       11.7    1.08    0.92    8.60
Median     16.5    120.3    122.3     13.8       2.26        360,286      10.2        9.9    0.96    0.85    7.64

           NPAs/    Price/
          Assets      Core
             (%)       EPS
Ticker       MRQ       (x)

WRNB        0.74      15.1
WSB         NA        13.3
WSFS        0.95      11.6
WSTR        0.41      16.3
WVFC        NA        14.8
YFCB        0.28      14.2
YFED        0.98      23.8


Maximum     5.28     137.5
Minimum     -          3.7
Average     0.56      18.7
Median      0.42      16.5

                  Exhibit V - Selected Publicly Held Thrifts

                Core    Core     Core
                 EPS    ROAA     ROAE
                 ($)     (%)      (%)
Ticker           MRQ     MRQ      MRQ
ABBK            0.16    0.46     7.25
ABCL            0.32    0.75     8.41
ABCW            0.28    1.00    16.07
AFBC            0.10    0.34     2.49
AHCI            0.16    0.40     3.56
ALBC            0.12    0.47     5.56
ALLB            0.16    0.76     7.03
AMFC            0.16    0.49     3.68
ANA             0.28    0.80     5.77
ANDB            0.65    1.27    15.03
ANE             0.22    0.85    12.86
ASBI            0.24    0.83     7.02
ASBP            0.18    1.00     7.21
ASFC            0.84    0.77     9.80
BDJI            0.28    0.80     7.48
BFD             0.27    0.54     6.85
BFSB            0.22    1.33     9.92
BKC             0.75    2.17    25.36
BKCT            0.27    1.26    12.52
BKUNA              -    0.03     0.50
BNKU            0.61    0.59    11.56
BPLS               -       -     0.12
BVCC            0.32    0.46     7.57
BWFC            0.08    0.52     3.99
CAFI            0.22    0.84     8.49
CASB            0.16    0.64     9.19
CASH            0.31    0.81     7.82
CATB            0.24    1.21     5.65
CBES            0.18    0.54     3.90
CBK             0.11    0.41     2.94
CBSA            0.48    0.49    12.98
CEBK            0.29    0.60     6.11
CENB            0.25    1.18     6.35
CFB             0.39    0.85    10.54
CFCP            0.22    0.95    15.91
CFFC            0.16    0.95     6.78
CFNC            0.19    1.15     6.38
CFSB            0.31    1.23    15.65
CFTP            0.15    1.01     4.51
CIBI            0.19    0.86     9.08
CKFB            0.22    1.12     5.21
CLAS            0.16    0.58     3.83
CMRN            0.28    1.19     5.88
CMSB            0.09    0.21     2.53
CMSV            0.25    0.67     6.18
CNIT            0.27    0.76    10.30
CNSB            0.09    0.59     2.46
CNY             0.14    0.29     3.59
COFI            0.48    1.31    17.44
COOP            0.16    0.53     6.61
CRSB            0.30    2.22    19.82
CRZY            0.19    1.04     4.53
CSBF            0.12    0.77     3.34
CVAL            0.30    0.82     9.54
DCBI            0.24    1.54     6.63
DCOM            0.34    0.94     8.52
DME             0.15    0.34     5.21
DNFC            0.28    0.54     9.66
DSL             0.41    0.79    10.04
EBSI            0.45    0.95    14.68
EFBC            0.17    1.44     3.95
EMLD            0.15    1.02    11.99
EQSB            0.38    0.58    11.33

                  Exhibit V - Selected Publicly Held Thrifts

                Core    Core     Core
                 EPS    ROAA     ROAE
                 ($)     (%)      (%)
Ticker           MRQ     MRQ      MRQ
ESBF            0.26    0.63     8.83
ESBK            0.44    0.54     8.53
ETFS            0.06    0.33     1.87
FAB             0.20    0.44     5.04
FBBC            0.34    1.03    10.67
FBSI            0.19    0.99     7.18
FCB             0.14    0.71     3.44
FCBF            0.37    1.09     7.52
FCME            0.19    0.65     6.88
FDEF            0.19    1.00     5.62
FED             0.38    0.83    13.26
FESX            0.32    0.78    10.33
FFBH            0.30    0.99     6.72
FFBZ            0.13    0.83    10.67
FFCH            0.32    0.99    14.88
FFDB            0.15    0.83     8.49
FFDF            0.10    0.59     2.98
FFES            0.56    0.64     9.08
FFFD            0.35    1.29     8.69
FFFL            0.22    0.43     6.73
FFHH            0.23    0.61     5.87
FFHS            0.19    0.56     6.16
FFIC            0.26    0.95     7.68
FFKY            0.37    1.51    11.37
FFLC            0.30    1.08     8.55
FFSL            0.26    0.83     8.63
FFSX            0.33    0.69     9.03
FFWC            0.18    0.51     5.37
FFWD            0.16    1.04     7.79
FFYF            0.48    1.15     8.81
FGHC            0.10    1.15    14.40
FISB            0.21    0.63     6.83
FKFS            0.29    0.68    10.30
FKKY            0.25    1.24     7.43
FLAG            0.11    0.58     6.74
FLFC            0.21    0.83    10.98
FLGS            0.73    1.49    29.40
FLKY            0.15    1.00     3.77
FMCO            0.19    0.83    13.29
FMSB            0.25    0.90    12.29
FNGB            0.19    0.94     8.74
FSBI            0.34    0.70    10.04
FSPT            0.37    1.13     4.79
FSTC            0.34    1.11    11.10
FTF             0.52    1.83    12.48
FTFC            0.13    0.60     8.28
FTNB            0.10    0.67     2.86
FTSB            0.20    1.16     7.30
FWWB            0.29    0.98     7.44
GAF             0.31    0.98     7.75
GDW             1.78    1.06    14.06
GOSB            0.08    0.59     2.41
GPT             0.54    1.31    11.33
GSFC            0.17    1.60     4.52
GSLA            0.06    0.54     1.38
GTPS            0.18    0.69     3.99
GUPB            0.20    0.70     5.84
HALL            0.20    0.51     6.83
HARL            0.52    0.95    14.49
HAVN            0.16    0.25     4.90
HBFW            0.33    0.84     6.99
HBNK            0.73    1.20    16.14
HBS             0.33    1.09     7.38

                  Exhibit V - Selected Publicly Held Thrifts

                Core    Core     Core
                 EPS    ROAA     ROAE
                 ($)     (%)      (%)
Ticker           MRQ     MRQ      MRQ
HCFC            0.27    1.26     9.15
HFFB            0.21    1.38     5.22
HFFC            0.26    0.84     8.50
HFSA            0.21    0.51     4.95
HHFC            0.14    0.56     5.13
HIFS            0.35    1.19    12.26
HMLK            0.22    0.76     5.21
HMNF            0.15    0.45     4.18
HOMF            0.39    1.17    12.45
HPBC            0.55    1.49    17.57
HRBF            0.27    0.82     6.47
HRZB            0.28    1.54    10.01
HTHR            0.56    1.17    27.46
HWEN            0.08    0.63     3.53
HZFS            0.21    0.76     8.17
IFSB            0.43    0.82    10.87
INBI            0.31    1.51     9.50
IPSW            0.24    1.00    18.17
ITLA            0.47    1.48    13.96
IWBK            0.30    0.81    11.39
JSB             1.27    3.31    13.90
JSBA            0.16    0.53     5.53
JXVL            0.31    1.26     8.64
KFBI            0.28    1.00     7.11
KNK             0.35    0.51     5.21
KSBK            0.38    1.27    15.89
KYF             0.16    0.96     5.56
LARK            0.26    0.76     5.59
LARL            0.33    1.37    12.60
LFCO            0.27    1.34    11.95
LFED            0.15    1.01     6.16
LOGN            0.25    1.44     7.65
LSBI            0.40    0.67     8.12
LSBX            0.56    2.98    23.70
LVSB            0.13    0.36     3.71
LXMO            0.15    0.66     3.88
MAFB            0.41    1.07    13.64
MARN            0.31    1.06     5.64
MASB            0.65    1.04     8.79
MBBC            0.02    0.07     0.64
MBLF            0.30    0.76     5.62
MCBN            0.07    0.33     4.01
MDBK            0.29    0.95    10.65
MECH            0.50    1.11    11.35
METF            0.15    0.43    11.01
MFBC            0.27    0.54     5.10
MFFC            0.15    0.53     4.80
MFLR            0.27    0.74     7.83
MRKF            0.12    1.03     3.17
MSBF            0.22    1.32     7.89
MWBI            0.29    0.80    11.04
MWBX            0.15    1.23    16.59
NBN             0.26    0.91    11.75
NEIB            0.38    1.16     8.82
NHTB            0.32    0.86    10.76
NMSB            0.18    0.77     8.38
NSLB            0.21    0.87     4.68
NWEQ            0.33    1.11     9.23
NWSB            0.11    0.78     9.24
OCFC            0.25    0.86     6.48
OFCP            0.30    0.81     9.91
OHSL            0.19    0.77     7.09
PBCI            0.38    1.10     8.86

                  Exhibit V - Selected Publicly Held Thrifts

                Core    Core     Core
                 EPS    ROAA     ROAE
                 ($)     (%)      (%)
Ticker           MRQ     MRQ      MRQ
PBCT            0.33    0.92     9.94
PBKB            0.29    0.44    11.98
PBOC            0.18    0.48     8.61
PCBC            0.26    0.92     4.94
PDB             0.14    1.19     7.17
PEEK            0.18    0.91     4.23
PERM            0.13    0.53     5.28
PFDC            0.30    1.32     8.86
PFED            0.24    1.08     5.35
PFFB            0.29    0.57     7.25
PFFC            0.10    0.64     3.70
PFNC            0.21    0.81    11.68
PFSB            0.28    0.65     9.96
PHBK            0.36    1.29    17.20
PHFC            0.27    0.55     7.81
PHSB            0.12    0.56     4.42
PLSK            0.14    0.57     4.79
PRBC            0.22    0.50     5.39
PSFC            0.14    0.85     3.90
PSFI            0.18    1.65     6.05
PTRS            0.22    0.68     7.74
PULB            0.17    0.79     5.91
PVFC            0.23    0.90    12.56
PVSA            0.42    1.01    13.86
PWBK            0.02    0.09     0.48
QCBC            0.35    0.92    10.32
QCFB            0.56    1.67     9.48
QCSB            0.34    1.65    17.86
RELY            0.50    0.76     9.94
RIVR            0.26    0.87     6.38
RSLN            0.31    1.26     8.03
SCBS            0.29    1.57     9.46
SCCB            0.16    0.82     4.12
SFED            0.26    0.68     5.58
SFFC            0.16    1.13     6.34
SFIN            0.24    0.62     6.23
SGVB            0.17    0.43     5.41
SKAN            0.27    0.61     8.76
SMBC            0.22    0.89     5.45
SOBI            0.23    0.70     5.01
SOPN            0.33    1.76     7.68
SPBC            0.24    0.70     7.58
SRN             0.14    0.56     3.18
SSM             0.16    1.07     4.02
STFR            0.59    0.65     9.20
STSA            0.30    0.44     8.68
SVRN            0.22    0.69    12.45
SZB             0.07    0.15     1.49
THR             0.24    0.74     5.58
THRD            0.27    0.50     6.67
TRIC            0.18    1.03     6.21
TSH             0.27    0.85     6.34
TWIN            0.18    0.80     6.29
UFBS            0.23    0.68     8.70
USAB            0.22    1.65    15.09
WAMU            0.72    1.04    18.90
WAYN            0.17    0.65     6.82
WBST            0.50    0.84    14.02
WCFB            0.16    1.36     5.80
WEFC            0.30    1.11     7.65
WFI             0.16    0.77    10.31
WFSL            0.52    1.97    14.19
WHGB            0.15    0.63     3.93

                  Exhibit V - Selected Publicly Held Thrifts

                Core    Core     Core
                 EPS    ROAA     ROAE
                 ($)     (%)      (%)
Ticker           MRQ     MRQ      MRQ
WRNB            0.16    1.40    13.16
WSB             0.08    0.51     5.96
WSFS            0.37    1.17    19.03
WSTR            0.28    0.63     5.72
WVFC            0.26    1.25    11.52
YFCB            0.25    0.64     6.07
YFED            0.21    0.64     7.30

Maximum         1.78    3.31    29.40
Minimum            -       -     0.12
Average         0.27    0.89     8.44
Median          0.25    0.83     7.65

                                   EXHIBIT VI

                   EXHIBIT VI - COMPARATIVE GROUP SELECTION


To search for a comparative group for 1st State, we selected all thrifts from the entire U.S. with assets between $200 million and $400 million that have sufficient trading volume to produce meaningful market information. All of these thrifts are listed on either AMEX, NYSE, or Nasdaq.

We found 92 thrifts in the asset size described above. We eliminated 80 and retained a group of 12. Normally, we consider 10 to 12 to be the desired sample size.

We eliminated thrifts for the following reasons: 1) Mutual holding company; 2) No PE for the last fiscal year or PE ratio for the last year *35; 3) Tangible equity ** 10% of assets or * 25% of assets; 4) Merger agreement has been executed; 5) Non-performing assets * 1.0% of assets; 6) Loans ** 60% of assets; and 7) Loans serviced * 40% of assets.

After eliminating thrifts as discussed above, we had 19 left. We then eliminated all thrifts with assets under $225 million, eliminating 5 and reducing our group to 14. We then eliminated the one remaining with the most assets (ticker INBI) and the one remaining with the least assets (ticker LARK).

The group of 92 from which the comparative group was selected is listed on
Exhibit VI.1 and the selected comparative group is listed on Exhibit VI.2. On
Exhibit VI.1, we have blocked the cells that indicate which ones were not selected and why. Set forth below is a legend for the column summarizing reasons individual thrifts were not selected.

A Mutual holding company.

B No core EPS for most recent quarter or PR ratio over 35.

C Assets ** $225 million (plus INBI and LARK).

D  Equity either ** 10% of assets or * 25% of assets.

E Merger agreement has been executed.

F Non-performing assets * 1.0% of total assets.

G Loans ** 60% of assets.

H Loans serviced exceeds 40% of assets.

_________________________
*  greater than sign

** less than sign

                 Exhibit VI.I - Comparatives Group Selection


             A

                                                                             Deposit                            Current   Current
                                                                             Insurance                            Stock    Market
                                                                             Agency                               Price     Value
Ticker  Short Name                           City             State Region   (BIF/SAIF)  Exchange    IPO Date       ($)      ($M)
---------------------------------------------
ALLB    Alliance Bank (MHC)                  Broomall         PA    MA       SAIF        NASDAQ       03/03/95   14.750     48.28
---------------------------------------------
ANA     Acadiana Bancshares Inc.             Lafayette        LA    SW       SAIF        AMSE         07/16/96   16.875     38.45
--------
ANE     Alliance Bncp of New England         Vernon           CT    NE       BIF         AMSE         12/19/86   10.125     23.21
--------
ASBI    Ameriana Bancorp                     New Castle       IN    MW       SAIF        NASDAQ       03/02/87   18.000     58.55
---------------------------------------------
BCSB    BCSB Bankcorp Inc. (MHC)             Baltimore        MD    MA       SAIF        NASDAQ       07/08/98   11.063     67.67
---------------------------------------------
BFFC    Big Foot Financial Corp.             Long Grove       IL    MW       SAIF        NASDAQ       12/20/96   14.250     35.81
--------
BRBI    Blue River Bancshares Inc.           Shelbyville      IN    MW       SAIF        NASDAQ             NA    9.000     13.50
--------
BYS     Bay State Bancorp                    Brookline        MA    NE       SAIF        AMSE         03/30/98   21.250     53.87
--------
CATB    Catskill Financial Corp.             Catskill         NY    MA       BIF         NASDAQ       04/18/96   13.250     58.78
--------
CAVB    Cavalry Bancorp Inc.                 Murfreesboro     TN    SE       SAIF        NASDAQ       03/17/98   18.750    141.34
--------
CBK     Citizens First Financial Corp.       Bloomington      IL    MW       SAIF        AMSE         05/01/96   14.750     35.53
--------
CEBK    Central Co-operative Bank            Somerville       MA    NE       BIF         NASDAQ       10/24/86   19.375     38.07
--------
CFTP    Community Federal Bancorp            Tupelo           MS    SE       SAIF        NASDAQ       03/26/96   14.750     64.87
--------
CMRN    Cameron Financial Corp               Cameron          MO    MW       SAIF        NASDAQ       04/03/95   17.500     42.59
--------
COOP    Cooperative Bankshares Inc.          Wilmington       NC    SE       SAIF        NASDAQ       08/21/91   14.000     42.50
--------
CRSB    Crusader Holding Corp.               Philadelphia     PA    MA       SAIF        NASDAQ             NA   11.875     45.51
--------
CVAL    Chester Valley Bancorp Inc.          Downingtown      PA    MA       SAIF        NASDAQ       03/27/87   28.250     65.75
--------
EBI     Equality Bancorp Inc.                St. Louis        MO    MW       SAIF        AMSE         12/02/97   12.500     31.50
--------
EFC     EFC Bancorp Inc.                     Elgin            IL    MW       SAIF        AMSE         04/07/98   10.250     76.79
--------
EQSB    Equitable Federal Savings Bank       Wheaton          MD    MA       SAIF        NASDAQ       09/10/93   24.000     29.48
--------
ESBK    Elmira Savings Bank (The)            Elmira           NY    MA       BIF         NASDAQ       03/01/85   24.000     17.44
--------
ESX     Essex Bancorp Inc.                   Norfolk          VA    SE       SAIF        AMSE               NA    2.188      2.32
--------
FBCV    1ST Bancorp                          Vincennes        IN    MW       SAIF        NASDAQ       04/07/87   43.813     47.83
--------
FBER    1st Bergen Bancorp                   Wood-Ridge       NJ    MA       SAIF        NASDAQ       04/01/96   17.375     44.92
--------
FBHC    Fort Bend Holding Corp.              Rosenberg        TX    SW       SAIF        NASDAQ       06/30/93   20.000     36.34
--------
FFBZ    First Federal Bancorp Inc.           Zanesville       OH    MW       SAIF        NASDAQ       07/13/92   10.125     31.90
--------
FFFD    North Central Bancshares Inc.        Fort Dodge       IA    MW       SAIF        NASDAQ       03/21/96   17.000     52.75
--------
FFHS    First Franklin Corp.                 Cincinnati       OH    MW       SAIF        NASDAQ       01/26/88   14.500     25.85
--------
FFWC    FFW Corp.                            Wabash           IN    MW       SAIF        NASDAQ       04/05/93   15.375     22.42
--------
FIBC    Financial Bancorp Inc.               Long Island City NY    MA       SAIF        NASDAQ       08/17/94   31.000     52.91
--------
FKFS    First Keystone Financial             Media            PA    MA       SAIF        NASDAQ       01/26/95   13.000     31.37
--------
FMBD    First Mutual Bancorp Inc.            Decatur          IL    MW       SAIF        NASDAQ       07/05/95   16.750     59.14
--------
FOBC    Fed One Bancorp                      Wheeling         WV    SE       SAIF        NASDAQ       01/19/95   39.125     93.96
--------
FSBI    Fidelity Bancorp Inc.                Pittsburgh       PA    MA       SAIF        NASDAQ       06/24/88   18.000     35.53
--------
FSFF    First SecurityFed Financial          Chicago          IL    MW       SAIF        NASDAQ       10/31/97   12.000     76.90
--------
FSTC    First Citizens Corp.                 Newnan           GA    SE       SAIF        NASDAQ       03/01/86   27.500     76.93
---------------------------------------------
GBNK    Gaston Federal Bancorp (MHC)         Gastonia         NC    SE       SAIF        NASDAQ       04/13/98   12.625     56.77
---------------------------------------------
GFCO    Glenway Financial Corp.              Cincinnati       OH    MW       SAIF        NASDAQ       11/30/90   21.000     47.95
--------
GFED    Guaranty Federal Bcshs Inc.          Springfield      MO    MW       SAIF        NASDAQ       12/31/97   11.000     68.51
--------
HARL    Harleysville Savings Bank            Harleysville     PA    MA       SAIF        NASDAQ       08/04/87   29.375     49.21
--------
HBEI    Home Bancorp of Elgin Inc.           Elgin            IL    MW       SAIF        NASDAQ       09/27/96   12.375     84.84
--------
HBFW    Home Bancorp                         Fort Wayne       IN    MW       SAIF        NASDAQ       03/30/95   26.875     63.18
--------
HBSC    Heritage Bancorp Inc.                Laurens          SC    SE       SAIF        NASDAQ       04/06/98   16.750     77.53
--------
HCBB    HCB Bancshares Inc.                  Camden           AR    SE       SAIF        NASDAQ       05/07/97   11.125     29.43
--------
HFBC    HopFed Bancorp Inc.                  Hopkinsville     KY    MW       SAIF        NASDAQ       02/09/98   15.500     62.52
--------
HIFS    Hingham Instit. for Savings          Hingham          MA    NE       BIF         NASDAQ       12/20/88   25.500     33.39
--------
HPBC    Home Port Bancorp Inc.               Nantucket        MA    NE       BIF         NASDAQ       08/25/88   20.000     36.84
--------
HRBF    Harbor Federal Bancorp Inc.          Baltimore        MD    MA       SAIF        NASDAQ       08/12/94   18.750     34.93
--------
IFSB    Independence Federal Svgs Bank       Washington       DC    MA       SAIF        NASDAQ       06/06/85   15.250     19.54
--------
INBI    Industrial Bancorp Inc.              Bellevue         OH    MW       SAIF        NASDAQ       08/01/95   17.375     87.13
--------

                 Exhibit VI.I - Comparatives Group Selection


              A

                                                                             Deposit                            Current   Current
                                                                             Insurance                            Stock    Market
                                                                             Agency                               Price     Value
Ticker  Short Name                           City             State Region   (BIF/SAIF)  Exchange    IPO Date       ($)      ($M)
--------
IPSW    Ipswich Savings Bank                 Ipswich          MA    NE       BIF         NASDAQ       05/26/93   13.750     32.86
--------
JXVL    Jacksonville Bancorp Inc.            Jacksonville     TX    SW       SAIF        NASDAQ       04/01/96   16.000     38.75
--------
LARK    Landmark Bancshares Inc.             Dodge City       KS    MW       SAIF        NASDAQ       03/28/94   22.875     34.14
--------
LARL    Laurel Capital Group Inc.            Allison Park     PA    MA       SAIF        NASDAQ       02/20/87   17.250     37.80
--------
LFBI    Little Falls Bancorp Inc.            Little Falls     NJ    MA       SAIF        NASDAQ       01/05/96   14.375     35.61
---------------------------------------------
LFED    Leeds Federal Bankshares (MHC)       Baltimore        MD    MA       SAIF        NASDAQ       05/02/94   15.500     80.32
---------------------------------------------
LIBB    Liberty Bancorp Inc. (MHC)           Avenel           NJ    MA       SAIF        NASDAQ       07/01/98    9.375     36.58
---------------------------------------------
LSBI    LSB Financial Corp.                  Lafayette        IN    MW       BIF         NASDAQ       02/03/95   30.500     29.00
--------
LSBX    Lawrence Savings Bank                North Andover    MA    NE       BIF         NASDAQ       05/02/86   12.250     53.04
--------
MBLF    MBLA Financial Corp.                 Macon            MO    MW       SAIF        NASDAQ       06/24/93   19.375     24.16
--------
MFBC    MFB Corp.                            Mishawaka        IN    MW       SAIF        NASDAQ       03/25/94   20.000     31.80
MFFC    Milton Federal Financial Corp.       West Milton      OH    MW       SAIF        NASDAQ       10/07/94   12.500     27.96
--------
NBN     Northeast Bancorp                    Auburn           ME    NE       BIF         AMSE         08/19/87   11.000     27.07
--------
NEIB    Northeast Indiana Bancorp            Huntington       IN    MW       SAIF        NASDAQ       06/28/95   16.875     27.39
--------
NHTB    New Hampshire Thrift Bncshrs         Newport          NH    NE       SAIF        NASDAQ       05/22/86   15.250     31.94
--------
NMSB    NewMil Bancorp Inc.                  New Milford      CT    NE       BIF         NASDAQ       02/01/86   10.625     40.74
--------
NTBK    Net.B@nk Inc.                        Alpharetta       GA    SE       SAIF        NASDAQ             NA   17.875    109.89
--------
OHSL    OHSL Financial Corp.                 Cincinnati       OH    MW       SAIF        NASDAQ       02/10/93   12.875     32.14
--------
OTFC    Oregon Trail Financial Corp.         Baker City       OR    WE       SAIF        NASDAQ       10/06/97   12.500     58.69
--------
PBCI    Pamrapo Bancorp Inc.                 Bayonne          NJ    MA       SAIF        NASDAQ       11/14/89   24.000     68.23
--------
PEEK    Peekskill Financial Corp.            Peekskill        NY    MA       SAIF        NASDAQ       12/29/95   14.500     41.99
--------
PFDC    Peoples Bancorp                      Auburn           IN    MW       SAIF        NASDAQ       07/07/87   20.250     68.35
--------
PHFC    Pittsburgh Home Financial Corp       Pittsburgh       PA    MA       SAIF        NASDAQ       04/01/96   13.500     25.66
---------------------------------------------
PHSB    Peoples Home Savings Bk (MHC)        Beaver Falls     PA    MA       SAIF        NASDAQ       07/10/97   14.750     40.71
---------------------------------------------
RVSB    Riverview Bancorp Inc.               Camas            WA    WE       SAIF        NASDAQ       10/01/97   13.125     81.19
--------
SBAN    SouthBanc Shares Inc.                Anderson         SC    SE       SAIF        NASDAQ       04/15/98   17.125     73.75
---------------------------------------------
SBFL    Finger Lakes Financial (MHC)         Geneva           NY    MA       SAIF        NASDAQ       11/11/94   12.375     44.18
---------------------------------------------
SKAN    Skaneateles Bancorp Inc.             Skaneateles      NY    MA       BIF         NASDAQ       06/02/86   14.438     20.86
--------
SOPN    First Savings Bancorp Inc.           Southern Pines   NC    SE       SAIF        NASDAQ       01/06/94   22.000     81.64
--------
SSFC    South Street Financial Corp.         Albemarle        NC    SE       SAIF        NASDAQ       10/03/96    8.500     39.75
--------
THTL    Thistle Group Holdings Co.           Philadelphia     PA    MA       SAIF        NASDAQ       07/14/98    8.500     76.50
--------
TSBK    Timberland Bancorp Inc.              Hoquiam          WA    WE       SAIF        NASDAQ       01/13/98   12.563     78.92
--------
UBMT    United Financial Corp.               Great Falls      MT    WE       SAIF        NASDAQ             NA   24.000     40.76
--------
UFRM    United Federal Savings Bank          Rocky Mount      NC    SE       SAIF        NASDAQ       07/01/80   17.250     56.64
---------------------------------------------
WAYN    Wayne Savings Bancshares (MHC)       Wooster          OH    MW       SAIF        NASDAQ       06/25/93   19.000     47.25
---------------------------------------------
WCBI    Westco Bancorp Inc.                  Westchester      IL    MW       SAIF        NASDAQ       06/26/92   29.125     72.41
--------
WFI     Winton Financial Corp.               Cincinnati       OH    MW       SAIF        AMSE         08/04/88   11.375     45.66
--------
WOFC    Western Ohio Financial Corp.         Springfield      OH    MW       SAIF        NASDAQ       07/29/94   20.000     45.95
--------
WRNB    Warren Bancorp Inc.                  Peabody          MA    NE       BIF         NASDAQ       07/09/86    9.000     71.19
--------
WSB     Washington Savings Bank, FSB         Bowie            MD    MA       SAIF        AMSE               NA    4.875     21.55
--------
WVFC    WVS Financial Corp.                  Pittsburgh       PA    MA       SAIF        NASDAQ       11/29/93   15.250     55.16
--------
WYNE    Wayne Bancorp Inc.                   Wayne            NJ    MA       SAIF        NASDAQ       06/27/96   29.000     58.38
--------

Maximum                                                                                                          43.813    141.34
Minimum                                                                                                           2.188      2.32
Average                                                                                                          17.012     49.12
Median                                                                                                           15.438     44.55

                  Exhibit VI.I - Comparatives Group Selection


                B                                                              C        D
                                                                                                Tangible              ROAA
              Price/   Price/   Current   Current               Current      Total   Equity/     Equity/    Core    Before
                 LTM     Core    Price/  Price/ T    Price/    Dividend     Assets    Assets    T Assets     EPS     Extra
            Core EPS      EPS    Book V    Book V    Assets       Yield      ($000)      (%)         (%)     ($)       (%)
Ticker           (x)      (x)       (%)       (%)       (%)         (%)        MRQ       MRQ         MRQ     LTM       LTM
--------
ALLB              23.8     23.1     162.8     162.8      17.4         -    277,490        10.7        10.7     0.62      0.76
--------
ANA               14.8     16.2      96.3      96.3      14.2      2.61    298,148        14.7        14.7     1.14      1.05
--------                                                                                ------
ANE               23.0     19.5     128.2     131.0      10.0      1.98    252,287         7.8         7.7     0.44      0.95
--------                                                                                ------
ASBI              18.0     18.8     128.3     130.6      15.6      3.56    375,297        12.2        12.0     1.00      0.98
----------------------                                                                  ------
BCSB                NA      NA        NA        NA        NA         -     320,627         8.0         8.0      NA       0.76
----------------------                                                     -------------------
BFFC              39.6     59.4      94.0      94.0      16.2        -     220,604        17.3        17.3     0.36      0.53
----------------------                                                     -------------------
BRBI                NA      NA        NA        NA        NA         -     350,208       (44.6)      (44.6)     NA        NA
----------------------                                                                  ------
BYS                 NA     19.7      78.0      78.0      18.7        -     287,617        22.3        22.3      NA      (0.63)
----------------------
CATB              14.7     14.4      84.3      84.3      19.2      2.79    309,566        22.0        22.0     0.90      1.32
----------------------                                                                  ------
CAVB                NA     26.0     140.2     140.2      41.6      1.07    339,846        29.7        29.7      NA        NA
----------------------                                                                  ------
CBK               34.3     33.5      95.0      95.0      13.3        -     281,068        14.0        14.0     0.43      0.71
--------                                                                                ------
CEBK              16.2     16.7     102.3     112.3      10.0      1.65    381,857         9.7         9.0     1.20      0.85
--------                                                                                ------
CFTP              25.4     24.6      99.3      99.3      24.6      2.17    263,246        22.3        22.3     0.58      1.23
--------                                                                   -------
CMRN              17.5     15.6      97.1      97.1      19.3      1.60    220,784        19.9        19.9     1.00      1.14
--------                                                                   -------------------
COOP              20.6     16.7     140.0     140.0      11.1        -     381,054         8.0         8.0     0.68      0.65
--------                                                                   -------------------
CRSB              10.2      9.9     196.0     206.9      22.5        -     202,034        11.5        11.0     1.16      2.34
--------                                                                   -------------------
CVAL              20.2     23.5     216.8     206.5      18.3      1.48    377,012         8.5         8.5     1.40      1.03
----------------------                                                                  ------
EBI                 NA      NM      120.2     120.2      11.5      1.92    273,361         9.6         9.6      NA       0.59
----------------------                                                                  ------
EFC                 NA      NA       81.6      81.6      19.3        -     397,644        23.7        23.7      NA      (0.14)
----------------------                                                                  ------
EQSB              14.5     15.8     163.6     163.6       8.4        -     350,555         5.1         5.1     1.66      0.70
--------                                                                                ------
ESBK              19.5     14.0     117.9     117.9       7.5      2.67    231,725         6.3         6.3     1.23      0.47
----------------------                                                     -------------------
ESX                 NM      NM        NM       31.4       1.1        -     214,391         7.0         7.0    (2.06)    (0.24)
----------------------                                                     -------------------
FBCV              35.9     57.7     200.5     204.5      18.4      0.61    260,149         9.2         9.0     1.22      0.73
----------------------                                                                  ------
FBER              20.7     18.9     128.8     128.8      14.9      1.61    300,755        11.6        11.6     0.84      0.72
--------                                                                                ------
FBHC              31.8     31.3     159.7     168.9      11.4        -     318,348         7.2         6.8     0.63      0.66
--------                                                                   -------------------
FFBZ              21.5     19.5     193.6     193.6      15.4      1.58    207,381         8.0         8.0     0.47      0.82
--------                                                                   -------------------
FFFD              13.4     12.1     108.1     124.7      16.1      1.88    331,124        14.9        13.1     1.27      1.56
--------                                                                                ------
FFHS              16.1     15.8     119.2     119.7      10.9      2.07    237,679         9.1         9.1     0.90      0.81
--------                                                                   -------------------
FFWC              13.4     21.4     117.2     127.4      11.0      2.73    203,311         9.4         8.7     1.15      0.99
--------                                                                   -------------------
FIBC              18.7     17.6     184.2     185.0      15.5        -     340,999         8.4         8.4     1.66      0.96
--------                                                                                ------
FKFS              12.2     11.2     123.5     123.5       8.0      1.54    390,970         6.5         6.5     1.07      0.75
----------------------                                                                  ------
FMBD              50.8     32.2     106.6     136.9      15.6      1.91    379,534        14.6        11.8     0.33      0.35
----------------------
FOBC              31.8     34.9     217.6     226.2      25.1      1.59    373,837        11.2        10.8     1.23      0.82
--------                                                                                ------
FSBI              13.0     13.2     126.5     126.5       9.0        -     396,180         7.1         7.1     1.39      0.74
----------------------                                                                  ------
FSFF                NA     13.6      85.4      85.7      23.2        -     331,044        27.2        27.1      NA       1.12
----------------------                                                                  ------
FSTC              18.2     20.2     202.8     247.1      20.2      1.16    379,694        10.0         8.3     1.51      1.50
----------------------                                                     -------
GBNK                NA      NA      138.1     138.1      28.0      1.58    202,615        20.3        20.3      NA        NA
----------------------                                                     -------------------
GFCO              19.3     17.5     166.7     168.1      16.0      2.10    300,448         9.6         9.5     1.09      0.86
----------------------                                                                  ------
GFED                NA     18.3      91.6      91.6      26.4      2.91    260,043        27.2        27.2      NA       1.25
----------------------                                                                  ------
HARL              14.5     14.1     194.0     194.0      12.5        -     395,383         6.4         6.4     2.02      0.97
--------                                                                                ------
HBEI              31.7     28.1      88.4      88.4      23.1      3.23    367,656        26.1        26.1     0.39      0.68
--------                                                                                ------
HBFW              21.5     20.4     147.1     147.1      17.5      1.19    360,286        11.9        11.9     1.25      0.85
----------------------                                                                  ------
HBSC                NA      NA       81.9      81.9      25.8      1.79    300,868        31.5        31.5      NA       0.95
----------------------                                                     -------------------
HCBB                NA     34.8      77.0      77.9      13.3      2.16    221,631        17.2        17.1      NA       0.33
----------------------                                                     -------------------
HFBC                NA     18.5     107.2     107.2      28.7      1.94    217,837        26.8        26.8      NA       1.11
----------------------                                                    --------------------
HIFS              12.3     12.0     147.5     147.5      13.9      2.20    239,148         9.4         9.4     2.08      1.26
--------                                                                                ------
HPBC              10.5      9.4     162.3     162.3      14.1      4.00    260,456         8.7         8.7     1.90      1.45
--------                                                                                ------
HRBF              19.7     17.4     117.6     117.6      14.8      2.52    235,733        12.6        12.6     0.95      0.78
--------                                                                                ------
IFSB              23.1      8.9      92.3     101.1       7.4      1.64    265,940         8.0         7.3     0.66      1.24
--------                                                                   -------------------
INBI              15.8     15.0     142.5     142.5      22.8      3.45    382,841        16.0        16.0     1.10      1.47
--------                                                                   -------
                           E
              ROACE
             Before
              Extra       Merger
                (%)      Target?
Ticker          LTM        (Y/N)
--------
ALLB           6.88        N
--------
ANA            6.48        N
--------
ANE           12.84        N
--------
ASBI           8.55        N
--------
BCSB           8.14        N
--------
BFFC           3.10        N
--------
BRBI             NA        N
--------
BYS           (4.58)       N
--------
CATB           5.48        N
--------
CAVB             NA        N
--------
CBK            5.13        N
--------
CEBK           8.64        N
--------
CFTP           4.91        N
--------
CMRN           5.45        N
--------
COOP           8.36        N
--------
CRSB          28.61        N
--------
CVAL          12.31        N
--------
EBI              NA        N
--------
EFC           (1.27)       N
--------
EQSB          13.60        N
--------
ESBK           7.43        N
--------
ESX              NM        N
--------                 -----
FBCV           8.30        Y
--------                 -----
FBER           5.49        N
--------
FBHC          10.00        N
--------
FFBZ          10.73        N
--------
FFFD           8.56        N
--------
FFHS           8.87        N
--------
FFWC          10.33        N
--------                 -----
FIBC          10.50        Y
--------                 -----
FKFS          11.13        N
--------
FMBD           2.51        N
--------                 -----
FOBC           7.44        Y
--------                 -----
FSBI          10.77        N
--------
FSFF           4.87        N
--------
FSTC          15.02        N
--------
GBNK             NA        N
--------
GFCO           9.12        N
--------
GFED           5.09        N
--------
HARL          14.71        N
--------                 -----
HBEI           2.57        Y
--------                 -----
HBFW           6.84        N
--------
HBSC             NA        N
--------
HCBB           1.86        N
--------
HFBC           7.58        N
--------
HIFS          13.06        N
--------
HPBC          14.53        N
--------
HRBF           6.09        N
--------
IFSB          17.15        N
--------
INBI           8.81        N
--------

                  Exhibit VI.I - Comparatives Group Selection

                 B                                                              C        D
                                                                                                Tangible              ROAA
               Price/   Price/   Current   Current               Current      Total   Equity/     Equity/    Core    Before
                 LTM     Core    Price/  Price/ T    Price/    Dividend     Assets    Assets    T Assets     EPS     Extra
            Core EPS      EPS    Book V    Book V    Assets       Yield      ($000)      (%)         (%)     ($)       (%)
Ticker           (x)      (x)       (%)       (%)       (%)         (%)        MRQ       MRQ         MRQ     LTM       LTM
--------                                                                                ------
IPSW              13.2     14.3     251.8     251.8      14.1      1.16    233,662         5.6         5.6     1.04      1.19
--------                                                                                ------
JXVL              12.7     12.9     110.5     110.5      16.0      3.13    242,673        14.5        14.5     1.26      1.33
--------                                                                   -------
LARK              19.2     22.0     118.3     118.3      15.5        -     229,337        13.1        13.1     1.19      1.06
--------                                                                   -------
LARL              12.8     11.4     160.8     160.8      17.1      3.48    220,986        10.6        10.6     1.35      1.43
--------                                                                  --------
LFBI              18.0     16.3      96.4     103.9      10.1      1.67    351,347        10.5         9.8     0.80      0.57
--------
LFED              23.5     22.8     162.8     162.8      26.9      3.61    298,997        16.5        16.5     0.66      1.19
----------------------
LIBB                NA      NA        NA        NA        NA         -     255,357        13.1        13.1    NA         0.62
----------------------                                                     -------------------
LSBI              18.7     19.6     149.1     149.1      13.3      1.31    218,633         8.4         8.4     1.63      0.84
-------                                                                    -------------------
LSBX               6.1      7.7     127.3     127.3      15.4        -     344,874        12.1        12.1     2.00      2.58
-------                                                                    -------
MBLF              13.5     12.4      86.6      86.6      11.7      3.10    207,453        13.5        13.5     1.44      0.87
-------                                                                    -------
MFBC              15.9     17.2      96.1      96.1      10.9      1.70    290,936        11.4        11.4     1.26      0.80
MFFC              21.9     22.3      99.4      99.4      11.9      4.80    235,105        11.1        11.1     0.57      0.69
-------                                                                                 ------
NBN               14.7     10.6     113.2     124.6       7.9      1.93    310,623         7.6         7.1     0.75      0.73
-------                                                                    -------------------
NEIB              11.9     11.1     105.0     105.0      13.7      2.02    203,263        13.0        13.0     1.42      1.18
-------                                                                    -------------------
NHTB              12.0     11.9     121.0     138.5       9.9      3.93    324,320         8.1         7.2     1.27      0.92
-------                                                                                 ------
NMSB              18.3     66.4     122.0     122.0      11.1        -     367,569         9.1         9.1     0.58      0.88
----------------------                                                                  ------
NTBK                NM      8.8     294.5     297.4      44.5        -     246,714        15.1        15.0     0.03      0.66
----------------------
OHSL              16.3     16.1     116.8     116.8      13.0      3.88    247,853        10.8        10.8     0.79      0.86
----------------------                                                                  ------
OTFC                NA     17.4      78.7      78.7      22.9      1.60    256,460        26.5        26.5      NA       1.09
----------------------                                                                  ------
PBCI              15.0     16.2     138.7     139.5      17.3      4.67    394,271        12.5        12.4     1.60      1.25
--------                                                                   -------
PEEK              21.6     21.3      97.2      97.2      21.0      2.48    200,341        21.6        21.6     0.67      0.98
--------                                                                   -------
PFDC              16.1     16.9     149.2     149.2      22.3      2.37    304,320        15.0        15.0     1.26      1.45
--------                                                                                ------
PHFC              13.0     12.5     102.9     104.0       7.1      1.78    372,533         6.9         6.9     1.04      0.69
----------------------                                                                  ------
PHSB                NA     28.4     141.8     141.8      18.0      1.90    226,742        12.7        12.7      NA       0.81
----------------------
RVSB                NA     16.4     123.7     127.7      30.2      1.83    268,608        23.1        22.5      NA       1.71
----------------------
SBAN                NA      NA       96.6      96.6      20.1      2.80    367,666        20.8        20.8      NA       0.86
----------------------                                                                  ------
SBFL              56.3     51.6     202.2     202.2      17.1        -     258,394         8.5         8.5     0.22      0.41
----------------------                                                                  ------
SKAN              13.9     13.4     113.7     116.4       7.8      1.94    266,730         6.9         6.7     1.04      0.62
--------                                                                                ------
SOPN              16.9     16.7     117.5     117.5      26.9      4.55    304,088        22.9        22.9     1.30      1.76
----------------------                                                     -------
SSFC                NA     35.4     100.0     100.0      19.5      4.71    203,673        16.9        16.9      NA       0.55
----------------------                                                     -------------------
THTL                NA      NA        NA        NA        NA       2.35    343,956         8.6         8.6      NA        NA
----------------------                                                                  ------
TSBK                NA     13.7      97.5      97.5      31.6      1.91    263,112        32.4        32.4      NA       1.84
----------------------                                                     -------------------
UBMT                NA     18.2     134.6     139.3      19.9      4.17    205,345        14.7        14.3      NA       1.10
----------------------                                                     -------------------
UFRM              35.9     28.8     241.9     241.9      18.8      1.39    301,924         7.8         7.8     0.48      0.62
----------------------                                                                  ------
WAYN              29.2     27.9     191.2     191.2      18.2      3.26    259,402         9.5         9.5     0.65      0.72
--------                                                                                ------
WCBI              17.6     17.3     144.3     144.3      22.6      2.34    320,295        15.7        15.7     1.66      1.49
--------                                                                                ------
WFI               15.8     15.0     175.3     178.0      12.7      2.20    358,573         7.3         7.2     0.72      1.17
----------------------                                                                  ------
WOFC             153.9     35.7      88.6      94.7      12.9      5.00    357,295        14.5        13.7     0.13      0.07
----------------------
WRNB              12.7     12.5     179.3     179.3      18.8      4.00    378,137        10.5        10.5     0.71      1.72
--------                                                                                ------
WSB               16.3     15.2      93.6      93.6       7.9      2.05    273,549         8.4         8.4     0.30      0.74
--------                                                                                ------
WVFC              14.4     14.1     167.2     167.2      18.6      3.93    297,054        11.1        11.1     1.06      1.20
--------
WYNE              29.9     26.9     166.0     166.0      21.2      0.69    275,335        12.8        12.8     0.97      0.70
--------
                         E
             ROACE
             Before
             Extra      Merger
               (%)      Target
Ticker                   (Y/N)
--------
IPSW          21.98       N
--------
JXVL           9.13       N
--------
LARK           7.64       N
--------
LARL          13.58       N
--------                -----
LFBI           5.01       Y
--------                -----
LFED           7.22       N
--------
LIBB           7.96       N
--------
LSBI           9.90       N
-------
LSBX          25.27       N
-------
MBLF           6.79       N
-------
MFBC           6.44       N

MFFC           5.80       N
-------
NBN            9.60       N
-------
NEIB           8.55       N
-------
NHTB          11.82       N
-------
NMSB           9.04       N
--------
NTBK           2.52       N
--------
OHSL           7.94       N
--------
OTFC           4.76       N
--------
PBCI           9.69       N
--------
PEEK           4.02       N
--------
PFDC           9.56       N
--------
PHFC           8.03       N
--------
PHSB           6.20       N
--------
RVSB           8.52       N
--------
SBAN           7.37       N
--------
SBFL           4.62       N
--------
SKAN           8.92       N
--------
SOPN           7.64       N
--------
SSFC           2.71       N
--------
THTL             NA       N
--------
TSBK             NA       N
--------
UBMT           7.96       N
--------                -----
UFRM           8.46       Y
--------                -----
WAYN           7.53       N
--------                -----
WCBI           9.64       Y
--------                -----
WFI           16.06       N
--------
WOFC           0.49       N
--------
WRNB          15.99       N
--------
WSB            8.67       N
--------
WVFC          10.45       N
--------                -----
WYNE           5.44       Y
--------                -----

Maximum    153.9   66.4   294.5  297.4   44.5   5.00   397,644    32.4    32.4     2.08     2.58     28.61
Minimum      6.1    7.7    77.0   31.4    1.1     -    200,341   (44.6)  (44.6)   (2.06)   (0.63)    (4.58)
Average     21.8   20.4   133.8  135.1   17.0   1.85   292,998    12.9    12.7     0.97     0.94      8.58
Median      17.6   17.3   122.0  126.9   16.0   1.89   289,277    11.4    11.2     1.04     0.86      8.22

                  Exhibit VI.1 - Comparatives Group Selection

                          F                    G                                                       H
                                                                                       Loans         Loans
                       NPAs/      Loans/     Loans/    Deposits/  Borrowings/       Serviced     Serviced/
             Current  Assets    Deposits     Assets       Assets       Assets     For Others        Assets
             Pricing     (%)         (%)        (%)          (%)          (%)         ($000)           (%)
Ticker          Date     MRQ         MRQ        MRQ          MRQ          MRY            MRY           MRY      Reasons Not Selected
                                                                                                                --------------------
-------                                    --------
ALLB        09/18/98    0.99       71.32      54.94        77.02        11.87            811           0.3      A, G
-------                                    --------
ANA         09/18/98    0.29      110.57      74.88        67.72        16.68         21,186           7.1      SELECTED
-------
ANE         09/18/98    0.47       73.12      65.44        89.50         2.25          7,248           2.9      D
-------
ASBI        09/18/98    0.49       86.42      71.53        82.77         3.40        117,000          31.2      SELECTED
-------                                    --------
BCSB        09/18/98     NA        77.62      53.93        69.48            -          8,156           2.5      A, B, D, G
-------                                    --------
BFFC        09/18/98     NA        93.49      52.48        56.13        24.02             NA            NA      B, C, G
-------                                    --------
BRBI        09/18/98       -          NM          -            -        49.05             NA            NA      B, D
-------
BYS         09/18/98    0.71      114.60      81.50        71.12         5.22         15,588           5.4      B
-------                                    --------
CATB        09/18/98    0.22       64.11      43.38        67.66         8.36              -             -      G
-------                                    --------
CAVB        09/18/98    0.05       99.95      69.00        69.03            -        116,000          34.1      B, D
-------
CBK         09/18/98    0.48      111.77      80.63        72.14        12.66         93,021          33.1      SELECTED
-------
CEBK        09/18/98    0.40      103.31      75.71        73.28        15.97         10,806           2.8      D
-------                                    --------
CFTP        09/18/98    0.28       98.59      53.59        54.36        20.74          1,519           0.6      G
-------                                    --------
CMRN        09/18/98    0.40      136.16      82.37        60.49        18.23              -             -      C
-------
COOP        09/18/98       -      102.12      80.05        78.39        13.15         65,061          17.1      D
-------
CRSB        09/18/98    0.64      143.25      84.26        58.82        28.43              -             -      C
-------
CVAL        09/18/98    0.33       93.11      73.64        79.09        11.05         28,867           7.7      D
-------                                    --------                                               --------
EBI         09/18/98    0.36       86.17      37.41        43.41        46.29        254,415          93.1      B, D, G, H
-------                                    --------                                               --------
EFC         09/18/98    0.53      107.12      71.37        66.62         8.05              -             -      B
-------
EQSB        09/18/98    0.22       86.02      64.46        74.93        19.11         85,389          24.4      D
-------
ESBK        09/18/98    0.82       85.87      78.64        91.57         1.41         34,250          14.8      D
-------               ------                                                                      --------
ESX         09/18/98    1.26      112.47      86.99        77.34        14.59        355,675         165.9      B, C, D, F, H
-------               ------                                                                      --------
FBCV        09/18/98    1.70      160.67      72.73        45.27        44.35        120,811          46.4      B, D, E, F, H
-------               ------               --------                                               --------
FBER        09/18/98    0.96       59.39      44.27        74.54        13.13              -             -      G
-------                                    --------                                               --------
FBHC        09/18/98    0.27       67.44      56.69        84.06         4.68        898,855         282.3      D, G, H
-------                                    --------                                                  -----
FFBZ        09/18/98    0.54      127.10      85.71        67.44        24.11         14,730           7.1      C, D
-------
FFFD        09/18/98    0.12      102.67      76.40        74.41         9.77          2,963           0.9      SELECTED
-------
FFHS        09/18/98    0.34       74.66      64.56        86.46         3.87         57,842          24.3      D
-------
FFWC        09/18/98    0.43      112.07      69.04        61.61        27.79         25,862          12.7      C, D
-------               ------               --------
FIBC        09/18/98    1.76       84.49      56.75        67.16        22.87          8,191           2.4      D, E, F, G
-------               ------               --------
FKFS        09/18/98    1.21       83.82      51.83        61.84        25.63        114,554          29.3      D, F, G
-------               ------               --------
FMBD        09/18/98    0.15       96.85      80.16        82.76         1.32         52,783          13.9      B
-------                                    --------
FOBC        09/18/98    0.11       65.09      45.26        69.53        18.77          8,567           2.3      E, G
-------                                    --------
FSBI        09/18/98    0.17       80.04      52.68        65.81        23.27          5,317           1.3      D, G
-------                                    --------
FSFF        09/18/98       -       96.24      62.93        65.39         6.34            309           0.1      B, D
-------               ------
FSTC        09/18/98    1.08       84.59      73.24        86.58         2.44        102,489          27.0      F
-------               ------
GBNK        09/18/98    0.50      100.46      69.31        68.99         9.13              -             -      A, B, C
-------
GFCO        09/18/98    0.19      114.40      85.87        75.06        14.21         61,130          20.3      D
-------
GFED        09/18/98    0.35      147.83      80.14        54.21        17.34         15,971           6.1      B, D
-------
HARL        09/18/98       -       88.86      64.85        72.98        19.32         12,647           3.2      D
-------
HBEI        09/18/98    0.28      120.11      87.32        72.70            -              -             -      D, E
-------
HBFW        09/18/98       -      104.30      88.70        85.05         1.94          2,531           0.7      SELECTED
-------
HBSC        09/18/98    0.44       97.07      65.53        67.50            -          5,400           1.8      B, D
-------                                    --------
HCBB        09/18/98    0.44       76.44      48.63        63.62        18.21              -             -      B, C, G
-------                                    --------
HFBC        09/18/98       -       67.14      48.25        71.86            -              -             -      B, C, D, G
-------                                    --------
HIFS        09/18/98    0.17      107.52      76.60        71.25        18.47          5,615           2.3      D
-------
HPBC        09/18/98       -      128.67      85.01        66.07        24.48         65,055          25.0      D
-------
HRBF        09/18/98    0.32       84.98      64.18        75.52         9.89         13,718           5.8      SELECTED
-------                                                                                           --------
IFSB        09/18/98      NA       79.99      60.18        75.23        15.18        144,708          54.4      D, H
-------                                                                                           --------
INBI        09/18/98    0.23      119.70      88.12        73.62         9.66          4,775           1.2      C
-------

                  Exhibit VI.I - Comparatives Group Selection

                          F                     G                                                    H
                                                                                      Loans         Loans
                        NPAs/      Loans/     Loans/  Deposits/    Borrowings/     Serviced     Serviced/
            Current    Assets    Deposits    Assets      Assets         Assets   For Others        Assets
            Pricing       (%)         (%)       (%)         (%)            (%)       ($000)           (%)
Ticker         Date       MRQ         MRQ       MRQ         MRQ            MRQ          MRY           MRY       Reasons Not Selected
                                                                                                                --------------------
----
IPSW        09/18/98    0.80      105.69      79.51        75.23        17.79         45,358          19.4      D
----
JXVL        09/18/98      NA          NA         NA        81.96         1.67         62,078          25.6      SELECTED
----
LARK        09/18/98    0.06      116.11      74.99        64.59        20.58         55,767          24.3      C
----
LARL        09/18/98    0.32       88.15      69.96        79.37         7.71          1,118           0.5      C
----                                          -----
LFBI        09/18/98    0.33       67.49      43.95        65.11        23.87              -             -      E, G
----                                          -----
LFED        09/18/98    0.03       77.54      62.97        81.21         0.19              -             -      A
----
LIBB        09/18/98    0.35       80.10      65.52        81.80            -            337           0.1      A, B
----                    ----
LSBI        09/18/98    1.20      129.22      87.15        67.44        23.63         51,681          23.6      C, D, F
----                    ----                  -----
LSBX        09/18/98    0.24       71.13      53.05        74.59        12.11         76,616          22.2      G
----                                          -----
MBLF        09/18/98    0.55      117.52      64.43        54.83        31.19              -             -      C
----
MFBC        09/18/98    0.06      136.15      82.18        60.35        27.59              -             -      SELECTED
MFFC        09/18/98    0.16      105.10      68.39        65.07        23.11          9,843           4.2      SELECTED
----                    ----
NBN         09/18/98    1.08      155.62      87.16        56.01        35.61         42,509          13.7      D, F
----                    ----
NEIB        09/18/98    0.41      146.84      88.16        60.04        26.62          2,406           1.2      C
----                    ----
NHTB        09/18/98    1.00       92.12      78.33        85.03         5.57         77,761          24.0      D
----                    ----                  -----
NMSB        09/18/98    0.29       57.12      45.67        79.95        10.20         24,778           6.7      D, G
----                                          -----
NTBK        09/18/98       -      102.68      77.76        75.73         8.31              -             -      B
----
OHSL        09/18/98    0.04       90.87      68.38        75.26        13.21         26,042          10.5      SELECTED
----
OTFC        09/18/98    0.18       88.06      63.24        71.82            -              -             -      B, D
----                    ----                  -----
PBCI        09/18/98    1.48       70.09      57.25        81.69         3.51          4,943           1.3      F, G
----                    ----                  -----
PEEK        09/18/98    0.61       34.54      24.12        69.81         6.49              -             -      C, G
----                                          -----
PFDC        09/18/98    0.16      102.72      84.07        81.84         2.73              -             -      SELECTED
----                    ----                  -----
PHFC        09/18/98    1.24      140.09      55.83        39.85        48.39              -             -      D, F, G
----                    ----                  -----
PHSB        09/18/98    0.28       54.99      42.96        78.11         8.32              -             -      A, B, G
----                                          -----
RVSB        09/18/98    0.28       89.96      61.55        68.42         7.28         87,400          32.5      B
----                                          -----
SBAN        09/18/98    0.37      102.58      56.74        55.31        22.27         62,148          16.9      B, G
----                                          -----
SBFL        09/18/98    0.32       71.64      51.99        72.57        17.91          8,796           3.4      A, B, D, G
----                    ----                  -----
SKAN        09/18/98    1.74       95.69      81.08        84.73         6.52         23,279           8.7      D, F
----                    ----
SOPN        09/18/98    0.18       98.47      68.63        69.69         6.58              -             -      SELECTED
----                                          -----
SSFC        09/18/98    0.23       72.61      52.85        72.79         8.84            460           0.2      B, C, G
----                                          -----
THTL        09/18/98    0.22       39.86      28.91        72.54         2.29          3,695           1.1      B, D, G
----                    ----                  -----
TSBK        09/18/98    3.01      115.11      72.26        62.77         4.43         54,353          20.7      B, C, D, F
----                    ----
UBMT        09/18/98    0.25       90.05      63.93        70.99        13.25         19,114           9.3      B, C
----                    ----                                                                         -----
UFRM        09/18/98    1.01       97.11      84.87        87.39         1.82        460,555         152.5      B, D, E, F, H
----                    ----                                                                         -----
WAYN        09/18/98    0.48       95.33      79.90        83.81         6.17         37,765          14.6      A, D
----
WCBI        09/18/98    0.44       93.83      76.29        81.31            -              -             -      E
----                                                                                                 -----
WFI         09/18/98      NA          NA         NA        70.81        20.89        145,200          40.5      D, H
----                    ----                                                                         -----
WOFC        09/18/98    1.29       98.32      70.40        71.61        13.47             NA            NA      B, F
----                    ----
WRNB        09/18/98    1.15       74.97      65.48        87.35         1.43          3,983           1.1      F
----                    ----                  -----
WSB         09/18/98      NA       48.64      43.25        88.93         1.96         10,156           3.7      D, G
----                                          -----
WVFC        09/18/98    0.20       95.19      53.73        56.44        30.21            963           0.3      G
----                                          -----
WYNE        09/18/98    0.80       93.36      70.47        75.48        10.90              -             -      E
----

Maximum                 3.01      160.67      88.70        91.57        49.05        898,855         282.3
Minimum                    -       34.54          -            -            -              -             -
Average                 0.51       95.42      66.09        70.73        13.60         48,977          16.8
Median                  0.34       95.19      68.51        72.00        11.46          9,843           3.2

                  Exhibit VI.2 - Comparatives Group Selected

                                                                                 Deposit                       Current   Current
                                                                                 Insurance                     Stock    Market
                                                                                 Agency                         Price     Value
Ticker   Short Name                         City              State     Region   (BIF/SAIF) Exchange  IPO Date    ($)      ($M)
ANA      Acadiana Bancshares Inc.           Lafayette         LA        SW       SAIF       AMSE      07/16/96    16.875   38.45
ASBI     Ameriana Bancorp                   New Castle        IN        MW       SAIF       NASDAQ    03/02/87    18.000   58.55
CBK      Citizens First Financial Corp.     Bloomington       IL        MW       SAIF       AMSE      05/01/96    14.750   35.53
FFFD     North Central Bancshares Inc.      Fort Dodge        IA        MW       SAIF       NASDAQ    03/21/96    17.000   52.75
HBFW     Home Bancorp                       Fort Wayne        IN        MW       SAIF       NASDAQ    03/30/95    26.875   63.18
HRBF     Harbor Federal Bancorp Inc.        Baltimore         MD        MA       SAIF       NASDAQ    08/12/94    18.750   34.93
JXVL     Jacksonville Bancorp Inc.          Jacksonville      TX        SW       SAIF       NASDAQ    04/01/96    16.000   38.75
MFBC     MFB Corp.                          Mishawaka         IN        MW       SAIF       NASDAQ    03/25/94    20.000   31.80
MFFC     Milton Federal Financial Corp.     West Milton       OH        MW       SAIF       NASDAQ    10/07/94    12.500   27.96
OHSL     OHSL Financial Corp.               Cincinnati        OH        MW       SAIF       NASDAQ    02/10/93    12.875   32.14
PFDC     Peoples Bancorp                    Auburn            IN        MW       SAIF       NASDAQ    07/07/87    20.250   68.35
SOPN     First Savings Bancorp Inc.         Southern Pines    NC        SE       SAIF       NASDAQ    01/06/94    22.000   81.64

Maximum                                                                                                           26.875   81.64
Minimum                                                                                                           12.500   27.96
Average                                                                                                           17.990   47.00
Median                                                                                                            17.500   38.60

                  Exhibit VI.2 - Comparatives Group Selected

                                                                           Tangible                     ROAA     ROACE
         Price/    Price/   Current   Current            Current    Total   Equity/  Equity/  Core     Before    Before
          LTM       Core    Price/   Price/ T   Price/  Dividend   Assets    Assets T Assets   EPS      Extra     Extra  Merger
        Core EPS    EPS     Book V    Book V    Assets    Yield    ($000)      (%)    (%)      ($)       (%)       (%)   Target?
Ticker     (x)      (x)       (%)       (%)       (%)     (%)        MRQ       MRQ    MRQ      LTM       LTM       LTM    (Y/N)
ANA       14.8     16.2      96.3      96.3      14.2    2.61      298,148    14.7    14.7     1.14      1.05      6.48    N
ASBI      18.0     18.8     128.3     130.6      15.6    3.56      375,297    12.2    12.0     1.00      0.98      8.55    N
CBK       34.3     33.5      95.0      95.0      13.3    -         281,068    14.0    14.0     0.43      0.71      5.13    N
FFFD      13.4     12.1     108.1     124.7      16.1    1.88      331,124    14.9    13.1     1.27      1.56      8.56    N
HBFW      21.5     20.4     147.1     147.1      17.5    1.19      360,286    11.9    11.9     1.25      0.85      6.84    N
HRBF      19.7     17.4     117.6     117.6      14.8    2.52      235,733    12.6    12.6     0.95      0.78      6.09    N
JXVL      12.7     12.9     110.5     110.5      16.0    3.13      242,673    14.5    14.5     1.26      1.33      9.13    N
MFBC      15.9     17.2      96.1      96.1      10.9    1.70      290,936    11.4    11.4     1.26      0.80      6.44    N
MFFC      21.9     22.3      99.4      99.4      11.9    4.80      235,105    11.1    11.1     0.57      0.69      5.80    N
OHSL      16.3     16.1     116.8     116.8      13.0    3.88      247,853    10.8    10.8     0.79      0.86      7.94    N
PFDC      16.1     16.9     149.2     149.2      22.3    2.37      304,320    15.0    15.0     1.26      1.45      9.56    N
SOPN      16.9     16.7     117.5     117.5      26.9    4.55      304,088    22.9    22.9     1.30      1.76      7.64    N

Maximum   34.3     33.5     149.2     149.2      26.9    4.80      375,297    22.9    22.9     1.30      1.76      9.56
Minimum   12.7     12.1      95.0      95.0      10.9    -         235,105    10.8    10.8     0.43      0.69      5.13
Average   18.5     18.4     115.2     116.7      16.0    2.68      292,219    13.8    13.7     1.04      1.07      7.35
Median    16.6     17.1     113.7     117.1      15.2    2.56      294,542    13.3    12.9     1.20      0.92      7.24

                  Exhibit VI.2 - Comparatives Group Selected

                                                                                       Loans       Loans
                             NPAs/    Loans/     Loans/      Deposits/  Borrowings/  Serviced    Serviced/
                Current     Assets   Deposits    Assets       Assets      Assets    For Others    Assets
                Pricing       (%)      (%)        (%)          (%)          (%)       ($000)       (%)
Ticker           Date         MRQ      MRQ        MRQ          MRQ          MRQ        MRY         MRY
ANA            09/18/98      0.29     110.57     74.88        67.72        16.68       21,186        7.1
ASBI           09/18/98      0.49      86.42     71.53        82.77         3.40      117,000       31.2
CBK            09/18/98      0.48     111.77     80.63        72.14        12.66       93,021       33.1
FFFD           09/18/98      0.12     102.67     76.40        74.41         9.77        2,963        0.9
HBFW           09/18/98         -     104.30     88.70        85.05         1.94        2,531        0.7
HRBF           09/18/98      0.32      84.98     64.18        75.52         9.89       13,718        5.8
JXVL           09/18/98        NA         NA        NA        81.96         1.67       62,078       25.6
MFBC           09/18/98      0.06     136.15     82.18        60.35        27.59            -          -
MFFC           09/18/98      0.16     105.10     68.39        65.07        23.11        9,843        4.2
OHSL           09/18/98      0.04      90.87     68.38        75.26        13.21       26,042       10.5
PFDC           09/18/98      0.16     102.72     84.07        81.84         2.73            -          -
SOPN           09/18/98      0.18      98.47     68.63        69.69         6.58            -          -

Maximum                      0.49     136.15     88.70        85.05        27.59      117,000       33.1
Minimum                      -         84.98     64.18        60.35         1.67            -          -
Average                      0.21     103.09     75.27        74.32        10.77       29,032        9.9
Median                       0.16     102.72     74.88        74.84         9.83       11,781        5.0

                                  EXHIBIT VII

                                  EXHIBIT VII
                             PRO FORMA ASSUMPTIONS


1. Net proceeds from the conversion were invested at the beginning of the period at 4.50%, which was the approximate rate on the one-year treasury bill on June 30, 1998. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

2. 1st State's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 10% annually of the initial purchase.

3. 1st State's RP will acquire 4% of the stock through open market purchases at $20 per share and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 36.0%, with the exception of the $3,000,000 foundation contribution, on which the assumed tax benefit is 34.0%. The lower rate was used because most of the benefit is expected to be realized during the carryforward period, and the State of North Carolina does not permit contribution carryforwards.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6. Earnings per share ("EPS") calculations have ignored AICPA SOP 93-6. Calculating EPS under SOP 93-6 and assuming 10% of the ESOP shares are committed to be released and allocated to the individual accounts at the beginning of the period would yield EPS of $2.34, $2.07, $1.86, and $1.67, and price to earnings ratios of 8.5, 9.7, 10.8, and 12.0, at the minimum, midpoint, maximum, and supermaximum of the range, respectively.

                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the Minimum of the Conversion Valuation Range
                     Valuation Date as of October 30, 1998

1st State Bank, Burlington, NC
----------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Value                                                           $         25,500,000
      Less:  Estimated Expenses                                                                    (978,000)
                                                                                      ----------------------
      Net Conversion Proceeds                                                          $         24,522,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                          $         24,522,000
      Less:  ESOP Contributions                                                                  (2,280,000)
             RP Contributions                                                                    (1,140,000)
                                                                                      ----------------------
      Net Conversion Proceeds after ESOP & RP                                          $         21,102,000
      Estimated Incremental Rate of Return(1)                                                          2.88%
                                                                                      ----------------------
      Estimated Additional Income                                                      $            607,738
      Less:  ESOP Expense                                                                          (145,920)
             RP Expense                                                                            (145,920)
                                                                                      ----------------------
                                                                                       $            315,898
                                                                                      ======================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                         ---------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                  $         2,782,000         $         315,898      $       3,097,898

b.    Pro Forma Net Worth
      September 30, 1998                  $        25,966,000         $      22,122,000      $      48,088,000

c.    Pro Forma Net Assets
      September 30, 1998                  $       288,223,000         $      21,102,000      $     309,325,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $1,020,000 increase related to contribution to charitable foundation.

                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the Midpoint of the Conversion Valuation Range
                     Valuation Date as of October 30, 1998

1st State Bank, Burlington, NC
----------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation                                                   $          30,000,000
      Less:  Estimated Expenses                                                               (1,040,000)
                                                                                   ----------------------
      Net Conversion Proceeds                                                      $          28,960,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                      $          28,960,000
      Less:  ESOP Contributions                                                               (2,640,000)
             RP Contributions                                                                 (1,320,000)
                                                                                   ----------------------
      Net Conversion Proceeds after ESOP & RP                                      $          25,000,000
      Estimated Incremental Rate of Return(1)                                                       2.88%
                                                                                   ----------------------
      Estimated Additional Income                                                  $             720,000
      Less:  ESOP Expense                                                                       (168,960)
             RP Expense                                                                         (168,960)
                                                                                   ----------------------
                                                                                   $             382,080
                                                                                   ======================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                          -------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                  $     2,782,000       $       382,080        $     3,164,080

b.    Pro Forma Net Worth
      September 30, 1998                  $    25,966,000       $    26,020,000        $    51,986,000

c.    Pro Forma Net Assets
      September 30, 1998                  $   288,223,000       $    25,000,000        $   313,223,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $1,020,000 increase related to contribution to charitable foundation.

                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the Maximum of the Conversion Valuation Range
                     Valuation Date as of October 30, 1998

1st State Bank, Burlington, NC
----------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation                                                       $         34,500,000
      Less:  Estimated Expenses                                                                  (1,102,000)
                                                                                      ----------------------
      Net Conversion Proceeds                                                          $         33,398,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                          $         33,398,000
      Less:  ESOP Contributions                                                                  (3,000,000)
             RP Contributions                                                                    (1,500,000)
                                                                                      ----------------------
      Net Conversion Proceeds after ESOP & RP                                          $         28,898,000
      Estimated Incremental Rate of Return(1)                                                          2.88%
                                                                                      ----------------------
      Estimated Additional Income                                                      $            832,262
      Less:  ESOP Expense                                                                          (192,000)
             RP Expense                                                                            (192,000)
                                                                                      ----------------------
                                                                                       $            448,262
                                                                                      ======================

3.    Pro Forma Calculations

                                                 Before              Conversion               After
      Period                                   Conversion              Results              Conversion
                                         -------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                  $     2,782,000      $        448,262       $     3,230,262

b.    Pro Forma Net Worth
      September 30, 1998                  $    25,966,000      $     29,918,000       $    55,884,000

c.    Pro Forma Net Assets
      September 30, 1998                  $   288,223,000      $     28,898,000       $   317,121,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $1,020,000 increase related to contribution to charitable foundation.

                                  Exhibit VII
                    Pro Forma Effect of Conversion Proceeds
               At the SuperMax of the Conversion Valuation Range
                     Valuation Date as of October 30, 1998

1st State Bank, Burlington, NC
----------------------------------------------

1.    Conversion Proceeds
      Pro Forma Market Valuation                                                       $         39,675,000
      Less:  Estimated Expenses                                                        $         (1,173,000)
                                                                                      ----------------------
      Net Conversion Proceeds                                                          $         38,502,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                          $         38,502,000
      Less:  ESOP Contributions                                                        $         (3,414,000)
             RP Contributions                                                          $         (1,707,000)
      Net Conversion Proceeds after ESOP & RP                                          $         33,381,000
      Estimated Incremental Rate of Return(1)                                                          2.88%
                                                                                      ----------------------
      Estimated Additional Income                                                      $            961,373
      Less:  ESOP Expense                                                              $           (218,496)
             RP Expense                                                                $           (218,496)
                                                                                      ----------------------
                                                                                       $            524,381
                                                                                      ======================

3.    Pro Forma Calculations

                                                 Before              Conversion                  After
      Period                                   Conversion              Results                 Conversion
                                         ------------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                  $         2,782,000      $            524,381       $         3,306,381

b.    Pro Forma Net Worth
      September 30, 1998                  $        25,966,000      $         34,401,000       $        60,367,000

c.    Pro Forma Net Assets
      September 30, 1998                  $       288,223,000      $         33,381,000       $       321,604,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $1,020,000 increase related to contribution to charitable foundation.

                                      Exhibit VII
                               Pro Forma Analysis Sheet

Name of Association:           1st State Bank, Burlington, NC
Date of Market Prices:         October 30, 1998                                            N. Carolina Publicly       All Publicly
                                                                        Comparatives            Held Thrifts          Held Thrifts
                                                                        ------------            ------------          ------------
                                 Symbols      Value                 Mean        Median       Mean        Median     Mean      Median
                               -----------------------              ----        ------       ----        ------     ----      ------
Price-Earnings Ratio               P/E
--------------------
     Last Twelve Months                        N/A
     At Minimum of Range                       9.2
                                           -----------------------------------------------------------------------------------------
     At Midpoint of Range                     10.4                  19.0         17.8        15.6       16.8        17.6        16.5
                                           -----------------------------------------------------------------------------------------
     At Maximum of Range                      11.6
     At Supermax of Range                     12.9

Price-Book Ratio                   P/B
----------------
     At Minimum of Range                      59.3%
                                           -----------------------------------------------------------------------------------------
     At Midpoint of Range                     63.5%                118.2        117.6       103.5      99.1        131.7      120.3
                                           -----------------------------------------------------------------------------------------
     At Maximum of Range                      67.1%
     At Supermax of Range                     70.7%

Price-Asset Ratio                  P/A
-----------------
     At Minimum of Range                       9.2%
     At Midpoint of Range                     10.5%
                                           -----------------------------------------------------------------------------------------
     At Maximum of Range                      11.8%                 16.2         15.1        19.6       18.2        14.7        13.8
                                           -----------------------------------------------------------------------------------------
     At Supermax of Range                     13.3%

Twelve Mo. Earnings Base            Y                      $   2,782,000
     Period Ended September 30, 1998

Book Value                          B                      $  25,966,000
     As of September 30, 1998

Total Assets                        A                      $ 288,223,000
     As of September 30, 1998

Return on Money (1)                 R                               2.88%

Conversion Expense                  X                      $   1,040,000
Underwriting Commission             C                               0.00%
Percentage Underwritten             S                               0.00%
Estimated Dividend
     Dollar Amount                 DA                      $     660,000
     Yield                         DY                               2.00%
ESOP Contributions                  P                      $   2,640,000
RP Contributions                    I                      $   1,320,000
ESOP Annual Expense                 E                      $     168,960
RP Annual Contributions             M                      $     168,960
Cost of ESOP Borrowings             F                               0.00%
Charity Contribution               CC                      $   3,000,000
Tax Effect of Contribution         TEC                     $   1,020,000
After Tax Effect of Contri.       ATEC                     $   1,980,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $1,020,000 increase related to contribution to charitable foundation.

                                      Exhibit VII
                               Pro Forma Analysis Sheet


Calculation of Estimated Value (V) at Midpoint Value (including foundation shares):

1.         V=            P/A(A-X-P-I-CC)                     $ 33,000,000
                     -------------------------
                          1-P/A(1-(CxS))

2.         V=           P/B(B-X-P-I-ATEC)                    $ 33,000,000
                     -------------------------
                          1-P/B(1-(CxX))

3.         V=        P/E(Y-R(X+P+I+CC)-(E+M))                $ 33,000,000
                     -----------------------------
                          1-P/E(R(1-(CxX))

Calculation of Shares Being Offered for Sale (excluding foundation shares):

                                 Value
     Estimated Value           Per Share         Total Shares                 Date
 -----------------------     -------------    -----------------      -----------------------
       $30,000,000               $20.00            1,500,000             October 30, 1998


Range of Value
$30.0 million x 1.15 = $34.5 million or 1,725,000 shares at $20.00 per share $30.0 million x 0.85 = $25.5 million or 1,275,000 shares at $20.00 per share

                      CONVERSION VALUATION REPORT UPDATE


                        _______________________________


                         Valued as of January 27, 1999


                                1ST STATE BANK

                          Burlington, North Carolina



                                 Prepared By:


                              Ferguson & Company
                                   Suite 305
                           860 West Airport Freeway
                              Hurst, Texas 76054
                                 817/577-9558

                [LETTERHEAD OF FERGUSON & COMPANY APPEARS HERE]


                               FEBRUARY 1, 1999



BOARD OF DIRECTORS
1ST STATE BANK
445 S. MAIN STREET
BURLINGTON, NORTH CAROLINA  27215

DEAR DIRECTORS:

  We have completed and hereby provide, as of January 27, 1999, an updated independent appraisal of the estimated pro forma market value of 1st State Bank, Burlington, North Carolina ("1st State" or the "Bank"), in connection with the conversion of 1st State from the mutual to stock form of organization ("Conversion"). This appraisal report update is furnished pursuant to the filing of an amendment to the Holding Company's Registration Statement, to recognize the change in the amount of contribution to the charitable foundation, and in response to comments received from the banking regulatory authorities. Our original appraisal report, dated October 30, 1998, is incorporated herein by reference.

  In preparing this appraisal update, we reviewed our original appraisal and the various filings and applications filed with the Federal Deposit Insurance Corporation ("FDIC"), Securities and Exchange Commission ("SEC"), Federal Reserve Board ("FRB"), and the Savings Institutions Division of the North Carolina Department of Commerce ("Division"). We considered, among other items, recent developments in stock market conditions. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information. This updated appraisal also considered comments and questions from the FDIC regarding the original appraisal report.

  Our appraisal update is based on the Bank's representation that the information in the applications for conversion and additional evidence furnished us by the Bank are accurate and complete. We did not independently verify the financial statements and other information furnished by the Bank, nor did we independently value its assets and liabilities. The appraisal update considers the Bank as a going concern and should not be considered as an indication of its liquidation value.

  Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. Ferguson & Company ("F&C") is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

BOARD OF DIRECTORS
FEBRUARY 1, 1999
PAGE 2

RECENT FINANCIAL PERFORMANCE
----------------------------

  The Bank has a September 30 fiscal year. The initial conversion application and appraisal are based on its September 30, 1998, financial information. This amendment to the registration will include capsule information with recent operating results presented on the December 31, 1998 quarter. Therefore, this update is based on December 31, 1998 information, the most recent information that will be available to stock subscribers.

  Net income for the December 31, 1998 quarter was $751,000, or $7,000 less than the $758,000 net income reported for the December 31, 1997 quarter. There were no appraisal earnings adjustments in either of the December quarters. Appraisal earnings for the trailing twelve months ended September 30, 1998 were $2,782,000. Therefore, appraisal earnings for the trailing twelve months ended December 31, 1998 were $2,775,000.

RECENT THRIFT EQUITY MARKET CONDITIONS
--------------------------------------

  Since our original appraisal as of October 30, 1998, the overall thrift equity market has stabilized with some minor up and down movement. Just prior to the date of the original appraisal, the thrift equities market was erratic, with some significant up and down movement. For example, the SNL thrift index dropped 18.7% between September 30, 1998 and October 8, 1998. Then it increased 24.1% between October 8, 1998 and October 16, 1998. Exhibit I shows the movement of the SNL Thrift index from December 31, 1997, to January 27, 1999, the date of this update. The table shows that the index increased by 2.8% during the update period. The general level of interest rates has increased slightly during the update period (see Exhibit II).

  Exhibit III provides information on thrift conversions completed since June 30, 1998. Seventeen of the 26 thrifts have increased in value since conversion, 8 have declined in value, and 1 experienced no change. The thrifts have averaged an increase of 9.0%, with a median increase of 4.4%. Individual changes have ranged from a 20.0% decrease to an increase of 69.6%. Short term price increases have occurred as follows: One day--average 10.9%, median 5.6%; one week--average 11.0%, median 7.5%; and one month--average 10.7%, median 0.6%. Standard conversions have performed better than mutual holding companies.

  The group of comparative institutions, which is included in Exhibit V, experienced an average increase in per share value of 0.7% and a median increase in value of 0.4% during the update period, with six increasing in value, five decreasing in value, and one experiencing no change. The total market value of the group decreased an average of 3.3% and a median of 3.0%, with nine decreasing in value and three increasing in value. Much of the decrease in total market value is related to stock repurchases.

  During 1993, it was not unusual for conversion stocks to increase in price by 30% immediately. As pointed out above, most recent conversions have experienced more modest increases. However, conversions completed since December 15, 1998 have generally shown higher immediate results. Closings between mid July and mid December have had dismal after market performance, as they were generally priced higher than subsequent deals.

BOARD OF DIRECTORS
FEBRUARY 1, 1999
PAGE 3

VALUATION APPROACH
------------------

  Exhibit VI indicates the pro forma market valuation of 1st State versus the comparative group and all publicly held thrifts. Pro forma pricing ratios for 1st State are based on the financial information shown in Exhibit VIII. Pro forma earnings are based on currently available interest rates and pro forma assets and book value information are taken from the December 31, 1998 financial data included in the offering circular.

  At the adjusted $33,000,000 midpoint of the range, 1st State is valued at 64.5% of pro forma book value, representing a discount of 45.4% from the mean and 43.8% from the median of the comparative group. The midpoint price is 11.1 times pro forma earnings, representing a discount of 34.3% from the mean and a discount of 31.5% from the median of the comparative group.

  As compared to all publicly held thrifts, at the midpoint of the range, 1st State's price earnings ratio represents a discount of 31.9% from the mean and a 27.9% discount from the median. 1st State's value of 64.5% of pro forma book value is well below the mean of 131.4% and median of 119.2% of all publicly held thrifts.

  As compared to thrift conversions completed within the past six months (see
Exhibit III), 1st State's price to pro forma book of 64.5% represents a 5.4% discount from the mean and a discount of 7.7% from the median. And its price earnings ratio of 11.1 represents a 37.3% discount from the mean and a 27.5% discount from the median.

  At the maximum, 1st State's price to book ratio of 68.7% represents a premium of 0.7% over the mean and a 1.7% discount from the median, while, at the supermaximum, 1st State's price to book ratio of 72.3% represents a premium of 6.0% over the mean and 3.4% over the median of recent conversions. At the supermaximum, 1st State's price earnings ratio is below but generally between a 10% to 20% discount from all of the groups for comparison.

CONCLUSION
----------

  In our opinion, 1st State's estimated pro forma market value at January 27, 1999, was $33,000,000, which increased $3,000,000, or 10.0% from our original appraisal as of October 30, 1998. The resulting valuation range is $28,050,000 at the minimum to $37,950,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $43,642,500 based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Exhibit VI based on calculations shown in Exhibit VIII. 1st State will also contribute to a charitable foundation a number of shares of its stock equal to 8% of the number of shares sold in the conversion, with the contribution being subject to a maximum of $3,000,000 in value.

BOARD OF DIRECTORS
FEBRUARY 1, 1999
PAGE 4

  During the update period from October 30, 1998, to January 27, 1999, thrift equity markets have shown some upward movement, stabilizing after an erratic October. Interest rates have changed very little. The SNL Thrift Index increased 2.8%, the average value of the comparative group increased 0.7%, and the median value of the comparative group increased 0.4%. Recent conversions have shown improving receptivity. Considering all of the above factors together, we believe the 10.0% increase in the midpoint value is justified.

  Our opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of 1st State, could materially affect the assumptions used in preparing this opinion.


                                               Respectfully,
                                               Ferguson & Company


                                               /s/ Robin L. Fussell

                                               Robin L. Fussell
                                               Principal

                               LIST OF EXHIBITS
 EXHIBIT
 NUMBER          Title                                              PAGE
----------      ------------------------------------             ---------
     I           SNL Index                                           1

    II           Selected Interest Rates                             2

    III          Recent Conversions                                  3

    IV           Selected Publicly Held Thrifts                      6

    V            Comparative Group Price Changes                     21

    VI           Pro Forma Comparisons                               23

   VII           Comparison of Pricing Ratios                        25

   VIII          Pro Forma Assumptions                               26
                 Pro Forma Effect of Conversion Proceeds             27
                 Pro Forma Analysis Sheet                            31

    IX           Recent Operating Results                            33

FERGUSON & COMPANY            EXHIBIT I - SNL INDEX
------------------

                                            % CHANGE SINCE
                                ------------------------------------
                            SNL   PREVIOUS
                   DATE   INDEX       DATE     12/31/97     10/30/98
                   ----   -----       ----     --------     --------
               12/31/97   814.1
                1/31/98   768.3      -5.6%        -5.6%
                2/27/98   818.7       6.6%         0.6%
                3/31/98   869.3       6.2%         6.8%
                4/30/98   882.1       1.5%         8.4%
                5/31/98   897.2       1.7%        10.2%
                6/30/98   833.5      -7.1%         2.4%
                7/31/98   783.7      -6.0%        -3.7%
                8/28/98   631.5     -19.4%       -22.4%
                9/30/98   651.3       3.1%       -20.0%
                10/8/98   529.7     -18.7%       -34.9%
               10/16/98   657.1      24.1%       -19.3%
               10/30/98   676.3       2.9%       -16.9%
               11/30/98   710.6       5.1%       -12.7%        5.1%
               12/31/98   705.9      -0.7%       -13.3%        4.4%
                1/27/99   695.1      -1.5%       -14.6%        2.8%

                             [GRAPH APPEARS HERE]

FERGUSON & COMPANY
------------------

                      EXHIBIT II - SELECTED INTEREST RATES

                                                                                   1/29/99 vs.
                                                                                    10/30/98
                                                                                 --------------
                                                                                    Increase
                                             1/29/99             10/30/98          (Decrease)
                                  ------------------    -----------------        --------------
Federal funds rate                              4.66                 4.95                 (0.29)

3 month T-bill discount   (1)                   4.33                 4.12                  0.21

1 year T-bill discount    (1)                   4.30                 3.93                  0.37

5 year treasury rate                            4.57                 4.22                  0.35

10 year treasury rate                           4.68                 4.63                  0.05

Long term treasury rate                         5.13                 5.12                  0.01

(1) Rates presented represent discounts, not yields.

FERGUSON & COMPANY       EXHIBIT III - RECENT CONVERSIONS
------------------
                         (COMPLETED SINCE JUNE 30, 1998)

                                                                                                  GROSS
                                                                                    ASSETS     PROCEEDS        IPO PRICE
TICKER       COMPANY'S SHORT NAME                  STATE        IPO DATE            ($000)       ($000)              ($)
PBCP         Provident Bancorp Inc. (MHC)          NY         01/08/1999           679,104       38,640           10.000
RSBI         Ridgewood Financial Inc. (MHC)        NJ         01/08/1999           242,662       10,462            7.000
COHB         Cohoes Bancorp Inc.                   NY         01/04/1999           535,716       92,575           10.000
FCAP         First Capital Inc.                    IN         01/04/1999                NA           NA           10.000
FPFC         First Place Financial Corp.           OH         01/04/1999           609,398      104,386           10.000
LNCB         Lincoln Bancorp                       IN         12/30/1998           304,500       68,093           10.000
ONFC         Oneida Financial Corp. (MHC)          NY         12/30/1998           217,642       15,946           10.000
SPN          Security of PA Financial Corp.        PA         12/30/1998           111,990       15,116           10.000
ISFC         Innes Street Financial Corp.          NC         12/29/1998           192,716       22,483           10.000
WGBC         Willow Grove Bncp Inc. (MHC)          PA         12/24/1998           405,374       22,409           10.000
VCAP         Virginia Capital Bancshares           VA         12/23/1998           472,280      105,600           10.000
CMSV         Community Savings Bankshares          FL         12/16/1998                NA           NA           10.000
PULB         Pulaski Financial Corp.               MO         12/03/1998                NA           NA           10.000
SCFS         Seacoast Financial Services           MA         11/20/1998         1,106,590      140,000           10.000
FNFI         First Niles Financial Inc.            OH         10/27/1998            72,497       17,544           10.000
SFFS         Sound Federal Bancorp (MHC)           NY         10/08/1998           254,749       22,995           10.000
CNYF         CNY Financial Corp.                   NY         10/06/1998           233,729       52,516           10.000
WEBK         West Essex Bancorp (MHC)              NJ         10/05/1998           299,025       17,729           10.000
CITZ         CFS Bancorp Inc.                      IN         07/24/1998           746,050      178,538           10.000
HSTD         Homestead Bancorp Inc.                LA         07/20/1998                NA           NA           10.000
PSBI         PSB Bancorp Inc.                      PA         07/17/1998                NA           NA           10.000
THTL         Thistle Group Holdings Co.            PA         07/14/1998                NA           NA           10.000
UCFC         United Community Finl Corp.           OH         07/09/1998         1,044,993      334,656           10.000
BCSB         BCSB Bankcorp Inc. (MHC)              MD         07/08/1998           251,738       22,866           10.000
HRBT         Hudson River Bancorp                  NY         07/01/1998           664,996      173,337           10.000
LIBB         Liberty Bancorp Inc. (MHC)            NJ         07/01/1998           217,437       18,336           10.000

Maximum                                                                          1,106,590      334,656           10.000
Minimum                                                                             72,497       10,462            7.000
Average                                                                            465,685       92,620           10.000
Median                                                                             299,025       22,995           10.000

W/O MHC's:
----------
Maximum                                                                          1,106,590      334,656           10.000
Minimum                                                                             72,497       15,116           10.000
Average                                                                            507,955      108,737           10.000
Median                                                                             503,998       98,481           10.000

                                       3
SOURCE: SNL & F&C CALCULATIONS

FERGUSON & COMPANY       EXHIBIT III - RECENT CONVERSIONS
------------------
                         (COMPLETED SINCE JUNE 30, 1998)

                      CONVERSION PRICING RATIOS                                   CURRENT PRICING RATIOS
          -------------------------------------------------                ----------------------------------
                         PRO FORMA PRICE TO                       CURRENT     PRICE TO       PRICE TO
                BOOK    TANG. BOOK    EARNINGS     ASSETS           PRICE         BOOK      TANG.BOOK
TICKER           (%)           (%)         (x)        (%)             ($)          (%)            (%)
PBCP            95.6          95.6        15.7        5.4          12.188             NA           NA
RSBI            85.8          85.8        19.3        4.1          11.875             NA           NA
COHB            69.9          69.9        13.6       14.7          11.000             NA           NA
FCAP           100.0            NA          NA         NA          10.625             NA           NA
FPFC            70.5          70.5        14.1       14.6          10.813             NA           NA
LNCB            67.4          67.4        16.4       18.3          11.063             NA           NA
ONFC            85.0          85.0        18.7        6.8          10.313             NA           NA
SPN             70.0          70.0        16.5       11.9           9.688             NA           NA
ISFC            65.4          65.4        11.8       10.4          13.250             NA           NA
WGBC            92.5          92.5        17.8        5.2          10.438             NA           NA
VCAP            60.9          60.9        11.6       18.3          13.375             NA           NA
CMSV           100.0           1.0          NA         NA          12.250             NA           NA
PULB           100.0            NA          NA         NA           9.938             NA           NA
SCFS            52.6          52.6         2.9       11.2          11.000             NA           NA
FNFI            62.7          62.7        23.9       19.5          10.875             NA           NA
SFFS           100.0         100.0        15.6        8.3           9.750             NA           NA
CNYF            70.0          70.0        47.2       18.3          10.563             NA           NA
WEBK            95.4          95.4        40.2        5.6          10.000             NA           NA
CITZ            71.7            NA        18.2       19.3          10.250           91.0         91.0
HSTD           100.0            NA          NA         NA           8.625           79.9         79.9
PSBI           100.0            NA          NA         NA           8.000           82.2         82.2
THTL           100.0            NA          NA         NA           9.000           80.8         80.8
UCFC            77.8          77.8        14.1       24.3          14.000           97.1         97.1
BCSB           142.3         142.3        26.1        8.3           9.375          127.0        127.0
HRBT            80.1            NA        22.3       20.7          11.875           85.8         85.9
LIBB           121.6         121.6        20.4        7.8           9.375          107.0        107.0

Maximum        142.3         142.3        47.2       24.3          14.000          127.0        127.0
Minimum         52.6           1.0         2.9        4.1           8.000           79.9         79.9
Average         87.9          80.4        21.0       14.1          10.778           97.5         97.6
Median          85.0          70.2        17.8       11.9          10.438           88.4         88.4

W/O MHC's:
----------
Maximum         80.1          77.8        47.2       24.3          14.000           97.1         97.1
Minimum         52.6          52.6         2.9       10.4           9.688           85.8         85.9
Average         68.2          66.7        17.7       16.8          11.479           91.3         91.3
Median          69.9          68.6        15.3       18.3          11.000           91.0         91.0

                                       4
SOURCE: SNL & F&C CALCULATIONS

FERGUSON & COMPANY       EXHIBIT III - RECENT CONVERSIONS
------------------
                         (COMPLETED SINCE JUNE 30, 1998)

                         POST CONVERSION PRICE CHANGES
                    -------------------------------------
                       ONE       ONE       ONE       TO
                       DAY      WEEK     MONTH     DATE
TICKER                 (%)       (%)       (%)      (%)
PBCP                  20.0      19.4        NA     21.9
RSBI                  14.3      27.7        NA     69.6
COHB                  13.8      15.3        NA     10.0
FCAP                   -         2.5        NA      6.3
FPFC                   7.5      14.4        NA      8.1
LNCB                   8.8      10.0        NA     10.6
ONFC                  10.0       7.5        NA      3.1
SPN                    5.6       -          NA     (3.1)
ISFC                  30.0      31.3        NA     32.5
WGBC                   1.9       4.4       5.0      4.4
VCAP                  26.9      30.6      34.4     33.8
CMSV                   5.6       7.5      17.5     22.5
PULB                  (0.2)     (2.5)     (1.3)    (0.6)
SCFS                   3.1       0.6       -       10.0
FNFI                  15.0       8.8      13.8      8.8
SFFS                 (15.0)    (11.3)      -       (2.5)
CNYF                  (5.0)     (4.4)     (7.5)     5.6
WEBK                   -        (7.5)      0.6      -
CITZ                  14.4      10.6       -        2.5
HSTD                  (6.9)    (10.6)    (18.8)   (13.8)
PSBI                  (8.1)     (8.1)    (21.3)   (20.0)
THTL                  (0.6)     (1.3)     (8.1)   (10.0)
UCFC                  50.0      50.0      57.5     40.0
BCSB                  25.6      26.3      16.3     (6.3)
HRBT                  25.6      33.8      33.8     18.8
LIBB                  14.4      16.3      12.5     (6.3)

Maximum               50.0      50.0      57.5     69.6
Minimum              (15.0)    (11.3)    (21.3)   (20.0)
Average               10.9      11.0      10.7      9.0
Median                 5.6       7.5       0.6      4.4

W/O MHC's:
----------
Maximum               50.0      50.0      57.5     40.0
Minimum               (5.0)     (4.4)     (7.5)    (3.1)
Average               16.3      16.7      18.8     14.8
Median                14.1      12.5      13.8     10.0

                                       5
SOURCE: SNL & F&C CALCULATIONS

FERGUSON & COMPANY       EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                       Deposit
Ticker       Company's Short Name               City                 State   Region    Insur.     Exchange            IPO Date (%)
AABC         Access Anytime Bancorp Inc.        Clovis               NM      SW        SAIF       NASDAQ             08/08/1986
ABBK         Abington Bancorp Inc.              Abington             MA      NE        BIF        NASDAQ             06/10/1986
ABCL         Alliance Bancorp                   Hinsdale             IL      MW        SAIF       NASDAQ             07/07/1992
ABCW         Anchor BanCorp Wisconsin           Madison              WI      MW        SAIF       NASDAQ             07/16/1992
AFBC         Advance Financial Bancorp          Wellsburg            WV      SE        SAIF       NASDAQ             01/02/1997
AHCI         Ambanc Holding Co.                 Amsterdam            NY      MA        BIF        NASDAQ             12/27/1995
ALBC         Albion Banc Corp.                  Albion               NY      MA        SAIF       NASDAQ             07/26/1993
ALLB         Greater Delaware Valley (MHC)      Broomall             PA      MA        SAIF       NASDAQ             03/03/1995
AMFC         AMB Financial Corp.                Munster              IN      MW        SAIF       NASDAQ             04/01/1996
ANA          Acadiana Bancshares Inc.           Lafayette            LA      SW        SAIF       AMSE               07/16/1996
ANDB         Andover Bancorp Inc.               Andover              MA      NE        BIF        NASDAQ             05/08/1986
ANE          Alliance Bncp of New England       Vernon               CT      NE        BIF        AMSE               12/19/1986
ASBI         Ameriana Bancorp                   New Castle           IN      MW        SAIF       NASDAQ             03/02/1987
ASBP         ASB Financial Corp.                Portsmouth           OH      MW        SAIF       NASDAQ             05/11/1995
ASFC         Astoria Financial Corp.            Lake Success         NY      MA        SAIF       NASDAQ             11/18/1993
BDJI         First Federal Bancorp.             Bemidji              MN      MW        SAIF       NASDAQ             04/04/1995
BFD          BostonFed Bancorp Inc.             Burlington           MA      NE        SAIF       AMSE               10/24/1995
BFSB         Bedford Bancshares Inc.            Bedford              VA      SE        SAIF       NASDAQ             08/22/1994
BKC          American Bank of Connecticut       Waterbury            CT      NE        BIF        AMSE               12/01/1981
BKCT         Bancorp Connecticut Inc.           Southington          CT      NE        BIF        NASDAQ             07/03/1986
BKUNA        BankUnited Financial Corp.         Coral Gables         FL      SE        SAIF       NASDAQ             12/11/1985
BNKU         Bank United Corp.                  Houston              TX      SW        SAIF       NASDAQ             08/09/1996
BVCC         Bay View Capital Corp.             San Mateo            CA      WE        SAIF       NASDAQ             05/09/1986
CAFI         Camco Financial Corp.              Cambridge            OH      MW        SAIF       NASDAQ                     NA
CASB         Cascade Financial Corp.            Everett              WA      WE        SAIF       NASDAQ             09/16/1992
CASH         First Midwest Financial Inc.       Storm Lake           IA      MW        SAIF       NASDAQ             09/20/1993
CATB         Catskill Financial Corp.           Catskill             NY      MA        BIF        NASDAQ             04/18/1996
CBES         CBES Bancorp Inc.                  Excelsior Springs    MO      MW        SAIF       NASDAQ             09/30/1996
CBK          Citizens First Financial Corp.     Bloomington          IL      MW        SAIF       AMSE               05/01/1996
CBSA         Coastal Bancorp Inc.               Houston              TX      SW        SAIF       NASDAQ                     NA
CENB         Century Bancorp Inc.               Thomasville          NC      SE        SAIF       NASDAQ             12/23/1996
CFB          Commercial Federal Corp.           Omaha                NE      MW        SAIF       NYSE               12/31/1984
CFCP         Coastal Financial Corp.            Myrtle Beach         SC      SE        SAIF       NASDAQ             09/26/1990
CFFC         Community Financial Corp.          Staunton             VA      SE        SAIF       NASDAQ             03/30/1988
CFNC         Carolina Fincorp Inc.              Rockingham           NC      SE        SAIF       NASDAQ             11/25/1996
CFSB         CFSB Bancorp Inc.                  Lansing              MI      MW        SAIF       NASDAQ             06/22/1990
CFTP         Community Federal Bancorp          Tupelo               MS      SE        SAIF       NASDAQ             03/26/1996
CIBI         Community Investors Bancorp        Bucyrus              OH      MW        SAIF       NASDAQ             02/07/1995
CKFB         CKF Bancorp Inc.                   Danville             KY      MW        SAIF       NASDAQ             01/04/1995
CLAS         Classic Bancshares Inc.            Ashland              KY      MW        SAIF       NASDAQ             12/29/1995
CMRN         Cameron Financial Corp             Cameron              MO      MW        SAIF       NASDAQ             04/03/1995
CMSB         Commonwealth Bancorp Inc.          Norristown           PA      MA        SAIF       NASDAQ             06/17/1996
CNIT         CENIT Bancorp Inc.                 Norfolk              VA      SE        SAIF       NASDAQ             08/06/1992
CNSB         CNS Bancorp Inc.                   Jefferson City       MO      MW        SAIF       NASDAQ             06/12/1996
CNY          Carver Bancorp Inc.                New York             NY      MA        SAIF       AMSE               10/25/1994
COFI         Charter One Financial              Cleveland            OH      MW        SAIF       NASDAQ             01/22/1988
COOP         Cooperative Bankshares Inc.        Wilmington           NC      SE        SAIF       NASDAQ             08/21/1991
CRSB         Crusader Holding Corp.             Philadelphia         PA      MA        SAIF       NASDAQ                     NA
CRZY         Crazy Woman Creek Bancorp          Buffalo              WY      WE        SAIF       NASDAQ             03/29/1996
CSBF         CSB Financial Group Inc.           Centralia            IL      MW        SAIF       NASDAQ             10/09/1995
CVAL         Chester Valley Bancorp Inc.        Downingtown          PA      MA        SAIF       NASDAQ             03/27/1987
DCBI         Delphos Citizens Bancorp Inc.      Delphos              OH      MW        SAIF       NASDAQ             11/21/1996
DCOM         Dime Community Bancshares Inc.     Brooklyn             NY      MA        BIF        NASDAQ             06/26/1996
DME          Dime Bancorp Inc.                  New York             NY      MA        BIF        NYSE               08/19/1986
DNFC         D & N Financial Corp.              Hancock              MI      MW        SAIF       NASDAQ             02/13/1985
DSL          Downey Financial Corp.             Newport Beach        CA      WE        SAIF       NYSE               01/01/1971
EBSI         Eagle Bancshares                   Tucker               GA      SE        SAIF       NASDAQ             04/01/1986
EFBC         Empire Federal Bancorp Inc.        Livingston           MT      WE        SAIF       NASDAQ             01/27/1997

                                               Price
                  Closing        Market          LTM
                    Price         Value     Core EPS
Ticker                ($)          ($M)          (x)
AABC                 6.563         8.06        28.5
ABBK                14.500        48.53        16.1
ABCL                19.938       228.42        14.5
ABCW                19.000       340.10        15.6
AFBC                13.500        13.91        16.9
AHCI                16.125        66.03        26.4
ALBC                 9.250         6.96        18.1
ALLB                12.625        41.34        20.4
AMFC                11.250         9.79        17.1
ANA                 18.188        33.57        15.2
ANDB                30.625       199.68        11.8
ANE                 10.625        24.35        19.0
ASBI                16.500        57.86        15.9
ASBP                12.000        19.86        17.9
ASFC                44.000     2,409.52        14.8
BDJI                13.750        13.66        14.0
BFD                 18.500        94.58        12.9
BFSB                12.250        28.15        13.3
BKC                 22.375       105.22        10.8
BKCT                15.375        78.75        15.1
BKUNA                9.000       163.33        23.1
BNKU                38.500     1,215.17        10.3
BVCC                18.750       358.38        13.2
CAFI                15.125        82.83        12.5
CASB                13.625        58.98        16.6
CASH                15.750        39.61        16.2
CATB                14.875        64.83        15.8
CBES                14.875        14.42        13.4
CBK                 13.250        29.61        18.9
CBSA                17.250       121.93         7.6
CENB                13.750        17.27        15.0
CFB                 22.750     1,380.84        12.4
CFCP                19.875       124.49        20.3
CFFC                11.625        29.90        17.6
CFNC                 7.563        14.41        12.0
CFSB                22.250       181.63        16.6
CFTP                14.000        60.46        29.8
CIBI                11.750        14.46        17.0
CKFB                18.000        14.29        20.2
CLAS                14.500        18.84        20.4
CMRN                14.500        31.76        15.3
CMSB                14.875       218.98        17.1
CNIT                23.000       111.49        18.0
CNSB                11.000        16.41        20.8
CNY                  7.500        17.36        17.4
COFI                25.563     4,228.02        10.8
COOP                11.625        35.38        15.7
CRSB                10.500        40.24         8.0
CRZY                12.500        11.37        16.2
CSBF                 8.875         6.50        21.1
CVAL                18.750        68.88        20.8
DCBI                18.000        31.61        18.4
DCOM                21.438       246.64        16.5
DME                 24.000     2,677.68        11.3
DNFC                21.438       199.76        14.7
DSL                 22.000       618.90        11.8
EBSI                17.625       100.84        11.7
EFBC                13.875        32.46        19.5

SOURCE: SNL & F&C CALCULATIONS          6

FERGUSSON & COMPANY      EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
-------------------

                                                                                       Deposit
Ticker       Company's Short Name               City                 State   Region    Insur.     Exchange       IPO Date
EGLB         Eagle BancGroup Inc.               Bloomington          IL      MW        SAIF       NASDAQ           07/01/1996
EMLD         Emerald Financial Corp.            Strongsville         OH      MW        SAIF       NASDAQ           10/05/1993
EQSB         Equitable Federal Savings Bank     Wheaton              MD      MA        SAIF       NASDAQ           09/10/1993
ESBF         ESB Financial Corp.                Ellwood City         PA      MA        SAIF       NASDAQ           06/13/1990
ESBK         Elmira Savings Bank (The)          Elmira               NY      MA        BIF        NASDAQ           03/01/1985
FAB          FIRSTFED AMERICA BANCORP INC.      Swansea              MA      NE        SAIF       AMSE             01/15/1997
FBBC         First Bell Bancorp Inc.            Pittsburgh           PA      MA        SAIF       NASDAQ           06/29/1995
FBCI         Fidelity Bancorp Inc.              Chicago              IL      MW        SAIF       NASDAQ           12/15/1993
FBER         1st Bergen Bancorp                 Wood-Ridge           NJ      MA        SAIF       NASDAQ           04/01/1996
FBHC         Fort Bend Holding Corp.            Rosenberg            TX      SW        SAIF       NASDAQ           06/30/1993
FBNW         FirstBank Corp.                    Lewiston             ID      WE        SAIF       NASDAQ           07/02/1997
FBSI         First Bancshares Inc.              Mountain Grove       MO      MW        SAIF       NASDAQ           12/22/1993
FCB          Falmouth Bancorp Inc.              Falmouth             MA      NE        BIF        AMSE             03/28/1996
FCBK         First Coastal Bankshares           Virginia Beach       VA      SE        SAIF       NASDAQ           11/01/1980
FCME         First Coastal Corp.                Westbrook            ME      NE        BIF        NASDAQ                   NA
FDEF         First Defiance Financial           Defiance             OH      MW        SAIF       NASDAQ           10/02/1995
FED          FirstFed Financial Corp.           Santa Monica         CA      WE        SAIF       NYSE             12/16/1983
FESX         First Essex Bancorp Inc.           Andover              MA      NE        BIF        NASDAQ           08/04/1987
FFBH         First Federal Bancshares of AR     Harrison             AR      SE        SAIF       NASDAQ           05/03/1996
FFBZ         First Federal Bancorp Inc.         Zanesville           OH      MW        SAIF       NASDAQ           07/13/1992
FFCH         First Financial Holdings Inc.      Charleston           SC      SE        SAIF       NASDAQ           11/10/1983
FFDB         FirstFed Bancorp Inc.              Bessemer             AL      SE        SAIF       NASDAQ           11/19/1991
FFES         First Federal of East Hartford     East Hartford        CT      NE        SAIF       NASDAQ           06/23/1987
FFFD         North Central Bancshares Inc.      Fort Dodge           IA      MW        SAIF       NASDAQ           03/21/1996
FFFL         Fidelity Bankshares Inc. (MHC)     West Palm Beach      FL      SE        SAIF       NASDAQ           01/07/1994
FFHH         FSF Financial Corp.                Hutchinson           MN      MW        SAIF       NASDAQ           10/07/1994
FFHS         First Franklin Corp.               Cincinnati           OH      MW        SAIF       NASDAQ           01/26/1988
FFIC         Flushing Financial Corp.           Flushing             NY      MA        BIF        NASDAQ           11/21/1995
FFKY         First Federal Financial Corp.      Elizabethtown        KY      MW        SAIF       NASDAQ           07/15/1987
FFLC         FFLC Bancorp Inc.                  Leesburg             FL      SE        SAIF       NASDAQ           01/04/1994
FFSL         First Independence Corp.           Independence         KS      MW        SAIF       NASDAQ           10/08/1993
FFSX         First Fed SB of Siouxland(MHC)     Sioux City           IA      MW        SAIF       NASDAQ           07/13/1992
FFWC         FFW Corp.                          Wabash               IN      MW        SAIF       NASDAQ           04/05/1993
FFWD         Wood Bancorp Inc.                  Bowling Green        OH      MW        SAIF       NASDAQ           08/31/1993
FFYF         FFY Financial Corp.                Youngstown           OH      MW        SAIF       NASDAQ           06/28/1993
FGHC         First Georgia Holding Inc.         Brunswick            GA      SE        SAIF       NASDAQ           02/11/1987
FISB         First Indiana Corp.                Indianapolis         IN      MW        SAIF       NASDAQ           08/02/1983
FKFS         First Keystone Financial           Media                PA      MA        SAIF       NASDAQ           01/26/1995
FKKY         Frankfort First Bancorp Inc.       Frankfort            KY      MW        SAIF       NASDAQ           07/10/1995
FLAG         FLAG Financial Corp.               LaGrange             GA      SE        SAIF       NASDAQ           12/11/1986
FLFC         First Liberty Financial Corp.      Macon                GA      SE        SAIF       NASDAQ           12/06/1983
FLGS         Flagstar Bancorp Inc.              Bloomfield Hills     MI      MW        SAIF       NASDAQ                   NA
FLKY         First Lancaster Bancshares         Lancaster            KY      MW        SAIF       NASDAQ           07/01/1996
FMCO         FMS Financial Corp.                Burlington           NJ      MA        SAIF       NASDAQ           12/14/1988
FMSB         First Mutual Savings Bank          Bellevue             WA      WE        BIF        NASDAQ           12/17/1985
FNGB         First Northern Capital Corp.       Green Bay            WI      MW        SAIF       NASDAQ           12/29/1983
FSBI         Fidelity Bancorp Inc.              Pittsburgh           PA      MA        SAIF       NASDAQ           06/24/1988
FSPT         FirstSpartan Financial Corp.       Spartanburg          SC      SE        SAIF       NASDAQ           07/09/1997
FTF          Texarkana First Financial Corp     Texarkana            AR      SE        SAIF       AMSE             07/07/1995
FTFC         First Federal Capital Corp.        La Crosse            WI      MW        SAIF       NASDAQ           11/02/1989
FTNB         Fulton Bancorp Inc.                Fulton               MO      MW        SAIF       NASDAQ           10/18/1996
FTSB         Fort Thomas Financial Corp.        Fort Thomas          KY      MW        SAIF       NASDAQ           06/28/1995
FWWB         First Washington Bancorp Inc.      Walla Walla          WA      WE        SAIF       NASDAQ           11/01/1995
GAF          GA Financial Inc.                  Pittsburgh           PA      MA        SAIF       AMSE             03/26/1996
GDW          Golden West Financial              Oakland              CA      WE        SAIF       NYSE             05/29/1959
GPT          GreenPoint Financial Corp.         New York             NY      MA        BIF        NYSE             01/28/1994
GSFC         Green Street Financial Corp.       Fayetteville         NC      SE        SAIF       NASDAQ           04/04/1996
GSLA         GS Financial Corp.                 Metairie             LA      SW        SAIF       NASDAQ           04/01/1997

                                             Price
                Closing        Market          LTM
                  Price         Value     Core EPS
Ticker              ($)          ($M)          (x)
EGLB              20.500        22.14        25.6
EMLD              12.000       123.40        16.9
EQSB              19.000        23.34        12.4
ESBF              15.938        85.83        15.6
ESBK              24.500        17.80        16.7
FAB               14.375       107.31        15.1
FBBC              15.375        93.79        11.4
FBCI              24.625        57.17        18.2
FBER              22.500        58.17        25.6
FBHC              19.000        52.95        20.4
FBNW              14.625        25.50        13.1
FBSI              12.625        27.30        15.4
FCB               15.875        22.25        26.0
FCBK              23.125       115.31        27.2
FCME               9.625        13.10        11.5
FDEF              13.625       103.21        34.1
FED               15.875       335.40        10.6
FESX              18.063       136.62        14.1
FFBH              18.813        86.07        14.9
FFBZ              10.000        31.51        26.3
FFCH              19.250       259.61        15.7
FFDB               9.000        22.00        14.3
FFES              25.688        70.61        11.5
FFFD              16.750        49.65        12.7
FFFL              20.250       137.75        19.7
FFHH              15.125        44.96        13.8
FFHS              12.625        21.52        12.8
FFIC              15.125       169.92        15.6
FFKY              25.063       103.50        17.2
FFLC              16.625        60.77        14.3
FFSL               9.922        11.06        10.8
FFSX              20.625        58.68        17.5
FFWC              15.500        22.35        12.6
FFWD              19.125        51.46        22.0
FFYF              35.250       136.48        17.5
FGHC               8.375        40.19        20.9
FISB              18.750       238.19        13.4
FKFS              12.250        27.80        10.0
FKKY              14.625        22.77        14.8
FLAG              10.625        70.13        15.2
FLFC              20.750       281.30        17.3
FLGS              27.500       375.93        11.3
FLKY              12.625        11.71        20.7
FMCO               8.750        63.28        12.3
FMSB              12.875        54.66        14.0
FNGB              11.875       104.08        15.8
FSBI              17.125        33.92        12.0
FSPT              30.000       113.64        16.8
FTF               22.750        37.07        11.3
FTFC              15.000       275.41        15.6
FTNB              15.625        26.59        21.7
FTSB              14.250        21.01        21.6
FWWB              23.000       262.86        17.7
GAF               16.125       115.02        14.7
GDW               91.563     5,206.35        11.5
GPT               32.125     3,104.62        16.3
GSFC              12.750        52.06        18.5
GSLA              12.000        35.37        27.9

SOURCE: SNL & F&C CALCULATIONS          7

FERGUSON & COMPANY       EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------




                                                                                       DEPOSIT
TICKER       COMPANY'S SHORT NAME               CITY                 STATE   REGION    INSUR.     EXCHANGE     IPO DATE
GTPS         Great American Bancorp             Champaign            IL      MW        SAIF       NASDAQ      06/30/1995
GUPB         GFSB Bancorp Inc.                  Gallup               NM      SW        SAIF       NASDAQ      06/30/1995
HALL         Hallmark Capital Corp.             West Allis           WI      MW        SAIF       NASDAQ      01/03/1994
HARL         Harleysville Savings Bank          Harleysville         PA      MA        SAIF       NASDAQ      08/04/1987
HARS         Harris Financial Inc. (MHC)        Harrisburg           PA      MA        SAIF       NASDAQ      01/25/1994
HAVN         Haven Bancorp Inc.                 Westbury             NY      MA        SAIF       NASDAQ      09/23/1993
HBFW         Home Bancorp                       Fort Wayne           IN      MW        SAIF       NASDAQ      03/30/1995
HBNK         Highland Bancorp Inc.              Burbank              CA      WE        SAIF       NASDAQ              NA
HBS          Haywood Bancshares Inc.            Waynesville          NC      SE        SAIF       AMSE        12/18/1987
HCFC         Home City Financial Corp.          Springfield          OH      MW        SAIF       NASDAQ      12/30/1996
HFFB         Harrodsburg First Fin Bancorp      Harrodsburg          KY      MW        SAIF       NASDAQ      10/04/1995
HFFC         HF Financial Corp.                 Sioux Falls          SD      MW        SAIF       NASDAQ      04/08/1992
HFSA         Hardin Bancorp Inc.                Hardin               MO      MW        SAIF       NASDAQ      09/29/1995
HHFC         Harvest Home Financial Corp.       Cheviot              OH      MW        SAIF       NASDAQ      10/10/1994
HIFS         Hingham Instit. for Savings        Hingham              MA      NE        BIF        NASDAQ      12/20/1988
HMLK         Hemlock Federal Financial Corp     Oak Forest           IL      MW        SAIF       NASDAQ      04/02/1997
HMNF         HMN Financial Inc.                 Spring Valley        MN      MW        SAIF       NASDAQ      06/30/1994
HOMF         Home Federal Bancorp               Seymour              IN      MW        SAIF       NASDAQ      01/23/1988
HPBC         Home Port Bancorp Inc.             Nantucket            MA      NE        BIF        NASDAQ      08/25/1988
HRBF         Harbor Federal Bancorp Inc.        Baltimore            MD      MA        SAIF       NASDAQ      08/12/1994
HRZB         Horizon Financial Corp.            Bellingham           WA      WE        BIF        NASDAQ      08/01/1986
HTHR         Hawthorne Financial Corp.          El Segundo           CA      WE        SAIF       NASDAQ              NA
HWEN         Home Financial Bancorp             Spencer              IN      MW        SAIF       NASDAQ      07/02/1996
HZFS         Horizon Financial Svcs Corp.       Oskaloosa            IA      MW        SAIF       NASDAQ      06/30/1994
IFSB         Independence Federal Svgs Bank     Washington           DC      MA        SAIF       NASDAQ      06/06/1985
INBI         Industrial Bancorp Inc.            Bellevue             OH      MW        SAIF       NASDAQ      08/01/1995
IPSW         Ipswich Savings Bank               Ipswich              MA      NE        BIF        NASDAQ      05/26/1993
ITLA         ITLA Capital Corp.                 La Jolla             CA      WE        BIF        NASDAQ      10/24/1995
IWBK         InterWest Bancorp Inc.             Oak Harbor           WA      WE        SAIF       NASDAQ              NA
JSB          JSB Financial Inc.                 Lynbrook             NY      MA        BIF        NYSE        06/27/1990
JSBA         Jefferson Savings Bancorp Inc.     Ballwin              MO      MW        SAIF       NASDAQ      04/08/1993
JXVL         Jacksonville Bancorp Inc.          Jacksonville         TX      SW        SAIF       NASDAQ      04/01/1996
KFBI         Klamath First Bancorp              Klamath Falls        OR      WE        SAIF       NASDAQ      10/05/1995
KNK          Kankakee Bancorp Inc.              Kankakee             IL      MW        SAIF       AMSE        01/06/1993
KSBK         KSB Bancorp Inc.                   Kingfield            ME      NE        BIF        NASDAQ      06/24/1993
KYF          Kentucky First Bancorp Inc.        Cynthiana            KY      MW        SAIF       AMSE        08/29/1995
LARK         Landmark Bancshares Inc.           Dodge City           KS      MW        SAIF       NASDAQ      03/28/1994
LARL         Laurel Capital Group Inc.          Allison Park         PA      MA        SAIF       NASDAQ      02/20/1987
LFCO         Life Financial Corp.               Riverside            CA      WE        SAIF       NASDAQ              NA
LFED         Leeds Federal Bankshares (MHC)     Baltimore            MD      MA        SAIF       NASDAQ      05/02/1994
LOGN         Logansport Financial Corp.         Logansport           IN      MW        SAIF       NASDAQ      06/14/1995
LSBI         LSB Financial Corp.                Lafayette            IN      MW        BIF        NASDAQ      02/03/1995
LSBX         Lawrence Savings Bank              North Andover        MA      NE        BIF        NASDAQ      05/02/1986
LVSB         Lakeview Financial Corp.           Paterson             NJ      MA        SAIF       NASDAQ      12/22/1993
LXMO         Lexington B&L Financial Corp.      Lexington            MO      MW        SAIF       NASDAQ      06/06/1996
MAFB         MAF Bancorp Inc.                   Clarendon Hills      IL      MW        SAIF       NASDAQ      01/12/1990
MARN         Marion Capital Holdings            Marion               IN      MW        SAIF       NASDAQ      03/18/1993
MASB         MASSBANK Corp.                     Reading              MA      NE        BIF        NASDAQ      05/28/1986
MBLF         MBLA Financial Corp.               Macon                MO      MW        SAIF       NASDAQ      06/24/1993
MCBN         Mid-Coast Bancorp Inc.             Waldoboro            ME      NE        SAIF       NASDAQ      11/02/1989
MDBK         Medford Bancorp Inc.               Medford              MA      NE        BIF        NASDAQ      03/18/1986
MECH         MECH Financial Inc.                Hartford             CT      NE        BIF        NASDAQ      06/26/1996
METF         Metropolitan Financial Corp.       Mayfield Heights     OH      MW        SAIF       NASDAQ              NA
MFBC         MFB Corp.                          Mishawaka            IN      MW        SAIF       NASDAQ      03/25/1994
MFFC         Milton Federal Financial Corp.     West Milton          OH      MW        SAIF       NASDAQ      10/07/1994
MFLR         Mayflower Co-operative Bank        Middleboro           MA      NE        BIF        NASDAQ      12/23/1987
MONT         Montgomery Financial Corp.         Crawfordsville       IN      MW        SAIF       NASDAQ      07/01/1997
MRKF         Market Financial Corp.             Mount Healthy        OH      MW        SAIF       NASDAQ      03/27/1997

                                        PRICE
             CLOSING      MARKET         LTM
             PRICE        VALUE     CORE EPS
TICKER        ($)          ($M)         (X)
GTPS         14.000        19.04        24.6
GUPB         14.500        15.25        18.1
HALL         10.625        30.60        10.5
HARL         23.250        39.01        11.5
HARS         14.438       484.87        30.1
HAVN         14.063       124.48        15.3
HBFW         29.500        64.46        22.9
HBNK         35.000        76.34        10.5
HBS          14.500        18.13        10.6
HCFC         14.000        12.66        14.0
HFFB         14.875        27.18        18.8
HFFC         15.500        66.40        11.9
HFSA         16.625        12.29        17.5
HHFC         15.000        12.94        26.3
HIFS         16.000        31.43        10.7
HMLK         12.813        22.83        14.4
HMNF         11.750        63.30        15.9
HOMF         22.750       115.55        11.9
HPBC         23.500        43.28        11.5
HRBF         19.500        35.04        18.9
HRZB         13.500       101.20        12.4
HTHR         16.938        87.99         6.8
HWEN          7.250         6.49        20.7
HZFS         12.750        11.22        15.2
IFSB         12.875        16.49        12.3
INBI         19.000        92.99        16.4
IPSW         10.438        24.97        10.3
ITLA         13.750       101.45         7.7
IWBK         22.625       354.63        13.6
JSB          55.500       531.45        13.1
JSBA         15.500       155.59        19.6
JXVL         15.938        37.73        11.6
KFBI         18.313       162.98        17.8
KNK          23.125        31.60        12.7
KSBK         15.063        19.12        10.7
KYF          12.500        15.01        17.6
LARK         23.625        31.16        17.6
LARL         16.250        35.58        11.9
LFCO          4.625        30.35         2.6
LFED         13.625        70.79        20.6
LOGN         14.000        16.78        13.7
LSBI         27.000        25.19        14.1
LSBX         10.813        46.84         5.6
LVSB         21.500       103.60        22.9
LXMO         12.000        12.10        18.2
MAFB         23.375       583.68        13.8
MARN         21.750        33.84        17.5
MASB         38.000       132.97        15.5
MBLF         20.875        26.03        14.7
MCBN          8.000         5.72        16.0
MDBK         18.125       157.87        15.2
MECH         34.000       180.13        20.9
METF         11.250        87.26        12.1
MFBC         22.000        32.21        15.3
MFFC         14.250        31.54        22.6
MFLR         22.500        20.26        16.2
MONT         10.000        15.90        14.7
MRKF         11.188        14.94        24.9

FERGUSON & COMPANY       EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                       DEPOSIT
TICKER       COMPANY'S SHORT NAME               CITY                 STATE   REGION    INSUR.     EXCHANGE     IPO DATE
MSBF         MSB Financial Inc.                 Marshall             MI      MW        SAIF       NASDAQ      02/06/1995
MSBK         Mutual Savings Bank FSB            Bay City             MI      MW        SAIF       NASDAQ      07/17/1992
MWBI         Midwest Bancshares Inc.            Burlington           IA      MW        SAIF       NASDAQ      11/12/1992
MWBX         MetroWest Bank                     Framingham           MA      NE        BIF        NASDAQ      10/10/1986
NBN          Northeast Bancorp                  Auburn               ME      NE        BIF        AMSE        08/19/1987
NBSI         North Bancshares Inc.              Chicago              IL      MW        SAIF       NASDAQ      12/21/1993
NEIB         Northeast Indiana Bancorp          Huntington           IN      MW        SAIF       NASDAQ      06/28/1995
NHTB         New Hampshire Thrift Bncshrs       Newport              NH      NE        SAIF       NASDAQ      05/22/1986
NMSB         NewMil Bancorp Inc.                New Milford          CT      NE        BIF        NASDAQ      02/01/1986
NSLB         NS&L Bancorp Inc.                  Neosho               MO      MW        SAIF       NASDAQ      06/08/1995
NTMG         Nutmeg Federal S&LA                Danbury              CT      NE        SAIF       NASDAQ              NA
NWEQ         Northwest Equity Corp.             Amery                WI      MW        SAIF       NASDAQ      10/11/1994
NWSB         Northwest Bancorp Inc. (MHC)       Warren               PA      MA        SAIF       NASDAQ      11/07/1994
OCFC         Ocean Financial Corp.              Toms River           NJ      MA        SAIF       NASDAQ      07/03/1996
OCN          Ocwen Financial Corp.              West Palm Beach      FL      SE        SAIF       NYSE                NA
OFCP         Ottawa Financial Corp.             Holland              MI      MW        SAIF       NASDAQ      08/19/1994
OHSL         OHSL Financial Corp.               Cincinnati           OH      MW        SAIF       NASDAQ      02/10/1993
PBCI         Pamrapo Bancorp Inc.               Bayonne              NJ      MA        SAIF       NASDAQ      11/14/1989
PBCT         People's Bank (MHC)                Bridgeport           CT      NE        BIF        NASDAQ      07/06/1988
PBKB         People's Bancshares Inc.           New Bedford          MA      NE        BIF        NASDAQ      10/30/1986
PBOC         PBOC Holdings Inc.                 Los Angeles          CA      WE        SAIF       NASDAQ              NA
PCBC         Perry County Financial Corp.       Perryville           MO      MW        SAIF       NASDAQ      02/13/1995
PDB          Piedmont Bancorp Inc.              Hillsborough         NC      SE        SAIF       AMSE        12/08/1995
PEEK         Peekskill Financial Corp.          Peekskill            NY      MA        SAIF       NASDAQ      12/29/1995
PERM         Permanent Bancorp Inc.             Evansville           IN      MW        SAIF       NASDAQ      04/04/1994
PFDC         Peoples Bancorp                    Auburn               IN      MW        SAIF       NASDAQ      07/07/1987
PFED         Park Bancorp Inc.                  Chicago              IL      MW        SAIF       NASDAQ      08/12/1996
PFFB         PFF Bancorp Inc.                   Pomona               CA      WE        SAIF       NASDAQ      03/29/1996
PFFC         Peoples Financial Corp.            Massillon            OH      MW        SAIF       NASDAQ      09/13/1996
PFNC         Progress Financial Corp.           Blue Bell            PA      MA        SAIF       NASDAQ      07/18/1983
PFSB         PennFed Financial Services Inc     West Orange          NJ      MA        SAIF       NASDAQ      07/15/1994
PHBK         Peoples Heritage Finl Group        Portland             ME      NE        BIF        NASDAQ      12/04/1986
PHFC         Pittsburgh Home Financial Corp     Pittsburgh           PA      MA        SAIF       NASDAQ      04/01/1996
PLSK         Pulaski Savings Bank (MHC)         Springfield          NJ      MA        SAIF       NASDAQ      04/03/1997
PRBC         Prestige Bancorp Inc.              Pleasant Hills       PA      MA        SAIF       NASDAQ      06/27/1996
PROV         Provident Financial Holdings       Riverside            CA      WE        SAIF       NASDAQ      06/28/1996
PSFC         Peoples-Sidney Financial Corp.     Sidney               OH      MW        SAIF       NASDAQ      04/28/1997
PSFI         PS Financial Inc.                  Chicago              IL      MW        SAIF       NASDAQ      11/27/1996
PTRS         Potters Financial Corp.            East Liverpool       OH      MW        SAIF       NASDAQ      12/31/1993
PVFC         PVF Capital Corp.                  Bedford Heights      OH      MW        SAIF       NASDAQ      12/30/1992
PVSA         Parkvale Financial Corp.           Monroeville          PA      MA        SAIF       NASDAQ      07/16/1987
PWBK         Pennwood Bancorp Inc.              Pittsburgh           PA      MA        SAIF       NASDAQ      07/15/1996
QCBC         Quaker City Bancorp Inc.           Whittier             CA      WE        SAIF       NASDAQ      12/30/1993
QCFB         QCF Bancorp Inc.                   Virginia             MN      MW        SAIF       NASDAQ      04/03/1995
QCSB         Queens County Bancorp Inc.         Flushing             NY      MA        BIF        NASDAQ      11/23/1993
RELY         Reliance Bancorp Inc.              Garden City          NY      MA        SAIF       NASDAQ      03/31/1994
RIVR         River Valley Bancorp               Madison              IN      MW        SAIF       NASDAQ      12/20/1996
RSLN         Roslyn Bancorp Inc.                Roslyn               NY      MA        BIF        NASDAQ      01/13/1997
RVSB         Riverview Bancorp Inc.             Camas                WA      WE        SAIF       NASDAQ      10/01/1997
SCBS         Southern Community Bancshares      Cullman              AL      SE        SAIF       NASDAQ      12/23/1996
SCCB         S. Carolina Community Bancshrs     Winnsboro            SC      SE        SAIF       NASDAQ      07/07/1994
SFFC         StateFed Financial Corp.           Des Moines           IA      MW        SAIF       NASDAQ      01/05/1994
SFIN         Statewide Financial Corp.          Jersey City          NJ      MA        SAIF       NASDAQ      10/02/1995
SGVB         SGV Bancorp Inc.                   West Covina          CA      WE        SAIF       NASDAQ      06/29/1995
SIB          Staten Island Bancorp Inc.         Staten Island        NY      MA        BIF        NYSE        12/22/1997
SMBC         Southern Missouri Bancorp Inc.     Poplar Bluff         MO      MW        SAIF       NASDAQ      04/13/1994
SOBI         Sobieski Bancorp Inc.              South Bend           IN      MW        SAIF       NASDAQ      03/31/1995
SOPN         First Savings Bancorp Inc.         Southern Pines       NC      SE        SAIF       NASDAQ      01/06/1994

                                        PRICE
             CLOSING      MARKET         LTM
             PRICE        VALUE     CORE EPS
TICKER        ($)          ($M)        (X)
MSBF         14.063        18.74        14.4
MSBK          9.625        41.30        15.8
MWBI         11.875        12.72        11.1
MWBX          6.438        91.78        11.3
NBN          11.063        28.97        11.4
NBSI         11.563        14.58        32.1
NEIB         16.500        27.59        12.0
NHTB         15.500        32.59        10.6
NMSB         11.750        45.06        14.0
NSLB         14.188         8.75        18.9
NTMG         10.000        13.25        21.7
NWEQ         21.000        17.33        14.0
NWSB          9.688       458.60        22.0
OCFC         15.375       224.89        15.7
OCN           8.813       535.77         6.1
OFCP         23.000       127.38        16.9
OHSL         14.000        34.97        16.5
PBCI         24.125        68.59        15.7
PBCT         27.563     1,756.18        30.6
PBKB         20.500        68.00        10.5
PBOC         10.375       218.30        10.4
PCBC         21.125        17.49        20.5
PDB           9.125        23.87        15.5
PEEK         15.000        42.63        21.7
PERM         13.250        52.73        22.8
PFDC         20.375        66.45        15.9
PFED         13.938        30.48        16.6
PFFB         16.375       252.87        14.1
PFFC         10.875        13.96        31.1
PFNC         13.250        67.39        15.1
PFSB         14.063       123.66        11.6
PHBK         18.250     1,597.71        13.7
PHFC         14.625        26.92        13.1
PLSK         10.375        21.87        20.8
PRBC         13.438        12.76        19.2
PROV         16.750        77.36        12.9
PSFC         16.688        29.04        27.4
PSFI         10.125        18.74        14.7
PTRS         15.625        14.66        16.5
PVFC         11.750        46.89        10.0
PVSA         21.000       132.78        12.4
PWBK         11.125         7.31        31.8
QCBC         15.000        85.95        11.6
QCFB         25.500        29.38        11.2
QCSB         31.688       673.39        25.8
RELY         30.625       266.62        15.0
RIVR         15.313        18.24        13.6
RSLN         18.188       752.96        14.7
RVSB         12.250        75.32        15.3
SCBS         12.250        13.24        14.1
SCCB         14.000         8.11        19.4
SFFC          9.875        15.25        15.0
SFIN         18.250        77.34        23.1
SGVB         12.500        27.74        17.9
SIB          19.313       844.05        18.4
SMBC         15.000        20.12        20.6
SOBI         12.750         9.71        16.6
SOPN         21.875        81.09        16.6

FERGUSON & COMPANY       EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                       DEPOSIT
TICKER       COMPANY'S SHORT NAME               CITY                 STATE   REGION    INSUR.     EXCHANGE     IPO DATE
SPBC         St. Paul Bancorp Inc.              Chicago              IL      MW        SAIF       NASDAQ      05/18/1987
SRN          Southern Banc Co.                  Gadsden              AL      SE        SAIF       AMSE        10/05/1995
SSM          Stone Street Bancorp Inc.          Mocksville           NC      SE        SAIF       AMSE        04/01/1996
STFR         St. Francis Capital Corp.          Brookfield           WI      MW        SAIF       NASDAQ      06/21/1993
STSA         Sterling Financial Corp.           Spokane              WA      WE        SAIF       NASDAQ              NA
SVRN         Sovereign Bancorp Inc.             Wyomissing           PA      MA        SAIF       NASDAQ      08/12/1986
SZB          SouthFirst Bancshares Inc.         Sylacauga            AL      SE        SAIF       AMSE        02/14/1995
THR          Three Rivers Financial Corp.       Three Rivers         MI      MW        SAIF       AMSE        08/24/1995
THRD         TF Financial Corp.                 Newtown              PA      MA        SAIF       NASDAQ      07/13/1994
TRIC         Tri-County Bancorp Inc.            Torrington           WY      WE        SAIF       NASDAQ      09/30/1993
TSH          Teche Holding Co.                  Franklin             LA      SW        SAIF       AMSE        04/19/1995
TWIN         Twin City Bancorp                  Bristol              TN      SE        SAIF       NASDAQ      01/04/1995
UFBS         Union Financial Bcshs Inc.         Union                SC      SE        SAIF       NASDAQ              NA
UPFC         United PanAm Financial Corp.       San Mateo            CA      WE        SAIF       NASDAQ              NA
WAMU         Washington Mutual Inc.             Seattle              WA      WE        BIF        NASDAQ      03/11/1983
WAYN         Wayne Savings Bancshares (MHC)     Wooster              OH      MW        SAIF       NASDAQ      06/25/1993
WBST         Webster Financial Corp.            Waterbury            CT      NE        SAIF       NASDAQ      12/12/1986
WCFB         Webster City Federal SB (MHC)      Webster City         IA      MW        SAIF       NASDAQ      08/15/1994
WEFC         Wells Financial Corp.              Wells                MN      MW        SAIF       NASDAQ      04/11/1995
WEHO         Westwood Homestead Fin. Corp.      Cincinnati           OH      MW        SAIF       NASDAQ      09/30/1996
WFI          Winton Financial Corp.             Cincinnati           OH      MW        SAIF       AMSE        08/04/1988
WFSL         Washington Federal Inc.            Seattle              WA      WE        SAIF       NASDAQ      11/17/1982
WHGB         WHG Bancshares Corp.               Lutherville          MD      MA        SAIF       NASDAQ      04/01/1996
WRNB         Warren Bancorp Inc.                Peabody              MA      NE        BIF        NASDAQ      07/09/1986
WSB          Washington Savings Bank, FSB       Bowie                MD      MA        SAIF       AMSE                NA
WSFS         WSFS Financial Corp.               Wilmington           DE      MA        BIF        NASDAQ      11/26/1986
WSTR         WesterFed Financial Corp.          Missoula             MT      WE        SAIF       NASDAQ      01/10/1994
WVFC         WVS Financial Corp.                Pittsburgh           PA      MA        SAIF       NASDAQ      11/29/1993
YFCB         Yonkers Financial Corp.            Yonkers              NY      MA        SAIF       NASDAQ      04/18/1996
YFED         York Financial Corp.               York                 PA      MA        SAIF       NASDAQ      02/01/1984

                                       PRICE
             CLOSING      MARKET         LTM
             PRICE        VALUE     CORE EPS
TICKER        ($)          ($M)        (X)
SPBC         22.500       935.91        16.9
SRN          11.750        14.46        23.5
SSM          14.688        25.24        17.5
STFR         40.250       200.32        14.2
STSA         16.500       125.49        12.5
SVRN         12.625     2,071.36        13.0
SZB          15.000        13.72        23.8
THR          13.063         9.41        14.4
THRD         16.875        53.86        15.3
TRIC         11.688        10.27        15.8
TSH          14.875        44.64        12.6
TWIN         14.688        17.90        15.3
UFBS         13.095        17.58        11.9
UPFC          4.500        77.74         5.2
WAMU         39.625    23,513.81        13.8
WAYN         18.500        46.05        26.8
WBST         28.813     1,075.47        15.5
WCFB         16.125        34.12        25.2
WEFC         15.375        25.40        11.1
WEHO         10.250        23.87        19.7
WFI          14.125        56.72        14.1
WFSL         25.875     1,315.90        12.3
WHGB         11.500        15.94        22.6
WRNB          9.000        69.49        12.7
WSB           4.313        19.08        16.0
WSFS         16.875       194.11        10.9
WSTR         18.000        81.21        13.6
WVFC         14.875        52.65        14.2
YFCB         15.063        41.06        14.6
YFED         15.063       144.11        17.1

Maximum      91.563    23,513.81        34.1
Minimum       4.313         5.72         2.6
Average      17.055       284.24        16.3
Median       15.063        45.56        15.4

FERGUSON & COMPANY                            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               T Common                 ROAA     ROAE
                                           Current                  Common      Equity/               Before   Before
            Price/   Price/     Price/    Dividend                 Equity/       Assets   Core EPS     Extra    Extra
              Book   T Book     Assets       Yield  Total Assets    Assets          MRQ        LTM       LTM      LTM  Acquisition
Ticker         (%)      (%)        (%)         (%)        ($000)       (%)          (%)        ($)       (%)      (%)       Target
AABC          85.5     85.5        6.8         3.05     116,921        7.9          7.9        1.22      1.37    16.61        No
ABBK         141.6    155.1        8.7         1.38     546,208        6.4          5.8        0.94      0.85    12.78        No
ABCL         123.1    124.0       10.9         2.81   2,068,197        8.7          8.7        1.49      0.75     8.15        No
ABCW         249.3    253.0       15.3         1.05   2,057,635        6.4          6.3        1.22      1.15    17.69        No
AFBC          92.3     92.3       11.9         2.37     114,185       13.1         13.1        0.85      0.78     5.34        No
AHCI         110.1    110.1       11.9         1.74     565,387       10.3         10.3        0.56      0.41     3.45        No
ALBC         109.2    109.2        9.5         1.30      74,118        8.5          8.5        0.51      0.53     6.18        No
ALLB         138.9    138.9       14.7         2.85     281,949       10.6         10.6        0.62      0.75     6.94        No
AMFC          73.7     73.7        8.3         2.84     111,338       12.7         12.7        0.61      0.30     2.20        No
ANA          105.0    105.0       14.3         2.42     298,148       14.7         14.7        1.17      1.05     6.48        No
ANDB         164.8    164.8       14.2         2.74   1,392,342        8.2          8.2        2.31      1.19    15.04        No
ANE          140.0    143.2        9.7         1.88     252,287        7.8          7.7        0.44      0.95    12.84        No
ASBI         128.6    134.7       14.6         3.63     375,297       12.2         12.0        1.17      0.98     8.55        No
ASBP         135.4    135.4       16.9         3.33     116,437       12.4         12.4        0.66      0.95     6.38        No
ASFC         170.6    206.6       11.7         2.18  11,575,551        7.7          5.7        3.10      0.83    10.04        No
BDJI         104.4    104.4       10.9         -        121,315       10.5         10.5        0.98      0.71     6.67        No
BFD          109.9    113.7        8.3         2.16   1,058,207        7.8          7.6        1.29      0.72     8.46        No
BFSB         130.2    130.2       17.6         2.61     159,563       13.6         13.6        0.92      1.38    10.18        No
BKC          166.4    171.2       15.7         3.58     669,976        9.4          9.2        2.07      1.64    18.98        No
BKCT         160.2    160.2       15.3         3.64     495,178        9.9          9.9        0.99      1.44    14.00        No
BKUNA         85.7    103.1        4.4         -      3,584,123        5.1          4.3        0.47      0.29     5.62        No
BNKU         172.1    187.6        8.2         1.66  14,823,561        4.8          4.4        3.73      0.91    18.21        No
BVCC          94.8    147.1        6.4         2.13   5,522,374        6.9          4.6        1.38      0.34     5.05        No
CAFI         140.1    148.7       13.8         2.84     588,220        9.9          9.4        1.28      1.25    12.89        No
CASB         175.6    175.6       12.0         -        489,807        6.9          6.9        0.82      0.90    12.86        No
CASH          95.1    106.4        8.4         3.30     421,258       10.2          9.2        0.93      0.71     6.60        No
CATB          95.2     95.2       20.0         2.49     323,793       21.0         21.0        0.94      1.28     5.72        No
CBES          81.6     81.6        9.5         3.76     123,710       13.6         13.6        1.11      0.94     6.09        No
CBK           83.9     83.9       11.1         -        281,068       14.0         14.0        0.63      0.71     5.13        No
CBSA         109.8    150.9        4.1         1.86   2,982,161        3.8          2.8        2.26      0.55    14.96        No
CENB          92.2     92.2       18.9         4.95      96,866       19.3         19.3        1.05      1.19     4.51        No
CFB          146.3    183.2       11.4         1.14  12,076,377        7.8          6.3        1.83      0.75     9.58        No
CFCP         329.1    329.1       19.3         1.41     616,887        5.9          5.9        0.96      1.23    19.93        No
CFFC         114.5    115.0       15.9         2.75     183,230       14.1         14.0        0.67      1.00     7.30        No
CFNC          92.2     92.2       13.0         3.17     113,911       13.5         13.5        0.72      0.95     5.24        No
CFSB         267.8    267.8       21.0         2.34     847,769        7.8          7.8        1.31      1.37    17.50        No
CFTP          95.6     95.6       22.0         2.43     263,246       22.3         22.3        0.58      1.23     4.91        No
CIBI         143.5    143.5       12.8         2.04     102,535       10.1         10.1        0.68      0.90     8.22        No
CKFB         104.8    104.8       24.2         3.00      62,759       21.6         21.6        1.00      1.34     5.97        No
CLAS          91.0    105.5       13.1         2.21     137,984       14.9         13.1        0.60      0.74     4.90        No
CMRN          79.4     79.4       15.6         1.93     220,784       19.9         19.9        1.01      1.14     5.45        No
CMSB         114.0    143.7        9.7         2.15   2,368,247        8.4          6.8        0.96      0.58     6.23        No
CNIT         213.6    230.7       18.1         2.61     651,857        7.9          7.4        1.29      0.91    12.66        No
CNSB          74.7     74.7       17.1         2.73      97,988       24.8         24.8        0.53      0.89     3.62        No
CNY           48.0     49.5        4.0         -        427,371        8.4          8.1        0.42      0.25     3.00        No
COFI         225.4    246.3       17.3         2.19  24,467,255        7.7          7.1        2.36      1.14    14.77        No
COOP         113.6    113.6        9.1         -        381,054        8.0          8.0        0.74      0.65     8.36        No
CRSB         164.6    173.0       17.4         -        202,034       11.5         11.0        1.27      2.24    36.72        No
CRZY          81.0     81.0       18.3         3.20      62,154       22.6         22.6        0.77      1.16     4.96        No
CSBF          64.2     68.3       14.0         -         47,218       23.2         22.2        0.35      0.63     2.68        No
CVAL         208.8    208.8       18.1         1.56     377,012        8.5          8.5        1.40      1.07    12.06        No
DCBI         119.4    119.4       26.2         1.33     113,585       24.2         24.2        0.90      1.45     5.56        No
DCOM         139.0    159.5       13.5         2.61   1,829,675        9.7          8.6        1.30      0.99     8.80        No
DME          193.2    231.9       12.0         0.83  20,913,891        6.4          5.3        1.61      0.84    14.41        No
DNFC         173.0    185.5        9.9         0.93   1,998,299        5.6         NA          1.53      0.86    15.71        No
DSL          128.8     NA          9.9         1.45   6,270,419        7.7         NA          1.86      0.98    12.71        No
EBSI         131.7    131.7        8.2         3.63   1,120,232        6.9          6.9        1.43      0.91    11.80        No
EFBC          86.7     86.7       30.9         2.45     106,940       36.2         36.2        0.67      1.45     3.94        No

FERGUSON & COMPANY                            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               T Common                 ROAA     ROAE
                                           Current                  Common      Equity/               Before   Before
            Price/   Price/     Price/    Dividend                 Equity/       Assets   Core EPS     Extra    Extra
              Book   T Book     Assets       Yield  Total Assets    Assets          MRQ        LTM       LTM      LTM  Acquisition
Ticker         (%)      (%)        (%)         (%)        ($000)       (%)          (%)        ($)       (%)      (%)       Target
EGLB         112.4    112.4      12.3        1.95        180,101      10.9        10.9        0.80      0.52     4.53           No
EMLD         225.1    227.3      18.5        1.67        668,459       8.2         8.1        0.71      1.22    14.60           No
EQSB         120.0    120.0       6.5        -           350,555       5.1         5.1        1.74      0.70    13.60           No
ESBF         138.7    156.4       8.9        2.26        956,146       7.0         6.3        1.03      0.67     8.73           No
ESBK         117.0    117.0       7.7        2.61        231,725       6.3         6.3        1.26      0.47     7.43           No
FAB           91.0     91.0       7.5        1.39      1,438,152       7.4         7.4        0.95      0.54     5.97           No
FBBC         127.0    127.0      12.2        2.60        756,638      10.2        10.2        1.28      1.09    10.25           No
FBCI         131.8    131.9      10.6        1.79        501,708      10.6        10.6        1.00      0.19     1.80           No
FBER         159.9    159.9      19.0        1.24        300,755      11.6        11.6        0.84      0.72     5.49           No
FBHC         150.3    158.5      10.8        2.11        318,348       7.2         6.8        0.94      0.66    10.00           No
FBNW          89.4     89.4      12.5        2.46        194,432      15.6        15.6        1.06      1.12     7.62           No
FBSI         112.9    117.8      15.8        0.95        172,173      14.2        13.7        0.84      1.08     7.83           No
FCB          100.0    100.0      19.7        1.76        110,523      21.4        21.4        0.60      1.11     4.72           No
FCBK         250.0    250.0      19.9        1.04        603,753       7.5         7.5        0.84      0.69     9.79           No
FCME          80.5     80.5       7.4        -           171,719       9.0         9.0        0.80      0.80     8.23           No
FDEF         110.2     NA        13.1        2.94        785,399      11.9        NA          0.40      0.46     3.10           No
FED          134.7    135.5       8.8        -         4,010,381       6.0         6.0        1.37      0.72    13.22           No
FESX         142.5    193.0      11.0        3.54      1,241,432       7.7         5.8        1.28      0.86    11.49           No
FFBH         106.8    106.8      14.6        1.49        578,142      14.7        14.7        1.20      1.00     6.71           No
FFBZ         190.8    190.8      14.8        1.60        207,381       8.0         8.0        0.50      0.82    10.73           No
FFCH         210.2    210.2      14.3        2.49      1,874,198       6.5         6.5        1.14      0.89    14.08           No
FFDB         121.3    131.0      12.1        3.11        179,893       9.9         9.2        0.66      0.89     9.22           No
FFES          95.5     95.5       7.1        2.80        980,415       7.2         7.2        2.26      0.59     8.70           No
FFFD         104.6    120.3      15.5        1.91        331,124      14.9        13.1        1.27      1.56     8.56           No
FFFL         150.9    155.1       9.2        4.94      1,468,351       6.2         6.0        1.10      0.65     8.94           No
FFHH          94.1     NA        10.4        3.31        414,072      10.4        10.4        1.10      0.79     7.31           No
FFHS         103.2    103.6       9.3        2.38        237,679       9.1         9.1        0.99      0.81     8.87           No
FFIC         125.0    129.8      15.0        1.59      1,091,908      12.8        12.4        0.90      0.93     7.01           No
FFKY         186.8    235.6      22.2        2.39        409,651      13.4        12.8        1.46      1.60    11.84           No
FFLC         114.2    114.2      13.1        2.65        463,820      11.5        11.5        1.16      1.05     8.37           No
FFSL          78.7     78.7       7.7        3.02        123,366       9.6         9.6        0.85      0.72     7.31           No
FFSX         136.0    167.3      10.3        2.33        569,612       7.6         6.3        1.18      0.71     8.66           No
FFWC         113.7    123.0      10.6        2.71        203,311       9.4         8.7        1.20      0.99    10.33           No
FFWD         222.4    222.4      30.8        2.09        166,150      13.6        13.6        0.86      1.43    11.12           No
FFYF         165.7    165.7      20.3        2.55        651,746      12.9        12.9        1.94      1.24     9.29           No
FGHC         256.1    271.9      21.1        0.72        180,806       8.2         7.7        0.38      1.16    14.15           No
FISB         143.5    144.9      13.3        2.56      1,750,819       9.2         9.1        1.40      1.17    12.23           No
FKFS         107.0    107.0       6.9        1.96        390,970       6.5         6.5        1.20      0.75    11.13           No
FKKY         103.6    103.6      16.7        6.02        134,485      16.9        16.9        0.96      1.18     6.58           No
FLAG         138.9    138.9      12.1        2.26        442,879       8.7         8.7        0.71      0.91    10.36           No
FLFC         230.0    252.7      18.7        1.83      1,511,776       7.8         7.2        0.63      0.90    11.96           No
FLGS         247.1    253.0      12.2        1.16      2,573,280       5.6         5.4        2.15      1.37    23.46           No
FLKY          86.0     86.0      21.2        4.75         53,747      26.3        26.3        0.57      0.95     4.08           No
FMCO         148.8    149.6       9.5        1.37        673,699       6.1         6.0        0.71      0.85    13.58           No
FMSB         154.9    154.9      11.5        1.55        474,092       7.4         7.4        0.92      1.09    15.48           No
FNGB         136.8    136.8      14.5        3.37        690,372      10.9        10.9        0.72      0.98     8.87           No
FSBI         115.7    115.7       7.7        2.10        438,182       6.7         6.7        1.43      0.73    10.50           No
FSPT         105.3    105.3      21.4        2.67        530,830      20.3        20.3        1.79      1.36     5.64           No
FTF          137.7    137.7      19.4        2.81        189,557      14.9        14.9        1.84      1.74    11.41           No
FTFC         224.6    252.1      15.4        1.87      1,786,504       6.9         6.2        0.96      1.19    16.59           No
FTNB         101.5    101.5      22.9        1.92        110,110      23.2        23.2        0.70      1.06     4.44           No
FTSB         165.3    165.3      20.3        1.75        101,352      16.1        16.1        0.81      1.18     7.39           No
FWWB         143.1    172.3      18.4        1.57      1,362,063      12.6        10.6        1.30      1.14     8.76           No
GAF          104.4    105.3      14.1        3.97        838,272      12.9        12.8        1.09      1.04     7.21           No
GDW          166.6    166.6      13.5        0.61     39,067,229       7.5         7.5        6.96      1.04    15.21           No
GPT          149.4    343.2      22.2        1.99     12,853,902       9.9         5.9        2.00      1.11    11.57           No
GSFC          86.3     86.3      30.1        3.76        173,265      34.9        34.9        0.68      1.58     4.46           No
GSLA          73.6     73.6      24.5        2.33        145,151      36.0        36.0        0.43      1.16     2.78           No

FERGUSON & COMPANY                            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               T Common                 ROAA     ROAE
                                           Current                  Common      Equity/               Before   Before
            Price/   Price/     Price/    Dividend                 Equity/       Assets   Core EPS     Extra    Extra
              Book   T Book     Assets       Yield  Total Assets    Assets          MRQ        LTM       LTM      LTM  Acquisition
Ticker         (%)      (%)        (%)         (%)        ($000)       (%)          (%)        ($)       (%)      (%)       Target
GTPS          82.3     82.3      12.1        3.14        157,066      14.7        14.7        0.57      0.57     3.30           No
GUPB         119.0    119.0      12.3        2.07        123,209      11.5        11.5        0.76      0.85     6.00           No
HALL          85.1     85.1       6.4        -           481,457       7.2         7.2        1.01      0.67     8.87           No
HARL         149.3    149.3       9.3        2.06        395,383       6.4         6.4        2.02      0.97    14.71           No
HARS         255.5    280.4      19.4        1.66      2,495,909       7.6         7.0        0.48      0.82    10.43           No
HAVN         101.6    106.1       5.4        2.13      2,265,248       5.2         5.0        1.03      0.45     7.84           No
HBFW         162.1    162.1      17.9        1.08        360,286      11.9        11.9        1.25      0.85     6.84           No
HBNK         175.7    175.7      12.6        -           573,412       7.9         7.9        2.78      1.36    17.66           No
HBS           84.8     87.7      12.1        4.41        151,718      14.6        14.2        1.77      0.92     6.34           No
HCFC         114.9    114.9      15.7        2.86         78,042      13.9        13.9        1.02      1.29     6.94           No
HFFB          91.6     91.6      26.0        2.69        109,033      26.5        26.5        0.81      1.36     5.07           No
HFFC         120.5    120.5      11.8        2.32        570,060       9.9         9.9        1.39      1.13    11.73           No
HFSA          99.1     99.1       9.5        3.85        133,320      10.1        10.1        0.95      0.84     8.04           No
HHFC         129.7    129.7      13.4        2.93         96,085      10.7        10.7        0.57      0.59     5.26           No
HIFS         132.8    132.8      12.1        2.50        239,148       9.4         9.4        1.40      1.26    13.06           No
HMLK          83.9     83.9      11.2        2.81        204,424      13.3        13.3        0.89      0.80     5.33           No
HMNF          92.7    101.2       8.9        2.04        725,180       9.8         9.0        0.74      0.80     6.34           No
HOMF         168.4    172.6      16.2        1.93        719,549       9.3         9.1        1.90      1.47    16.66           No
HPBC         184.9    184.9      16.4        3.40        260,456       8.7         8.7        1.92      1.45    14.53           No
HRBF         120.7    120.7      15.4        2.67        227,562      12.8        12.8        1.03      0.79     6.25           No
HRZB         116.1    116.1      17.8        3.26        568,984      15.3        15.3        1.09      1.56     9.99           No
HTHR         111.2    111.2       6.3        -         1,201,331       4.0         4.0        2.50      1.18    23.80           No
HWEN          90.4     90.4      15.4        1.66         42,560      17.6        17.6        0.36      0.93     5.34           No
HZFS         131.4    131.4      13.0        1.41         89,947       9.4         9.4        0.82      0.67     6.97           No
IFSB          75.0     81.6       6.6        1.94        265,940       8.0         7.3        0.88      1.24    17.15           No
INBI         152.7    152.7      24.4        3.37        382,841      16.0        16.0        1.10      1.47     8.81           No
IPSW         175.4    175.4       9.2        1.92        233,662       5.6         5.6        1.04      1.19    21.98           No
ITLA          96.4     96.6      10.4        -         1,021,343      10.4        10.4        1.72      1.44    13.80           No
IWBK         202.4    220.1      13.6        2.48      2,601,561       6.7         6.2        1.67      0.98    13.88           No
JSB          142.1    142.1      34.9        3.24      1,552,436      24.6        24.6        4.24      3.17    13.32           No
JSBA         118.4    144.9      11.9        1.81      1,317,195       9.4         7.8        0.79      0.65     6.85           No
JXVL         107.1    107.1      14.5        3.14        242,673      14.5        14.5        1.26      1.33     9.13           No
KFBI         111.5    120.6      15.6        2.08      1,047,677      14.0        13.0        1.03      0.97     6.73           No
KNK           79.6     92.9       7.8        2.08        401,934       9.8         8.5        1.93      0.78     7.51           No
KSBK         139.7    155.8      11.2        -           157,745       8.0         7.1        1.41      1.13    14.97           No
KYF          107.9    107.9      19.1        4.00         78,573      17.7        17.7        0.71      1.05     6.10           No
LARK         126.1    126.1      13.9        2.54        229,337      13.1        13.1        1.32      1.06     7.64           No
LARL         146.0    146.0      16.2        3.69        220,986      10.6        10.6        1.36      1.43    13.58           No
LFCO          49.3     49.3       8.0        -           472,437      12.6        12.6        2.09      3.66    25.64           No
LFED         142.7    142.7      23.3        4.11        302,737      16.3        16.3        0.64      1.13     6.86           No
LOGN         103.6    103.6      18.1        3.14         90,264      18.8        18.8        1.02      1.48     7.79           No
LSBI         130.1    130.1      11.1        1.48        218,633       8.4         8.4        1.89      0.84     9.90           No
LSBX         100.3    100.3      13.8        -           344,874      12.1        12.1        2.03      2.58    25.27           No
LVSB         213.7    341.3      18.1        1.16        593,856       9.5         6.6        0.99      1.72    15.95           No
LXMO          77.6     83.0      12.9        2.50         95,301      16.1        15.1        0.62      0.78     3.83           No
MAFB         169.4    206.0      14.2        1.20      4,121,446       8.4         7.0        1.69      1.08    14.03           No
MARN          98.8    101.0      17.9        4.05        193,963      19.4        19.1        1.29      1.25     5.94           No
MASB         120.3    121.9      14.1        2.84        929,672      11.8        11.6        2.52      1.16    10.40           No
MBLF          91.7     91.7      12.5        2.87        203,228      13.7        13.7        1.43      0.86     6.65           No
MCBN         107.7    107.7       8.1        2.50         65,309       8.0         8.0        0.61      0.69     8.30           No
MDBK         154.4    162.0      13.7        2.21      1,134,102       9.1         8.7        1.25      1.07    11.83           No
MECH         188.9     NA        17.7        1.76        960,017       9.8         9.8        1.75      0.97     9.71           No
METF         204.6    218.5       6.4        -         1,058,887       3.7         3.5        1.00      0.74    18.75           No
MFBC         103.0    103.0       9.6        1.55        290,936      11.4        11.4        1.29      0.80     6.44           No
MFFC         112.8    112.8      13.6        4.21        235,105      11.1        11.1        0.65      0.69     5.80           No
MFLR         149.3    151.3      13.8        3.56        146,637       9.3         9.1        1.39      1.12    11.82           No
MONT          80.7     80.7      13.1        2.20        121,469      16.2        16.2        0.68      0.92     5.25           No
MRKF          99.1     99.1      27.4        2.50         53,653      29.3        29.3        0.51      1.09     3.15           No

FERGUSON & COMPANY            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                            T Common                   ROAA      ROAE
                                        Current                   Common      Equity/                Before    Before
          Price/     Price/   Price/   Dividend                   Equity/     Assets     Core EPS     Extra     Extra
           Book     T Book    Assets      Yield   Total Assets    Assets         MRQ          LTM       LTM      LTM     Acquisition
Ticker       (%)        (%)       (%)        (%)         ($000)       (%)         (%)          ($)       (%)      (%)         Target
MSBF      138.8     138.8       22.9       2.13         79,967      16.7        16.7         0.94      1.57     9.39              No
MSBK      114.3     114.3        7.3          -        613,798       5.6         5.6        (0.46)    (1.26)  (22.54)             No
MWBI      107.7     107.7        7.9       3.37        159,460       7.2         7.2         1.05      0.95    13.56              No
MWBX      181.9     181.9       13.3       3.11        658,462       7.3         7.3         0.54      1.27    17.13              No
NBN       117.2     126.7        8.8       1.92        322,533       7.5         6.9         0.97      0.83    10.35              No
NBSI      111.0     111.0       11.6       3.81        123,311      10.8        10.8         0.30      0.37     2.94              No
NEIB      113.0     113.0       13.3       2.18        203,263      13.0        13.0         1.42      1.18     8.55              No
NHTB      119.1     135.3        9.9       3.87        324,320       8.1         7.2         1.26      0.92    11.82              No
NMSB      129.3     129.3       12.6       3.06        357,764       9.7         9.7         0.84      0.81     8.72              No
NSLB       84.1      84.8       13.8       4.51         62,648      18.5        18.4         0.65      0.69     3.58              No
NTMG      188.7     188.7       12.6       2.00        112,113       6.1         6.1         0.52      1.02    12.39              No
NWEQ      144.4     144.4       17.5       3.24         96,452      12.2        12.2         1.50      1.22    10.48              No
NWSB      204.8     230.1       17.0       1.65      2,562,584       8.5         7.7         0.43      0.94    10.29              No
OCFC      115.4     116.0       14.7       3.12      1,538,264      13.7        13.7         0.97      0.92     6.38              No
OCN       120.7     131.0       15.8          -      3,505,579      12.2        11.3         1.28      0.84     6.98              No
OFCP      173.6     212.2       13.7       1.91        919,865       8.2         6.8         1.27      0.89    10.46              No
OHSL      125.9     125.9       13.9       3.57        247,853      10.8        10.8         0.85      0.86     7.94              No
PBCI      138.7     139.2       17.3       4.64        394,271      12.5        12.4         1.60      1.25     9.69              No
PBCT      206.0     245.2       17.7       3.34      9,105,200       9.4         8.2         1.06      1.24    13.73              No
PBKB      207.7     211.1        7.6       3.71        858,377       3.8         3.6         1.64      0.74    17.97              No
PBOC      120.9     120.9        6.6          -      3,335,027       5.4         5.4         1.00      0.39     7.79              No
PCBC      103.6     103.6       18.1       2.37         89,761      18.5        18.5         1.07      0.98     5.14              No
PDB       115.4     115.4       19.2       5.26        130,541      16.6        16.6         0.61      1.27     7.75              No
PEEK       99.8      99.8       21.5       2.40        200,341      21.6        21.6         0.67      0.98     4.02              No
PERM      127.5     168.8       10.5       1.81        506,725       8.6         7.1         0.59      0.61     6.30              No
PFDC      147.9     147.9       21.0       2.36        304,320      15.0        15.0         1.26      1.45     9.56              No
PFED       81.8      81.8       15.4          -        196,813      20.3        20.3         0.78      0.92     4.28              No
PFFB      107.2     108.2        8.6          -      3,007,845       8.0         8.0         0.98      0.61     6.43              No
PFFC       97.8      97.8       17.0       5.52         84,906      17.3        17.3         0.37      1.06     5.35              No
PFNC      161.4      NA         10.4       1.21        618,049       6.8          NA         0.75      0.84    14.86              No
PFSB      114.2     130.0        8.0       1.14      1,542,468       6.5         5.8         1.21      0.75    10.97              No
PHBK      209.8     250.7       15.8       2.52      9,768,079       7.4         6.2         1.30      0.94    12.53              No
PHFC      111.6     112.9        7.0       1.91        386,522       6.2         6.2         1.12      0.51     7.33              No
PLSK       97.1      97.1       11.4       3.08        187,776      11.8        11.8         0.52      0.54     4.60              No
PRBC       88.1      88.1        7.9       1.49        164,656       9.7         9.7         0.69      0.47     4.44              No
PROV       90.4      90.4        8.9          -        870,241       9.8         9.8         1.30      0.70     6.62              No
PSFC      140.5     140.5       27.4       1.68        105,903      18.5        18.5         0.74      1.18     5.44              No
PSFI       88.2      88.2       19.7       5.14         85,000      26.8        26.8         0.68      1.00     3.20              No
PTRS      131.3     131.3       11.1       1.79        128,149       8.5         8.5         0.89      0.77     8.58              No
PVFC      144.4     144.4       11.0          -        433,279       7.2         7.2         1.20      1.23    17.11              No
PVSA      154.8     155.4       11.4       2.86      1,095,373       7.7         7.6         2.10      1.08    14.59              No
PWBK       89.0      89.0       14.6       2.70         46,080      17.3        17.3         0.37      0.59     3.24              No
QCBC      110.7     110.7        9.3          -        919,980       8.4         8.4         1.29      0.91    10.28              No
QCFB      134.0     134.0       19.7          -        150,486      17.5        17.5         2.24      1.72     9.82              No
QCSB      396.6     396.6       39.8       3.16      1,715,164       9.9         9.9         1.15      1.51    14.38              No
RELY      151.2     222.2       10.8       2.35      2,493,186       7.4         5.3         1.93      0.82     9.84              No
RIVR       99.3     100.5       13.4       1.57        135,683      13.6        13.5         1.15      0.93     7.11              No
RSLN      125.7     126.2       20.2       2.42      3,735,032      16.0        16.0         1.24      1.43     8.54              No
RVSB      114.6     118.1       24.7       1.96        268,608      23.1        22.5           NA      1.71     8.52              No
SCBS      119.3     119.3       19.8       2.45         67,920      17.3        17.3         0.91      1.22     6.45              No
SCCB       84.6      84.6       17.8       4.86         47,992      19.6        19.6         0.68      0.88     4.00              No
SFFC       95.1      95.1       17.1       2.03         89,802      17.9        17.9         0.66      1.16     6.49              No
SFIN      127.8     128.0       12.0       2.85        656,635       9.7         9.7         1.20      0.79     8.23              No
SGVB       89.7      90.8        6.1          -        408,346       7.9         7.8         0.59      0.37     4.80              No
SIB       126.2     129.6       22.4       1.86      3,351,470      20.6        20.2           NA      1.00     5.62              No
SMBC       92.8      92.8       13.6       3.33        155,924      15.5        15.5         0.70      0.67     4.06              No
SOBI       70.3      70.3        9.6       2.51         92,497      13.9        13.9         0.73      0.62     4.32              No
SOPN      116.7     116.7       28.2       4.57        304,088      22.9        22.9         1.30      1.76     7.64              No

FERGUSON & COMPANY      EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                            T Common                   ROAA      ROAE
                                        Current                   Common      Equity/                Before    Before
          Price/     Price/    Price/  Dividend                   Equity/     Assets     Core EPS     Extra     Extra
           Book     T Book    Assets      Yield   Total Assets    Assets         MRQ          LTM       LTM      LTM     Acquisition

Ticker       (%)        (%)       (%)        (%)         ($000)       (%)         (%)          ($)       (%)      (%)         Target

SPBC      182.2     182.5       15.4       2.67      4,564,869       9.6         9.6         1.42      1.08    11.81              No

SRN        76.7      77.2       13.6       2.98        105,087      17.7        17.6         0.49      0.52     2.96              No

SSM        88.1      88.1       20.3       3.13        112,253      27.3        27.3         0.80      1.40     4.84              No

STFR      163.3     184.8        9.2       1.59      2,024,008       5.6         5.0         2.83      0.84    11.62              No

STSA      112.0     254.2        6.0          -      2,076,759       5.1         2.1         1.30      0.37     6.74              No

SVRN      168.3     261.4        9.5       0.63     21,913,873       5.5         3.6         0.97      0.70    12.42              No

SZB        87.5      89.8        8.7       4.00        162,975       9.9         9.7         0.84      0.46     4.19              No

THR        80.5      80.8       10.3       3.52         98,885      12.8        12.8         1.07      0.85     6.45              No

THRD       93.2     109.0        7.7       2.84        689,284       7.5         6.4         1.10      0.70     7.90              No

TRIC       98.6      98.6       12.6       3.76         86,549      16.4        16.4         0.76      1.01     6.46              No

TSH        86.2      86.2       10.8       3.36        412,426      13.8        13.8         1.15      0.95     6.97              No

TWIN      126.6     126.6       16.1       2.72        110,610      12.7        12.7         0.85      1.02     7.89              No

UFBS      114.9     131.0        9.3       2.71        189,286       8.1         7.2         1.10      0.87    10.77              No

UPFC       89.6      90.0       17.8          -        411,798      19.9        19.9           NA        NA       NA              No

WAMU      246.6     276.5       14.2       2.32    103,396,952       5.4         5.1         2.51      0.96    16.62              No

WAYN      185.4     185.4       17.7       3.35        259,981       9.5         9.5         0.69      0.69     7.21              No

WBST      193.8     225.6       11.9       1.53      9,163,686       6.2         5.3         1.89      0.65    12.08              No

WCFB      148.8     148.8       37.0       4.96         97,096      23.4        23.4         0.64      1.40     5.96              No

WEFC       98.1      98.1       13.2       3.90        188,677      15.4        15.4         1.26      1.19     8.19              No

WEHO       99.5      99.5       18.4       3.90        126,339      20.6        20.6           NA      0.68     2.72              No

WFI       205.0     208.0       15.3       2.12        358,573       7.3         7.2         0.94      1.17    16.06              No

WFSL      172.3     184.8       23.0       3.71      5,558,970      13.9        13.0         2.04      1.97    15.09              No

WHGB       98.4      98.4       12.0       3.13        131,967      15.3        15.3         0.49      0.58     3.16              No

WRNB      176.5     176.5       17.7       4.00        378,137      10.5        10.5         0.73      1.72    15.99              No

WSB        79.6      79.6        7.2       2.32        273,549       8.4         8.4         0.33      0.74     8.67              No

WSFS      226.5     227.4       11.9       0.71      1,551,631       6.2         6.1         1.34      1.13    19.29              No

WSTR       89.6     114.2        8.4       3.11        970,581       9.3         7.5         1.32      0.69     6.39              No

WVFC      161.5     161.5       16.4       4.30        297,054      11.1        11.1         1.05      1.16    10.65              No

YFCB       97.9      97.9       10.7       2.12        382,969      11.0        11.0         1.03      0.74     6.47              No

YFED      128.1     128.1       11.7       3.28      1,235,118       9.1         9.1         0.88      0.84     9.50              No


Maximum   396.6     396.6       39.8       6.02    103,396,952      36.2        36.2         6.96      3.66    36.72
Minimum    48.0      49.3        4.0          -         42,560       3.7         2.1        (0.46)    (1.26)  (22.54)
Average   131.4     139.0       14.2       2.28      1,787,317      11.9        11.6         1.15      0.99     9.32
Median    119.2     125.9       13.3       2.34        359,430      10.0        10.0         1.02      0.94     8.46

FERGUSON & COMPANY            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               ROAA        ROAE
                                      NPA's/       Price/                     Before      Before
                                      Assets     Core EPS       Core EPS       Extra       Extra
                            Pricing      MRQ          MRQ            MRQ         MRQ         MRQ
Ticker                         Date      (%)          (x)            ($)         (%)         (%)
AABC                     01/27/1999    0.08          18.2            0.06        0.25        3.16
ABBK                     01/27/1999    0.14          15.8            0.19        0.83       13.23
ABCL                     01/27/1999    0.13          14.7            0.33        0.35        3.88
ABCW                     01/27/1999    0.58          14.4            0.33        1.21       18.31
AFBC                     01/27/1999    0.33          22.5            0.16        0.55        4.06
AHCI                     01/27/1999    0.52          22.4            0.16        0.07        0.65
ALBC                     01/27/1999    0.47          19.3            0.12        0.49        5.75
ALLB                     01/27/1999     NA           21.0            0.15        0.68        6.35
AMFC                     01/27/1999    0.19          12.2            0.16        0.35        2.61
ANA                      01/27/1999    0.29          15.7            0.28        0.86        5.61
ANDB                     01/27/1999    0.38          13.0            0.76        1.52       19.20
ANE                      01/27/1999    0.47          12.1            0.13        1.01       12.97
ASBI                     01/27/1999    0.49          16.5            0.29        0.96        8.06
ASBP                     01/27/1999    0.28          20.0            0.18        1.04        7.51
ASFC                     01/27/1999    0.38          18.6            0.78        0.84       10.18
BDJI                     01/27/1999    0.16          14.3            0.28        0.80        7.48
BFD                      01/27/1999    0.17          11.9            0.33        0.70        8.65
BFSB                     01/27/1999    0.58          13.3            0.23        1.32        9.81
BKC                      01/27/1999    1.40          12.2            0.46        1.46       16.02
BKCT                     01/27/1999    0.61          14.8            0.27        1.46       14.55
BKUNA                    01/27/1999    0.46          28.1            0.07        0.16        3.20
BNKU                     01/27/1999     NA           11.3            0.85        0.78       15.71
BVCC                     01/27/1999    0.38          12.3            0.32        0.39        5.35
CAFI                     01/27/1999    0.47          13.5            0.31        1.20       12.17
CASB                     01/27/1999    0.30          15.5            0.22        0.88       12.71
CASH                     01/27/1999    1.24          11.3            0.31        0.86        8.35
CATB                     01/27/1999    0.18          14.9            0.25        1.25        5.84
CBES                     01/27/1999    0.59          12.0            0.33        1.00        7.18
CBK                      01/27/1999    0.48          16.6            0.17        0.62        4.47
CBSA                     01/27/1999    0.60          10.3            0.42        0.39       10.65
CENB                     01/27/1999    0.35          15.6            0.25        1.21        6.53
CFB                      01/27/1999    0.78          11.4            0.50        1.10       13.54
CFCP                     01/27/1999    0.48          19.1            0.25        1.17       19.70
CFFC                     01/27/1999    1.30          24.2            0.17        1.10        7.89
CFNC                     01/27/1999    0.14          11.8            0.20        1.24        6.86
CFSB                     01/27/1999    0.21          16.4            0.35        1.52       19.55
CFTP                     01/27/1999    0.28         175.0            0.15        1.37        6.12
CIBI                     01/27/1999    0.67          15.5            0.16        0.80        7.58
CKFB                     01/27/1999    0.08          30.0            0.22        1.12        5.21
CLAS                     01/27/1999    0.28          21.3            0.16        0.59        3.85
CMRN                     01/27/1999    0.40          17.3            0.28        1.21        5.98
CMSB                     01/27/1999    0.41          17.7            0.22        0.24        2.79
CNIT                     01/27/1999    0.17          17.4            0.30        0.86       11.76
CNSB                     01/27/1999    0.06          25.0            0.12        0.83        3.36
CNY                      01/27/1999    1.91          11.7            0.14        0.29        3.59
COFI                     01/27/1999    0.44           NM            (1.12)       0.71        9.06
COOP                     01/27/1999    -             18.2            0.21        0.70        8.95
CRSB                     01/27/1999    0.64           8.0            0.34        2.49       22.22
CRZY                     01/27/1999    0.41          16.5            0.19        1.06        4.65
CSBF                     01/27/1999    1.13          27.7            0.12        0.80        3.45
CVAL                     01/27/1999    0.33          18.8            0.30        0.73        8.50
DCBI                     01/27/1999    -             16.1            0.23        1.41        5.76
DCOM                     01/27/1999     NA           14.5            0.37        1.05       10.58
DME                      01/27/1999    1.03          10.9            0.51        1.09       17.70
DNFC                     01/27/1999    0.50          16.2            0.34        0.87       15.34
DSL                      01/27/1999    0.44          12.2            0.45        0.83       10.67
EBSI                     01/27/1999    1.20          11.3            0.45        1.04       16.14
EFBC                     01/27/1999    -             16.5            0.17        1.44        3.95

FERGUSON & COMPANY            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                       ROAA        ROAE
                                           NPA's/         Price/                     Before      Before
                                           Assets       Core EPS       Core EPS       Extra       Extra
                            Pricing           MRQ            MRQ            MRQ         MRQ         MRQ
Ticker                         Date           (%)            (x)            ($)         (%)         (%)
EGLB                     01/27/1999           NA           18.3            0.28        0.67        6.08
EMLD                     01/27/1999           NA           15.0            0.20        1.31       15.82
EQSB                     01/27/1999          0.22          20.7            0.41        0.63       12.33
ESBF                     01/27/1999          0.60          16.6            0.26        0.65        9.13
ESBK                     01/27/1999          0.83          13.3            0.43        0.53        8.54
FAB                      01/27/1999          0.22          11.2            0.32        0.64        8.07
FBBC                     01/27/1999          0.05          10.7            0.33        1.10       10.27
FBCI                     01/27/1999          0.24          17.1            0.32        0.76        7.00
FBER                     01/27/1999          0.96          24.5            0.23        0.71        5.93
FBHC                     01/27/1999          0.27          20.7            0.24        0.71       10.28
FBNW                     01/27/1999          0.39          12.2            0.25        0.97        5.94
FBSI                     01/27/1999          0.03          15.8            0.19        0.98        7.10
FCB                      01/27/1999          -             28.4            0.14        1.04        4.76
FCBK                     01/27/1999          0.47          25.1            0.20        0.67        9.19
FCME                     01/27/1999          0.21          10.5            0.19        0.73        7.67
FDEF                     01/27/1999          1.83           NM            (0.20)      (0.82)      (6.46)
FED                      01/27/1999          0.84           9.7            0.40        0.86       14.61
FESX                     01/27/1999          0.53          13.3            0.34        0.89       11.76
FFBH                     01/27/1999          0.85          13.4            0.31        1.02        6.91
FFBZ                     01/27/1999          0.54          83.3            0.14        0.92       11.72
FFCH                     01/27/1999          1.16          13.4            0.29        0.90       14.02
FFDB                     01/27/1999          0.89          15.0            0.15        0.83        8.49
FFES                     01/27/1999          0.30          12.8            0.56        0.64        9.08
FFFD                     01/27/1999          0.12          12.0            0.35        1.35        8.79
FFFL                     01/27/1999          0.27          22.0            0.29        0.57        8.91
FFHH                     01/27/1999          0.20          12.6            0.27        0.74        7.09
FFHS                     01/27/1999          0.34          14.4            0.24        0.75        8.20
FFIC                     01/27/1999          0.31          14.0            0.25        1.01        7.93
FFKY                     01/27/1999          0.03          17.4            0.37        1.60       12.01
FFLC                     01/27/1999          0.15          13.4            0.31        1.07        8.89
FFSL                     01/27/1999          0.49           9.5            0.27        0.87        9.15
FFSX                     01/27/1999          0.36          20.6            0.25        0.73        9.57
FFWC                     01/27/1999          0.43          11.4            0.20        0.90        9.39
FFWD                     01/27/1999          0.02          20.8            0.22        1.45       10.86
FFYF                     01/27/1999          0.51          16.3            0.48        1.18        9.10
FGHC                     01/27/1999          1.65          19.0            0.10        1.15       14.40
FISB                     01/27/1999          1.11          12.7            0.34        1.08       11.64
FKFS                     01/27/1999          1.21           9.3            0.31        0.74       11.20
FKKY                     01/27/1999          -             14.1            0.24        1.24        6.75
FLAG                     01/27/1999          1.26          20.4            0.17        0.92       10.59
FLFC                     01/27/1999          0.77          15.3            0.29        0.74        9.75
FLGS                     01/27/1999          2.26           9.4            0.73        1.49       29.40
FLKY                     01/27/1999          1.43          19.7            0.15        1.00        3.77
FMCO                     01/27/1999          0.70          11.5            0.18        0.79       13.28
FMSB                     01/27/1999          0.05          12.9            0.25        1.14       15.52
FNGB                     01/27/1999          0.06          15.6            0.19        0.95        8.95
FSBI                     01/27/1999          0.16          12.2            0.35        0.67        9.63
FSPT                     01/27/1999          0.39          17.1            0.44        1.21        5.67
FTF                      01/27/1999          -             11.2            0.49        1.79       11.93
FTFC                     01/27/1999           NA           15.0            0.25        1.16       16.90
FTNB                     01/27/1999          0.44          16.3            0.14        0.92        3.98
FTSB                     01/27/1999          1.93          44.5            0.20        1.16        7.30
FWWB                     01/27/1999          0.42          16.4            0.32        1.08        8.23
GAF                      01/27/1999          0.24          13.0            0.25        0.88        6.42
GDW                      01/27/1999          0.97          11.7            1.80        1.19       16.31
GPT                      01/27/1999          2.54          20.6            0.54        1.21       12.64
GSFC                     01/27/1999          0.07          16.8            0.17        1.60        4.52
GSLA                     01/27/1999          0.12          17.7            0.06        0.52        1.34

FERGUSON & COMPANY            EXHIBIT IV - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                    ROAA        ROAE
                                         NPA's/        Price/                      Before      Before
                                         Assets      Core EPS        Core EPS       Extra       Extra
                            Pricing         MRQ           MRQ             MRQ         MRQ         MRQ
Ticker                         Date         (%)           (x)             ($)         (%)         (%)
GTPS                     01/27/1999         NA           70.0            0.05        0.18        1.19
GUPB                     01/27/1999        0.70          19.1            0.20        0.71        5.98
HALL                     01/27/1999        0.76           9.8            0.27        0.67        9.17
HARL                     01/27/1999        -             11.6            0.52        0.95       14.49
HARS                     01/27/1999         NA           32.8            0.11        0.67        8.58
HAVN                     01/27/1999        0.45          20.7            0.20        0.23        4.21
HBFW                     01/27/1999        -             21.7            0.33        0.85        7.01
HBNK                     01/27/1999        1.84           8.4            0.79        1.37       17.38
HBS                      01/27/1999        0.60          13.4            0.33       (1.03)      (7.00)
HCFC                     01/27/1999        0.59          13.0            0.26        1.24        7.67
HFFB                     01/27/1999        -             20.7            0.21        1.38        5.22
HFFC                     01/27/1999        0.44          13.4            0.35        1.24       12.48
HFSA                     01/27/1999         NA           16.0            0.22        1.22       12.26
HHFC                     01/27/1999        0.09          25.0            0.14        0.67        6.06
HIFS                     01/27/1999        0.17           9.8            0.37        1.27       13.27
HMLK                     01/27/1999        0.06          12.8            0.25        0.75        5.45
HMNF                     01/27/1999        0.05          14.7            0.19        0.44        4.01
HOMF                     01/27/1999        0.59          11.9            0.45        1.40       15.14
HPBC                     01/27/1999        -             10.3            0.53        1.56       17.66
HRBF                     01/27/1999        0.37          20.3            0.24        0.73        5.84
HRZB                     01/27/1999        -             12.1            0.28        1.53        9.95
HTHR                     01/27/1999        5.28           9.4            0.56        1.17       27.42
HWEN                     01/27/1999        1.10          36.3            0.08        0.95        5.34
HZFS                     01/27/1999        1.03          13.9            0.21       (0.44)      (4.77)
IFSB                     01/27/1999        1.31           8.9            0.45        2.80       36.90
INBI                     01/27/1999        0.23          15.3            0.29        1.47        9.16
IPSW                     01/27/1999        0.44          11.9            0.24        0.95       17.77
ITLA                     01/27/1999        1.07           7.3            0.46        1.46       14.16
IWBK                     01/27/1999        0.76          12.0            0.47        1.20       16.89
JSB                      01/27/1999        0.16          13.0            1.07        2.92       11.99
JSBA                     01/27/1999        0.67          24.2            0.16        0.48        5.04
JXVL                     01/27/1999        0.62           8.5            0.31        1.26        8.64
KFBI                     01/27/1999        0.23          17.0            0.27        0.94        6.68
KNK                      01/27/1999        0.71          15.6            0.41        0.60        6.20
KSBK                     01/27/1999        1.74          10.8            0.34        1.11       14.16
KYF                      01/27/1999        0.04          16.5            0.19        1.12        6.36
LARK                     01/27/1999        0.06          16.4            0.32        1.01        7.48
LARL                     01/27/1999        0.32          11.6            0.38        1.41       13.80
LFCO                     01/27/1999        2.02           4.3            0.17        1.03        7.78
LFED                     01/27/1999        0.83          18.9            0.15        1.01        6.16
LOGN                     01/27/1999        0.26          14.6            0.25        1.45        7.70
LSBI                     01/27/1999        1.20          14.7            0.50        0.86       10.22
LSBX                     01/27/1999        0.18           5.1            0.41        2.78       20.69
LVSB                     01/27/1999         NA           22.4            0.13        1.71       17.72
LXMO                     01/27/1999        0.47          14.3            0.15        0.66        3.88
MAFB                     01/27/1999         NA           13.3            0.44        1.08       14.29
MARN                     01/27/1999        1.02          17.5            0.36        1.33        6.64
MASB                     01/27/1999        0.20          17.3            0.62        1.17       10.00
MBLF                     01/27/1999        0.45          14.1            0.31        0.78        5.73
MCBN                     01/27/1999        0.38          28.6            0.10        0.45        5.44
MDBK                     01/27/1999         NA           16.2            0.31        1.00       11.08
MECH                     01/27/1999        0.46          34.0            0.50        1.07       11.03
METF                     01/27/1999        1.30          11.7            0.26        0.62       15.95
MFBC                     01/27/1999        0.06          12.2            0.30        0.68        5.80
MFFC                     01/27/1999        0.16          23.8            0.21        0.77        7.00
MFLR                     01/27/1999        0.47          18.8            0.30        1.01       10.94
MONT                     01/27/1999         NA           15.6            0.16        0.80        4.72
MRKF                     01/27/1999        -             31.1            0.12        1.03        3.17

                                                                        ROAA           ROAE
                            NPA's/         Price/                     Before         Before
                           Assets       Core EPS       Core EPS        Extra          Extra
               Pricing        MRQ            MRQ            MRQ          MRQ            MRQ
Ticker            Date         (%)            (x)            ($)          (%)            (%)
MSBF        01/27/1999       0.41           16.0           0.26         1.57           9.37
MSBK        01/27/1999       0.09           12.0           0.14         0.37           7.02
MWBI        01/27/1999       0.66           10.2           0.26         1.03          14.64
MWBX        01/27/1999       0.45           10.7           0.14         1.27          16.81
NBN         01/27/1999       0.81           12.0           0.26         0.94          12.19
NBSI        01/27/1999       -              20.7           0.04         0.22           1.96
NEIB        01/27/1999       0.41           11.2           0.38         1.16           8.82
NHTB        01/27/1999       1.00           10.8           0.34         0.94          11.78
NMSB        01/27/1999         NA           11.8           0.25         0.63           6.59
NSLB        01/27/1999       0.01           14.8           0.21         0.95           5.10
NTMG        01/27/1999       0.66           20.8           0.18         1.17          14.25
NWEQ        01/27/1999       1.71           13.8           0.39         1.33          11.28
NWSB        01/27/1999       0.50           22.0           0.11         0.93          10.85
OCFC        01/27/1999       0.40           15.4           0.23         0.84           6.11
OCN         01/27/1999       6.87            4.2           0.21        (3.80)        (34.88)
OFCP        01/27/1999       0.49           15.5           0.36         0.97          11.82
OHSL        01/27/1999       0.04           16.7           0.22         0.88           8.14
PBCI        01/27/1999       1.48           15.9           0.37         1.10           8.52
PBCT        01/27/1999       0.70             NM           0.32         1.28          13.53
PBKB        01/27/1999       0.35            8.1           0.42         0.74          18.96
PBOC        01/27/1999         NA            5.3           0.49         1.28          23.33
PCBC        01/27/1999          -           21.1           0.26         0.94           5.01
PDB         01/27/1999       0.71           15.2           0.15         1.26           7.74
PEEK        01/27/1999       0.61           20.8           0.17         0.93           4.18
PERM        01/27/1999       0.18           22.1           0.13         0.59           5.82
PFDC        01/27/1999       0.16           15.4           0.30         1.32           8.86
PFED        01/27/1999       0.07           13.4           0.24         1.08           5.36
PFFB        01/27/1999       1.06           12.0           0.27         0.59           6.98
PFFC        01/27/1999       0.15           27.2           0.10         0.90           4.94
PFNC        01/27/1999       0.41           12.3           0.22         0.84          12.83
PFSB        01/27/1999         NA           11.3           0.31         0.72          10.87
PHBK        01/27/1999       0.68           13.0           0.33         0.34           4.55
PHFC        01/27/1999       1.51           11.1           0.33         0.53           8.16
PLSK        01/27/1999       0.63           18.5           0.12         0.34           2.93
PRBC        01/27/1999       0.35           15.3           0.19         0.47           4.91
PROV        01/27/1999         NA           10.7           0.39         0.75           7.56
PSFC        01/27/1999       0.67           59.6           0.14         0.85           3.90
PSFI        01/27/1999       0.41           12.7           0.18         1.70           6.22
PTRS        01/27/1999       0.32           12.6           0.23         0.85           9.62
PVFC        01/27/1999       0.92            9.8           0.25         0.97          13.45
PVSA        01/27/1999       0.43           12.2           0.54         1.08          14.48
PWBK        01/27/1999       0.72           17.4           0.02         0.09           0.48
QCBC        01/27/1999       0.88           10.7           0.35         0.95          10.83
QCFB        01/27/1999         NA           11.0           0.56         1.78          10.10
QCSB        01/27/1999       0.39           23.3           0.32         1.63          16.29
RELY        01/27/1999         NA           12.8           0.50         0.77          10.03
RIVR        01/27/1999       0.55           14.2           0.28         0.93           6.81
RSLN        01/27/1999       0.18           13.8           0.33         1.44           9.03
RVSB        01/27/1999       0.28           15.3           0.21         1.85           8.13
SCBS        01/27/1999       0.18           15.3           0.29         1.57           9.46
SCCB        01/27/1999       1.87           15.9           0.16         0.82           4.12
SFFC        01/27/1999       1.54           16.5           0.16         1.12           6.32
SFIN        01/27/1999       0.42             NM           0.24         0.74           7.46
SGVB        01/27/1999       1.12           13.0           0.17         0.43           5.40
SIB         01/27/1999       0.61           17.2           0.26         1.54           6.24
SMBC        01/27/1999       0.98           15.0           0.22         0.64           3.92
SOBI        01/27/1999       0.08           15.2           0.23         0.74           5.26
SOPN        01/27/1999       0.18           16.6           0.33         1.76           7.68

                                                                        ROAA           ROAE
                            NPA's/         Price/                     Before         Before
                           Assets       Core EPS       Core EPS        Extra          Extra
               Pricing        MRQ            MRQ            MRQ          MRQ            MRQ
Ticker            Date         (%)            (x)            ($)          (%)            (%)
SPBC        01/27/1999       0.22           21.6           0.36         1.09          11.54
SRN         01/27/1999       0.01           21.0           0.14         0.56           3.18
SSM         01/27/1999          -           15.3           0.16         1.07           4.02
STFR        01/27/1999       0.17           12.4           0.81         0.80          13.02
STSA        01/27/1999       0.52           13.8           0.40        (0.20)         (3.61)
SVRN        01/27/1999         NA           13.2           0.24         0.81          14.97
SZB         01/27/1999       0.05           93.8           0.10         0.23           2.29
THR         01/27/1999       0.83           16.3           0.28         0.84           6.38
THRD        01/27/1999       0.30           15.6           0.24         0.59           7.69
TRIC        01/27/1999          -           15.4           0.18         1.05           6.45
TSH         01/27/1999       0.18           11.6           0.30         1.00           7.15
TWIN        01/27/1999       0.37           11.1           0.21         0.93           7.28
UFBS        01/27/1999       0.39           12.6           0.26         0.83          10.33
UPFC        01/27/1999       2.56            4.3           0.26         3.76          21.96
WAMU        01/27/1999       0.73           12.2           0.71         0.40           6.61
WAYN        01/27/1999       0.50           27.2           0.17         0.66           7.02
WBST        01/27/1999       0.41           14.7           0.50         0.39           7.13
WCFB        01/27/1999       0.05           25.2           0.16         1.36           5.80
WEFC        01/27/1999       0.14           10.1           0.33         1.26           8.58
WEHO        01/27/1999         NA           16.0           0.12         1.03           5.42
WFI         01/27/1999       0.39           13.6           0.25         1.21          16.55
WFSL        01/27/1999       0.70           11.8           0.52         2.05          14.89
WHGB        01/27/1999       0.59           19.2           0.15         0.63           3.93
WRNB        01/27/1999       1.15           12.5           0.19         1.75          16.33
WSB         01/27/1999         NA           21.6           0.08         0.61           7.12
WSFS        01/27/1999       1.12            7.7           0.34         1.17          18.85
WSTR        01/27/1999       0.37           12.9           0.35         0.74           6.97
WVFC        01/27/1999         NA           13.8           0.27         1.24          11.99
YFCB        01/27/1999       0.24           14.0           0.27         0.70           6.37
YFED        01/27/1999       0.85           18.8           0.20         0.83           9.23

Maximum                      6.87          175.0           1.80         3.76          36.90
Minimum                         -            4.2          (1.12)       (3.80)        (34.88)
Average                      0.58           17.2           0.28         0.95           9.03
Median                       0.42           14.9           0.26         0.94           8.22

FERGUSON & COMPANY
------------------
                  EXHIBIT V - COMPARATIVE GROUP PRICE CHANGES

                                                                                                      Total

                                                                                       Number        Assets
                                                                                           of         ($000)
Ticker        Short Name                          City                   State        Offices      Mst RctQ
ANA (1)       Acadiana Bancshares Inc.            Lafayette              LA                 5       298,148
ASBI (2)      Ameriana Bancorp                    New Castle             IN                 9       375,297
CBK           Citizens First Financial Corp.      Bloomington            IL                 6       281,068
FFFD (1)      North Central Bancshares Inc.       Fort Dodge             IA                 7       331,124
HBFW (1)      Home Bancorp                        Fort Wayne             IN                 9       360,286
HRBF (1)      Harbor Federal Bancorp Inc.         Baltimore              MD                 9       227,562
JXVL          Jacksonville Bancorp Inc.           Jacksonville           TX                 7       242,673
MFBC          MFB Corp.                           Mishawaka              IN                 5       290,936
MFFC (1)      Milton Federal Financial Corp.      West Milton            OH                 3       235,105
OHSL          OHSL Financial Corp.                Cincinnati             OH                 5       247,853
PFDC          Peoples Bancorp                     Auburn                 IN                 7       304,320
SOPN          First Savings Bancorp Inc.          Southern Pines         NC                 5       304,088

Maximum                                                                                     9       375,297
Minimum                                                                                     3       227,562
Average                                                                                     6       291,538
Median                                                                                      7       294,542

     (1)  Market value is declining because of stock repurchases.
     (2) Earlier per share price has been adjusted to recognized 10% stock dividend issued 1-4-99.

FERGUSON & COMPANY
------------------
                  EXHIBIT V - COMPARATIVE GROUP PRICE CHANGES

                          JANUARY 27, 1999          OCTOBER 30, 1998           1-27-99 VS. 10-30-98
                       ----------------------     ---------------------
                         Current     Current       Current     Current          Increase (Decrease)
                                                                           ----------------------------
                           Stock      Market         Stock      Market             Stock         Market
                           Price       Value         Price       Value             Price          Value
Ticker          IPO Date     ($)        ($M)           ($)        ($M)               (%)            (%)
ANA (1)         07/16/96   18.188      33.57         17.188      39.17              5.8          (14.3)
ASBI (2)        03/02/87   16.500      57.86         16.360      58.55              0.9           (1.2)
CBK             05/01/96   13.250      29.61         15.000      34.33            (11.7)         (13.7)
FFFD (1)        03/21/96   16.750      49.65         16.750      51.99              -             (4.5)
HBFW (1)        03/30/95   29.500      64.46         26.625      62.60             10.8            3.0
HRBF (1)        08/12/94   19.500      35.04         20.500      38.19             (4.9)          (8.2)
JXVL            04/01/96   15.938      37.73         14.750      35.72              8.1            5.6
MFBC            03/25/94   22.000      32.21         20.750      30.59              6.0            5.3
MFFC (1)        10/07/94   14.250      31.54         14.375      32.15             (0.9)          (1.9)
OHSL            02/10/93   14.000      34.97         14.625      36.50             (4.3)          (4.2)
PFDC            07/07/87   20.375      66.45         20.000      67.50              1.9           (1.6)
SOPN            01/06/94   21.875      81.09         22.750      84.73             (3.8)          (4.3)

Maximum                    29.500      81.09         26.625      84.73             10.8            5.6
Minimum                    13.250      29.61         14.375      30.59            (11.7)         (14.3)
Average                    18.511      46.18         18.306      47.67              0.7           (3.3)
Median                     17.469      36.39         16.969      38.68              0.4           (3.0)

FERGUSON & COMPANY            EXHIBIT VI - PRO FORMA COMPARISONS
------------------

As of January 27, 1999

Ticker     Name                                Price       Mk Value       PE       P/Book    P/TBook    P/Assets   Div Yld
                                                ($)         ($Mil)        (X)       (%)        (%)         (%)       (%)
           1st State Bank
           --------------
           Before Conversion                         N/A         N/A       N/A       N/A         N/A        N/A        N/A
           Pro Forma Supermaximum                 20.000       43.64      13.8      72.3        72.3       14.2       2.00
           Pro Forma Maximum                      20.000       37.95      12.4      68.7        68.7       12.7       2.00
           Pro Forma Midpoint                     20.000       33.00      11.1      64.5        64.5       11.2       2.00
           Pro Forma Minimum                      15.000       28.05       9.6      59.5        59.5        9.6       2.00

           Comparative Group
           -----------------
           Averages                               18.511       46.18      16.9     118.2       120.0       15.8       2.59
           Medians                                17.469       36.39      16.2     114.8       118.5       14.5       2.55

           North Carolina Thrifts
           ----------------------
           Averages                               13.235       33.43      15.2      98.7        99.0       18.9       3.66
           Medians                                13.250       24.56      15.6      92.2        92.2       19.1       4.09

           Southeast Region Thrifts
           ------------------------
           Averages                               15.174       80.72      16.9     133.3       136.8       16.0       2.73
           Medians                                14.000       38.63      16.1     115.1       116.0       16.0       2.69

           All Public Thrifts
           ------------------
           Averages                               17.055      284.24      16.3     131.4       139.0       14.2       2.28
           Medians                                15.063       45.56      15.4     119.2       125.9       13.3       2.34

           Comparative Group
           -----------------
ANA        AcadianaBcshs-LA                       18.188       33.57      15.2     105.0       105.0       14.3       2.42
ASBI       AmerianaBancorp-IN                     16.500       57.86      15.9     128.6       134.7       14.6       3.63
CBK        CitizensFirst-IL                       13.250       29.61      18.9      83.9        83.9       11.1       -
FFFD       NorthCentral-IA                        16.750       49.65      12.7     104.6       120.3       15.5       1.91
HBFW       HomeBancorp-IN                         29.500       64.46      22.9     162.1       162.1       17.9       1.08
HRBF       HarborFedBncp-MD                       19.500       35.04      18.9     120.7       120.7       15.4       2.67
JXVL       Jacksonville-TX                        15.938       37.73      11.6     107.1       107.1       14.5       3.14
MFBC       MFBCorp-IN                             22.000       32.21      15.3     103.0       103.0        9.6       1.55
MFFC       MiltonFedFinl-OH                       14.250       31.54      22.6     112.8       112.8       13.6       4.21
OHSL       OHSLFinancial-OH                       14.000       34.97      16.5     125.9       125.9       13.9       3.57
PFDC       PeoplesBancorp-IN                      20.375       66.45      15.9     147.9       147.9       21.0       2.36
SOPN       FirstSvngsBncp-NC                      21.875       81.09      16.6     116.7       116.7       28.2       4.57

FERGUSON & COMPANY            EXHIBIT VI - PRO FORMA COMPARISONS
------------------

As of January 27, 1999

Ticker     Name                                Assets         Eq/A      TEq/A       EPS       ROAA      ROAE
                                               ($000)          (%)       (%)        ($)        (%)      (%)
           1st State Bank
           --------------
           Before Conversion                   291,249          9.2       9.2         N/A      1.01      10.96
           Pro Forma Supermaximum              328,067         19.7      19.7        1.45      1.08       5.35
           Pro Forma Maximum                   323,137         18.4      18.4        1.61      1.07       5.66
           Pro Forma Midpoint                  318,892         17.3      17.3        1.81      1.06       5.98
           Pro Forma Minimum                   314,651         16.2      16.2        1.56      1.05       6.37

           Comparative Group
           -----------------
           Averages                            291,538         13.8      13.7        1.09      1.07       7.36
           Medians                             294,542         13.4      12.9        1.21      0.92       7.24

           North Carolina Thrifts
           ----------------------
           Averages                            182,962         19.6      19.6        0.96      1.22       6.14
           Medians                             141,130         17.9      17.9        0.77      1.23       5.79

           Southeast Region Thrifts
           ------------------------
           Averages                            599,132         13.5      13.3        0.95      1.01       8.26
           Medians                             189,422         12.9      12.9        0.85      0.94       7.70

           All Public Thrifts
           ------------------
           Averages                          1,787,317         11.9      11.6        1.15      0.99       9.32
           Medians                             359,430         10.0      10.0        1.02      0.94       8.46

           Comparative Group
           -----------------
ANA        AcadianaBcshs-LA                    298,148         14.7      14.7        1.17      1.05       6.48
ASBI       AmerianaBancorp-IN                  375,297         12.2      12.0        1.17      0.98       8.55
CBK        CitizensFirst-IL                    281,068         14.0      14.0        0.63      0.71       5.13
FFFD       NorthCentral-IA                     331,124         14.9      13.1        1.27      1.56       8.56
HBFW       HomeBancorp-IN                      360,286         11.9      11.9        1.25      0.85       6.84
HRBF       HarborFedBncp-MD                    227,562         12.8      12.8        1.03      0.79       6.25
JXVL       Jacksonville-TX                     242,673         14.5      14.5        1.26      1.33       9.13
MFBC       MFBCorp-IN                          290,936         11.4      11.4        1.29      0.80       6.44
MFFC       MiltonFedFinl-OH                    235,105         11.1      11.1        0.65      0.69       5.80
OHSL       OHSLFinancial-OH                    247,853         10.8      10.8        0.85      0.86       7.94
PFDC       PeoplesBancorp-IN                   304,320         15.0      15.0        1.26      1.45       9.56
SOPN       FirstSvngsBncp-NC                   304,088         22.9      22.9        1.30      1.76       7.64

               Note: Stock prices are closing prices or last trade. Pro forma calculations for 1st State are based on sales at $20 a share ($15 at the minimum) with a minimum of $28,050,000, midpoint of $33,000,000, maximum of $37,950,000, and supermaximum of $43,642,500. Sources:1st State's audited and unaudited financial Statements, SNL Securities, and F&C calculations.

FERGUSON & COMPANY                EXHIBIT VII
------------------       COMPARISON OF PRICING RATIOS

                                                                            Group                           Percent Premium
                                               1st State                 Compared to                       (Discount) Versus
                                                                 --------------------------------     ------------------------------
                                                  Bank             Average            Median            Average            Median
                                             ----------------    -----------       --------------     ------------      ------------
Comparison of PE ratio at
  midpoint to:
------------------------------------
Comparative group                                      11.1           16.9              16.2              (34.3)            (31.5)
North Carolina thrifts                                 11.1           15.2              15.6              (27.0)            (28.8)
Southeast Region thrifts                               11.1           16.9              16.1              (34.3)            (31.1)
All public thrifts                                     11.1           16.3              15.4              (31.9)            (27.9)
Recent conversions                                     11.1           17.7              15.3              (37.3)            (27.5)

Comparison of PE ratio at
  maximum to:
------------------------------------
Comparative group                                      12.4           16.9              16.2              (26.6)            (23.5)
North Carolina thrifts                                 12.4           15.2              15.6              (18.4)            (20.5)
Southeast Region thrifts                               12.4           16.9              16.1              (26.6)            (23.0)
All public thrifts                                     12.4           16.3              15.4              (23.9)            (19.5)
Recent conversions                                     12.4           17.7              15.3              (29.9)            (19.0)

Comparison of PE ratio at
  final value to:
------------------------------------
Comparative group                                      13.8           16.9              16.2              (18.3)            (14.8)
North Carolina thrifts                                 13.8           15.2              15.6               (9.2)            (11.5)
Southeast Region thrifts                               13.8           16.9              16.1              (18.3)            (14.3)
All public thrifts                                     13.8           16.3              15.4              (15.3)            (10.4)
Recent conversions                                     13.8           17.7              15.3              (22.0)             (9.8)

Comparison of PB ratio at
  midpoint to:
------------------------------------
Comparative group                                      64.5          118.2             114.8              (45.4)            (43.8)
North Carolina thrifts                                 64.5           98.7              92.2              (34.7)            (30.0)
Southeast Region thrifts                               64.5          133.3             115.1              (51.6)            (44.0)
All public thrifts                                     64.5          131.4             119.2              (50.9)            (45.9)
Recent conversions                                     64.5           68.2              69.9               (5.4)             (7.7)

Comparison of PB ratio at
  maximum to:
------------------------------------
Comparative group                                      68.7          118.2             114.8              (41.9)            (40.2)
North Carolina thrifts                                 68.7           98.7              92.2              (30.4)            (25.5)
Southeast Region thrifts                               68.7          133.3             115.1              (48.5)            (40.3)
All public thrifts                                     68.7          131.4             119.2              (47.7)            (42.4)
Recent conversions                                     68.7           68.2              69.9                0.7              (1.7)

Comparison of PB ratio at
  final value to:
------------------------------------
Comparative group                                      72.3          118.2             114.8              (38.8)            (37.0)
North Carolina thrifts                                 72.3           98.7              92.2              (26.7)            (21.6)
Southeast Region thrifts                               72.3          133.3             115.1              (45.8)            (37.2)
All public thrifts                                     72.3          131.4             119.2              (45.0)            (39.3)
Recent conversions                                     72.3           68.2              69.9                6.0               3.4

FERGUSON & COMPANY                EXHIBIT VIII
------------------            PRO FORMA ASSUMPTIONS


1. Net proceeds from the conversion were invested at the beginning of the period at 4.60%, which was the approximate rate on the one-year treasury bill on December 31, 1998. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

2. 1st State's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 10% annually of the initial purchase.

3. 1st State's RP will acquire 4% of the stock through open market purchases at the same price per share as that paid for conversion stock and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined income tax rate of 36.0%, with the exception of the foundation contribution, on which the assumed tax benefit is 34.0%. The lower rate was used because most of the benefit is expected to be realized during the carryforward period, and the State of North Carolina does not permit contribution carryforwards.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6. Earnings per share ("EPS") have been calculated simply by dividing pro forma net income by the total shares assumed issued. The price earnings ("P/E") ratio is simply total pro forma market capitalization (i.e., value of shares to be sold plus the assigned value of shares issued to the charitable foundation) divided by pro forma net income. Calculating EPS under AICPA SOP 93-6 and assuming 10% of the ESOP shares are committed to be released at the beginning of the period and under SFAS 128 assuming 20% of the RP shares are vested at the beginning of the period, basic EPS would be $1.74, $2.02, $1.80, and $1.62, diluted EPS would be $1.68, $1.95, $1.73, and $1.56, and the PE ratio based on basic EPS would be 8.6, 9.9, 11.1, and 12.3, respectively, at the minimum, midpoint, maximum, and supermaximum of the range.

FERGUSON & COMPANY
------------------

                                 EXHIBIT VIII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MINIMUM OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF JANUARY 27, 1999

1ST STATE BANK, BURLINGTON, NC
------------------------------------------------------------------
1.    Conversion Proceeds
      Pro Forma Market Value                                                                  $ 28,050,000
      Less:  Estimated Expenses                                                                 (1,013,000)
                                                                                           ----------------
      Net Conversion Proceeds                                                                 $ 27,037,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                                 $ 27,037,000
      Less:  ESOP Contributions                                                                 (2,423,520)
              RP Contributions                                                                  (1,211,760)
                                                                                           ----------------
      Net Conversion Proceeds after ESOP & RP                                                 $ 23,401,720
      Estimated Incremental Rate of Return(1)                                                         2.94%
                                                                                           ----------------
      Estimated Additional Income                                                             $    688,947
      Less:  ESOP Expense                                                                         (155,105)
              RP Expense                                                                          (155,105)
                                                                                           ----------------
                                                                                              $    378,736
                                                                                           ----------------


3.    Pro Forma Calculations
                                                    Before                Conversion                After
      Period                                      Conversion               Results                Conversion
                                           ------------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      December 31, 1998                              $   2,775,000            $    378,736           $   3,153,736

b.    Pro Forma Net Worth
      December 31, 1998                              $  26,707,000            $ 24,164,680           $  50,871,680

c.    Pro Forma Net Assets
      December 31, 1998                              $ 291,249,000            $ 23,401,720           $ 314,650,720

(1) Assumes  Proceeds can be reinvested at 4.60% and earnings taxed at a rate of
    36.0  percent.
(2) Pro forma effect on capital includes tax effect related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                 EXHIBIT VIII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MIDPOINT OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF JANUARY 27, 1999

1ST STATE BANK, BURLINGTON, NC
-------------------------------------------------------------------------------------------
1.    Conversion Proceeds
      Pro Forma Market Valuation                                                           $            33,000,000
      Less:  Estimated Expenses                                                                         (1,080,000)
                                                                                           ------------------------
      Net Conversion Proceeds                                                              $            31,920,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                              $            31,920,000
      Less:  ESOP Contributions                                                                         (2,851,200)
                  RP Contributions                                                                      (1,425,600)
                                                                                           ------------------------
      Net Conversion Proceeds after ESOP & RP                                              $            27,643,200
      Estimated Incremental Rate of Return(1)                                                                 2.94%
                                                                                           ------------------------
      Estimated Additional Income                                                          $               813,816
      Less:  ESOP Expense                                                                                 (182,477)
                  RP Expense                                                                              (182,477)
                                                                                           ------------------------
                                                                                           $               448,862
                                                                                           ------------------------
3.    Pro Forma Calculations

                                                    Before                Conversion                After
      Period                                      Conversion               Results                Conversion
                                           ------------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      December 31, 1998                     $          2,775,00       $            448,8       $         3,223,862

b.    Pro Forma Net Worth
      December 31, 1998                     $        26,707,000       $       28,540,800       $        55,247,800

c.    Pro Forma Net Assets
      December 31, 1998                     $       291,249,000       $       27,643,200       $       318,892,200

(1)  Assumes Proceeds can be reinvested at 4.60% and earnings taxed at a rate of
36.0 percent.
(2) Pro forma effect on capital includes tax effect related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                 Exhibit VIII
                    Pro Forma Effect of Conversion Proceeds
               At the Maximum of the Conversion Valuation Range
                     Valuation Date as of January 27, 1999

1st State Bank, Burlington, NC
-------------------------------------------------------------------------------------------
1.    Conversion Proceeds
      Pro Forma Market Valuation                                                           $            37,950,000
      Less:  Estimated Expenses                                                                         (1,148,000)
                                                                                           ------------------------
      Net Conversion Proceeds                                                              $            36,802,000

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                              $            36,802,000
      Less:  ESOP Contributions                                                                         (3,276,000)
                  RP Contributions                                                                      (1,638,000)
                                                                                           ------------------------
      Net Conversion Proceeds after ESOP & RP                                              $            31,888,000
      Estimated Incremental Rate of Return(1)                                                                 2.94%
                                                                                           ------------------------
      Estimated Additional Income                                                          $               938,783
      Less:  ESOP Expense                                                                                 (209,664)
                  RP Expense                                                                              (209,664)
                                                                                           ------------------------
                                                                                           $               519,455
                                                                                           ------------------------
3.    Pro Forma Calculations

                                                    Before                Conversion                After
      Period                                      Conversion               Results                Conversion
                                           ------------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      December 31, 1998                     $        2,775,00        $           519,455      $          3,294,455

b.    Pro Forma Net Worth
      December 31, 1998                     $      26,707,000        $        32,908,000      $         59,615,000

c.    Pro Forma Net Assets
      December 31, 1998                     $     291,249,000        $        31,888,000      $        323,137,000

(1) Assumes Proceeds can be reinvested at 4.60% and earnings taxed at a rate of
36.0 percent.
(2) Pro forma effect on capital includes tax effect related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                 EXHIBIT VIII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE SUPERMAX OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF JANUARY 27, 1999

1ST STATE BANK, BURLINGTON, NC
---------------------------------------------------------------------------------------------------------------------
1.    Conversion Proceeds
      Pro Forma Market Valuation                                                                 $     43,642,500
      Less:  Estimated Expenses                                                                  $     (1,227,000)
                                                                                                 ------------------
      Net Conversion Proceeds                                                                    $     42,415,500

2.    Estimated Additional Income From Conversion Proceeds
      Net Conversion Proceeds                                                                    $     42,415,500
      Less:  ESOP Contributions                                                                  $     (3,731,400)
                  RP Contributions                                                               $     (1,865,700)
      Net Conversion Proceeds after ESOP & RP                                                    $     36,818,400
      Estimated Incremental Rate of Return(1)                                                                2.94%
                                                                                                 ------------------
      Estimated Additional Income                                                                $      1,083,934
      Less:  ESOP Expense                                                                        $       (238,810)
                  RP Expense                                                                     $       (238,810)
                                                                                                 ------------------
                                                                                                 $        606,314
                                                                                                 ------------------
3.    Pro Forma Calculations

                                                    Before                Conversion                  After
      Period                                      Conversion               Results                  Conversion
                                           ------------------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      December 31, 1998                     $          2,775,000      $          606,314         $      3,381,314

b.    Pro Forma Net Worth
      December 31, 1998                     $         26,707,000      $       37,838,400         $     64,545,400

c.    Pro Forma Net Assets
      December 31, 1998                     $        291,249,000      $       36,818,400         $    328,067,400

(1) Assumes Proceeds can be reinvested at 4.60% and earnings taxed at a rate of
    36.0 percent.

(2) Pro forma effect on capital includes tax effect related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                 Exhibit VIII
                           Pro Forma Analysis Sheet

Name of Association:             1st State Bank, Burlington, NC
Date of Market Prices:           January 27, 1999                                     N. Carolina Publicly        All Publicly
                                                                   Comparatives            Held Thrifts            Held Thrifts
                                                                   ------------            ------------            ------------
                                    Symbols    Value           Mean           Median    Mean         Median     Mean        Median
                                 -----------------------       ----           -----     ----         ------     ----        ------
Price-Earnings Ratio                  P/E
--------------------
     Last Twelve Months                         N/A
     At Minimum of Range                        9.6
                                              ------------------------------------------------------------------------------------
     At Midpoint of Range                       11.1            16.9           16.2     15.2          15.6       16.3        15.4
                                              ------------------------------------------------------------------------------------
     At Maximum of Range                        12.4
     At Supermax of Range                       13.8

Price-Book Ratio                      P/B
----------------
     At Minimum of Range                       59.5%
                                              ------------------------------------------------------------------------------------
     At Midpoint of Range                      64.5%           118.2          114.8     98.7          92.2      131.4       119.2
                                              ------------------------------------------------------------------------------------
     At Maximum of Range                       68.7%
     At Supermax of Range                      72.3%

Price-Asset Ratio                     P/A
-----------------
     At Minimum of Range                        9.6%
     At Midpoint of Range                      11.2%
                                              ------------------------------------------------------------------------------------
     At Maximum of Range                       12.7%            15.8           14.5     18.9          19.1       14.2        13.3
                                              ------------------------------------------------------------------------------------
     At Supermax of Range                      14.2%

Twelve Mo. Earnings Base               Y                    $   2,775,000
     Period Ended  December 31, 1998

Book Value                             B                    $  26,707,000
     As of  December 31, 1998

Total Assets                           A                    $ 291,249,000
     As of  December 31, 1998

Return on Money (1)                    R                             2.94%

Conversion Expense                     X                    $   1,080,000
Underwriting Commission                C                             0.00%
Percentage Underwritten                S                             0.00%
Estimated Dividend
     Dollar Amount                    DA                    $     712,800
     Yield                            DY                             2.00%
ESOP Contributions                     P                    $   2,851,200
RP Contributions                       I                    $   1,425,600
ESOP Annual Expense                    E                    $     182,477
RP Annual Contributions                M                    $     182,477
Cost of ESOP Borrowings                F                             0.00%
Charity Contribution                  CC                    $   2,640,000
Tax Effect of Contribution            TEC                   $     897,600
After Tax Effect of Contri.          ATEC                   $   1,742,400

(1) Assumes Proceeds can be reinvested at 4.60% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes tax effect related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                 Exhibit VIII
                           Pro Forma Analysis Sheet


Calculation of Estimated Value (V) at Midpoint Value (including foundation shares):

1.      V=                   P/A(A-X-P-I-CC)                     $ 35,640,000
                        ---------------------------
                              1-P/A(1-(CxS))

2.      V=                  P/B(B-X-P-I-ATEC)                    $ 35,640,000
                        ---------------------------
                              1-P/B(1-(CxX))

3.      V=              P/E(Y-R(X+P+I+CC)-(E+M))                 $ 35,640,000
                        ------------------------------------
                             1-P/E(R(1-(CxX))

Calculation of Shares Being Offered for Sale (excluding foundation shares):

                                                  Value
           Estimated Value                      Per Share              Total Shares                                  Date
     ----------------------------              -------------         ------------------                   -------------------------
             $33,000,000                          $20.00                     1,650,000                         January 27, 1999

Range of Value
$33.0 million x 1.15 = $37.95 million or 1,897,500 shares at $20.00 per share $33.0 million x 0.85 = $28.05 million or 1,870,000 shares at $15.00 per share

FERGUSON & COMPANY         EXHIBIT IX - RECENT OPERATING RESULTS
------------------

                                                    December 31,        September 30,
                                                       1998                1998
                                                    ------------        -------------
                                                                 ($000's)
Financial Condition Data:
  Total assets                                        $ 291,249          $ 288,223
  Cash and securities                                    82,893             71,130
  Loans receivable                                      189,142            196,782
  Loans held for sale                                     6,185              7,540
  Savings deposits                                      237,394            235,694
  Borrowings                                             20,000             20,000
  Equity                                                 26,707             25,966

                                                                                For the Three Months Ended
                                                                                         June 30,
                                                                          -------------------------------------
                                                                                1998                 1997
                                                                          -----------------     ---------------
                                                                                         ($000's)
Operating Data:
  Interest income                                                         $           5,124    $         $ 4,983
  Interest expense                                                                    2,846                2,620
                                                                          -----------------    -----------------
              Net interest income                                                     2,278                2,363
  Provision for loan losses                                                              60                   60
                                                                          -----------------    -----------------
              Net interest income after provision for loan losses                     2,218                2,303
  Other income                                                                          665                  391
  Other expense                                                                       1,718                1,497
                                                                          -----------------    -----------------
              Pretax income                                                           1,165                1,197
  Income tax expense                                                                    414                  439
                                                                                               -----------------
                                                                          =================    =================
              Net income                                                  $             751    $             758
                                                                          =================    =================

 COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1998 TO SEPTEMBER 30, 1998

1st State's balance sheet experienced little change during the December 31, 1998 quarter. Assets increased by $3.0 million, cash and securities increased by $11.8 million, loans decreased by $9.0 million, deposits increased by $1.7 million, and equity increased by $741 thousand.

            COMPARISON OF OPERATING RESULTS FOR THREE MONTHS ENDING
                         DECEMBER 31, 1998 VERSUS 1997

Net income for the three months ended December 31, 1998, was $751,000 as compared with $758,000 for the 1997 period, a decrease of $7,000. Net interest income decreased $85 thousand, other income increased $274 thousand, and other expense increased $221 thousand. 1st State's interest spread declined by 55 basis points for the quarter.

                                      33
SOURCE OFFERING CIRCULAR